UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

HEALTHY CHOICE WELLNESS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Healthy Choice Wellness Corp.

3800 N. 28th Way, #1

Hollywood, Florida

[●], 2026

Dear Stockholders:

On behalf of the Board of Directors (the “Board of Directors”) of Healthy Choice Wellness Corp. (“HCWC,” “we,” “us,” or “our”), we are pleased to enclose the accompanying proxy statement relating to our proposed merger with Host Digital Infrastructure LLC, a Delaware limited liability company (“Host Digital” or the “Company”).

On May 27, 2026, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among HCWC, Healthy Choice Wellness II Corp., a Delaware corporation and wholly owned subsidiary of HCWC (“Merger Sub”), and Host Digital. Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Host Digital (the “Merger”), with Host Digital surviving the Merger as a wholly owned subsidiary of HCWC. In connection with the Merger, all of the Common Units and Preferred Units of the Company (collectively, the “Company Units”), in each case as defined in that certain Amended and Restated Limited Liability Company Agreement of the Company, dated effective as of February 13, 2026 (the “Company Operating Agreement”), outstanding immediately prior to the effective time of the Merger (the “Effective Time”), will be converted into the right to receive shares of Class A common stock, par value $0.001 per share, of HCWC (“HCWC Common Stock”), or pre-funded warrants (“Pre-Funded Warrants”) to purchase HCWC Common Stock at an exercise price of $0.0001 per share, in lieu of such shares, in each case as determined in accordance with the terms of the Merger Agreement (collectively, the “Merger Consideration”).

The issuance of shares of HCWC Common Stock pursuant to the Merger Agreement (including shares issuable upon exercise of any Pre-Funded Warrants issued as Merger Consideration, the “Stock Issuance”) requires approval by HCWC stockholders, including for purposes of complying with NYSE American Rule 713 because the Stock Issuance will exceed 20% of HCWC’s outstanding shares or voting power prior to the issuance and because the Stock Issuance will result in a change of control. HCWC stockholders are also being asked to approve amendments to HCWC’s certificate of incorporation to authorize 2,000,000,000 shares of HCWC Common Stock, to change HCWC’s corporate name to a name selected by Host Digital, in its sole discretion, to permit stockholders to act by written consent in lieu of a meeting, and to effect a reverse stock split of the HCWC Common Stock.

Specifically, at the special meeting of stockholders (the “Special Meeting”), HCWC stockholders will be asked to vote on the following proposals:

●	Proposal 1: To approve, including for purposes of complying with NYSE American Rule 713, the issuance of shares of HCWC Common Stock pursuant to the Merger Agreement (including shares issuable upon exercise of any Pre-Funded Warrants issued as Merger Consideration) (the “Stock Issuance Proposal”).
●	Proposal 2: To approve an amendment to HCWC’s certificate of incorporation to authorize 2,000,000,000 shares of HCWC Common Stock (the “Authorized Shares Proposal”).
●	Proposal 3: To approve an amendment to HCWC’s certificate of incorporation to change HCWC’s name to a name selected by Host Digital, in its sole discretion (the “Name Change Proposal”).
●	Proposal 4: To approve an amendment to HCWC’s certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting (the “Written Consent Proposal”).
●	Proposal 5: To approve an amendment to HCWC’s certificate of incorporation to effect a reverse stock split of HCWC Common Stock at a ratio in the range of 1-for-[●] to 1-for-[●], with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion (the “Reverse Split Proposal”).
●	Proposal 6: To ratify the appointment of UHY LLP as HCWC’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Proposal”).
●	Proposal 7: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal, the Name Change Proposal, the Written Consent Proposal, the Reverse Split Proposal or the Auditor Proposal (the “Adjournment Proposal”).

Each proposal is described in more detail in the accompanying proxy statement, which we urge you to read carefully.

The Special Meeting will be held on [●], 2026, at [●] [a.m./p.m.], Eastern Time, and will be conducted [virtually via live webcast at [●]/at [●]].

The Board of Directors recommends that HCWC stockholders vote “FOR” the Stock Issuance Proposal, “FOR” the Authorized Shares Proposal, “FOR” the Name Change Proposal, “FOR” the Written Consent Proposal, “FOR” the Reverse Split Proposal, “FOR” the Auditor Proposal and “FOR” the Adjournment Proposal.

The approval of the Stock Issuance Proposal, the Authorized Shares Proposal and the Name Change Proposal are conditions to completion of the Merger, and the Merger cannot be completed unless these approvals are obtained.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger and the proposals to be considered. Please read the entire proxy statement carefully, including “Risk Factors” and “Where You Can Find More Information.”

On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in HCWC.

Sincerely,

Jeffrey Holman

Chief Executive Officer and Chairman of the Board

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HEALTHY CHOICE WELLNESS CORP.

3800 N. 28th Way, #1

Hollywood, Florida

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of stockholders (the “Special Meeting”) of Healthy Choice Wellness Corp. (“HCWC,” “we,” “us,” or “our”) will be held [virtually via live webcast at [●]/at [●]] on [●], 2026, at [●] [a.m./p.m.], Eastern Time, for the following purposes:

●	Proposal 1: To approve, including for purposes of complying with NYSE American Rule 713, the issuance of shares of HCWC Common Stock pursuant to the Merger Agreement (including shares issuable upon exercise of any Pre-Funded Warrants issued as Merger Consideration) (the “Stock Issuance Proposal”).
●	Proposal 2: To approve an amendment to HCWC’s certificate of incorporation to authorize 2,000,000,000 shares of HCWC Common Stock (the “Authorized Shares Proposal”).
●	Proposal 3: To approve an amendment to HCWC’s certificate of incorporation to change HCWC’s name to a name selected by Host Digital, in its sole discretion (the “Name Change Proposal”).
●	Proposal 4: To approve an amendment to HCWC’s certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting (the “Written Consent Proposal”).
●	Proposal 5: To approve an amendment to HCWC’s certificate of incorporation to effect a reverse stock split of HCWC Common Stock at a ratio in the range of 1-for-[●] to 1-for-[●], with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion (the “Reverse Split Proposal”).
●	Proposal 6: To ratify the appointment of UHY LLP as HCWC’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Proposal”).
●	Proposal 7: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal, the Name Change Proposal, the Written Consent Proposal, the Reverse Split Proposal or the Auditor Proposal (the “Adjournment Proposal”).

Only holders of record of HCWC Common Stock or HCWC Series A Convertible Preferred Stock at the close of business on [●], 2026 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

Each proposal described above is more fully set forth in the accompanying proxy statement, which we urge you to read carefully.

Whether or not you plan to participate in the Special Meeting, please submit your proxy promptly by following the instructions provided. Your vote is very important, and submitting your proxy will help ensure a quorum and reduce expenses associated with further solicitation.

By order of the Board of Directors,

John Ollet

Chief Financial Officer

Hollywood, Florida

[●], 2026

ii

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
DATED [●], 2026

HEALTHY CHOICE WELLNESS CORP.

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

To be held at [●] [a.m./p.m.], Eastern Time on [●], 2026

PROXY STATEMENT SUMMARY

For your convenience, below is a summary of certain information contained in this proxy statement. This summary highlights selected information and does not include all the details that may be important to you. To fully understand the proposed Merger between HCWC and Host Digital, including the Stock Issuance Proposal, the Authorized Shares Proposal, the Auditor Proposal and the Name Change Proposal, as well as the Written Consent Proposal, the Reverse Split Proposal and the Adjournment Proposal, you should read this entire proxy statement carefully, including its annexes and incorporated documents. See “Where You Can Find More Information.” This proxy statement and related materials were first made available to stockholders on or about [●], 2026.

The Parties to the Merger

Healthy Choice Wellness Corp.

HCWC, a Delaware corporation, is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. The Class A common stock, par value $0.001 per share, of HCWC (“HCWC Common Stock”) is listed on the NYSE American under the symbol “HCWC.” Additional information about HCWC is included in documents incorporated by reference in this proxy statement. HCWC’s principal executive offices are located at 3800 N. 28th Way, #1, Hollywood, Florida.

Host Digital Infrastructure LLC

Host Digital, a privately held Delaware limited liability company, is a pure-play vertically-integrated digital infrastructure platform, serving as developer, owner and operator of institutional quality data centers in the United States, focused on supporting artificial intelligence (“AI”) and high-performance computing (“HPC”) workloads. Host Digital’s principal executive offices are located at One World Trade Center FL 85, New York, NY 10007.

Healthy Choice Wellness II Corp.

Merger Sub, a Delaware corporation, is a wholly owned subsidiary of HCWC that was formed solely for the purpose of facilitating the Merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Merger.

The Merger (Page 21)

The terms and conditions of the Merger are set forth in the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. You are encouraged to read the Merger Agreement in its entirety, as it is the primary legal document governing the Merger and related transactions.

Pursuant to the Merger Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Host Digital, with Host Digital surviving as a wholly owned subsidiary of HCWC (the “Surviving Entity”). Following the Merger, HCWC will change its name to a name selected by Host Digital, in its sole discretion, and HCWC’s board of directors (the “Board of Directors” or the “HCWC Board”) will thereafter be comprised of the individuals named in the Merger Agreement: Robert Byrne, Omar Hussein, Guhan Kandasamy, Shawn Matthews, and Alexander Monje.

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In exchange for all of the Common Units and Preferred Units of Host Digital (collectively, the “Company Units”), in each case as defined in that certain Amended and Restated Limited Liability Company Agreement of the Company, dated effective as of February 13, 2026 (the “Company Operating Agreement”), outstanding immediately prior to the Effective Time, HCWC will issue shares of HCWC Common Stock or pre-funded warrants (“Pre-Funded Warrants”) to purchase HCWC Common Stock at an exercise price of $0.0001 per share, in lieu of such shares, in each case as determined in accordance with the terms of the Merger Agreement (collectively, the “Merger Consideration”) to the holders of Company Units. For U.S. federal income tax purposes, the parties intend that the Merger qualify as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Merger Agreement includes customary representations, warranties and covenants of the parties, as well as conditions to closing and termination rights.

Upon closing of the Merger, the holders of Company Units will own approximately 96% of the outstanding HCWC Common Stock.

Merger Consideration (Page 21)

At the Effective Time, without any further action by HCWC, Merger Sub, Host Digital, any member of Host Digital or any stockholder of HCWC, all Company Units outstanding immediately prior to the Effective Time will automatically be converted into the right to receive the Merger Consideration.

The Merger Consideration will consist of a combination of:

●	a number of shares of HCWC Common Stock determined in accordance with the Exchange Ratio (as defined in the Merger Agreement); and/or
●	a number of Pre-Funded Warrants in lieu of such HCWC Common Stock.

The Merger Consideration will be allocated among the holders of Company Units as of immediately prior to the Effective Time as set forth in the Allocation Certificate described below.

All shares of common stock, $0.00 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for 100% of the membership interests of the Surviving Entity.

The Merger Agreement defines “Pre-Funded Warrants” as warrants to purchase shares of HCWC Common Stock at an exercise price of $0.0001 per share, or such other nominal exercise price as the parties determine prior to the Effective Time. The form and substance of the Pre-Funded Warrants must be reasonably satisfactory to the parties.

Stock Issuance Proposal (Page 43)

Under NYSE American Rule 713, stockholder approval is required prior to approval of applications to list additional shares when the additional shares will be issued in connection with a transaction involving “the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.” The issuance of the Merger Consideration will result in the issuance of greater than 20% of the presently outstanding HCWC Common Stock.

Furthermore, under NYSE American Rule 713, stockholder approval is also required when the issuance or potential issuance will result in a change of control of the issuer. The expected issuance of shares of HCWC Common Stock to be issued in connection with the Merger will result in a change of control.

Accordingly, stockholder approval of the Stock Issuance Proposal is required for the completion of the Merger under NYSE American Rule 713.

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Authorized Shares Proposal (Page 44)

The Merger Agreement provides that HCWC stockholders will be asked to approve an amendment to HCWC’s certificate of incorporation to authorize 2,000,000,000 shares of HCWC Common Stock, in the aggregate, to, among other things, permit HCWC to issue the shares of HCWC Common Stock and Pre-Funded Warrants to the members of Host Digital pursuant to the terms of the Merger Agreement (the “Authorized Shares Amendment”). A copy of the proposed Authorized Shares Amendment is attached to this proxy statement as Annex B.

Interests of HCWC’s Directors and Executive Officers in the Merger (Page 24)

In considering the recommendation of the HCWC Board with respect to the Stock Issuance Proposal and the other matters to be acted upon by HCWC’s stockholders at the Special Meeting, HCWC’s stockholders should be aware that HCWC’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of HCWC’s stockholders. These interests may present them with actual or potential conflicts of interest, and those interests, to the extent material, are described below.

Each of the members of the HCWC Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching their respective decisions to approve the Merger Agreement and the Merger and to recommend that HCWC’s stockholders approve the proposals to be presented to HCWC’s stockholders for consideration at the Special Meeting.

Designation of HCWC’s Chief Financial Officer as Chief Financial Officer of the Combined Company

John A. Ollet, HCWC’s current Chief Financial Officer, will become the Chief Financial Officer of the combined company post-Closing.

Bonus of HCWC Common Stock

In connection with the Merger, HCWC has agreed to issue incentive awards to acquire up to 12 million shares of HCWC Common Stock to employees and officers and, of that 12 million, 11.3 million will be issued to directors and named executive officers of HCWC. The following table sets forth the numbers of shares of HCWC Common Stock that each director or named executive officer of HCWC would receive in connection with the Merger:

Name	Number of Shares of HCWC Common Stock
Jeffrey Holman	5,200,000
John A. Ollet	2,600,000
Christopher Santi	2,600,000
Gary Bodzin	300,000
Behnam Myers	300,000
Michael Lerman	300,000

Acceleration of Unvested Equity Awards

Pursuant to the terms of HCWC’s existing equity award agreements and the 2024 Equity Incentive Plan, upon the consummation of the Merger, all outstanding and unvested restricted stock awards held by HCWC’s directors, executive officers and employees will become fully vested immediately prior to the Effective Time.

The accelerated vesting described above results from pre-existing equity award agreements and was not separately negotiated in connection with the Merger Agreement.

Recommendation of the Board of Directors; Reasons for the Merger (Page 22)

After consideration of various factors as discussed below, on May 25, 2026, the Board of Directors has unanimously:

●	determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of HCWC and its stockholders;

●	approved and declared advisable the Merger Agreement and the Transactions, including the Merger;

●	authorized and approved the execution, delivery and performance by HCWC of the Merger Agreement;

●	recommended the adoption of the Merger Agreement by the stockholders of HCWC; and

●	recommended the adoption of the Reverse Split Proposal, Authorized Shares Proposal, Name Change Proposal, Written Consent Proposal and Auditor Proposal.

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Listing of Common Stock and Name Change (Page 24)

Following the closing of the Merger, HCWC expects to continue to be a publicly traded company listed on the NYSE American. HCWC stockholders are being asked to approve an amendment to HCWC’s certificate of incorporation to change HCWC’s corporate name to a name selected by Host Digital, in its sole discretion (the “Name Change Amendment”). A copy of the proposed Name Change Amendment is attached to this proxy statement as Annex C.

HCWC will use its best efforts to maintain the listing of HCWC Common Stock on the NYSE American and, to the extent required, to prepare and submit to the NYSE American an additional listing application for the shares to be issued in connection with the Merger and an initial listing application relating to the combined company.

Accounting Treatment (Page 24)

The Merger will be accounted for as a reverse acquisition under U.S. generally accepted accounting principles (“GAAP”) in accordance with Accounting Standards Codification Topic 805, Business Combinations. Host Digital has been identified as the accounting acquirer because its former members will hold a majority of the voting rights in the combined entity, designate a majority of the board of directors, and appoint senior management. HCWC is the accounting acquiree. Under the acquisition method of accounting, the assets and liabilities of HCWC will be recorded at their estimated fair values as of the acquisition date, and any excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill. The assets and liabilities of Host Digital will be carried over at their historical carrying values, as the combined entity is a continuation of Host Digital’s financial statements.

For U.S. federal income tax purposes, the parties intend that the Merger qualify as a transaction described in Section 351(a) of the Code. The Merger Agreement requires receipt of the Merger Tax Opinion and the Spin-Off Tax Opinion (each, as defined below) as conditions to closing. No assurance can be provided that the Internal Revenue Service (the “IRS”) or a court will agree with the intended tax treatment or the tax opinions.

Regulatory Approvals (Page 24)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder, the Merger may not be completed until notifications have been filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice and the applicable waiting period has expired or been terminated, if applicable. Completion of the Merger may be subject to HSR clearance under the Merger Agreement. The parties are not aware of any other material federal, state or foreign regulatory approvals required to complete the Merger.

Post-Closing Governance (Page 37)

The Merger Agreement provides that, immediately after the Effective Time, the HCWC Board will be comprised of Robert Byrne, Omar Hussein, Guhan Kandasamy, Shawn Matthews, and Alexander Monje, subject to the NYSE American independence and audit committee requirements described in the Merger Agreement.

The Special Meeting (Page 41)

The Special Meeting of HCWC stockholders will be held on [●], 2026, at [●] [a.m./p.m.], Eastern Time. The meeting will be conducted [virtually via live webcast at [●]/at [●]].

Stockholders of record as of the close of business on the record date are entitled to vote at the Special Meeting. Each share of HCWC Common Stock outstanding on the record date is entitled to one vote on each proposal. Each share of Series A Convertible Preferred Stock (“Series A Preferred Stock”) outstanding on the record date is entitled to 725 votes on each proposal. As of the record date, there were [●] shares of HCWC Common Stock issued and outstanding and held by [●] holders of record. As of the record date, there were [●] shares of Series A Preferred Stock issued and outstanding and held by four holders of record.

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The purpose of the Special Meeting is to vote on the following proposals:

●	Proposal 1: To approve, including for purposes of complying with NYSE American Rule 713, the Stock Issuance pursuant to the Merger Agreement (including shares issuable upon exercise of any Pre-Funded Warrants issued as Merger Consideration) (the “Stock Issuance Proposal”).
●	Proposal 2: To approve an amendment to HCWC’s certificate of incorporation to authorize 2,000,000,000 shares of HCWC Common Stock (the “Authorized Shares Proposal”).
●	Proposal 3: To approve an amendment to HCWC’s certificate of incorporation to change HCWC’s name to a name selected by Host Digital, in its sole discretion (the “Name Change Proposal”).
●	Proposal 4: To approve an amendment to HCWC’s certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting (the “Written Consent Proposal”).
●	Proposal 5: To approve an amendment to HCWC’s certificate of incorporation to effect a reverse stock split of HCWC Common Stock at a ratio in the range of 1-for-[●] to 1-for-[●], with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion (the “Reverse Split Proposal”).
●	Proposal 6: To ratify the appointment of UHY LLP as HCWC’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Proposal”).
●	Proposal 7: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal, the Name Change Proposal, the Written Consent Proposal, the Reverse Split Proposal, or the Auditor Proposal (the “Adjournment Proposal”).

The presence, either virtually or by proxy, of holders of a majority of the outstanding shares of HCWC Common Stock entitled to vote will constitute a quorum. If a quorum is not present, or if additional votes are needed to approve one or more proposals, the Special Meeting may be adjourned to a later date or dates as described in this proxy statement.

The required votes to approve the proposals at the Special Meeting are as follows:

●	Proposal 1 (Stock Issuance Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
●	Proposal 2 (Authorized Shares Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
●	Proposal 3 (Name Change Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
●	Proposal 4 (Written Consent Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
●	Proposal 5 (Reverse Split Proposal): Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect.
●	Proposal 6 (Auditor Proposal): Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will have no effect on this vote. Brokerage firms have authority to vote customers’ shares held by the firms in street name for which the beneficial owner has not instructed such firm how to vote on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
●	Proposal 7 (Adjournment Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.

The Merger cannot be completed unless the Stock Issuance Proposal, the Authorized Shares Proposal and the Name Change Proposal are approved by the HCWC stockholders.

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Questions and Answers about the Proxy Materials and the Special Meeting

The information provided in the “questions and answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

Why am I receiving these materials?

You are receiving these proxy materials because the HCWC Board is soliciting your proxy to vote at the Special Meeting and any postponements, adjournments or continuations thereof. The Special Meeting will be held [virtually via live webcast at [●]/at [●]] on [●], 2026, at [●] [a.m./p.m.], Eastern Time. You may attend, submit questions and vote [online at [●]/at the meeting].

These materials were first made available to stockholders on or about [●], 2026, to stockholders of record as of [●], 2026 (the “record date”).

What proposals will be voted on at the Special Meeting?

Stockholders will vote on the following proposals:

●	Proposal 1: To approve, including for purposes of complying with NYSE American Rule 713, the Stock Issuance pursuant to the Merger Agreement (including shares issuable upon exercise of any Pre-Funded Warrants issued as Merger Consideration) (the “Stock Issuance Proposal”).
●	Proposal 2: To approve an amendment to HCWC’s certificate of incorporation to authorize 2,000,000,000 shares of HCWC Common Stock (the “Authorized Shares Proposal”).
●	Proposal 3: To approve an amendment to HCWC’s certificate of incorporation to change HCWC’s name to a name selected by Host Digital, in its sole discretion (the “Name Change Proposal”).
●	Proposal 4: To approve an amendment to HCWC’s certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting (the “Written Consent Proposal”).
●	Proposal 5: To approve an amendment to HCWC’s certificate of incorporation to effect a reverse stock split of HCWC Common Stock at a ratio in the range of 1-for-[●] to 1-for-[●], with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion (the “Reverse Split Proposal”).
●	Proposal 6: To ratify the appointment of UHY LLP as HCWC’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Proposal”).
●	Proposal 7: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal, the Name Change Proposal, the Written Consent Proposal, the Reverse Split Proposal, or the Auditor Proposal (the “Adjournment Proposal”).

Our management and the HCWC Board are not aware of any other matters to be presented at the Special Meeting.

How does the Board of Directors recommend that I vote?

The HCWC Board unanimously recommends voting:

●	“FOR” Proposal 1 (the Stock Issuance Proposal)
●	“FOR” Proposal 2 (the Authorized Shares Proposal)
●	“FOR” Proposal 3 (the Name Change Proposal)
●	“FOR” Proposal 4 (the Written Consent Proposal)
●	“FOR” Proposal 5 (the Reverse Split Proposal)
●	“FOR” Proposal 6 (the Auditor Proposal)
●	“FOR” Proposal 7 (the Adjournment Proposal)

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What will happen in the Merger?

Upon completing the Merger, Host Digital will become a wholly owned subsidiary of HCWC. HCWC will issue the Merger Consideration to the holders of Company Units. After the Merger, HCWC will change its name to a name selected by Host Digital, in its sole discretion. Immediately following the Merger, the combined company will primarily pursue the business of Host Digital, as described below.

What is Host Digital?

Host Digital Infrastructure LLC is a pure-play vertically-integrated digital infrastructure platform, serving as developer, owner and operator of institutional quality data centers in the United States, focused on supporting artificial intelligence (“AI”) and high-performance computing (“HPC”) workloads.

What consideration will HCWC pay in the Merger?

Pursuant to the Merger Agreement, all outstanding Company Units will be converted into the right to receive the Merger Consideration, consisting of shares of HCWC Common Stock and/or Pre-Funded Warrants. The Applicable Share Price, as defined in the Merger Agreement, is $0.27 per share. Based on the Applicable Share Price, the aggregate number of shares of HCWC Common Stock and Pre-Funded Warrants to be issued as Base Stock Consideration to the holders of Host Digital is 1,574,074,074 shares (or Pre-Funded Warrants in lieu thereof). Approximately 50% of the Base Stock Consideration will be issued as shares of HCWC Common Stock (or Pre-Funded Warrants in lieu thereof) to Graham Macro Strategic Ltd. and Graham Credit Opportunities Ltd. (collectively, the “Graham Entities”) pursuant to the Unit Purchase Agreement dated February 13, 2026 between the Graham Entities and Host Digital. The Graham Entities are affiliated with Graham Capital Management, L.P.

Why is stockholder approval required?

NYSE American Rule 713 requires stockholder approval for certain issuances of common stock, or securities convertible into or exercisable for common stock, that exceed 20% of the outstanding shares or voting power before the issuance, or that result in a change of control. In addition, the Authorized Shares Proposal, the Name Change Proposal, the Written Consent Proposal, and the Reverse Split Proposal require stockholder approval under the DGCL and HCWC’s certificate of incorporation.

What happens if the Merger is not completed?

If the Merger does not close, HCWC will continue as a standalone public company. The Merger Agreement may be terminated under specified circumstances, and a reverse termination fee may be payable in certain circumstances as described in “The Merger Agreement—Termination.”

When do we expect to complete the Merger?

The Merger is anticipated to close in mid-2026, subject to obtaining HCWC stockholder approval, HSR clearance, if applicable, and the satisfaction or waiver of other closing conditions. Timing and completion are not guaranteed.

What are the key conditions to completing the Merger?

Conditions include approval of the Stock Issuance Proposal, the Authorized Shares Proposal, the Name Change Proposal and receipt of the Merger Tax Opinion and the Spin-Off Tax Opinion (each, as defined below), and other customary conditions in the Merger Agreement. See “The Merger Agreement—Conditions to the Completion of the Merger.”

Who is entitled to vote at the Special Meeting?

Holders of HCWC Common Stock at the close of business on [●], 2026, the record date, may vote. As of the record date, there were [●] shares of HCWC Common Stock outstanding, with one vote per share and [●] shares of Series A Preferred Stock outstanding, with 725 votes per share.

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Is there a list of registered stockholders entitled to vote?

Yes. A stockholder list will be available for review online during the Special Meeting at [●].

What vote is required to approve each proposal?

●	Proposal 1 (Stock Issuance Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
●	Proposal 2 (Authorized Shares Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
●	Proposal 3 (Name Change Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
●	Proposal 4 (Written Consent Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
●	Proposal 5 (Reverse Split Proposal): Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect.
●	Proposal 6 (Auditor Proposal): Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will have no effect on this vote. Brokerage firms have authority to vote customers’ shares held by the firms in street name for which the beneficial owner has not instructed such firm how to vote on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
●	Proposal 7 (Adjournment Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.

What constitutes a quorum?

A quorum consists of a majority of the issued and outstanding shares of HCWC Common Stock entitled to vote. Abstentions and broker non-votes count toward a quorum.

How do I vote?

●	Stockholders of record: Vote via Internet (www.[●].com), telephone ([●]), by mail (proxy card), or at the meeting online.

●	“Street name” holders: Follow your broker’s voting instructions or request a legal proxy to vote online at the meeting.

Can I change or revoke my vote?

●	Stockholders of record: Yes. Submit new voting instructions online or by mail, deliver a written revocation, or vote during the meeting.

●	“Street name” holders: Follow your broker’s instructions to change your vote.

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If my shares of HCWC Common Stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of HCWC Common Stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of HCWC Common Stock. Banks, brokerage firms and other nominees who hold shares of HCWC Common Stock in street name for their customers have authority to vote on “routine” proposals when they have not received voting instructions from beneficial owners. Accordingly, your bank, brokerage firm or other nominee may vote your shares on Proposal 6. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the approval of the Proposals 1, 2, 3, 4, 5 and 7. As a result, absent specific voting instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” Proposals 1, 2, 3, 4 and 7, but will not have an effect on Proposal 5.

Will HCWC shares trade on the NYSE American post-Merger?

Yes. Shares of HCWC Common Stock will continue trading on the NYSE American as “[●]” under the ticker symbol “HOST.”

What if I have trouble attending the virtual meeting?

If you experience issues, call the support number provided on the virtual meeting login page.

What is the effect of giving a proxy?

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting according to your instructions or, absent instructions, per the recommendations of the HCWC Board.

Who will count the votes?

Votes will be tabulated by [●], which will serve as the inspector of elections.

How can I contact our transfer agent?

Contact Equity Stock Transfer. The transfer agent’s address is at 237 W 37th Street, Suite 601, New York, NY 10018 and its telephone number is (212) 575-5757.

Who pays for the proxy solicitation?

We will bear all proxy solicitation costs. Our directors, officers, and employees may assist without additional compensation.

Where will the voting results be announced?

We will report the results via Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days following the meeting.

Are appraisal rights available?

No appraisal rights are available regarding the proposals presented.

What if multiple stockholders live at my address but only one copy arrived?

We use householding to send a single copy to multiple stockholders at one address unless instructed otherwise. Request additional copies or change delivery preferences by contacting Investor Relations at:

Healthy Choice Wellness Corp.

Attention: Investor Relations

3800 N. 28th Way, #1

Hollywood, Florida

Tel: (305) 600-5004

“Street name” stockholders may contact their broker, bank, or other nominee to request information about householding.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Merger, the Stock Issuance Proposal, the Authorized Shares Proposal, the Name Change Proposal, the Written Consent Proposal, the Reverse Split Proposal, the Auditor Proposal, the Adjournment Proposal, the expected timing and completion of the Merger, the expected business and strategy of the combined company, the anticipated listing of HCWC Common Stock on the NYSE American, the expected tax and accounting treatment of the Merger and other statements that are not historical facts.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond HCWC’s and Host Digital’s control, and actual results may differ materially from those expressed or implied by such statements.

Factors that could cause actual results to differ materially include, among others, the failure to obtain HCWC stockholder approval, the Required Company Member Vote, HSR clearance, if applicable, or NYSE American listing approval; failure to satisfy the closing conditions in the Merger Agreement; changes in the trading price of HCWC Common Stock; the ability to finance, develop, construct and operate the Host Digital project; regulatory, permitting, power, construction, customer, technology, cybersecurity and market risks affecting data center and digital infrastructure businesses; and the other risks described under “Risk Factors.”

●	the possibility that HCWC stockholders may not approve the proposals required to complete the Merger;
●	the risk that one or more conditions to closing the Merger may not be satisfied or waived in a timely manner, or at all;
●	uncertainties regarding the timing of the Merger, including the risk that it may be delayed or may not occur at all;
●	the occurrence of events giving rise to the right of one or both parties to terminate the Merger Agreement, including under circumstances that might require payment of a termination fee;
●	the effects of the announcement or pendency of the Merger on the businesses of HCWC and Host Digital, including with respect to employee retention, relationships with customers, suppliers, and competitors;
●	negative effects of the announcement or the completion of the Merger on the market price of HCWC Common Stock, and the financial performance and ability to maintain business relationships;
●	potential legal proceedings or regulatory challenges related to the Merger;
●	the risk that the combined company may not realize the anticipated benefits or synergies from the Merger, or that such benefits may take longer than expected to achieve;
●	the possibility that the combined business may not perform as expected or may encounter unforeseen challenges;
●	the risk of disruption to HCWC’s or Host Digital’s ongoing operations due to the Merger;
●	the ability to successfully integrate the operations of Host Digital and HCWC;
●	the impact of evolving market dynamics, economic conditions, and industry competition on HCWC’s or Host Digital’s businesses;
●	changes in applicable laws, regulations, or accounting standards;
●	material reductions in corporate liquidity or a limitation on and access to capital markets;
●	potential adverse effects from cybersecurity incidents or other operational disruptions;
●	uncertainties relating to the economic environment, including interest rates, inflation, power prices, financing availability and demand for data center and digital infrastructure capacity; and
●	other risk factors as detailed from time to time in HCWC’s reports filed with the SEC, such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this proxy statement in the section entitled “Risk Factors.” See “Where You Can Find More Information”.

No assurance can be given that the Merger or any other transaction described in this proxy statement will be completed, or that if completed, they will achieve the expected benefits or results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement or as of the date of the documents incorporated by reference, as applicable.

These forward-looking statements reflect HCWC’s current views with respect to future events and are based on numerous assumptions and assessments made by HCWC in light of management’s experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors that management believes to be appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this proxy statement could cause HCWC’s plans with respect to the Merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this proxy statement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this proxy statement or, in the case of a document incorporated by reference, as of the date of that document. Except as required by law, HCWC undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information, or future circumstances.

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RISK FACTORS

The combined company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of stock. You should also read and consider the other information in this proxy statement, including the section entitled “Where You Can Find More Information” in this proxy statement.

Risks Related to the Merger

The formula for determining the number of shares to be issued in the Merger to Host Digital members is not adjustable based on the market price of HCWC Common Stock, so the number of shares of HCWC Common Stock that may be issued in the Merger may have a greater or lesser value than at the time the Merger Agreement was signed.

The Merger Agreement has set the formula for determining the number of shares to be issued to Host Digital’s members in the Merger, and the number of shares to be so issued is only adjustable upward or downward under certain circumstances as described in “The Merger—The Merger Consideration.” Any changes in the market price of HCWC Common Stock before the completion of the Merger will not affect the number of shares of HCWC Common Stock that Host Digital members will be entitled to receive pursuant to the Merger Agreement. Therefore, if before the completion of the Merger the market price of HCWC Common Stock declines from the market price on the date of the Merger Agreement, then Host Digital members could receive Merger Consideration with substantially lower value for their equity interests in Host Digital than the value of HCWC Common Stock based on the market price on the date of the Merger Agreement. Similarly, if before the completion of the Merger the market price of HCWC Common Stock increases from the market price on the date of the Merger Agreement, then Host Digital members could receive Merger Consideration with substantially more value for their equity interests in Host Digital than the value of HCWC Common Stock based on the market price on the date of the Merger Agreement. Because the formula does not adjust as a result of changes in the value of HCWC Common Stock, for each one percentage point that the market value of HCWC Common Stock rises or declines, there is a corresponding one percentage point rise or decline, respectively, in the value of the total Merger Consideration issued to Host Digital members compared to the market price of the HCWC Common Stock on the date of the Merger Agreement.

If the conditions to closing the Merger are not satisfied, the Merger may not occur.

Even if the Stock Issuance Proposal, Authorized Shares Proposal and Name Change Proposal are approved by HCWC stockholders and even if the beneficial holders of the Company Units approve the Merger and the Merger Agreement, other specified conditions must be satisfied or waived to complete the Merger. These conditions include, among others, (i) receipt of any required regulatory approvals and the expiration or termination of any applicable waiting periods under the HSR Act, if applicable; (ii) the absence of any law, injunction, order or other legal restraint prohibiting consummation of the Merger; (iii) the continued listing of HCWC Common Stock on the NYSE American through the Closing; (iv) receipt of the Merger Tax Opinion and the Spin-Off Tax Opinion (each, as defined below); and (v) HCWC remaining eligible to use Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) as of the Closing. No assurances can be given that all of the conditions will be satisfied or waived in a timely manner or at all. If the conditions are not satisfied or waived, the Merger may not occur or will be delayed, and HCWC and Host Digital each may lose some or all of the intended benefits of the Merger. For more information concerning the closing conditions of the Merger, see the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” in this proxy statement and the Merger Agreement attached hereto as Annex A.

Failure to complete the Merger may result in HCWC paying a reverse termination fee to Host Digital and could significantly harm the market price of HCWC Common Stock and negatively affect the future business and operations of both companies.

If the Merger is not completed and the Merger Agreement is terminated under certain circumstances, HCWC may be required to pay Host Digital a reverse termination fee of the lesser of (i) $2,000,000 and (ii) the documented out-of-pocket transaction expenses of Host Digital (the “Reverse Termination Fee”). Even if the Reverse Termination Fee is not payable in connection with a termination of the Merger Agreement, each of HCWC and Host Digital will have incurred significant legal, financial, advisory, accounting, audit and other general operating expenses, which must be paid whether or not the Merger is completed. Further, if the Merger is not completed, it could significantly harm the market price of HCWC Common Stock and further increase the doubt as to its ability to continue as a going concern. In addition, if the Merger Agreement is terminated and the HCWC Board or the board of managers of Host Digital determines to seek another business combination, there can be no assurance that either HCWC or Host Digital will be able to find a partner and close an alternative transaction on terms that are as or more favorable than the terms set forth in the Merger Agreement.

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The Merger is subject to the approval by HCWC stockholders of various proposals at the special meeting and approval by the beneficial holders of the Company Units of Host Digital of the Merger and the Merger Agreement. Failure to obtain these approvals would prevent the Closing.

Before the Merger can be completed, the stockholders of HCWC must approve the Stock Issuance Proposal, the Authorized Shares Proposal and the Name Change Proposal, and the holders of a majority of the beneficial interests in the Company Units of Host Digital must approve the Merger and the Merger Agreement. The failure to obtain these approvals would result in the Merger not being completed unless, with respect to the Authorized Shares Proposal, such failure is waived by Host Digital, and HCWC has a sufficient number of shares of authorized common stock, including following the implementation of the Reverse Stock Split, to issue the number of shares of HCWC Common Stock required to be issued in the Merger.

The market price of HCWC Common Stock following the Merger may decline as a result of the Merger.

The market price of HCWC Common Stock may decline as a result of the Merger for a number of reasons including if:

●	investors react negatively to the prospects of the combined company’s business and financial condition following the Merger;

●	the effect of the Merger on the combined company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

●	the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.

HCWC stockholders and Host Digital members may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the combined company is not able to realize the strategic and financial benefits currently anticipated from the Merger, HCWC stockholders and Host Digital members will have experienced substantial dilution of their ownership interests in their respective companies without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent that the combined company is able to realize only part of the expected strategic and financial benefits currently anticipated from the Merger.

The combined company may need to raise additional capital by issuing securities or debt or other arrangements, which may cause dilution to the combined company’s stockholders or restrict the combined company’s operations or impact its proprietary rights. Future issuances of the combined company’s common stock pursuant to options outstanding following the Merger and under its equity incentive plan could result in additional dilution.

The combined company may be required to raise additional funds sooner than currently planned, including to satisfy expenses and other obligations incurred in connection with the Merger. If either HCWC or Host Digital holds less cash at the time of the closing of the Merger than the parties currently expect, the combined company may not have sufficient cash to fund its operations and to pay transaction expenses, integration costs and other liabilities associated with the Merger and the combined company may need to raise additional capital sooner than expected. Additional financing may not be available to the combined company when needed or it may not be available on favorable terms. To the extent that the combined company raises additional capital by issuing equity securities, such an issuance may cause significant dilution and the terms of any new equity securities may have preferences over the combined company’s common stock. Any debt financing the combined company enters into may include covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of the combined company’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments.

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In addition, the exercise or conversion of some or all of the combined company’s outstanding options (or, after the Merger, the issuance of equity awards under the combined company’s equity incentive plan) could result in additional dilution in the percentage ownership interest of current HCWC stockholders and Host Digital members in the combined company.

Host Digital may be unable to obtain project financing on acceptable terms within the timeframe required to consummate the acquisition of the Project Facility (as defined below), which could delay or prevent the development of the Project Facility.

The purchase price for the Project Facility, inclusive of the parking lot, is $27.7 million, which Host Digital intends to fund through project financing from one or more lenders in connection with the development of the Project Facility following the closing of the Merger. As of April 30, 2026, Host Digital had current assets of approximately $63,000 and has no committed financing facility currently in place for the acquisition of the Project Facility. Host Digital’s ability to obtain project financing on acceptable terms will depend on a number of factors outside its control, including general credit market conditions, lender appetite for early-stage digital infrastructure development projects, interest rates, and the overall progress of the Project Facility’s development. There can be no assurance that Host Digital will be able to obtain project financing on acceptable terms, or at all. The consummation of the Merger is not conditioned upon the availability or closing of the project financing. Host Digital must complete the acquisition of the Project Facility by September 26, 2026 pursuant to its purchase option under the Property Lease. Host Digital has the right to request two additional 30-day extensions of the purchase option deadline from the seller, if required. If Host Digital is unable to consummate the acquisition of the Project Facility pursuant to its purchase option, it could adversely affect the timing and scale of the Project Facility’s development, or it could prevent the development of the Project Facility. For the avoidance of doubt, the Merger Consideration is fixed as of the date of the Merger Agreement and is not subject to adjustment, clawback, or earnout based on subsequent events.

During the pendency of the Merger, HCWC and Host Digital may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

Covenants in the Merger Agreement impede the ability of HCWC and Host Digital to make acquisitions, subject to certain exceptions relating to fiduciary duties, or to complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors during such period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets, or other business combination outside the ordinary course of business with any third party, subject to certain exceptions relating to fiduciary duties. Any such transactions could be favorable to such party’s securityholders.

Because the lack of a public market for Host Digital’s securities makes it difficult to evaluate the value of such securities, the members of Host Digital may receive shares of HCWC Common Stock in the Merger that have a value that is less than, or greater than, the fair market value of Host Digital’s securities and/or HCWC may pay more than the fair market value of Host Digital’s securities.

The outstanding securities of Host Digital are privately held and not traded in any public market. As a result, there is no established market price for Host Digital’s securities and the value of Host Digital is inherently uncertain and difficult to determine. The Exchange Ratio and the percentage of HCWC Common Stock to be issued to Host Digital members in the Merger were determined through arm’s-length negotiations between HCWC and Host Digital. In connection with those negotiations, the HCWC Board and management reviewed publicly available information concerning selected companies that were publicly traded or that had recently been acquired and that the HCWC Board and management believed were relevant for comparison given certain similarities to Host Digital’s business, operations, industry and/or growth profile. Accordingly, because the percentage of HCWC Common Stock to be issued to Host Digital members was determined based on negotiations between HCWC and Host Digital, it is possible that the value of HCWC Common Stock to be received by Host Digital members in the Merger will be less than the fair market value of Host Digital, or HCWC may pay more than the aggregate fair market value for Host Digital.

Litigation relating to the Merger could require HCWC, Host Digital or the combined company to incur significant costs and suffer management distraction and could delay or enjoin the Merger.

HCWC and Host Digital could be subject to demands or litigation relating to the Merger, whether or not the Merger is consummated. In the past, securities class action or shareholder derivative litigation often follows certain significant business transactions, such as the announcement of a merger. Such actions may create uncertainty relating to the Merger, or delay or enjoin the Merger. The combined company may become involved in this type of litigation before or after the closing of the Merger. Litigation is often expensive and diverts management’s attention and resources, which could adversely affect HCWC’s, Host Digital’s or the combined company’s business. Insurance may not be sufficient to cover all costs or damages related to this type of litigation.

Certain of the officers and directors of HCWC have interests in the Merger that are different from the stockholders of HCWC and that may influence them to support or approve the Merger without regard to the interests of the stockholders of HCWC.

Certain executive officers and directors of HCWC participate in arrangements that provide them with interests in the Merger that are different from the interests of the stockholders of HCWC including, among others, the continued service as an officer or director of the combined company and receipt of additional shares of HCWC Common Stock in connection with the consummation of the Merger. These interests, among others, may influence the officers and directors of HCWC to support or approve the Merger. For more information concerning the interests of HCWC officers and directors in the Merger, see the sections entitled “The Merger—Interests of HCWC Directors and Executive Officers in the Merger.”

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The unaudited pro forma financial information included in this proxy statement may not necessarily reflect the combined company’s operating results and financial condition following the Merger.

The unaudited pro forma condensed combined financial information (“pro forma financial information”) included in this proxy statement is derived from HCWC’s and Host Digital’s separate historical consolidated financial statements. The preparation of this pro forma financial information is based upon available information and certain assumptions and estimates that we currently believe are reasonable. These assumptions and estimates may not prove to be accurate, and this pro forma financial information does not necessarily reflect what the combined company’s results of operations and financial position would have been had the Merger been completed on the relevant dates assumed and the assumptions and estimates were to prove accurate, or what the combined company’s results of operations or financial position will be in the future.

The Merger could result in significant tax liability, and HCWC may be obligated to indemnify HCMC for any such tax liability imposed on HCMC.

The completion of the Merger is conditioned upon the receipt by HCWC and Host Digital of (a) an opinion to the effect that, for U.S. federal income tax purposes, the Merger will qualify as a transaction under Section 351(a) of the Code (the “Merger Tax Opinion”), and (b) an opinion to the effect that, among other things, for U.S. federal income tax purposes, the Merger will not affect the tax-free status of certain prior transactions, including the Spin-Off (as defined below) (the “Spin-Off Tax Opinion”).

In rendering the Merger Tax Opinion and the Spin-Off Tax Opinion, tax counsel have relied, and will rely on, among other things, (1) customary representations and covenants made by Host Digital, HCWC, and Healthier Choices Management Corp. (“HCMC”) and (2) specific assumptions. If any of those representations, covenants or assumptions is inaccurate, or the facts upon which either the Merger Tax Opinion or the Spin-Off Tax Opinion are based are materially different from the facts at the time of the transactions, the conclusions expressed in such opinions may be incorrect and the transactions may not qualify (in whole or part) for tax-free treatment. Opinions of counsel are not binding on the IRS. As a result, such conclusions therein could be challenged by the IRS, and if the IRS prevails in such a challenge, the consequences to HCWC and its stockholders could be materially less favorable than anticipated.

Furthermore, HCMC announced on August 22, 2022 that its Board of Directors approved the separation of the grocery business, including wellness business, into an independent, publicly traded company (the “Spin-Off”). Prior to the Spin-Off, HCWC was a subsidiary under HCMC. On September 13, 2024, after the NYSE American (“NYSEAM”) market closing, the Spin-Off of the HCWC business was completed. On September 14, 2024, HCWC became an independent, publicly traded company, and on September 16, 2024, the stock commenced trading on the NYSEAM under the stock ticker “HCWC.”

HCMC and HCWC entered a tax matters agreement, dated as of December 11, 2023, governing the respective rights, responsibilities and obligations of HCMC and HCWC after the Spin-Off with respect to certain tax matters (the “Tax Matters Agreement”). The Tax Matters Agreement imposes certain restrictions on HCWC and its subsidiaries that are designed to preserve the tax-free status of the Spin-Off and certain related transactions. The Merger is subject to these restrictions under the Tax Matters Agreement. In particular, under the Tax Matters Agreement, HCWC would not be permitted to complete the Merger without the consent of HCMC, which consent is conditioned upon meeting certain conditions.

In particular, under the Tax Matters Agreement, the Merger can be permitted only if HCWC provides HCMC with an Unqualified Tax Opinion (as defined in the Tax Matters Agreement) in form and substance satisfactory to HCMC in its sole and absolute discretion addressing the consequences of the Merger on the Spin-Off. HCWC has delivered to HCMC, with respect to the Merger, the Spin-Off Tax Opinion, which is intended to be an Unqualified Tax Opinion. HCMC has reviewed the Spin-Off Tax Opinion, accepted it as an Unqualified Tax Opinion, and consented to the completion of the Merger under the Tax Matters Agreement, subject to confirmation that the Spin-Off Tax Opinion remains accurate as of the closing of the Merger. Notwithstanding HCWC’s delivery of such Unqualified Tax Opinion, HCWC remains obligated under the Tax Matters Agreement to indemnify HCMC for certain tax liabilities imposed on HCMC as a result of the Merger.

Even if the Merger were to otherwise qualify generally for non-recognition treatment under Section 351(a) of the Code, the Distribution (as defined in the Tax Matters Agreement) would be taxable to HCMC (but not to HCWC stockholders) pursuant to Section 355(e) of the Code if one or more persons acquire a 50% or greater interest (measured by vote or value) in the stock of HCWC or HCMC, directly or indirectly, as part of a plan or series of related transactions that includes the Spin-Off. For this purpose, any acquisitions of HCWC or HCMC common stock within the period beginning two years before the Spin-Off and ending two years after the Spin-Off are presumed to be part of such a plan, although HCWC, HCMC, or Host Digital, as the case may be, may be able to rebut that presumption, depending on the facts and circumstances. For purposes of this test, the Spin-Off Tax Opinion concludes that the Merger will not be treated as part of such a plan. If the IRS were to determine that the Merger or other acquisitions of HCWC Common Stock or HCMC common stock, either before or after the Spin-Off, were part of a plan or series of related transactions that included the Spin-Off, such determination, if sustained, could result in the recognition of a material amount of taxable gain by HCMC under Section 355(e) of the Code. In general, under the Tax Matters Agreement, HCWC is liable for any taxes imposed on, and certain related amounts payable by, HCMC that arise from the failure of the Spin-Off, together with certain related transactions, to qualify as a tax-free transaction for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such HCWC Common Stock or HCWC’s assets or business (such as the Merger), or a breach of relevant representations or covenants made by HCWC in the Tax Matters Agreement.

In addition, changes in tax law could adversely affect the intended tax treatment of the Merger or could adversely affect the ability to rely on the Merger Tax Opinion and Spin-Off Tax Opinion.

The Merger may result in the termination of any consolidated group of which HCWC is the common parent.

For certain U.S. federal income tax purposes, the Merger may constitute a “reverse acquisition” described in Treasury Regulations Section 1.1502-75(d)(3). As required under these regulations, for certain consolidated return compliance following the Merger, Host Digital may calculate and file consolidated tax returns as though Host Digital is the parent of the consolidated group of which HCWC is a part. In addition, the Merger may result in the termination of any U.S. affiliated group as defined in Section 1502 of the Code of which HCWC is the common parent, in accordance with Treasury Regulations Section 1.1502-75(d). Such termination may have a range of U.S. federal income tax consequences, including costs or expenses associated with modifying or otherwise preparing certain tax returns.

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The ability of HCWC to use net operating losses (“NOLs”) and research and development tax credits to offset future taxable income may be subject to certain limitations.

In general, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs or pre-change tax credits, or NOLs or tax credits, to offset future taxable income or taxes. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who owns at least 5% of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a specified testing period. HCWC has not conducted a study to assess whether a change of control has occurred or whether there have been multiple changes of control since inception due to the significant complexity and cost associated with such a study. The Merger is expected to constitute an ownership change with respect to HCWC and accordingly utilization by HCWC of its NOLs or research and development tax credit carryforwards would be subject to an annual limitation under Section 382 of the Code. Any limitation may result in expiration of a portion of the NOLs or research and development tax credit carryforwards before utilization. In addition, NOLs or tax credits may also be impaired under state law. Accordingly, HCWC may not be able to utilize a material portion of certain NOLs or tax credits.

Shares of Host Digital and HCWC may constitute a United States real property interest before or after the Merger

Shares of Host Digital may constitute a United States real property interest (a “USRPI”) by reason of Host Digital’s status as a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the Merger or certain non-U.S. Holder’s period with respect to the applicable shares of Host Digital (the “Relevant Period”). Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. If Host Digital were a USRPHC, HCWC may be required to withhold and remit to the IRS tax in respect of the Merger Consideration paid to non-U.S. Holders of Company Units. No such withholding is required if Host Digital delivers to HCWC certain certifications that it has not been a USRPHC during the Relevant Period. Host Digital does not believe it is a USRPHC and as a condition to completing the Merger will deliver such certifications. If the IRS disagrees and asserts that HCWC was required to withhold, HCWC and Host Digital may be liable for certain taxes, interest and penalties which could negatively impact our earnings and financial condition.

Risks Related to HCWC’s Business, Financial Position and Capital Requirements

You should read and consider the risk factors specific to HCWC’s business and operations that will affect the combined company after completion of the Merger. These risks are described in Item 1A of HCWC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this proxy statement, and in other documents that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.

Risks Related to Host Digital’s Business, Financial Position and Capital Requirements

Host Digital is at an early stage of development of its business with no material operating history or revenues.

Host Digital is an early stage company with a limited operating history and no history of generating material revenue from operations. Host Digital is subject to the risks and uncertainties of a new business, including the risk that it may never further develop, complete development of or successfully market any of its proposed services. Host Digital’s business model, which is focused on the development, ownership and operation of data center infrastructure supporting AI and HPC workloads, remains unproven. Host Digital has not yet completed development of its initial project, entered into a binding long-term customer lease, or commenced material revenue-generating operations. As a result, Host Digital’s historical financial and operating information may not be meaningful for evaluating its business or prospects, and investors may have limited information upon which to assess Host Digital’s ability to successfully develop and operate its business. Host Digital’s future success will depend on a number of factors, many of which are beyond its control, including its ability to complete construction of its initial facility, secure customers, obtain financing, access sufficient electrical power and effectively manage growth. Host Digital may not successfully execute its business plan, and its business may never achieve commercial success.

Host Digital has not commenced material revenue-generating operations and may never achieve or maintain profitability.

Host Digital has not commenced material revenue-generating operations and has incurred losses since inception. Host Digital expects to continue to incur substantial operating expenses and capital expenditures as it pursues development of its initial data center facility and broader infrastructure platform. Host Digital’s ability to achieve profitability will depend on numerous factors, including its ability to execute a long-term lease with a creditworthy tenant, complete development and commissioning of the Project (as defined in the Merger Agreement) on a timely and cost-effective basis, obtain sufficient financing, manage operating costs and successfully compete in the evolving AI and HPC infrastructure market. Even if Host Digital begins generating revenue, it may not be able to achieve or sustain profitability. In addition, Host Digital’s costs may increase significantly over time as it expands operations, hires additional personnel, develops additional projects and complies with the obligations associated with operating as a public company. If Host Digital is unable to generate sufficient revenues to offset its costs, its business, financial condition and results of operations could be materially adversely affected.

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Host Digital may be unable to access sufficient additional capital needed to grow its business.

Host Digital’s business plan requires substantial additional capital. Host Digital expects to need to raise substantial additional capital to complete construction and commissioning of the Project, support working capital needs, and pursue development opportunities. Host Digital currently expects that its future liquidity needs will be funded through a combination of project financing, equity financings, debt financings, sponsor support and, eventually, cash flows from operations. However, there can be no assurance that such financing will be available on acceptable terms, or at all. Host Digital’s ability to raise capital may be adversely affected by many factors, including general market conditions, volatility in the technology, digital infrastructure and AI sectors, rising interest rates, lender appetite for data center development projects, construction and execution risks, and its limited operating history. If Host Digital is unable to obtain sufficient financing when needed, Host Digital may be required to delay, scale back or abandon one or more projects, reduce operations, sell assets, issue equity securities on dilutive terms or cease operations altogether.

Host Digital’s near-term business plan depends substantially on the successful development and commercialization of a single initial project in northeast Oklahoma.

Host Digital’s near-term business prospects depend substantially on the successful development, completion and commercialization of its initial project, the Project, located in northeast Oklahoma. Host Digital currently expects the Project to be its principal operating asset and primary source of anticipated future revenue in the near term. As a result, Host Digital’s business is highly concentrated and exposed to risks affecting a single facility, including construction delays, cost overruns, equipment failures, utility service interruptions, permitting or regulatory issues, customer concentration, adverse weather events, operational disruptions and changes in market demand for AI and HPC infrastructure. Any failure to successfully complete, lease, operate or expand the Project could materially and adversely affect Host Digital’s business, financial condition, results of operations and growth prospects.

Any delays or unexpected costs implementing the Project or Host Digital’s future developments may delay and harm its growth prospects, future operating results and financial condition.

The development of the Project involves significant risks and uncertainties. Construction and commissioning of data center infrastructure is complex and capital intensive and may be adversely affected by numerous factors, including those associated with:

●	delays in obtaining permits or approvals;

●	labor shortages;

●	federal, state, or local/municipal governmental legislation, rules, executive orders, actions, or moratoria being determined to apply to the Project, resulting in, among other things, delays or denials of entitlements or permits, including zoning, siting, utility and other permits, or other delays resulting from requirements of public agencies and utility companies;

●	budget overruns, increased prices for raw materials or building supplies, or lack of availability and/or increased costs for specialized data center components, including long lead time items such as generators;

●	construction site accidents and other casualties;

●	labor availability, costs, disputes and work stoppages with contractors, subcontractors or others that are constructing the project;

●	failure of contractors to perform on a timely basis or at all, or other misconduct on the part of contractors;

●	access to sufficient power and related costs of providing such power to Host Digital’s customers;

●	environmental issues;

●	supply chain constraints;

●	fire, flooding, earthquakes and other natural disasters; and

●	geological, construction, excavation and equipment problems.

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In addition, the Project is being retrofitted from an existing energized site for AI/HPC workloads, which may involve additional design, integration and operational complexities. Any delays in construction, energization, commissioning or tenant readiness could delay revenue generation, increase project costs and impair Host Digital’s ability to satisfy contractual obligations or obtain additional financing. Any material delay or cost overrun could materially adversely affect Host Digital’s business, financial condition, results of operations and growth prospects.

Host Digital does not yet have an executed lease for the Project.

Although Host Digital is currently in discussions with prospective tenants regarding a long-term lease for the Project, no binding lease has been executed as of the date of this filing. There can be no assurance that Host Digital will successfully negotiate and execute a lease on the terms currently contemplated, or at all. The prospective tenant may terminate discussions, seek to renegotiate terms, delay deployment plans, experience financial or operational difficulties or pursue alternative infrastructure solutions. Host Digital’s ability to obtain project financing and advance construction activities may depend in part on the execution of a long-term lease with a creditworthy tenant. If Host Digital fails to execute such a lease, or if execution is materially delayed, it may be unable to complete development of the facility, generate expected revenues or obtain sufficient financing, which could materially adversely affect its business, financial condition and prospects.

Host Digital expects to depend heavily on a single tenant for substantially all near-term revenue.

Host Digital currently expects that substantially all of its anticipated near-term revenue will be derived from a single tenant at the Project. As a result, Host Digital’s business will be highly dependent on the financial condition, operational performance and contractual compliance of a single customer and its affiliate guarantor. The loss of such tenant, the failure of the tenant to commence occupancy or operations as expected, a reduction in the tenant’s compute usage or infrastructure requirements, or any deterioration in the tenant’s or guarantor’s creditworthiness could materially adversely affect Host Digital’s revenues, cash flows and ability to satisfy its financial obligations. In addition, because Host Digital’s near-term customer base is expected to be highly concentrated, Host Digital may have limited leverage in negotiating commercial terms and may be more vulnerable to customer-specific operational or strategic decisions. Any adverse change affecting such tenant or guarantor could materially adversely affect Host Digital’s business, financial condition and results of operations.

Host Digital is subject to risks associated with its need for significant electrical power.

Host Digital’s business depends on the availability of significant amounts of reliable and electrical power. AI and HPC data center operations are highly energy intensive, and Host Digital’s ability to develop and operate facilities depends on obtaining sufficient electrical capacity from utilities and other power providers. If Host Digital is unable to continue to obtain sufficient electrical power, it may not realize the anticipated benefits of its significant capital investments.

Additionally, Host Digital’s operations could be materially adversely affected by prolonged power outages. Although Host Digital’s data center campuses are designed to operate with a range of long-duration power resources, including grid-supplied electricity and, where appropriate, on-site generation, the availability of electrical power may be limited by grid constraints, transmission congestion, interconnection delays, utility allocation policies, generation shortages, regulatory restrictions, severe weather events or competing demand from other users. Therefore, Host Digital may have to reduce or cease its operations in the event of an extended power outage, or as a result of the unavailability or increased cost of electrical power. If this were to occur, Host Digital’s business and results of operations could be materially and adversely affected.

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Host Digital depends upon third-party suppliers for power, and is vulnerable to service failures by such suppliers and to volatility in the supply of power in the open market.

Host Digital relies on third-party utility providers and other energy suppliers to provide power to its facilities. The Project is served by Public Service Company of Oklahoma, and Host Digital cannot ensure that these third parties will deliver such power in adequate quantities or on a consistent basis. Host Digital is also reliant on third parties to deliver additional power capacity to support the growth of its business. If the amount of power available to Host Digital is inadequate to support Host Digital’s customer requirements, Host Digital may be unable to satisfy its obligations to its customers or grow its business. In addition, Host Digital’s data centers may be susceptible to power shortages and planned or unplanned power outages caused by these shortages. Power outages may last beyond Host Digital’s backup and alternative power arrangements, which would harm its customers and its business. Any loss of services or equipment damage could adversely affect both Host Digital’s ability to generate revenues and its operating results, harm Host Digital’s reputation and potentially lead to customer disputes or litigation.

Because electrical power is a significant component of data center operations, any reduction in power availability could materially adversely affect Host Digital’s business, financial condition and results of operations.

Host Digital has an evolving business model that is subject to various uncertainties.

Host Digital’s business model continues to evolve, and its long-term strategy, operational structure and market positioning may change over time as it responds to technological developments, customer requirements, financing conditions and competitive pressures. Host Digital’s strategy involves developing and operating infrastructure supporting AI and HPC workloads, including the potential use of behind the meter generation and repurposed industrial infrastructure. Because Host Digital’s business is at an early stage of development, Host Digital may modify its development plans, customer strategy, operational approach, financing structure or expansion plans in ways that may not be successful. In addition, portions of Host Digital’s current site infrastructure have historically supported digital asset mining activities, and Host Digital is transitioning the facility toward AI/HPC use cases. There can be no assurance that Host Digital’s business model will achieve market acceptance, generate anticipated returns or successfully adapt to changes in technology, customer demand or industry conditions. Any failure to successfully execute its evolving strategy could materially adversely affect Host Digital’s business, financial condition and results of operations.

Host Digital is subject to a highly evolving regulatory landscape and any adverse changes to certain laws or regulations could adversely affect its customers and its business, prospects or operations.

Host Digital’s business is subject to extensive laws, rules and regulations relating to data center development, electricity usage, environmental compliance, energy generation, data protection, cybersecurity and tax. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets and related technologies. As a result, they do not contemplate or address unique issues associated with the data center economy, are subject to significant uncertainty, and vary widely across U.S. federal, state and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another.

Moreover, the complexity and evolving nature of Host Digital’s business and the significant uncertainty surrounding the regulation of the digital asset economy requires Host Digital to exercise judgment as to whether certain laws, rules and regulations apply to Host Digital or Host Digital customers, and it is possible that governmental bodies and regulators may disagree with Host Digital’s or Host Digital’s customers’ conclusions. To the extent Host Digital or its customers have not complied with such laws, rules and regulations, Host Digital could be subject to significant fines and other regulatory consequences, which could adversely affect Host Digital’s business, prospects or operations. As digital assets have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the Commodity Futures Trading Commission, the SEC, the Financial Crimes Enforcement Network and the Federal Bureau of Investigation) have begun to examine the operations of such digital asset technologies, including regarding the energy consumption and environmental impact associated with AI and data center infrastructure. For example, power supply, capacity and tariff arrangements at the Project are subject to oversight by the Oklahoma Corporation Commission and, where applicable, the Federal Energy Regulatory Commission. To the extent Host Digital develops on-site generation or storage at any site, additional federal, state and local permitting, environmental and reliability requirements may apply.

Ongoing and future regulatory actions could effectively prevent Host Digital’s mining operations, limiting or preventing future revenue generation by Host Digital or rendering Host Digital’s operations obsolete. Such actions could severely impact Host Digital’s ability to continue to operate and Host Digital’s ability to continue as a going concern or to pursue Host Digital’s strategy at all, which would have a material adverse effect on Host Digital’s business, prospects or operations.

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Host Digital may not be able to compete with other companies, some of which have greater resources and experience.

The markets for AI, HPC and digital infrastructure services are highly competitive and rapidly evolving. Host Digital may not be able to compete successfully against present or future competitors, including data center REITs, independent data center developers and colocation providers, hyperscale cloud companies, infrastructure funds, AI cloud providers and private developers or other operators of powered infrastructure assets. Many of Host Digital’s competitors have substantially greater financial, technical, operational and marketing resources than Host Digital does, as well as longer operating histories, more established customer bases, larger development pipelines and greater access to capital. In addition, certain hyperscale cloud providers and technology companies may continue to develop and operate their own infrastructure rather than lease capacity from third parties such as Host Digital.

With the limited resources Host Digital has available, Host Digital may experience great difficulties in expanding and improving its services and product offerings to remain competitive. Competition from existing and future competitors, particularly those that have access to competitively priced energy, could result in Host Digital’s inability to secure acquisitions and partnerships that it may need to expand its business in the future. This competition from other entities with greater resources, experience and reputations may result in Host Digital’s failure to maintain or expand its business, as Host Digital may never be able to successfully execute its business plan. If Host Digital is unable to expand and compete effectively, secure customers and develop projects on attractive terms, Host Digital’s business, results of operations and financial condition could be materially adversely affected.

Host Digital is substantially dependent on its ability to enter into and maintain a commercial relationship with a single tenant and if Host Digital is unable to do so, Host Digital’s business, financial condition and results of operations could be materially adversely affected.

Host Digital is negotiating a lease for the Project with a single tenant (the “Tenant”), whose obligations under the lease are backed by an affiliate guarantor. The Project may be Host Digital’s only contracted asset in the immediate term, and if so substantially all of our near-term contracted revenue may be attributable to the Tenant and its affiliate guarantor. The loss of, or a material adverse change in the credit quality of, the Tenant or its affiliate guarantor would have a material adverse effect on us.

Risks Relating to the Market for HCWC Common Stock

In this section, “our,” “we” or “HCWC” refers to Healthy Choice Wellness Corp.

The initial listing application to be filed with the NYSE American in connection with the Merger in order to continue the listing of the shares of common stock of the combined company on the NYSE American may not be approved if the combined company does not meet the initial listing standards.

In order to continue the listing of the shares of common stock of the combined company on the NYSE American following the closing of the Merger, the combined company must meet the NYSE American’s initial listing standards and the NYSE American must approve an initial listing application that HCWC expects to file with the NYSE American in early June 2026. Although no assurances can be given that the combined company will meet such initial listing standards or that the NYSE American will approve such application, assuming that the Reverse Split Proposal is approved, HCWC and Host Digital expect that the combined company will meet the initial listing standard of the NYSE American that requires that: (1) the stockholders’ equity of the combined company be at least $4.0 million; (2) the combined company have a minimum of 800 public shareholders and a minimum of 500,000 shares in the public distribution, or a minimum of 400 public shareholders and a minimum of 1,000,000 shares in the public distribution; (3) the minimum price of the common stock of the combined company be at least $3.00 per share; and (4) the minimum market value of publicly held shares be at least $15.0 million. For purposes of the foregoing, “public shareholders” means the stockholders of the combined company other than its officers, directors, controlling stockholders and other concentrated (i.e. 10% or greater) stockholders and their respective affiliates, and “public distribution” and “publicly held shares” means the outstanding shares of common stock of the combined company held by public shareholders. As discussed elsewhere in this proxy statement, if the Reverse Split Proposal is not approved by HCWC stockholders, the combined company may not meet the requirement that the minimum price of the common stock of the combined company be at least $3.00 per share. See “Proposal No. 5: The Reverse Split Proposal.” If that requirement or any other initial listing standard requirement is not met, the NYSE American will not approve the initial listing application and the shares of common stock of the combined company will not be listed on the NYSE American following the closing of the Merger. If Host Digital waives the conditions to closing the Merger relating to the continued listing of the common stock on the NYSE American and the Merger closes, the shares of the combined company would not be listed on a national securities exchange immediately following the closing of the Merger, which could have a material adverse effect on the combined company and its stockholders. See “If the NYSE American does not approve the initial listing application to be filed with it in connection with the Merger, the Merger may not close, but if Host Digital waives this closing condition and the Merger does close, the failure of the common stock of the combined company to be listed on a national securities exchange could have a material adverse effect on the combined company and its stockholders,” and “If our common stock were delisted and determined to be a ‘penny stock,’ a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock in the secondary market,” below.

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If the NYSE American does not approve the initial listing application to be filed with it in connection with the Merger, the Merger may not close, but if Host Digital waives this closing condition and the Merger does close, the failure of the common stock of the combined company to be listed on a national securities exchange could have a material adverse effect on the combined company and its stockholders.

Conditions to closing the Merger include that HCWC Common Stock continue to be traded on the NYSE American until the effective time of the Merger, the HCWC Common Stock to be issued in the Merger be approved for listing (subject to official notice of issuance) on the NYSE American as of the effective time of the Merger, and the HCWC Common Stock will continue to trade on the NYSE American after the effective time of the Merger. Host Digital could waive the satisfaction of any of the foregoing closing conditions, but there can be no assurance that Host Digital will do so. If Host Digital waives any of those closing conditions that are not satisfied at the closing and the Merger closes, the common stock of the combined company would be expected to trade on an over-the-counter market, which could, among other things, substantially impair the ability of the combined company to raise additional capital, result in a loss of institutional investor interest and fewer financing opportunities for the combined company, materially impair the ability of stockholders to buy and sell shares of the common stock of the combined company, and could have an adverse effect on the market price of, and the efficiency of the trading market for, the common stock of the combined company. See also “If our common stock were delisted and determined to be a ‘penny stock,’ a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock in the secondary market,” below.

Raising additional capital may cause dilution to our existing stockholders and may restrict our operations.

We may raise additional capital at any time and may do so through one or more financing alternatives, including public or private sales of equity or debt securities directly to investors or through underwriters or placement agents. Raising capital through the issuance of common stock (or securities convertible into or exchangeable or exercisable for shares of our common stock) may depress the market price of our stock and may substantially dilute our existing stockholders. In addition, our Board of Directors may issue preferred stock with rights, preferences and privileges senior to those of the holders of our common stock. Debt financings could involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens or make investments and may, among other things, preclude us from making distributions to stockholders (either by paying dividends or redeeming stock) and taking other actions beneficial to our stockholders. In addition, investors could impose more one-sided investment terms on companies that have or are perceived to have limited remaining funds or limited ability to raise additional funds. The lower our cash balance, the more difficult it is likely to be for us to raise additional capital on commercially reasonable terms, or at all.

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THE MERGER

On May 27, 2026, HCWC, Host Digital and Merger Sub entered into the Merger Agreement. The Merger Agreement provides for the Merger of Merger Sub with and into Host Digital, with Host Digital surviving the Merger as a wholly owned subsidiary of HCWC. The HCWC Board, the board of directors of Merger Sub (the “Merger Sub Board”) and the manager of Host Digital (the “Company Manager”) approved the Merger Agreement and the transactions contemplated thereby.

Transaction Structure

Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Host Digital, with Host Digital surviving the Merger as a wholly owned subsidiary of HCWC. As a result of the Merger, the separate existence of Merger Sub will cease, and Host Digital will continue as the surviving entity under Delaware law and as a wholly owned subsidiary of HCWC.

Subject to stockholder approval of the Name Change Proposal, HCWC will change its corporate name to a name selected by Host Digital, in its sole discretion. HCWC expects to continue as a public company listed on the NYSE American, subject to satisfaction of applicable listing conditions. Following the Closing, HCWC expects the HCWC Common Stock to continue trading on the NYSE American under the ticker symbol “HOST,” subject to approval by the NYSE American.

The Merger Agreement provides that the HCWC stockholders will be asked to approve the Authorized Shares Proposal, pursuant to which HCWC’s certificate of incorporation would be amended to authorize 2,000,000,000 shares of HCWC Common Stock, in the aggregate, to, among other things, facilitate the issuance of shares of HCWC Common Stock pursuant to the Merger Agreement.

The closing of the Merger is subject to satisfaction or waiver of conditions, including approval of the Stock Issuance Proposal, the Authorized Shares Proposal and the Name Change Proposal by HCWC stockholders, and other customary conditions, and may be subject to HSR clearance. The parties currently expect the Merger to close in mid-2026.

Merger Consideration

At the Effective Time, without any further action by HCWC, Merger Sub, Host Digital, any member of Host Digital or any HCWC stockholder, all Company Units outstanding immediately prior to the Effective Time will automatically be converted into the right to receive the Merger Consideration.

The Merger Consideration will consist of:

●	a number of shares of HCWC Common Stock determined in accordance with the Exchange Ratio; and
●	a number of Pre-Funded Warrants in lieu of such HCWC Common Stock.

The Merger Consideration will be allocated among the holders of Company Units as of immediately prior to the Effective Time as set forth in the Allocation Certificate described below.

All shares of common stock, $0.00 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for 100% of the membership interests of the Surviving Entity.

The Merger Agreement defines “Pre-Funded Warrants” as warrants to purchase shares of HCWC Common Stock at an exercise price of $0.0001 per share, or such other nominal exercise price as the parties determine prior to the Effective Time, which warrants will be in form and substance reasonably satisfactory to the parties.

Background of the Merger

The following is a summary of material events, meetings and discussions that are relevant to the decision of the HCWC Board to approve the Merger Agreement and to recommend the Merger to HCWC’s stockholders. HCWC Board and senior management regularly review HCWC’s operating and strategic plans in an effort to enhance stockholder value. These reviews involve, among other things, discussions of opportunities and risks associated with HCWC’s business and financial condition as well as consideration of strategic alternatives and options available to HCWC.

In late July 2025, HCWC senior management began to examine potential strategic initiatives and transactions. HCWC senior management shared these potential courses with the HCWC Board. The discussion focused on potential financing opportunities, possible strategic transactions and expansion strategies.

In late December 2025, HCWC’s management and the HCWC Board continued their review of strategic alternatives in response to ongoing challenges affecting HCWC’s legacy grocery retail operations, including margin compression, limited scalability, and increasing competitive pressures. HCWC’s management and the HCWC Board determined that HCWC’s existing business did not provide a sufficiently compelling long-term growth profile for its stockholders and concluded HCWC must actively pursue strategic alternatives.

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Throughout January 2026, HCWC engaged in preliminary discussions with several third parties regarding potential strategic transactions. In early February 2026, HCWC entered into a letter of intent with an unrelated party concerning a potential transaction. Following the expiration of that letter of intent, HCWC’s management and the HCWC Board elected to evaluate other strategic alternatives.

In late February 2026, through HCWC’s advisors, Host Digital Infrastructure LLC (“Host Digital”) was identified as a potential acquisition candidate offering an opportunity to reposition HCWC in the rapidly growing digital infrastructure sector. On March 1, 2026, HCWC management met with Host Digital’s leadership team to discuss Host Digital’s business strategy, development plans, and market opportunity. On March 2, 2026, the parties executed a mutual non-disclosure agreement. During the week of March 9, 2026, HCWC management met with additional members of Host Digital’s leadership team to evaluate strategic fit, operational capabilities, and the feasibility of a potential business combination.

On March 17, 2026, HCWC management conducted an internal review of Host Digital’s preliminary business presentation and discussed its findings with the Board of Directors. Additional meetings among HCWC’s management and outside counsel were held on March 24 and March 30, 2026 to review due diligence findings and discuss valuation, transaction structure, and governance matters.

On April 23, 2026, HCWC and Host Digital entered into an Exclusivity Agreement to further discuss a potential strategic transaction. The parties elected not to execute a separate non-binding letter of intent and HCWC and Host Digital proceeded to negotiate the material terms of the transaction directly following the execution of the Exclusivity Agreement. The $425 million valuation of Host Digital was determined by HCWC’s management and the HCWC Board in May 2026 in connection with the HCWC Board’s evaluation of the proposed transaction.

The $425 million valuation was derived through a discounted cash flow analysis of Host Digital’s plan to develop and lease its Northeast Oklahoma data center facility to an investment-grade tenant under a long-term lease with an anticipated total contract value exceeding $1 billion. This analysis was performed by HCWC’s management, who considered only the Northeast Oklahoma project without taking into account any future potential projects or pipeline opportunities, and concluded that $425 million represented a fair value for Host Digital based on management’s discounted cash flow analysis plus an additional discount to reflect the risks associated with the acquisition of an early-stage company such as Host Digital, which are further discussed below. No fairness opinion was obtained in connection with the Merger. On May 25, 2026, the HCWC Board determined that a fairness opinion was not necessary given current market conditions and sentiment around artificial intelligence infrastructure and data centers as well as the discount to total contract value, and concluded that the terms of the Merger were advisable and in the best interests of HCWC and its stockholders based on the foregoing analysis and the other factors described herein.

Material Business and Financial Considerations. In evaluating the proposed transaction, HCWC’s management and the HCWC Board reviewed the material aspects of Host Digital’s business and financial condition, including its status as an early-stage company with no operating revenue, limited operating history, and no signed lease agreements with any tenant as of the date of the Merger Agreement. The HCWC Board was fully informed of these facts, as well as the significant execution, development, and financing risks inherent in Host Digital’s business plan, and weighed those risks against the potential for long-term contracted revenue and participation in a sector offering substantially greater scale and growth potential than HCWC’s legacy grocery operations.

Technical and Industry Expertise. Host Digital’s management and staff include professionals with significant experience in data center development, operations, and leasing. Host Digital’s advisors include Cantor Fitzgerald & Co. (capital markets and financing), Newmark Group (data center site selection and leasing), and Sidley Austin LLP (legal counsel), each of which employs recognized specialists in digital infrastructure. The HCWC Board viewed the depth of Host Digital’s management team and its advisor network as a material factor in the transaction, given HCWC’s absence of internal expertise in digital infrastructure development.

Evolution of Transaction Terms. During the March 24 and March 30, 2026 meetings, HCWC management and outside counsel discussed with Host Digital’s leadership team the preliminary framework for a potential transaction, including the general structure of a reverse merger and the proposed post-closing governance framework. At those meetings, the parties did not discuss or agree upon any specific enterprise valuation or exchange ratio for Host Digital; discussions focused on the feasibility of a transaction and the key structural parameters that would need to be resolved. Following execution of the Exclusivity Agreement on April 23, 2026, HCWC, Host Digital and their respective advisors engaged in due diligence related to the transaction and negotiated the material terms of the Merger Agreement directly. During negotiations in April and May 2026, the parties agreed upon: (i) the treatment of Host Digital’s existing unit classes and the conversion mechanics set forth in the Exchange Ratio; (ii) the post-closing composition of the HCWC Board, which was contemplated to include Robert Byrne, Omar Hussein, Guhan Kandasamy, Shawn Matthews, and Alexander Monje; (iii) the appointment of John Ollet as Chief Financial Officer of the combined company; and (iv) the representations, warranties, and conditions to closing customary for a transaction of this nature.

Experience of HCWC Management and the HCWC Board. In evaluating the proposed transaction, HCWC benefited from the significant public company, capital markets, and transactional experience of its management and the HCWC Board. Jeffrey Holman, HCWC’s Chief Executive Officer and Chairman, is a business attorney with extensive experience in mergers, acquisitions, and capital markets transactions, and has served as Chief Executive Officer of HCWC and its predecessor entities for many years. John Ollet, HCWC’s Chief Financial Officer, has approximately three decades of financial management experience, including as a financial executive at a large publicly traded company, with significant expertise in financial reporting, capital markets, and mergers and acquisitions. Members of the HCWC Board bring substantial experience in public company governance, financial analysis, and industry sector expertise, as further described in the section titled “Directors and Executive Officers Following the Merger.” The depth and experience of HCWC’s management and the HCWC Board informed the evaluation of Host Digital’s discounted cash flow analysis and the terms of the Merger Agreement.

Basis for $425 Million Valuation. In connection with the negotiation of the Merger Agreement, Host Digital’s management presented to HCWC’s management and the HCWC Board a proposed enterprise valuation of Host Digital of $425 million, derived through analyzing the market in consultation with Host Digital’s advisors, including Cantor Fitzgerald and Newmark, as well as running a discounted cash flow analysis of Host Digital’s plan to develop and lease the Project Facility to a creditworthy tenant under a long-term lease. This analysis was based solely on the Project Facility and did not incorporate any future projects or pipeline opportunities. The key assumptions presented by Host Digital’s management were as follows:

●	Tenant and Lease Structure. The analysis assumed that Host Digital would enter into a long-term lease with a creditworthy tenant for the Project Facility. At the time of the analysis, Host Digital was in advanced discussions with a prospective tenant, which included the exchange of multiple drafts of the lease agreement between Host Digital, the prospective tenant, and their respective advisors, and the analysis reflected the prospective tenant’s indication of interest in 40 to 47 MW of critical IT load capacity at the Project Facility (as defined below). Each of Host Digital and HCWC acknowledged at the time of the Merger negotiation the tenant lease between Host Digital and the prospective tenant remained subject to continued negotiation, legal documentation, standard technical and commercial due diligence, credit review, internal approvals, and other customary conditions.
●	Lease Term and Annual Rent. The analysis assumed a 15-year initial lease term with an annual base rent within a range of approximately $60 million to $76 million in the first year, based on 40 to 47 MW of critical IT load, and increasing 3% annually thereafter. The total contract value over the 15-year initial term was projected to be approximately $1.1 billion to $1.4 billion. The foregoing analysis is based on the terms discussed between Host Digital and the prospective tenant, as reflected in the drafts of the lease agreement exchanged between Host Digital and the prospective tenant, as of the time of the negotiations of the Merger Agreement between HCWC and Host Digital.
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Construction and Rent Commencement. The analysis assumed that the retrofit of the Project Facility would be completed and the tenant lease agreement would commence approximately seven to ten months following the effective date of the tenant lease agreement, with full rent payments beginning at that time.

●	Discount Rate. HCWC Management reviewed estimates prepared for the Project (as defined below) by Newmark, a real estate broker, which indicated that capitalization rates for comparable data center assets were within a range of approximately 5% to 6.5%. Applying the range of discount rates to the total projected lease payments above produced an indicative valuation range of approximately $676 million to $954 million, valuing only the discounted cash flows and excluding any residual value for the Project Facility. The offered valuation of $425 million represents a discount rate of approximately 16%. The indicative valuation range reflects the application of the discount rate range described above to the projected lease payments over the initial term of the tenant lease agreement, using the midpoint of the annual base rent range presented in this proxy statement.

The HCWC Board also considered that, given HCWC’s then-current stock price and market capitalization, HCWC had limited ability to negotiate the exchange ratio on terms more favorable to HCWC stockholders, and that the proposed transaction represented a compelling opportunity to reposition HCWC in the rapidly growing digital infrastructure sector at a time when HCWC’s legacy grocery operations offered constrained long-term growth prospects. After this review, the HCWC Board determined on May 25, 2026 that the proposed $425 million valuation was fair and in the best interests of HCWC and its stockholders. No fairness opinion was obtained in connection with the Merger. The HCWC Board determined that a fairness opinion was not required in light of the nature of the transaction, including the Board’s assessment that the $425 million valuation reflected a meaningful discount to the net present value of the anticipated cash flows from the Project Facility and HCWC’s then-current stock price and market capitalization.

The Board of Directors’ Evaluation of the Business Pivot. The HCWC Board conducted a comparative analysis of the long-term prospects of HCWC’s existing grocery retail operations against the opportunity presented by Host Digital’s digital infrastructure platform. The Board of Directors recognized that HCWC’s legacy grocery business faced structural headwinds including persistent margin pressure, limited scalability, and intensifying competitive dynamics, and offered constrained long-term growth potential. The HCWC Board assessed that the digital infrastructure sector, driven by surging demand for compute capacity for artificial intelligence and high-performance computing, offered access to a substantially larger addressable market, favorable long-term industry tailwinds, and the potential for significant long-term contracted revenue. While acknowledging the material execution and financing risks inherent in an early-stage development company with no operating history, the Board of Directors concluded that the potential long-term upside, combined with the expertise of Host Digital’s management team and its advisors, made the proposed transaction advisable and in the best interests of HCWC and its stockholders. Following the Merger, HCWC’s existing grocery retail operations will continue as a division of the combined company.

These negotiations culminated in the execution of the Merger Agreement on May 27, 2026, pursuant to which Host Digital would become a wholly owned subsidiary of HCWC, and the equity holders of Host Digital would receive Merger Consideration consisting of a combination of HCWC Common Stock and Pre-Funded Warrants.

Recommendation of the Board of Directors; Reasons for the Merger

After consideration of various factors as discussed below, on May 25, 2026, the Board of Directors has unanimously:

●	determined that the Merger Agreement and the Merger and the other transactions between the parties contemplated by the Merger Agreement (the “Contemplated Transactions”), are fair to and in the best interests of HCWC and its stockholders;

●	approved and declared advisable the Merger Agreement and the Contemplated Transactions, including the Merger;

●	authorized and approved the execution, delivery and performance by HCWC of the Merger Agreement;

●	recommended the adoption of the Merger Agreement by the stockholders of HCWC; and

●	recommended the adoption of the Stock Issuance Proposal, Reverse Split Proposal, Authorized Shares Proposal, Name Change Proposal, Written Consent Proposal, Auditor Proposal and Adjournment Proposal.

In evaluating the Merger Agreement and the Contemplated Transactions, the Board of Directors consulted with HCWC’s senior management, as well as outside legal counsel. In the course of making its determination (1) that the Merger is fair to and in the best interests of HCWC and its stockholders; (2) to approve and declare advisable the Merger Agreement and the Contemplated Transactions, including the Merger; and (3) to recommend the adoption of the Merger Agreement by the stockholders of HCWC, the Board of Directors considered numerous factors, including the following non-exhaustive list of material factors and benefits of the Merger, each of which the Board of Directors believed supported its determination and recommendation and are not presented in any relative order of importance:

Business and Financial Condition. The Board of Directors considered HCWC’s business, financial performance and condition and future prospects and the risks and uncertainties attendant thereto.

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Risks and Uncertainties. The Board of Directors considered, among other factors, that HCWC’s business and that its stockholders would continue to be subject to significant risks and uncertainties if HCWC remained an independent public company, including:

●	risks and uncertainties related to HCWC’s business, financial performance and condition and future prospects, including economic uncertainties, unfavorable conditions in HCWC’s sector;

●	the current sector, economic and market conditions and trends in the markets in which HCWC competes, including the on-going changes in such markets and HCWC’s business and the risks and uncertainties attendant thereto, including evolving customer requirements and operating in a highly competitive and sometimes fragmented industry;

●	the risks and volatility related to current cost of goods sold in our stores and related pricing pressures;

●	the need for significantly increased marketing spend to improve sales and traffic in our stores;

●	the need for expansion to increase the number of stores both to improve economies of scale and our business’ buying power;

●	the risks set forth in HCWC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

●	ongoing costs and expenses of remaining a public company.

Board Independence. The Board of Directors considered the fact that the Board of Directors approved the Contemplated Transactions following extensive discussions with HCWC’s management team, financial advisors and outside legal counsel. Additionally, all of the directors on the Board of Directors were actively involved throughout the sale transaction process.

Strategic Alternatives. The Board of Directors considered:

●	the results of HCWC’s financing and strategic transaction discussions and its process of exploring, analyzing and evaluating its strategic alternatives, including remaining as an independent public company and pursuing HCWC’s long-term business plan;
●	the fact that the terms of the Merger Agreement were the result of robust arm’s-length negotiations conducted by HCWC, with the knowledge and at the direction of the Board of Directors and with the assistance of independent outside legal counsel; and
●	alternative means of creating stockholder value and pursuing HCWC’s strategic goals (including pursuing HCWC’s long-term business plan as an independent company) and the risks and uncertainties attendant thereto, and the Board of Directors’ belief that the Merger represents the best available alternative for maximizing value for HCWC’s stockholders.

Likelihood of Completion; Certainty of Payment. The Board of Directors considered its belief that the Merger represented a transaction that would likely be consummated based on, among other factors:

●	the absence of any financing condition to the consummation of the Merger;

●	the fact that the Merger Agreement requires Host Digital to use its reasonable best efforts to obtain applicable regulatory approvals to consummate the Merger as further described below under the heading “The Merger Agreement — Efforts to Consummate; Legal Conditions to Merger;”

●	the exceptions contained within the “Parent Material Adverse Effect” definition, which generally defines the standard for closing risk; and

●	the fact that the conditions to the closing of the Merger are specific and limited in scope.

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The Board of Directors also considered and balanced against the potentially positive factors a number of uncertainties, risks and potentially negative factors in its deliberations concerning the Merger and the Contemplated Transactions, including the costs of the Merger, interim operating covenants, and other risks of the type and nature described herein

The foregoing discussion is not meant to be exhaustive, but summarizes certain material factors considered by the Board of Directors in its evaluation of the Merger. After considering these and other factors, the Board of Directors concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board of Directors and the complexity of these factors, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board of Directors applied his own personal business judgment to the process and may have assigned different weights to different factors. Upon due consideration of these and other factors, the Board of Directors believed that, overall, the potential benefits of the Merger to HCWC’s stockholders outweighed the risks and uncertainties of the Merger and adopted and approved the Merger Agreement, the Merger and the Contemplated Transactions and recommended that the stockholders adopt the Merger Agreement and approve the Merger based upon the totality of the information presented to and considered by the Board of Directors. This explanation of the reasoning of the Board of Directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

Interests of HCWC’s Directors and Executive Officers in the Merger

In considering the recommendation of the HCWC Board with respect to the Stock Issuance Proposal and the other matters to be acted upon by HCWC’s stockholders at the Special Meeting, HCWC’s stockholders should be aware that HCWC’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of HCWC’s stockholders. These interests may present them with actual or potential conflicts of interest, and those interests, to the extent material, are described below.

Each of the members of the HCWC Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching their respective decisions to approve the Merger Agreement and the Merger and to recommend that HCWC’s stockholders approve the proposals to be presented to HCWC’s stockholders for consideration at the Special Meeting.

Designation of HCWC’s Chief Financial Officer as Chief Financial Officer of the Combined Company

John A. Ollet, HCWC’s current Chief Financial Officer, will become the Chief Financial Officer of the combined company post-Closing.

Bonus of HCWC Common Stock

In connection with the Merger, HCWC has agreed to issue incentive awards to acquire up to 12 million shares of HCWC Common Stock to employees and officers and, of that 12 million, 11.3 million will be issued to directors and named executive officers of HCWC. The following table sets forth the numbers of shares of HCWC Common Stock that each director or named executive officer of HCWC would receive in connection with the Merger:

Name	Number of Shares of HCWC Common Stock
Jeffrey Holman	5,200,000
John A. Ollet	2,600,000
Christopher Santi	2,600,000
Gary Bodzin	300,000
Behnam Myers	300,000
Michael Lerman	300,000

Acceleration of Unvested Equity Awards

Pursuant to the terms of HCWC’s existing equity award agreements and the 2024 Equity Incentive Plan, upon the consummation of the Merger, all outstanding and unvested restricted stock awards held by HCWC’s directors, executive officers and employees will become fully vested immediately prior to the Effective Time.

The accelerated vesting described above results from pre-existing equity award agreements and was not separately negotiated in connection with the Merger Agreement.

Listing of Common Stock and Name Change

Following the closing of the Merger, HCWC expects to continue to be a publicly traded company listed on the NYSE American under the ticker symbol “HOST,” subject to approval by the NYSE American. HCWC stockholders are being asked to approve an amendment to HCWC’s certificate of incorporation to change HCWC’s corporate name to a name selected by Host Digital, in its sole discretion. A copy of the proposed Name Change Proposal is attached to this proxy statement as Annex C.

HCWC will use its best efforts to maintain the listing of HCWC Common Stock on the NYSE American and, to the extent required, to prepare and submit to the NYSE American an additional listing application for the shares to be issued in connection with the Merger and an initial listing application relating to the combined company.

Accounting Treatment

The Merger will be accounted for as a reverse acquisition under GAAP in accordance with Accounting Standards Codification Topic 805, Business Combinations. Host Digital has been identified as the accounting acquirer because its former members will hold a majority of the voting rights in the combined entity, designate a majority of the board of directors, and appoint senior management. HCWC is the accounting acquiree. Under the acquisition method of accounting, the assets and liabilities of HCWC will be recorded at their estimated fair values as of the acquisition date, and any excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill. The assets and liabilities of Host Digital will be carried over at their historical carrying values, as the combined entity is a continuation of Host Digital’s financial statements.

For U.S. federal income tax purposes, the parties intend that the Merger qualify as a transaction described in Section 351(a) of the Code. The Merger Agreement requires receipt of the Merger Tax Opinion and the Spin-Off Tax Opinion (each, as defined below) as conditions to closing. No assurance can be provided that the IRS or a court will agree with the intended tax treatment or the tax opinions.

Regulatory Approvals

Under the HSR Act, and the rules promulgated thereunder, the Merger may not be completed until notifications have been filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice and the applicable waiting period has expired or been terminated, if applicable. Completion of the Merger may be subject to HSR clearance under the Merger Agreement. The parties are not aware of any other material federal, state or foreign regulatory approvals required to complete the Merger.

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THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference herein. The Merger Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about HCWC, Merger Sub or Host Digital. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement.

The Merger Agreement contains representations and warranties that HCWC and Merger Sub, on the one hand, and Host Digital, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may not be intended as statements of fact but rather as a way of allocating risk between the parties if those statements prove to be inaccurate. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with the signing of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about HCWC, Merger Sub or Host Digital, because they were made as of specific dates, may be intended merely as risk allocation among the parties and are modified by the disclosure schedules.

General

On May 27, 2026, HCWC, Merger Sub and Host Digital entered into the Merger Agreement. Under the Merger Agreement, at the Effective Time of the Merger, Merger Sub will merge with and into Host Digital, the separate existence of Merger Sub will cease and Host Digital will continue as the surviving limited liability company in the Merger, which we refer to as the “Surviving Entity.” As a result of the Merger, Host Digital will become a wholly owned subsidiary of HCWC.

Unless the Merger Agreement is earlier terminated and subject to the satisfaction or waiver of the applicable closing conditions, the consummation of the Merger (the “Closing”) will take place remotely as promptly as practicable, and in any event no later than the second business day after the satisfaction or waiver of the last condition to be satisfied or waived, other than conditions that by their nature are to be satisfied at the Closing, or at such other time, date and place as HCWC and Host Digital may mutually agree in writing. At the Closing, the parties will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware. The Merger will become effective at the time the certificate of merger is filed, or at such later time as the parties agree in writing and specify in the certificate of merger (the “Effective Time”).

Merger Consideration

At the Effective Time of the Merger, without any further action by HCWC, Merger Sub, Host Digital, any member of Host Digital or any stockholder of HCWC, all Company Units outstanding immediately prior to the Effective Time will automatically be converted into the right to receive the Merger Consideration (as defined below). “Company Units” means, collectively, the Common Units and Preferred Units of Host Digital, in each case as defined in that certain Amended and Restated Limited Liability Company Agreement of Host Digital, dated effective as of February 13, 2026 (the “Company Operating Agreement”).

The Merger Consideration will consist of either:

●	a number of shares of HCWC Common Stock determined in accordance with the Exchange Ratio; or
●	a number of Pre-Funded Warrants in lieu of such HCWC Common Stock.

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The Merger Consideration will be allocated among the holders of Company Units as of immediately prior to the Effective Time as set forth in the Allocation Certificate described below.

All shares of common stock, $0.00 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for 100% of the membership interests of the Surviving Entity.

Pre-Funded Warrants

The Merger Agreement defines “Pre-Funded Warrants” as warrants to purchase shares of HCWC Common Stock at an exercise price of $0.0001 per share, or such other nominal exercise price as the parties determine prior to the Effective Time. The form and substance of the Pre-Funded Warrants must be reasonably satisfactory to the parties.

Capitalization Certificate and Exchange Ratio Mechanics

The total Merger Consideration will be determined using the Exchange Ratio as set forth in the Merger Agreement. The Exchange Ratio is equal to the quotient obtained by dividing the Base Stock Consideration by 2,000, representing the total number of Company Units outstanding as of immediately prior to the Effective Time.

The Base Stock Consideration is the number of shares of HCWC Common Stock equal to the quotient obtained by dividing the Base Price by the Applicable Share Price. The Merger Agreement defines the Base Price as $425,000,000 and the Applicable Share Price as $0.27 per share of HCWC Common Stock.

No earlier than one business day prior to the Closing date, HCWC must deliver to Host Digital a certificate of HCWC’s chief financial officer, which we refer to as the “Capitalization Certificate.” The Capitalization Certificate must set forth in reasonable detail the calculation of the HCWC Fully Diluted Number (as defined below), the Applicable Share Price, the Exchange Ratio and the total Merger Consideration, and must be in form and substance reasonably satisfactory to Host Digital. If there is any dispute regarding the Capitalization Certificate, the parties must negotiate in good faith to resolve the dispute prior to the Closing, and the Closing may not occur until the dispute is resolved to the reasonable satisfaction of Host Digital. Receipt by Host Digital of a Capitalization Certificate, executed by HCWC’s chief financial officer and satisfactory to Host Digital in its sole discretion, including as to the calculations set forth therein, is also a condition to Host Digital’s obligation to close the Merger.

The HCWC Fully Diluted Number means the total number of shares of HCWC Common Stock that would be outstanding immediately after the Effective Time, after giving effect to the issuance of the Merger Consideration, calculated on a fully diluted basis and assuming (solely for the purposes of this calculation), without duplication, the conversion in full of all Preferred Shares based on their conversion price at such time and the issuance of all shares of HCWC Common Stock issuable upon exercise, conversion or exchange of all other outstanding options, warrants, convertible securities or exchangeable securities of HCWC. The calculation excludes shares reserved for issuance under any HCWC stock plans that are not subject to outstanding awards.

Adjustments to Merger Consideration

If, at any time between the date of the Merger Agreement and the Effective Time, any change in the outstanding shares of capital stock of HCWC occurs as a result of any reclassification, stock split, reverse stock split, recapitalization, split-up, combination, exchange of shares, readjustment, stock dividend or distribution, including any dividend or distribution of securities convertible into capital stock, or any similar transaction, the Merger Consideration and any other amounts payable under the Merger Agreement will be equitably adjusted to reflect such change and to provide the holders of HCWC Common Stock with the same economic effect as contemplated by the Merger Agreement prior to such event. This adjustment provision does not permit any party to take any action that is not otherwise authorized or permitted under the Merger Agreement.

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Fractional Shares

No fractional shares of HCWC Common Stock will be issued in connection with the Merger, and no certificates or scrip representing fractional shares will be issued. Any holder of Company Units who would otherwise be entitled to receive a fraction of a share of HCWC Common Stock, after aggregating all fractional shares of HCWC Common Stock issuable to such holder, will instead be entitled to receive one whole share of HCWC Common Stock in respect of such fractional shares.

Issuance Procedures; Closing of Transfer Books

Promptly after the Effective Time, the parties will cause the holders of Company Units outstanding immediately prior to the Effective Time to deliver to HCWC a completed and executed letter of transmittal and IRS Form W-9 or appropriate IRS Form W-8. Upon delivery of those materials and such other documents as HCWC may reasonably request, each holder will be entitled to receive the shares of HCWC Common Stock and Pre-Funded Warrants to which such holder is entitled under the Merger Agreement and the Allocation Certificate.

At the Effective Time, all Company Units outstanding immediately prior to the Effective Time will be treated in accordance with the Merger Agreement and the Allocation Certificate, the holders of Company Units will cease to have any rights as equity holders or members of Host Digital, and the transfer books of Host Digital will be closed with respect to Company Units outstanding immediately prior to the Effective Time. After the Effective Time, there will be no further transfers of Company Units on Host Digital’s transfer books.

The parties will be entitled to deduct and withhold from amounts otherwise payable under the Merger Agreement any amounts required to be deducted and withheld under applicable tax law. Any amount so deducted, withheld and paid to the appropriate person will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of whom the deduction and withholding was made.

Allocation Certificate

Host Digital must prepare and deliver to HCWC, at least three days prior to the anticipated closing date, a certificate signed by Host Digital’s chief executive officer or chief financial officer, in form and substance reasonably acceptable to HCWC, which we refer to as the “Allocation Certificate.” The Allocation Certificate must set forth, as of immediately prior to the Effective Time, each holder of Company Units, such holder’s name and address, the number and type of Company Units held by such holder, and the Merger Consideration to be issued to such holder under the Merger Agreement in respect of Company Units held by such holder.

Directors and Officers Following the Merger

The parties must take all necessary action so that, immediately after the Effective Time, the HCWC Board is comprised of the individuals set forth on Exhibit C to the Merger Agreement, and such individuals are elected or appointed to the positions of officers of HCWC set forth on Exhibit C. Exhibit C to the Merger Agreement identifies the following directors: Shawn Matthews, Omar Hussein, Robert Byrne, Guhan Kandasamy and Alexander Monje. Exhibit C identifies the following officers: Harmol Samra, Chief Executive Officer, and John Ollet, Chief Financial Officer.

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If any person designated in Exhibit C is unable or unwilling to serve as a director or officer of HCWC as of the Effective Time, Host Digital will designate a different individual to serve in that capacity, subject to HCWC’s reasonable acceptance. The Merger Agreement also provides that the HCWC Board immediately after the Effective Time will be comprised of a majority of independent directors as required by the NYSE American, at least two members of the HCWC Board immediately after the Effective Time will be Eligible Audit Committee Members (as defined in the Merger Agreement) who have indicated in writing their ability and willingness to serve on HCWC’s audit committee as of the Effective Time, and at least one of the Eligible Audit Committee Members must be “financially sophisticated.”

Amendment to Organizational Documents; Company Operating Agreement

At the Effective Time, the certificate of formation of Host Digital, as in effect immediately prior to the Effective Time, will be the certificate of formation of the Surviving Entity until amended in accordance with its terms and applicable law. The Company Operating Agreement, as in effect immediately prior to the Effective Time, will be the limited liability company agreement of the Surviving Entity until amended in accordance with the Merger Agreement and applicable law.

Host Digital must cause the Company Operating Agreement to be amended and restated contemporaneously with the Effective Time to reflect that the Surviving Entity is a wholly owned, member-managed subsidiary of HCWC.

The certificate of incorporation of HCWC after the Effective Time will be identical to the certificate of incorporation of HCWC immediately prior to the Effective Time until amended in accordance with its terms and applicable law, except that, prior to or concurrently with the filing of the certificate of merger, but effective shortly after the close of trading on the NYSE American on the Closing date and prior to the Effective Time, HCWC must file an amendment to its certificate of incorporation to make any changes that are part of the Merger and the other transactions between the parties contemplated by the Merger Agreement (the “Contemplated Transactions”) and mutually agreeable to HCWC and Host Digital.

Stockholder and Member Approvals

HCWC is required to use its best efforts to take all action necessary under applicable law and its organizational documents to call, give notice of, convene and hold a meeting of holders of HCWC Common Stock, which we refer to as the “HCWC Stockholder Meeting.” At the HCWC Stockholder Meeting, HCWC stockholders will vote on:

●	the issuance of shares of HCWC Common Stock to the members of Host Digital pursuant to the Merger Agreement;
●	an amendment to HCWC’s certificate of incorporation to authorize 2,000,000,000 shares of HCWC Common Stock, in the aggregate, to, among other things, issue shares of HCWC Common Stock to the members of Host Digital pursuant to the Merger Agreement;
●	an amendment to HCWC’s certificate of incorporation to change HCWC’s name to a name selected by Host Digital, in its sole discretion;
●	an amendment to HCWC’s certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting;
●	approval to issue additional shares of HCWC Common Stock in an amount exceeding 20% of the outstanding shares for purposes of complying with NYSE American Rule 713;
●	Ratifying appointment of HCWC’s independent registered public accounting firm for the year ending December 31, 2026;
●	Approval of the adjournment of the Special Meeting to a later date or dates, if necessary;
●	an amendment to HCWC’s certificate of incorporation to effect a reverse stock split; and
●	such other matters as Host Digital and HCWC mutually agree should be approved by HCWC’s stockholders.

HCWC is required to use its best efforts to hold the HCWC Stockholder Meeting as promptly as practicable after the date of the Merger Agreement, to solicit proxies in favor of the HCWC Stockholder Matters and to obtain the Required HCWC Stockholder Vote (as defined in the Merger Agreement), including by engaging a nationally recognized proxy solicitation firm reasonably acceptable to Host Digital. The Required HCWC Stockholder Vote is the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock entitled to vote thereon (which will include the votes of the holders of the Series A Preferred Stock on an as-converted basis).

Within 30 days of the date of the Merger Agreement, and in any event no later than three business days before the anticipated closing date, Host Digital must take all action necessary under applicable law and its organizational documents to obtain the Required Company Member Vote by written consent in lieu of a meeting. The Required Company Member Vote is the affirmative vote or written consent of Host Digital Manager, the beneficial holders of a majority of the Common Company Units, and the Investors, as defined in the Company Operating Agreement. The Merger Agreement provides that Host Digital may not assert that any other approval or consent of its members is necessary to approve the Merger Agreement or the Contemplated Transactions.

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The “Required Company Member Vote” means the affirmative vote (or written consent) of (a) the Company Manager, (b) the beneficial holders of a majority of the Common Company Units (as defined in the Company Operating Agreement), and (c) the Investors (as defined in the Company Operating Agreement)

Board of Directors and Manager Recommendations; Changes to Recommendations

HCWC has agreed that, subject to the disclosure provisions described below, the HCWC Board will recommend that the holders of HCWC Common Stock vote in favor of the HCWC Stockholder Matters at the HCWC Stockholder Meeting, and that this proxy statement will include that recommendation. The HCWC Board Recommendation may not be withheld, amended, withdrawn or modified, and the HCWC Board may not publicly propose to withhold, amend, withdraw or modify its recommendation, in each case in a manner adverse to Host Digital.

The Merger Agreement does not prohibit HCWC or the HCWC Board from complying with Rules 14d-9 and 14e-2(a) under the Exchange Act, issuing a “stop, look and listen” communication or similar communication contemplated by Rule 14d-9(f) under the Exchange Act, or otherwise making any disclosure to HCWC’s stockholders if the HCWC Board determines in good faith, after consultation with outside legal counsel, that failure to make the disclosure would reasonably likely be inconsistent with applicable law, including its fiduciary duties. Any such disclosure, other than a “stop, look and listen” communication or similar communication, will be deemed to be a change of the HCWC Board Recommendation unless the HCWC Board expressly publicly reaffirms the HCWC Board Recommendation in the communication or within three business days after being requested in writing to do so by Host Digital.

Host Digital has agreed that Host Digital Manager will recommend that the beneficial holders of Company Units approve the Merger Agreement and the Contemplated Transactions and will use best efforts to solicit that approval within the time required by the Merger Agreement. Host Digital Manager Recommendation may not be withheld, amended, withdrawn or modified in a manner adverse to HCWC, and Host Digital Manager may not adopt or propose any resolution to withhold, amend, withdraw or modify its recommendation in a manner adverse to HCWC or to adopt, approve or recommend any Acquisition Proposal.

Non-Solicitation

HCWC and Host Digital have each agreed to non-solicitation restrictions during the period beginning on the date of the Merger Agreement and ending at the earlier of the Effective Time and termination of the Merger Agreement.

HCWC has agreed that, during this period, neither HCWC nor any of its subsidiaries will, and HCWC will not authorize any of their representatives to, directly or indirectly:

●	solicit, initiate, discuss, negotiate or knowingly encourage, induce or facilitate any Acquisition Proposal or Acquisition Inquiry, or any inquiry, request for information, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;
●	furnish non-public information regarding HCWC or any of its subsidiaries, or provide access to properties, employees, officers, assets, books, contracts or records, in connection with or for the purpose of encouraging an Acquisition Proposal or Acquisition Inquiry;
●	engage in, continue or otherwise participate in any discussions or negotiations with any person regarding an Acquisition Proposal or Acquisition Inquiry;
●	approve, endorse or recommend any Acquisition Proposal, subject to the HCWC Board disclosure provisions described above;
●	execute or enter into any letter of intent or contract contemplating or relating to any Acquisition Transaction; or
●	resolve, agree or publicly propose to do any of the foregoing.

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If HCWC or any of its representatives receives an Acquisition Proposal or Acquisition Inquiry during the pre-closing period, HCWC must promptly, and in any event within 24 hours after becoming aware of it, advise Host Digital orally and in writing, including the identity of the person making the proposal or inquiry, its material terms, and copies of any draft agreements, term sheets, indications of interest or other materials received. HCWC must keep Host Digital reasonably informed of the status and material terms of any Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification.

Host Digital is subject to similar restrictions. During the pre-closing period, neither Host Digital nor any of its subsidiaries may, and Host Digital may not authorize any of their representatives to, directly or indirectly:

●	solicit, initiate, discuss, negotiate or knowingly encourage, induce or facilitate any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;
●	furnish non-public information regarding Host Digital to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;
●	engage in discussions or negotiations with any person regarding an Acquisition Proposal or Acquisition Inquiry;
●	approve, endorse or recommend any Acquisition Proposal, subject to the Host Digital Manager recommendation covenant;
●	execute or enter into any letter of intent or contract contemplating or relating to any Acquisition Transaction; or
●	publicly propose to do any of the foregoing.

If Host Digital or any of its representatives receives an Acquisition Proposal or Acquisition Inquiry (in each case, as defined below) during the pre-closing period, Host Digital must promptly, and in any event within one business day after becoming aware of it, advise HCWC orally and in writing, including the identity of the person making the proposal or inquiry and its material terms. Host Digital must keep HCWC reasonably informed of the status and material terms of any Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification.

Each of HCWC and Host Digital must immediately cease, and cause to be terminated, any existing solicitations, discussions, negotiations and communications with any person relating to any Acquisition Proposal or Acquisition Inquiry, and must request the destruction or return of any non-public information previously provided to such person. The non-solicitation covenants are not subject to a superior proposal exception.

For purposes of the Merger Agreement, an “Acquisition Inquiry” means, with respect to a party, an inquiry, indication of interest or request for information that would reasonably be expected to lead to an Acquisition Proposal, other than an inquiry, indication of interest or request for information made or submitted by HCWC or Host Digital to the other party. An “Acquisition Proposal” means, with respect to a party, any written or oral offer or proposal, other than an offer or proposal made by or on behalf of HCWC or its affiliates, on the one hand, or Host Digital or its affiliates, on the other hand, to the other party, contemplating or relating to an Acquisition Transaction with that party.

An “Acquisition Transaction” generally means a transaction or series of related transactions involving (i) a specified business combination, security issuance, security acquisition, reorganization, recapitalization, tender offer, exchange offer or similar transactions in which a party is a constituent entity, in which a person or group acquires more than 20% of a party or any of its subsidiaries’ voting securities, or in which a party or any of its subsidiaries issues securities representing more than 20% of its voting securities, or (ii) a sale, lease, exchange, transfer, license, acquisition or disposition of businesses or assets that constitute or account for 20% or more of the consolidated book value or fair market value of the assets of a party and its subsidiaries, taken as a whole.

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Covenants; Operation of Business Pending the Merger

HCWC has agreed that, except as set forth in the HCWC disclosure schedule, as expressly contemplated or permitted by the Merger Agreement, as required by applicable law, or with the prior written consent of Host Digital, which consent may not be unreasonably withheld, delayed or conditioned, during the pre-closing period HCWC will conduct its business and operations in the ordinary course of business and in material compliance with applicable law and the requirements of all contracts listed in the HCWC disclosure schedule that HCWC is a party to and is in effect as of the date of the Merger Agreement, other than any Parent Benefit Plan (as defined in the Merger Agreement).

●	HCWC has also agreed that, subject to specified exceptions, during the pre-closing period it will not, and will cause its subsidiaries not to:
●	declare or pay dividends or distributions, or repurchase or redeem capital stock or other securities, subject to limited exceptions for equity award exercise price and tax withholding matters;
●	issue, grant, pledge, dispose of or encumber HCWC capital stock, options, warrants, rights or convertible or exchangeable securities, subject to limited exceptions for existing HCWC Options, HCWC RSUs and Preferred Shares;
●	amend organizational documents or enter into merger, consolidation, business combination, recapitalization, reclassification, stock split, reverse stock split or similar transactions, except as advisable or necessary in connection with the Contemplated Transactions;
●	form a subsidiary, acquire an equity interest or enter into a joint venture;
●	lend money, incur or guarantee indebtedness, guarantee debt securities of others, or make capital expenditures or commitments;
●	adopt, amend or terminate benefit plans, pay bonuses, increase compensation or benefits, increase severance or change-in-control benefits, or hire officers or employees with annual salary in excess of $75,000, subject to limited exceptions;
●	recognize any labor union or similar organization;
●	enter into any material transaction outside the ordinary course of business;
●	acquire material assets, sell or dispose of material assets, or grant encumbrances on assets or properties;
●	transfer or license material HCWC intellectual property, other than non-exclusive licenses in the ordinary course of business;
●	take specified tax actions, including making or changing tax elections, filing inconsistent material tax returns, settling material tax liabilities, entering into tax sharing arrangements or taking action that would reasonably be expected to breach or give rise to an indemnification claim under the Tax Matters Agreement;
●	enter into, materially amend or terminate HCWC Material Contracts;
●	make expenditures or incur, discharge or satisfy liabilities outside the ordinary course of business;
●	change accounting policies or procedures, other than as required by law or GAAP; or
●	agree, resolve or commit to do any of the foregoing.

Host Digital has agreed that, except as set forth in Host Digital disclosure schedule, as expressly contemplated or permitted by the Merger Agreement, as required by applicable law, or with HCWC’s prior written consent, which consent may not be unreasonably withheld, delayed or conditioned, during the pre-closing period Host Digital will conduct its business and operations in the ordinary course of business and in material compliance with applicable law and the requirements of all Company Material Contracts.

Host Digital has also agreed that, subject to specified exceptions, including exceptions for actions in connection with or in furtherance of the Project, during the pre-closing period it will not:

●	declare or pay dividends or distributions on Company Units, or repurchase or redeem Company Units, subject to limited exceptions for units held by terminated employees, managers or consultants;
●	issue, grant, pledge, dispose of or encumber Company securities, options, warrants, rights or convertible or exchangeable securities, subject to limited exceptions for ordinary course option grants to employees and service providers;

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●	amend organizational documents or enter into merger, consolidation, unit exchange, business combination, recapitalization, reclassification, stock split, reverse stock split or similar transactions, except as advisable or necessary in connection with the Contemplated Transactions;
●	form a subsidiary, acquire an equity interest or enter into a joint venture;
●	lend money, incur or guarantee indebtedness or guarantee debt securities of others;
●	adopt, amend or terminate benefit plans, pay bonuses other than in the ordinary course of business, increase compensation or benefits, increase severance or change-in-control benefits, or hire officers or employees;
●	recognize any labor union or similar organization;
●	acquire material assets, sell or dispose of assets or properties, or grant encumbrances on assets or properties, except in the ordinary course of business and pursuant to the Merger Agreement;
●	transfer or license material Company intellectual property, other than non-exclusive licenses in the ordinary course of business;
●	take specified tax actions, including making or changing tax elections, filing inconsistent material tax returns, settling material tax liabilities, or entering into tax sharing arrangements;
●	terminate, enter into or materially amend specified Company Material Contracts, subject to monetary thresholds set forth in the Merger Agreement;
●	settle or commence material legal proceedings;
●	change accounting policies or procedures, other than as required by law or GAAP; or
●	agree, resolve or commit to do any of the foregoing.

Nothing in the Merger Agreement gives either HCWC or Host Digital the right to control or direct the other party’s operations prior to the Effective Time. Before the Effective Time, each party will exercise, consistent with the terms and conditions of the Merger Agreement, complete unilateral control and supervision over its own business operations.

Conditions to the Completion of the Merger

●	Each party’s obligation to complete the Merger is subject to the satisfaction or waiver, to the extent permitted by applicable law, at or prior to the Closing, of the following conditions:
●	to the extent a filing under the HSR Act is required, the applicable waiting period, and any extension thereof, under the HSR Act must have expired or been earlier terminated;
●	no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Contemplated Transactions may have been issued by a court of competent jurisdiction or other governmental body of competent jurisdiction and remain in effect, and no law may be in effect that makes consummation of the Contemplated Transactions illegal;
●	HCWC must have obtained the Required HCWC Stockholder Vote on each of the Stock Issuance Proposal, the Authorized Shares Proposal and the Name Change Proposal (collectively, the “HCWC Stockholder Matters”), and Host Digital must have obtained the Required Company Member Vote;
●	shares of HCWC Common Stock must continue to be traded on the NYSE American until the Effective Time, the HCWC Common Stock to be issued in the Merger must have been approved for listing, subject to official notice of issuance, on the NYSE American as of the Effective Time, and the NYSE American Listing Application must have been approved such that HCWC Common Stock will continue to trade on the NYSE American following the Effective Time;
●	the Merger Tax Opinion must be obtained by a nationally recognized tax advisor reasonably acceptable to HCWC and Host Digital and delivered by such tax advisor to HCWC and Host Digital confirming that the Merger Tax Opinion remains accurate as of the Effective Time, and Host Digital and HCWC must execute updated representation letters for the Merger Tax Opinion;
●	the Spin-Off Tax Opinion must be delivered by HCWC Tax Counsel to HCWC and Host Digital confirming that the Spin-Off Tax Opinion remains accurate as of the Effective Time, and Host Digital and HCWC must execute updated representation letters for the Spin-Off Tax Opinion;
●	the Consent Agreement must be in full force and effect and not have been amended, modified or waived in any respect; and
●	HCWC must, as of the Closing date, meet the requirements for use of Form S-3, including General Instruction I.A, for a primary offering of HCWC Common Stock under the Securities Act.

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In addition, the obligations of HCWC and Merger Sub to complete the Merger are subject to the satisfaction or waiver by HCWC, at or prior to the Closing, of the following conditions:

●	the Company Fundamental Representations (as defined in the Merger Agreement) must have been true and correct in all respects as of the date of the Merger Agreement and must be true and correct in all respects on and as of the Closing date, except to the extent such representations and warranties are made as of a specific date, in which case they must be true and correct in all respects as of that date;
●	the representations and warranties of Host Digital, other than Company Fundamental Representations, must have been true and correct as of the date of the Merger Agreement and must be true and correct on and as of the Closing date, except where the failure to be true and correct would not result in a Company Material Adverse Effect, without giving effect to materiality or Company Material Adverse Effect qualifications, or for representations and warranties made only as of a particular date;
●	Host Digital must have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;
●	HCWC must have received a certificate executed by Host Digital’s chief executive officer or chief financial officer certifying that the applicable conditions have been satisfied and that the information in the Allocation Certificate remains true and accurate in all respects as of the Closing date;
●	since the date of the Merger Agreement, no Company Material Adverse Effect may have occurred; and
●	HCWC must have agreed to issue to its employees and officers up to 12 million shares of HCWC Common Stock in the amounts set forth in the HCWC disclosure schedule, with the effectiveness of such issuance to be as of the Closing.

The obligations of Host Digital to complete the Merger are subject to the satisfaction or waiver by Host Digital, at or prior to the Closing, of the following conditions:

●	the Parent Fundamental Representations (as defined in the Merger Agreement) must have been true and correct in all respects as of the date of the Merger Agreement and must be true and correct in all respects on and as of the Closing date, except to the extent such representations and warranties are made as of a specific date, in which case they must be true and correct in all respects as of that date;
●	the representations and warranties of HCWC and Merger Sub, other than the Parent Fundamental Representations, must have been true and correct as of the date of the Merger Agreement and must be true and correct on and as of the Closing date, except where the failure to be true and correct would not result in a HCWC Material Adverse Effect, without giving effect to materiality or HCWC Material Adverse Effect qualifications, or for representations and warranties made only as of a particular date;
●	HCWC and Merger Sub must have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time;
●	Host Digital must have received a certificate executed by HCWC’s chief executive officer or chief financial officer confirming that the applicable conditions have been satisfied;
●	Host Digital must have received written resignations, in a form reasonably satisfactory to Host Digital, dated as of the Closing date and effective as of the Effective Time, executed by each officer and director of HCWC who will not continue as an officer or director of HCWC after the Effective Time;
●	Host Digital must have received a registration rights agreement duly executed by HCWC;
●	Host Digital must have received the Series A Waiver Agreement duly executed by HCWC and the holders of the Series A Convertible Preferred Stock of HCWC;
●	Host Digital must have received duly executed copies of the Voting and Restriction Agreements;
●	Host Digital must have received the Capitalization Certificate, executed by HCWC’s chief financial officer, in form and substance satisfactory to Host Digital in its sole discretion, including as to the calculations set forth in it; and
●	since the date of the Merger Agreement, no HCWC Material Adverse Effect may have occurred.

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Representations and Warranties

The Merger Agreement contains customary representations and warranties of Host Digital, HCWC and Merger Sub for a transaction of this type relating to, among other things:

●	due organization and subsidiaries;
●	organizational documents;
●	authority to enter into the Merger Agreement and the binding nature of the Merger Agreement;
●	required votes of stockholders, members or other equity holders;
●	non-contravention and required consents;
●	capitalization;
●	absence of changes;
●	absence of undisclosed liabilities;
●	title to assets;
●	real property and leasehold matters;
●	intellectual property;
●	agreements, contracts and commitments;
●	compliance, permits and restrictions;
●	legal proceedings and orders;
●	tax matters;
●	employee and labor matters and benefit plans;
●	environmental matters;
●	insurance;
●	brokerage, finder’s, investment banking and similar fees;
●	transactions with affiliates; and
●	disclaimer of other representations and warranties.

The HCWC and Merger Sub representations and warranties also include representations relating to HCWC’s SEC filings and financial statements, HCWC’s NYSE American listing and internal controls, and the valid issuance of HCWC Common Stock to be issued in the Merger.

The representations and warranties are, in many respects, qualified by materiality, knowledge and the disclosure schedules. The representations and warranties of Host Digital, HCWC and Merger Sub contained in the Merger Agreement or in any certificate or instrument delivered pursuant to the Merger Agreement will terminate at the Effective Time. Only the covenants or agreements contained in the Merger Agreement or in any document or instrument delivered pursuant to or in connection with the Merger Agreement that by their terms survive the Effective Time, and Section 10 of the Merger Agreement, will survive the Effective Time.

Termination

The Merger Agreement may be terminated prior to the Effective Time, whether before or after adoption of the Merger Agreement by Host Digital’s members and whether before or after approval of the HCWC Stockholder Matters by HCWC’s stockholders, as follows:

●	by mutual written consent of HCWC and Host Digital;
●	by either HCWC or Host Digital if the Merger has not been consummated on or before August 25, 2026, which date we refer to as the “End Date,” subject to customary exceptions if the terminating party’s action or failure to act has been a principal cause of the failure to consummate the Merger and constitutes a breach of the Merger Agreement; provided that, if as of the End Date the failure to consummate the Merger is primarily attributable to delays outside the control of the parties, including SEC, NYSE American, antitrust authority or other governmental review, comment, inquiry, approval or other action, expiration or termination of any HSR Act waiting period, or convening, holding, adjourning, postponing or reconvening the HCWC Stockholder Meeting, Host Digital may extend the End Date for an additional 60 days by written notice to HCWC;

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●	by either HCWC or Host Digital if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the Merger or any other material Contemplated Transaction;
●	by HCWC if the Required Company Member Vote has not been obtained in accordance with the Merger Agreement, provided that HCWC may not terminate on this basis once the Required Company Member Vote has been obtained;
●	by either HCWC or Host Digital if the Required HCWC Stockholder Vote has not been obtained at the HCWC Stockholder Meeting, including any adjournment or postponement;
●	by Host Digital if, at any time prior to approval of the HCWC Stockholder Matters by the Required HCWC Stockholder Vote, a HCWC Triggering Event has occurred;
●	by HCWC if, at any time prior to obtaining the Required Company Member Vote, a Company Triggering Event has occurred;
●	by Host Digital upon a breach of any representation, warranty, covenant or agreement by HCWC or Merger Sub, or if any representation or warranty of HCWC or Merger Sub has become inaccurate, in either case such that the applicable closing conditions in favor of Host Digital would not be satisfied, subject to a 10-day cure period if the breach or inaccuracy is curable by the End Date and subject to Host Digital not then being in material breach of the Merger Agreement; provided that Host Digital may not terminate on this basis solely because HCWC failed to obtain the Required HCWC Stockholder Vote; or
●	by HCWC upon a breach of any representation, warranty, covenant or agreement by Host Digital, or if any representation or warranty of Host Digital has become inaccurate, in either case such that the applicable closing conditions in favor of HCWC and Merger Sub would not be satisfied, subject to a 10-day cure period if the breach or inaccuracy is curable by the End Date and subject to HCWC not then being in material breach of the Merger Agreement.

The party desiring to terminate the Merger Agreement, other than by mutual written consent, must give notice of termination to the other party specifying the provision of the Merger Agreement pursuant to which the termination is made and the basis for termination in reasonable detail.

For purposes of the Merger Agreement, a HCWC Triggering Event occurs if HCWC fails to include the HCWC Board Recommendation in this proxy statement or makes a HCWC Board Adverse Recommendation Change, the HCWC Board or any committee of the HCWC Board publicly approves, endorses or recommends an Acquisition Proposal, or HCWC enters into any letter of intent or similar document or contract relating to an Acquisition Proposal, other than a permitted confidentiality agreement. A Company Triggering Event occurs if Host Digital makes a Company Manager Adverse Recommendation Change, Host Digital Manager or any committee of Host Digital Manager publicly approves, endorses or recommends an Acquisition Proposal, or Host Digital enters into any letter of intent or similar document or contract relating to an Acquisition Proposal, other than a permitted confidentiality agreement.

Effect of Termination

If the Merger Agreement is terminated, it will be of no further force or effect, except that specified provisions, including the effect of termination, disclosure, reverse termination fee, miscellaneous provisions and definitions provisions, will survive termination. Termination will not relieve any party of liability for fraud or for any willful breach of any representation, warranty, covenant, obligation or other provision of the Merger Agreement, except as otherwise set forth in the reverse termination fee provisions. The Merger Agreement defines “willful breach” as an action or omission that constitutes a material breach of any representation, warranty, covenant, obligation or other provision of the Merger Agreement and that the party knew would be a material breach. The Merger Agreement also provides that failure to consummate the Closing when required by the terms of the Merger Agreement constitutes a willful breach.

Reverse Termination Fee

If the Merger Agreement is terminated by Host Digital pursuant to its breach termination right due to a breach by HCWC of the HCWC non-solicitation covenant, the HCWC Stockholder Meeting covenant or the listing covenant, HCWC must pay, or cause to be paid, to Host Digital or its designee an amount in cash equal to the Reverse Termination Fee by wire transfer of immediately available funds within five business days after the date of termination.

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The Merger Agreement defines the Reverse Termination Fee as an amount equal to the lesser of $2,000,000 and Host Digital’s documented out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the Contemplated Transactions.

If the Reverse Termination Fee is paid to Host Digital in accordance with the Merger Agreement, payment of the Reverse Termination Fee will be the sole and exclusive remedy of Host Digital and its affiliates against HCWC, Merger Sub and their respective former, current or future directors, officers, employees, stockholders, members, managers, partners, agents and representatives for losses and damages suffered or incurred as a result of the applicable breach. This limitation does not relieve any party from liability for fraud.

The parties acknowledge in the Merger Agreement that the Reverse Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount intended to compensate Host Digital for efforts and resources expended and opportunities foregone while negotiating the Merger Agreement and relying on the expectation that the Contemplated Transactions would be consummated.

Amendment

The Merger Agreement may be amended with the approval of the HCWC Board, the Merger Sub Board and Host Digital Manager at any time, whether before or after adoption and approval of the Merger Agreement by Host Digital’s members or before or after obtaining the Required HCWC Stockholder Vote. However, after any approval of the Merger Agreement by a party’s members or stockholders, no amendment may be made that by law requires further approval of such members or stockholders without obtaining that further approval. The Merger Agreement may not be amended except by a written instrument signed on behalf of Host Digital, Merger Sub and HCWC.

Governing Law and Jurisdiction

The Merger Agreement is governed by the laws of the State of Delaware, without giving effect to conflict of laws principles. Each party has agreed that any action or proceeding arising out of or relating to the Merger Agreement or the Contemplated Transactions will be brought exclusively in the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if neither of those courts has jurisdiction, the Superior Court of the State of Delaware. Each party has waived objections to venue, objections that the forum is inconvenient or lacks jurisdiction, and the right to trial by jury. In any action or suit to enforce the Merger Agreement or the rights of the parties, the prevailing party, as determined by a court of competent jurisdiction, will be entitled to recover reasonable out-of-pocket attorneys’ fees and other reasonable costs and expenses.

Specific Performance

Except as otherwise provided in the Merger Agreement, remedies expressly conferred upon a party are cumulative and not exclusive of any other remedy available at law or in equity. The parties have agreed that irreparable damage for which monetary damages would not be an adequate remedy would occur if any party does not perform the Merger Agreement in accordance with its specified terms or otherwise breaches the Merger Agreement. Accordingly, the parties have agreed that they are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions, in addition to any other remedy available at law or in equity. The parties have also agreed not to oppose the granting of such relief on the basis that another party has an adequate remedy at law or that specific performance is not an appropriate remedy, and any party seeking an injunction is not required to provide any bond or other security.

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DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE MERGER

The Merger Agreement provides that, immediately after the Effective Time, the HCWC Board will be comprised of Robert Byrne, Omar Hussein, Guhan Kandasamy, Shawn Matthews, and Alexander Monje, and that the officers of HCWC will be Harmol Samra, Chief Executive Officer, and John Ollet, Chief Financial Officer.

The Merger Agreement also provides that the HCWC Board immediately after the Effective Time will be comprised of a majority of independent directors as required by the NYSE American, at least two members of the HCWC Board immediately after the Effective Time will be Eligible Audit Committee Members who have indicated in writing their ability and willingness to serve on HCWC’s audit committee as of the Effective Time, and at least one of the Eligible Audit Committee Members must be “financially sophisticated.”

Executive Officers of the Combined Company

The following table lists the names and ages of the individuals who are expected to serve as executive officers of HCWC upon the completion of the Merger:

Name	Age	Position
Harmol Samra	30	Chief Executive Officer
John Ollet	62	Chief Financial Officer

Harmol Samra will serve as Chief Executive Officer of combined HCWC company upon the closing of the Merger. Mr. Samra has served as Chief Executive Officer of Host Digital Infrastructure LLC since June 2025. Mr. Samra has over a decade of experience in digital infrastructure and real estate private equity, with a focus on underwriting, structuring and executing large-scale real asset and development-oriented investments across multiple markets. Prior to joining Host Digital Infrastructure LLC, Mr. Samra held investment roles at ICONIQ Capital, Starwood Capital Group and PGIM Real Estate, where he evaluated and executed complex infrastructure and real estate transactions involving significant capital coordination and development planning. While at ICONIQ Capital, Mr. Samra was a member of the team that built IPI Partners, one of the world’s largest digital infrastructure investment platforms, which was subsequently sold to Blue Owl Capital. Mr. Samra holds a Bachelor of Science in Business Administration from the Haas School of Business at the University of California, Berkeley. The Board of Directors believes that Mr. Samra’s extensive experience in digital infrastructure investment and development, together with his expertise in structuring large-scale real asset transactions, qualifies him to serve as Chief Executive Officer and provides valuable leadership to the combined company.

John Ollet. John A. Ollet is our Chief Financial Officer and has served as a director since August 2024. Mr. Ollet has served as Chief Financial Officer of Healthier Choices Management Corp. since December 12, 2016. Mr. Ollet previously served as Executive Vice President of Finance for Systemax, Inc. (NYSE: SYX) from 2006 to 2016. His prior experience as a Chief Financial Officer (CFO) includes roles as Vice President (VP) and CFO of Arrow Cargo Holdings, Inc., an airline logistics company, and as VP of Finance and CFO of The Americas Cargo Division at KLM Royal Dutch Airlines. He also served as Vice President (VP) of Finance and Administration at Sterling-Starr Maritime Group, Inc., and was a member of the audit staff at Arthur Andersen & Co. Mr. Ollet holds a bachelor’s degree in Finance and Economics and a Master of Business Administration (MBA) from Florida International University. He is a Certified Public Accountant (CPA).

Family Relationships of Proposed Executive Officers

There are no family relationships among any of the combined company’s proposed executive officers

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Directors of the Combined Company

Upon completion of the Merger, the HCWC Board will be divided into three staggered classes of directors. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. The following table lists the names, positions, classes and ages as of May 26, 2026 of the individuals who are expected to serve as directors of HCWC upon the completion of the Merger:

Name	Class	Age
Robert Byrne	II	49
Omar Hussein	I	49
Guhan Kandasamy	II	45
Shawn Matthews, Chairperson	I	59
Alexander Monje	III	36

Robert Byrne. Mr. Byrne has nearly three decades of experience as an entrepreneur, trader, writer and capital markets adviser to public and private companies. Since November 2025, he has served as a member of the board of directors of Sky Quarry, Inc. Since September 2024, he has served as a principal and strategic advisor through Alpha Nine Ventures LTD and, since 2021, has held similar issuer-side advisory roles as president of TB Byrne & Associates, focusing on acquisitions, corporate finance and restructuring (including debt workouts and debt–equity swaps), recapitalizations and exit strategies, primarily utilizing traditional initial public offerings and alternative public offerings. In this capacity, he advises boards and management teams of micro- and small-cap companies on complex capital structures and balance-sheet repair, including secured and unsecured debt, convertible securities, warrants, merchant cash advances and other quasi-debt instruments, and on strategic financings such as private investment in public equity, registered directs and Regulation A/Regulation Crowdfunding offerings, as well as digital-asset treasury and real-world-asset tokenization strategies intended to complement traditional capital-raising and listing pathways. From 1997 to 2018, Mr. Byrne was a full-time equities and futures trader, specializing in basket trading, auction-market theory and short-term index and commodity futures. Since 2008, he has written on markets and trading strategy as a contributing columnist for TheStreet.com and has also been involved in research, publishing and analytical roles, including as president of Asymmetric Publishing and as an equity analyst at Monument & Cathedral Holdings LLC. We believe that Mr. Byrne is qualified to serve on our Board of Directors due to his extensive experience in capital markets, corporate finance, restructuring and strategic advisory services, which provide valuable financial and transactional experience to our Board of Directors.

Omar Hussein. Mr. Hussein is the Co-Founder and Chief Strategic Officer of ConvergeFi, a VC-backed AI company transforming real estate lending, which he launched in 2024. Since November 2025, he has served as a member of the board of directors of Sky Quarry, Inc. Prior to ConvergeFi, from 2022-2023, Mr. Hussein was the CFO of two successive companies with announced IPOs - Sparks Energy, a $475>mm power services company, and PrimeBlock, a $1.25 billion data center company with over 100MW of deployed capacity. From 2015-2022, Mr. Hussein was a TMT investment banker at Citigroup and from 2014-2015 he was an M&A banker at BMO Capital Markets. From 2003-2014, Mr. Hussein held various roles at startups including Strategic Growth Bank, a tech-enabled bank backed by leading Growth Equity funds. From 2001-2003, Mr. Hussein was an investor at Insight Venture Partners. From 1999 – 2001, Mr. Hussein was an investment banker at Morgan Stanley. Mr. Hussein holds an MBA from Stanford University Graduate School of Business, and a B.A. from New York University. We believe that Mr. Hussein is qualified to serve on our Board of Directors due to his extensive experience in investment banking, corporate finance and strategic leadership, which provide valuable financial and operational insight to our Board of Directors.

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Guhan Kandasamy. From April 2018 to December 2023, Mr. Kandasamy served as the chief credit and data officer of 10X Capital Partners, LLC. In 2015, Mr. Kandasamy co-founded TheNumber, a One Zero Capital company, which provides credit market analytics and intelligence to leading credit hedge funds, Bulge Bracket Banks and Retail Banks. At TheNumber, he first served as the founding product manager, and as chief executive officer from January 2016 to March 2018. From October 2010 to January 2015, Mr. Kandasamy served as global head of product and data analytics at Opera Solutions, LLC (now ElectrifAi), where he co-founded the company’s financial services vertical while helping the founders raise its first private capital from Silver Lake Partners, KKR & Co. Inc. and Wipro Limited (NYSE: WIT). Mr. Kandasamy has also previously served as Vice President of US Structured Finance for the global credit ratings agency DBRS, Inc. and as analyst for the private secondary market firm SecondMarket, Inc., which was later acquired by Nasdaq. Prior to that, as its first product employee, he served as the founding product manager at CoreLogic, Inc. (NYSE: CLGX) from January 2004 to June 2007, and there he led development of CoreLogic’s product suite including Loansafe, the credit risk product used by a large portion of the mortgage market, as well as CoreLogic’s initial Automated Value Models (“AVMs”) and AVM cascade models for real estate assets, which remain the industry standard. During his tenure, he provided key evaluation and assistance to CoreLogic through several major corporate acquisitions, including First American Corporation. The company now produces over $1.7 billion in annual revenue and has an enterprise value of $5.3 billion. Mr. Kandasamy began his career in 2003 at the Federal National Mortgage Association as a credit risk policy analyst, where he developed the agency’s still-operational and patented Consumer Credit Risk Assessment Model (FMCA), along with several capital allocation, collateral risk and property valuation models. Mr. Kandasamy received an MBA with a concentration in Finance from Oxford University in 2010 and received a dual B.A. from Johns Hopkins University in 2003. We believe that Mr. Kandasamy is qualified to serve on our Board of Directors due to his extensive experience in credit and data analytics, financial services and structured finance, which provide valuable strategic, financial and operational expertise to our Board of Directors.

Shawn Matthews. Mr. Matthews is currently the Founder and Chief Investment Officer of Hondius Capital Management, a global alternative asset manager. In this role, he has oversight of and responsibility for all firm investments. Mr. Matthews has been actively investing in global markets for over 30 years, with the majority of his career focused on trading across asset classes. Prior to founding Hondius Capital Management, Mr. Matthews served as Chief Executive Officer of Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) from 2009 through April 2018. Before becoming Chief Executive Officer at Cantor Fitzgerald, he held a number of senior investment leadership roles there, including Head of Capital Markets and Head of Mortgage Trading. Earlier in his career, Mr. Matthews worked as a fixed income derivatives trader, traded privatization certificates in Eastern Europe, and later founded both an equity-focused hedge fund, Alchemist Capital Management, and a fixed income broker-dealer, West Side Capital. Mr. Matthews holds a Bachelor of Science in Finance from Fairfield University and an MBA from Hofstra University. We believe that Mr. Matthews is qualified to serve on our Board of Directors due to his extensive leadership experience in global investing, alternative asset management and financial services, which provide valuable leadership and financial expertise to our Board of Directors.

Alexander Monje. Mr. Monje is a Partner and Chief Legal Officer of 10X Capital, having joined the firm in 2022. Since November 2025, Mr. Monje has served on the board of directors of Sky Quarry, Inc. In August 2025, Mr. Monje served as a non-independent member of the board of directors of CEA Industries, Inc. Prior to joining 10X Capital, from 2021-2022, Mr. Monje was a member of the sponsor team of Digital World Acquisition Corp., a special purpose acquisition company that would go on to merge with Trump Media & Technology Group (NASDAQ: DJT). From March 2022 to May 2023, Mr. Monje served as Chairman of the board of directors of Nubia Brand International Corp. From 2015 to 2020, Mr. Monje worked in private law practices, most recently as a commercial and securities litigator representing clients in several dispute forums. From 2014 to 2015, Mr. Monje worked in institutional equity sales at Gabelli & Company. From 2013 to 2014, Mr. Monje worked in international wealth management at Morgan Stanley. Mr. Monje holds an MBA from the University of North Carolina, Kenan-Flagler Business School, as well as a J.D. from the University of Miami School of Law and a B.S. from the University of Miami. We believe that Mr. Monje is qualified to serve on our Board of Directors due to his extensive experience in capital markets, legal matters, corporate governance and strategic transactions, which provide valuable legal and financial experience to our Board of Directors.

Director Independence

We will undertake a review of the independence of the proposed directors and consider whether any director has a material relationship with the combined company that could compromise his ability to exercise independent judgment in carrying out his responsibilities. We expect that Messrs. Byrne, Kandasamy and Monje will be deemed “independent” as that term is defined under the rules of the NYSE American.

Board Leadership Structure

We expect the combined company’s corporate governance framework to provide its board of directors with the flexibility to determine the appropriate leadership structure for the combined company, including whether the roles of Chairperson and CEO should be separated or combined. In making this determination, the combined company will consider factors such as the needs of the business and the best interests of its stockholders.

Committees of the Board of Directors

After completion of the Merger, the combined company’s board of directors will have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, in each case established in accordance with applicable NYSE American and SEC rules and regulations. We expect that the members of the Audit Committee will be Messrs. Byrne, Kandasamy, and Hussein; the members of the Compensation Committee will be Messrs. Byrne, Kandasamy, and Monje; and the members of the Nominating and Corporate Governance Committee will be Messrs. Byrne, Kandasamy, and Monje.

Non-Employee Director Compensation Policy

The combined company expects to adopt a non-employee director compensation policy, pursuant to which non-employee directors will be eligible to receive compensation for service on the combined company’s board of directors and committees of the board of directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships and Related Party Transactions

Company Operating Agreement

In February 2026, Host Digital entered into the Company Operating Agreement with its members, including Hans Thomas, Harmol Samra, Alexander Monje, Graham Macro Strategic Ltd. (“Graham Macro”) and Graham Credit Opportunities Ltd. (together with Graham Macro, the “Graham Investors”).

Pursuant to the Company Operating Agreement and a related unit purchase agreement, the Graham Investors purchased an aggregate of 1,000 preferred units of Host Digital for an aggregate purchase price of approximately $33.5 million.

As of the date of the Company Operating Agreement, the common membership interests of Host Digital were held as follows: Hans Thomas (45%), Harmol Samra (45%) and Alexander Monje (10%). The Graham Investors collectively held 100% of the preferred units of Host Digital. Following the consummation of the Merger, each of Mr. Thomas, Mr. Samra and Mr. Monje are expected to beneficially own more than 5% of the outstanding common stock of the combined company following the Merger, Mr. Samra is expected to serve as Chief Executive Officer of the combined company and Mr. Monje is expected to serve on the board of directors of the combined company. In addition, the Graham Investors are expected to beneficially own more than 5% of the outstanding common stock of the combined company following the Merger. See “Beneficial Ownership of Securities” for further detail on the beneficial ownership of the common stock of the combined company upon consummation of the Merger.

The Company Operating Agreement provides the Graham Investors with certain consent rights prior to the consummation of the Merger or another similar transaction.

The Company Operating Agreement also provides that if the Merger or another similar transaction is not consummated within a specified period following the effective date of the Company Operating Agreement (subject to certain extension provisions relating to SEC review periods), each Graham Investor has the right to require Host Digital to redeem all of such investor’s preferred units for cash at a redemption price equal to 150% of such investor’s capital contribution.

Member Loans

On December 31, 2025, Host Digital entered into a loan agreement (the “Loan Agreement”) with an entity owned by a member of Host Digital, as lender (the “Lender”), pursuant to which Lender and Host Digital formalized an aggregate principal amount of approximately $1.4 million (the “Loan”) in prior advances made by Lender to Host Digital. The parties acknowledged that these advances were intended to constitute loans to Host Digital and are consolidated into the Loan pursuant to the Loan Agreement. The Loan is a senior unsecured obligation of Host Digital and is to be used by Host Digital for general working capital and other lawful business purposes. The Loan bears interest at a rate of 8% per annum and will mature on January 31, 2027 unless earlier prepaid in accordance with the terms of the Loan Agreement. Lender’s sole member is Hans Thomas, who, as described above, is also a member of Host Digital.

For further discussion on the Loan Agreement, see Note 5 to the Company’s financial statements.

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THE SPECIAL MEETING

Date, Time and Place

The Special Meeting will be held [virtually via live webcast at [●]/at [●]] on [●], 2026, at [●] [a.m./p.m.], Eastern Time.

Purpose of the Special Meeting

At the Special Meeting, HCWC stockholders will be asked to vote on the following proposals:

●	Proposal 1: To approve, including for purposes of complying with NYSE American Rule 713, the Stock Issuance pursuant to the Merger Agreement (including shares issuable upon exercise of any Pre-Funded Warrants issued as Merger Consideration) (the “Stock Issuance Proposal”).
●	Proposal 2: To approve an amendment to HCWC’s certificate of incorporation to authorize two billion shares of HCWC Common Stock (the “Authorized Shares Proposal”).
●	Proposal 3: To approve an amendment to HCWC’s certificate of incorporation to change HCWC’s name to a name selected by Host Digital, in its sole discretion (the “Name Change Proposal”).
●	Proposal 4: To approve an amendment to HCWC’s certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting (the “Written Consent Proposal”).
●	Proposal 5: To approve an amendment to HCWC’s certificate of incorporation to effect a reverse stock split of HCWC Common Stock at a ratio in the range of 1-for-[●] to 1-for-[●], with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion (the “Reverse Split Proposal”).
●	Proposal 6: To ratify the appointment of UHY LLP as HCWC’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Proposal”).
●	Proposal 7: To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal, the Name Change Proposal, the Written Consent Proposal, the Reverse Split Proposal or the Auditor Proposal (the “Adjournment Proposal”).

Record Date; Shares Entitled to Vote

Only holders of record of HCWC Common Stock and Series A Preferred Stock at the close of business on [●], 2026, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting. As of the record date, [●] shares of HCWC Common Stock were issued and outstanding and entitled to vote and [●] shares of Series A Preferred Stock were issued and outstanding and entitled to 725 votes each.

Quorum

The presence, either virtually or by proxy, of the holders of a majority of the shares of HCWC Common Stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum.

The HCWC Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby are fair and in the best interests of HCWC and its stockholders. Accordingly, the Board of Directors recommends that stockholders vote “FOR” each of Proposals 1, 2, 3, 4, 5, 6 and 7.

Voting at the Special Meeting

Stockholders of record as of the record date are entitled to vote. Each share of HCWC Common Stock is entitled to one vote per proposal. Each share of Series A Preferred Stock is entitled to 725 votes per proposal. Voting instructions may be submitted online, by phone, or by mail using the proxy materials provided. Shares held in “street name” through a bank or broker must be voted through the nominee.

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Vote Requirements

The required votes to approve the proposals at the Special Meeting are as follows:

●	Proposal 1 (Stock Issuance Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
●	Proposal 2 (Authorized Shares Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
●	Proposal 3 (Name Change Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
●	Proposal 4 (Written Consent Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
●	Proposal 5 (Reverse Split Proposal): Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect.
●	Proposal 6 (Auditor Proposal): Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will have no effect on this vote. Brokerage firms have authority to vote customers’ shares held by the firms in street name for which the beneficial owner has not instructed such firm how to vote on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
●	Proposal 7 (Adjournment Proposal): Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.

Revocation of Proxy

A stockholder may revoke a proxy by submitting a new proxy with a later date, notifying HCWC in writing at the address above, or by voting at the Special Meeting. Merely attending the meeting will not revoke a previously submitted proxy.

Proxy Solicitation

The HCWC Board is soliciting proxies, and HCWC will bear all related costs. HCWC may engage a nationally recognized proxy solicitation firm reasonably acceptable to Host Digital to assist in soliciting proxies. HCWC directors, officers and employees may solicit proxies without additional compensation.

Householding of Proxy Materials

HCWC may satisfy SEC delivery rules for multiple stockholders sharing an address by delivering a single copy of proxy materials unless a separate delivery is requested. To request individual delivery, contact our Chief Financial Officer at: Healthy Choice Wellness Corp., 3800 North 28th Way, #1 Hollywood, FL 33020 or 305.600.5004.

Questions

For any questions about the Special Meeting or how to vote, stockholders should contact HCWC at Healthy Choice Wellness Corp., 3800 North 28th Way, #1 Hollywood, FL 33020 or 305.600.5004.

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PROPOSAL 1 - STOCK ISSUANCE PROPOSAL

General

HCWC stockholders are being asked to approve the Stock Issuance pursuant to the Merger Agreement, including for purposes of complying with NYSE American Rule 713. The Stock Issuance is being made in connection with the Merger as described more fully in the section entitled “The Merger—Merger Consideration.”

The Stock Issuance is a necessary component of the overall transaction. In accordance with the terms of the Merger Agreement, HCWC will issue shares of HCWC Common Stock, or Pre-Funded Warrants to purchase HCWC Common Stock in lieu of such shares, to the holders of Company Units as Merger Consideration.

NYSE American Rule 713 Requirement

Under NYSE American Rule 713, stockholder approval is required prior to approval of applications to list additional shares when the additional shares will be issued in connection with a transaction involving “the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.” The issuance of the Merger Consideration will result in the issuance of greater than 20% of the presently outstanding HCWC Common Stock.

Furthermore, under NYSE American Rule 713, stockholder approval is also required when the issuance or potential issuance will result in a change of control of the issuer. The expected issuance of shares of HCWC Common Stock to be issued in connection with the Merger will result in a change of control.

Accordingly, stockholder approval of the Stock Issuance Proposal is required for the completion of the Merger under NYSE American Rule 713.

Effect of the Stock Issuance

If this proposal is approved and the Merger is consummated, the holders of Company Units will receive shares of HCWC Common Stock or Pre-Funded Warrants to purchase HCWC Common Stock, resulting in the issuance of approximately [●] shares of HCWC Common Stock or Pre-Funded Warrants in lieu thereof, representing approximately [●]% of the then outstanding HCWC Common Stock, which will result in substantial dilution to existing HCWC stockholders.

Material U.S. Federal Income Tax Consequences of the Stock Issuance

The following discussion is a summary of the material U.S. federal income tax consequences of the Stock Issuance to HCWC U.S. Holders (as defined below) but does not purport to be a complete analysis of all other potential income tax consequences that may be relevant to HCWC U.S. Holders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect an HCWC U.S. Holder. HCWC has not sought and does not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Stock Issuance.

For purposes of this discussion, an “HCWC U.S. Holder” is a beneficial owner of shares of HCWC Common Stock that, for U.S. federal income tax purposes, is or is treated as: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) over all of its substantial decisions or has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Stock Issuance

HCWC U.S. Holders are not expected to recognize any gain or loss as a result of the Stock Issuance occurring pursuant to the Merger. HCWC U.S. Holders’ basis and holding period in their shares of HCWC Common Stock will be unchanged as a result of the Merger.

Consequences of Failing to Approve the Stock Issuance Proposal

If stockholders do not approve this proposal, HCWC will not be able to complete the Merger. Failure to complete the Merger could result in significant disruption to HCWC’s business, harm to its stock price and the loss of anticipated strategic benefits from the Merger.

Vote Required and Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HCWC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

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PROPOSAL 2 - AUTHORIZED SHARES PROPOSAL

General

HCWC stockholders are being asked to approve the Authorized Shares Proposal, pursuant to which the certificate of incorporation of HCWC would be amended to authorize two billion shares of HCWC Common Stock. This increase is necessary to ensure that HCWC has a sufficient number of authorized but unissued shares of HCWC Common Stock and Pre-Funded Warrants to effect the Merger and the Stock Issuance contemplated by the Merger Agreement and to maintain adequate flexibility for future corporate purposes.

The proposed Authorized Shares Amendment is attached to this proxy statement as Annex B.

Purpose of the Proposal

The Authorized Shares Proposal is primarily intended to enable HCWC to effect the Stock Issuance required under the Merger Agreement in connection with the Merger. Without the Authorized Shares Amendment, HCWC may not have a sufficient number of unissued shares of HCWC Common Stock to fulfill its obligations under the Merger Agreement.

In addition to supporting the Stock Issuance, the Authorized Shares Amendment will provide HCWC with flexibility to issue additional shares of HCWC Common Stock and/or Pre-Funded Warrants in the future for general corporate purposes, which may include financings, acquisitions, equity compensation or other strategic transactions, without the need for further stockholder approval, except as required by applicable law or stock exchange rules.

Effect of the Proposal

If approved, the Authorized Shares Amendment will increase the number of authorized shares of HCWC Common Stock to 2,000,000,000. The additional authorized shares would be available for issuance by HCWC without further stockholder approval, unless required by law or the NYSE American rules. The proposed amendment will not change the par value of HCWC Common Stock.

The issuance of additional shares of HCWC Common Stock could have a dilutive effect on existing stockholders and could be used to deter or prevent a change in control of HCWC. However, HCWC has no current plans to issue the additional shares other than in connection with the Merger and other related matters disclosed in this proxy statement, except as may be disclosed in HCWC’s SEC filings.

Consequences of Failing to Approve the Authorized Shares Proposal

If this proposal is not approved, HCWC may not have a sufficient number of authorized shares to issue the Merger Consideration contemplated under the Merger Agreement. As a result, HCWC would be unable to complete the Merger, which could have significant adverse effects on HCWC’s strategic plans and stockholder value.

Vote Required and Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HCWC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARES AMENDMENT.

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PROPOSAL 3 - NAME CHANGE PROPOSAL

Our Board of Directors has unanimously approved, and recommended that our stockholders approve, an amendment to our certificate of incorporation to change our name from Healthy Choice Wellness Corp. to a name selected by Host Digital, in its sole discretion” in connection with the Merger.

Reasons for the Name Change

In connection with the Merger and as contemplated by the Merger Agreement, we intend to change our name to a name selected by Host Digital, in its sole discretion. We believe that changing our name to a name more in line with our expected line of business will aid us in achieving brand recognition.

Effects of Name Change

The change of our name will not by itself have any effect on our corporate status or the rights of stockholders, or affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.

If stockholders approve the Name Change Proposal and the Merger is completed, we intend to file the certificate of amendment effecting the Name Change with the Secretary of State of the State of Delaware as soon as practicable following completion of the Merger.

The name change will become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware, or such later effective time as may be specified in the certificate of amendment in accordance with the DGCL. The proposed form of Name Change Amendment is attached as Annex C to this proxy statement.

Vote Required and Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HCWC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NAME CHANGE AMENDMENT.

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PROPOSAL 4 – WRITTEN CONSENT PROPOSAL

General

Section 228(a) of the DGCL provides that unless otherwise provided in a corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The HCWC Board is committed to strong corporate governance and believes in maintaining policies and practices that serve the best interests of all of HCWC’s stockholders. The HCWC Board recognizes that the use of written consents gives stockholders the flexibility of adopting resolutions without the expense of a stockholders’ meeting, and accordingly the HCWC Board believes that it is in the best interests of HCWC and its stockholders to approve an amendment to the certificate of incorporation of HCWC (the “Written Consent Amendment”) to expressly allow for any action required or permitted to be taken by HCWC’s stockholders to be effected by written consent.

The proposed Written Consent Amendment is attached to this proxy statement as Annex D.

Effect of the Proposal

If the Written Consent Approval is approved by HCWC’s stockholders, HCWC intends to file the Written Consent Amendment with the Secretary of State of Delaware as soon as practicable following completion of the Merger. The HCWC Board may, at any time prior to effectiveness, abandon the Written Consent Amendment without further action by the stockholders or the HCWC Board (even if the requisite stockholder vote is obtained).

Vote Required and Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HCWC Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HCWC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE WRITTEN CONSENT PROPOSAL.

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PROPOSAL 5 – REVERSE SPLIT PROPOSAL

At the Special Meeting, HCWC stockholders will be asked to approve an amendment to the certificate of incorporation of HCWC effecting a reverse stock split. It is the intention of the HCWC Board to consider the implementation of the reverse stock split, regardless of whether the Merger is completed. Upon the effectiveness of such amendment (the “split effective time”), the issued and outstanding shares of HCWC Common Stock immediately prior to the split effective time will be reclassified into a smaller number of shares within a range such that a stockholder of HCWC will own one new share of HCWC Common Stock for every [●] to [●] (or any number in between) shares of HCWC Common Stock held by that stockholder immediately prior to the split effective time (the “Reverse Stock Split”). The ratio will be determined by the HCWC Board in its sole discretion. If this proposal is approved and the other conditions to closing the Merger are satisfied, the Reverse Stock Split, if effected, will be effected immediately prior to the Effective Time of the Merger. HCWC may effect only one reverse stock split in connection with this proposal.

The decision to effect the Reverse Stock Split and the ratio thereof will be based on a number of factors, including market conditions, existing and expected trading prices for HCWC Common Stock and the listing requirements of the NYSE American. As more fully described below, the Reverse Stock Split, if effected, will reduce the number of shares of HCWC Common Stock outstanding but will not change the number of authorized shares of HCWC Common Stock or the par value of HCWC Common Stock.

The form of the amendment to the certificate of incorporation of HCWC to effect the Reverse Stock Split is set forth in Annex E to this proxy statement.

Purpose

The HCWC Board approved this proposal because it believed that:

●	effecting the Reverse Stock Split may be an effective means of avoiding a delisting of HCWC Common Stock from the NYSE American in the future;
●	effecting the Reverse Stock Split is necessary to maintain the listing of the combined company’s post-merger HCWC Common Stock on a national securities exchange given the minimum share price requirement of the NYSE American and other national securities exchanges for initial listings, and to help avoid a delisting of HCWC Common Stock in the future;
●	the potential increased share price resulting from the Reverse Stock Split could broaden the pool of potential investors into the combined company by meeting the requirements of certain institutional investors who have internal policies prohibiting them from purchasing stocks below a certain minimum share price, and by meeting the requirements of certain financial advisors who have policies to discourage their clients from investing into such stocks;
●	an increased share price may help generate investor interest in the combined company, may increase trading volume in the stock, and may help the combined company attract and retain employees.

NYSE American Listing Requirements

HCWC Common Stock is listed on the NYSE American under the symbol “HCWC.” A company listed on the NYSE American that engages in a reverse merger will be eligible for continued listing only if the post-transaction entity meets the standards for initial listing of the NYSE American. HCWC will file an initial listing application with the NYSE American for the combined company to continue the listing of its common stock on the NYSE American market upon the closing of the Merger.

Under the Company Guide, the NYSE American will refuse to list additional securities of a listed issuer in connection with a reverse merger unless the post-transaction entity meets the standards for initial listing and the listed issuer obtains stockholder approval of the issuance of such securities as required by Section 713(b) of the Company Guide. Such initial listing standards require, among other things, that the post-transaction entity have upon the closing of the reverse merger either (1) a $3.00 per share minimum market price or (2) a $2.00 per share minimum price and a $50 million market capitalization. Therefore, the Reverse Stock Split may be necessary to increase the market price of HCWC Common Stock in order to consummate the Merger.

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Increase in Authorized Shares of Common Stock

The Reverse Stock Split, if effected, will not change the number of authorized shares of HCWC Common Stock. Accordingly, one effect of the Reverse Stock Split will be to increase the proportion of authorized shares of common stock which are unissued relative to those which are issued. This could result in the combined company being able to issue more shares without further stockholder approval, except to the extent required by NYSE American rules. See “—Principal Effects of the Reverse Stock Split,” below. HCWC currently has no plans to issue shares, other than in connection with the Merger and from time to time upon the exercise or settlement of outstanding stock options, warrants and Pre-Funded Warrants.

Potential Increased Investor Interest

On May 26, 2026, HCWC Common Stock closed at $0.26 per share. An investment in HCWC Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the HCWC Board believes that most investment funds are reluctant to invest in lower priced stocks.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per-share price of HCWC Common Stock. HCWC cannot predict whether the Reverse Stock Split will increase the market price for HCWC Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of HCWC Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of HCWC Common Stock outstanding before the Reverse Stock Split;
●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;
●	the Reverse Stock Split will result in increased trading volume in HCWC Common Stock;
●	the Reverse Stock Split will result in a per share price that will increase the ability of HCWC to attract and retain employees; or
●	the Reverse Stock Split will result in the market price per share of HCWC Common Stock either exceeding or remaining in excess of the initial listing requirements of the NYSE American.

The market price of HCWC Common Stock will also be based on the performance of HCWC’s business and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of HCWC Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of HCWC may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of HCWC Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

The Reverse Stock Split will be effected simultaneously for all outstanding shares of HCWC Common Stock. The Reverse Stock Split will affect all of HCWC’s stockholders uniformly and will not affect any stockholder’s percentage interest in HCWC, except to the extent that the Reverse Stock Split would otherwise result in any of HCWC’s stockholders owning fractional shares. Shares of HCWC Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split does not affect the total proportionate ownership of HCWC following the Merger.

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As an example, the following table illustrates the effects of a 1-for 2, 1-for-5 and 1-for-10 reverse stock split (without giving effect to the treatment of fractional shares in the Reverse Stock Split, the issuance of shares of HCWC Common Stock in the Merger, or the potential increase in the number of authorized shares pursuant to the Authorized Shares Proposal):

	Shares Issued and Outstanding	Shares Reserved for Issuance(1)	Shares Unreserved for Issuance(1)	Total Authorized
As of May 26, 2026	26,590,544	4,755,435	568,654,021	600,000,000
1-for-2 Reverse Stock Split	53,181,088	9,510,870	537,308,042	600,000,000
1-for-5 Reverse Stock Split	132,952,720	23,777,175	443,270,105	600,000,000
1-for-10 Reverse Stock Split	265,905,440	47,554,350	286,540,210	600,000,000

(1) Includes shares reserved for issuance conversion of outstanding shares of HCWC’s Series A Convertible Preferred Stock.

In addition, if the Reverse Stock Split is implemented, it will increase the number of HCWC stockholders who own “odd lots” of fewer than 100 shares of HCWC Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of HCWC Common Stock described above.

After the effective date of the Reverse Stock Split, HCWC Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify HCWC Common Stock. HCWC Common Stock is currently registered under Section 12(b) of the Exchange Act, and HCWC is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of HCWC Common Stock under the Exchange Act and HCWC will continue to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If HCWC’s stockholders approve the amendment to the certificate of incorporation of HCWC effecting the Reverse Stock Split, and if the HCWC Board still believes that a reverse stock split is in the best interests of HCWC and its stockholders, HCWC will file the amendment to the certificate of incorporation with the Secretary of State of the State of Delaware at such time as the HCWC Board has determined to be the appropriate split effective time. The HCWC Board may delay effecting the Reverse Stock Split without resoliciting stockholder approval. Beginning at the split effective time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the split effective time, HCWC’s stockholders will be notified that the Reverse Stock Split has been effected. HCWC expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares held in certificated form in exchange for certificates representing post-split shares in accordance with the procedures set forth in a letter of transmittal to be sent by or on behalf of HCWC. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, will automatically be exchanged for post-split shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so. Stockholders who hold book-entry shares will not need to take any action with regard to the Reverse Stock Split, if effected, and their shares will automatically be converted to reflect the Reverse Stock Split.

Fractional Shares

No fractional shares of HCWC Common Stock will be issued in connection with the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive fractional shares of HCWC Common Stock because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, after aggregating all fractional shares of HCWC Common Stock issuable to such stockholder, will instead be entitled to receive one whole share of HCWC Common Stock in respect of such fractional shares.

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Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the HCWC Board or contemplating a tender offer or other transaction for the combination of HCWC with another company (other than the Merger), the Reverse Split Proposal is not being proposed in response to any effort of which HCWC is aware to accumulate shares of HCWC Common Stock or obtain control of HCWC, other than in connection with the Merger, nor is it part of a plan by management to recommend a series of similar amendments to the HCWC Board and stockholders. Other than the proposals being submitted to HCWC’s stockholders for their consideration at the Special Meeting, HCWC does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of HCWC.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to HCWC U.S. Holders (as defined below) but does not purport to be a complete analysis of all other potential income tax consequences that may be relevant to HCWC U.S. Holders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect an HCWC U.S. Holder. HCWC has not sought and does not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

For purposes of this discussion, an “HCWC U.S. Holder” is a beneficial owner of HCWC Common Stock that, for U.S. federal income tax purposes, is or is treated as: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) over all of its substantial decisions or has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HCWC U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

In general, the U.S. federal income tax consequences of the Reverse Stock Split will vary among HCWC U.S. Holders depending upon whether they receive solely a reduced number of shares of HCWC Common Stock in exchange for their old shares of HCWC Common Stock or a full share in lieu of fractional shares of HCWC Common Stock. We believe that, because the Reverse Stock Split is not part of a plan to periodically increase a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following U.S. federal income tax effects. The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes that is a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code. An HCWC U.S. Holder who receives solely a reduced number of shares of HCWC Common Stock is not expected to recognize gain or loss. In the aggregate, such HCWC U.S. Holder’s tax basis in the reduced number of shares of HCWC Common Stock received pursuant to the Reverse Stock Split should equal the HCWC U.S. Holder’s tax basis in its old shares of HCWC Common Stock and such HCWC U.S. Holder’s holding period in the reduced number of shares of HCWC Common Stock received pursuant to the Reverse Stock Split should include the holding period in the old shares of HCWC Common Stock surrendered. The Treasury Regulations provide detailed rules for allocating the tax basis and the holding period in the old shares of HCWC Common Stock surrendered to the reduced number of shares of HCWC Common Stock received pursuant to the Reverse Stock Split. HCWC U.S. Holders that acquired shares of HCWC Common Stock on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period in such shares of HCWC Common Stock.

An HCWC U.S. Holder who holds a number of shares of HCWC Common Stock not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of HCWC Common Stock to round up to the next whole post-Reverse Stock Split share of HCWC Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. An HCWC U.S. Holder that receives a full share of HCWC Common Stock in lieu of a fraction of a share of HCWC Common Stock may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fraction of a share of HCWC Common Stock the HCWC U.S. Holder would have otherwise received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the HCWC U.S. Holder’s basis in their shares of HCWC Common Stock by the amount of such excess. The portion of the full share of HCWC Common Stock in excess of the fractional share of HCWC Common Stock the HCWC U.S. Holder would have otherwise received will generally have a tax basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. HCWC U.S. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share of HCWC Common Stock in the Reverse Stock Split.

Vote Required and Recommendation

The Reverse Stock Split Proposal will be approved by HCWC’s stockholders if the affirmative vote of a majority of the votes cast on this proposal are “FOR” this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

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PROPOSAL 6 - AUDITOR PROPOSAL

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. UHY has served as our independent registered public accounting firm since October 16, 2024. UHY was previously engaged by the Company’s prior parent company to audit financial statements of entities acquired by the Company. Our Board of Directors proposes that the stockholders ratify this appointment. UHY audited our financial statements for the fiscal year ended December 31, 2025. We expect that representatives of UHY will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint UHY, the audit committee reviewed auditor independence issues and existing commercial relationships with UHY and concluded that UHY has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026.

Our audit committee pre-approves audit and permissible non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services. All services related to audit fees and audit-related fees charged were pre-approved by the audit committee. The following table shows the fees for the years ended December 31, 2025 and 2024.

	2025	2024
Audit (1)	$654,681	$456,488
Audit - Related	-	352,306
Tax	35,000	14,208
Other	-	54,075
Total	$689,681	$877,077

Audit fees — these fees relate to the audit of our consolidated annual financial statements and the review of our interim quarterly condensed consolidated financial statements and our registration statements.

Audit-related fees - the aggregate fees billed for assurance and related services by the principal accountant that are related to the performance of the audit or review of the registrant’s financial statements and are not reported under paragraph (1) above.

Tax fees - the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

Other fees - the aggregate fees billed other than the services reported in audit, audit-related and tax fees.

All fees described above were pre-approved by the audit committee. We have furnished the foregoing disclosure to UHY.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

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1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-Related services include assurance and related services that are traditionally performed by an independent registered public accounting firm, such as due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other services include services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of UHY as our independent registered public accounting firm, the audit committee will reconsider its appointment.

Vote Required and Recommendation

The affirmative vote of a majority of the shares cast at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF UHY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 7 - ADJOURNMENT PROPOSAL

We are asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal, the Authorized Shares Proposal, the Name Change Proposal, the Written Consent Proposal, the Reverse Split Proposal or the Auditor Proposal at the time of the Special Meeting.

Vote Required and Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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BUSINESS OF HEALTHY CHOICE WELLNESS CORP.

Information regarding HCWC’s business, properties, financial condition, executive compensation and related matters is included in HCWC’s periodic reports filed with the SEC and incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HEALTHY CHOICE WELLNESS CORP.

HCWC’s management’s discussion and analysis of financial condition and results of operations is incorporated by reference from HCWC’s SEC filings. See “Where You Can Find More Information.”

HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF HEALTHY CHOICE WELLNESS CORP.

HCWC’s historical consolidated financial statements and related notes are incorporated by reference from HCWC’s SEC filings. See “Where You Can Find More Information.”

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BUSINESS OF HOST DIGITAL INFRASTRUCTURE LLC

Overview

Host Digital is a pure-play vertically integrated digital infrastructure platform, serving as developer, owner and operator of institutional quality data centers in the United States, focused on supporting artificial intelligence (“AI”) and high-performance computing (“HPC”) workloads.

Host Digital’s strategy is focused aggregation and control of powered assets, with a mix of on-grid (controlled with long term power purchase agreement with the utility) and behind the meter/private grid power. Host Digital plans to integrate power procurement, site development and delivery of fully commissioned data centers on both a powered-shell and turnkey basis, and contract Host Digital’s capacity to Tier 1 hyperscale, AI compute and enterprise customers under long-term lease arrangements with credit-enhanced counterparties.

Host Digital’s team is highly experienced with building digital infrastructure platforms, both at the data center level and in the capital markets, led by Chief Executive Officer Harmol Samra, who in his previous roles at ICONIQ Capital and Starwood Capital helped build large real estate and data center platforms. During his time at ICONIQ, he helped build one of the largest digital infrastructure development platforms in the world, IPI, prior to its sale to Blue Owl, and Chairman Shawn Matthews, the former CEO of Cantor Fitzgerald and sponsor of Terrestrial Energy.

Business Strategy

Host Digital’s business strategy is focused on the development, ownership and operation of large-scale, power-advantaged data centers with long-term contracted tenancy. The key elements of Host Digital’s strategy are:

●	Power-First Site Sourcing. Host Digital prioritizes sites with executed or executable power agreements, with scalable capacity over its hold and access to long-duration, cost-competitive electricity rates
●	Control of Core Infrastructure. Host Digital seeks to retain ownership or long-term control of key infrastructure assets, including land, interconnection rights, executed utility service agreements, electrical and cooling infrastructure and, where appropriate, on-site generation.
●	Long-Term Contracting with Credit Tenants. Host Digital targets structuring its hosting arrangements as long-term Triple Net (“NNN”) leases with contracted rent and market standard escalators, and renewal options, with credit support from credit-enhanced counterparties.
●	Phased, Scalable Development. Host Digital aims to design its campuses for phased build-out, aligned with customer deployment schedules and power availability.
●	Brownfield Conversion Where Available. Where suitable, Host Digital may repurpose existing energized industrial facilities and completed substation infrastructure to reduce development, interconnection and ramp-up risk relative to greenfield development.
●	Private Grid / Behind The Meter Where Available. Wherever possible, Host Digital seeks to augment grid capacity with novel generation from a variety of power sources.

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The Project Facility — Northeast Oklahoma

Real Property Lease and Purchase. On November 25, 2025, Host Digital entered into a lease agreement (the “Property Lease”) for a facility located in northeastern Oklahoma (the “Project Facility”), with Host Digital as lessee and the current owner as lessor. Pursuant to the Property Lease, Host Digital has the right to occupy and prepare the Project Facility for data center development. The Project Facility is not currently generating revenue. The annual base rent under the Property Lease is $495,581. In addition, Host Digital is responsible for ongoing monthly expenses of approximately $6,500 under the Property Lease. On March 26, 2026, Host Digital exercised the purchase option contained in the Property Lease, which gives Host Digital the right to purchase the Project Facility. The purchase agreement was executed in June 2026, which also reflects the exercise of Host Digital’s option to purchase the Project Facility’s parking lot. The purchase price for the Project Facility, inclusive of the parking lot, under the purchase agreement is $27.7 million. Host Digital expects to complete the acquisition by September 26, 2026.

As of April 30, 2026, Host Digital had current assets of approximately $63,000. Host Digital intends to fund the $27.7 million purchase price following the closing of the Merger through project financing in connection with the development of the Project Facility from one or more lenders, the terms of which are currently being negotiated. The consummation of the Merger is not conditioned upon the availability or closing of the project financing. There can be no assurance that project financing will be available on acceptable terms or within the time required to complete the acquisition by September 26, 2026. In the event the acquisition of the Project Facility is not consummated by September 26, 2026 for any reason, Host Digital has the right to request two additional 30-day extensions of the purchase option deadline from the seller, if required. See “Risk Factors — Host Digital may be unable to obtain the project financing necessary to fund the acquisition of the Project Facility.” Based on the advice of Host Digital’s financial advisors, Host Digital believes there is sufficient time to close the project financing on the contemplated terms prior to the September 26, 2026 deadline. The purchase agreement does not contain a financing contingency and Host Digital does not have the right to terminate its obligation to purchase the Project Facility if it is unable to obtain project financing on acceptable terms. The scheduled closing date under the purchase agreement is October 1, 2026, and Host Digital has the unilateral right, exercisable by delivery of notice to the seller prior to the then-scheduled closing date, to extend the closing date for two consecutive 30-day periods. If Host Digital does not obtain project financing on acceptable terms prior to the extended closing date and the acquisition of the Project Facility is not consummated, Host Digital would be in breach of the purchase agreement and could be subject to claims by the seller for damages or specific performance, and could forfeit any deposit paid in connection with the purchase agreement. Any such claim, if successful, could adversely affect Host Digital’s liquidity and its ability to develop the Project Facility. Notwithstanding the foregoing, the consummation of the Merger is not conditioned upon the availability of project financing or the consummation of the acquisition of the Project Facility, and the Merger will close upon satisfaction of the conditions to closing set forth in the Merger Agreement without regard to whether project financing has been obtained or the acquisition of the Project Facility has been consummated. In addition, if the acquisition of the Project Facility is not consummated, Host Digital would continue to hold its rights as lessee under the Property Lease, which has approximately five years of remaining term, and would continue to own the Electric Service Agreement and the adjacent land it acquired for approximately $33.5 million, each of which would remain available to support the operations of Host Digital and its performance of its obligations under the tenant lease agreement described below, irrespective of whether Host Digital consummates the acquisition of the Project Facility. For the avoidance of doubt, the Merger Consideration is fixed as of the date of the Merger Agreement and is not subject to adjustment, clawback, or earnout based on subsequent events.

Tenant Lease. Separately from the Property Lease and purchase option described above, Host Digital is in advanced discussions with a prospective tenant for the Project Facility, in which Host Digital would serve as landlord and the prospective tenant would serve as lessee. The Project Facility is expected to be leased in its entirety to the prospective tenant. Host Digital expects, based upon the due diligence it has conducted, that the prospective tenant has the financial resources and operational capacity to perform its obligations under any executed tenant lease agreement.

Host Digital anticipates that the tenant lease agreement will have an initial term of 15 years (180 months) commencing on a date targeted to occur approximately seven months from the date on which the tenant lease agreement is executed (the “Commencement Date”). The annual base rent for the first year following the Commencement Date is expected to be within a range of approximately $60 million to $76 million, based on 40 to 47 MW of critical IT load capacity, and would then increase 3% annually thereafter. Based on the above terms being negotiated between Host Digital and the prospective tenant, over the expected 15-year initial term, the total contract value, including expected annual increases, would be within a range of approximately $1.1 billion to $1.4 billion. Host Digital expects that any executed tenant lease agreement will provide terms related to rent abatements for outages that are customarily included in other data center leases.

Host Digital is currently negotiating a service level agreement (the “SLA”) with the tenant as part of the overarching lease agreement. In line with market standards, Host Digital expects the SLA to provide for significant monthly abatements in the event of outages of significant duration (with abatements ranging from 10% of monthly rent for the affected racks to 100% depending on the cumulative duration of the outage). Total rent abatements payable on account of service level failures in any given calendar month are expected to be capped at 100% of the monthly base rent payable in such calendar month (i.e. base rent abatements are not expected to be compounding or cumulative across multiple months).

Development and Construction. The Project Facility consists of an existing building that will be retrofitted and built out as a data center for artificial intelligence and/or high-performance computing in accordance with specifications being developed in coordination with the Tenant. Those specifications are in the final stages of development. The majority of the required construction will occur within the existing building structure. The Project Facility is expected to be delivered as a single phase. The estimated cost of the required buildout and the anticipated completion date are currently being finalized in coordination with the Tenant’s design specifications, which are in the final stages of development.

Alternative Facilities. The identification and evaluation of sites to be developed for use as an artificial intelligence or high-performance computing data center is part of the ordinary course of Host Digital’s business as a digital infrastructure developer. As of the date of this proxy statement, no specific alternative facilities have been identified or pursued as a replacement for the Project Facility. In the event that the acquisition of the Project Facility is not consummated for any reason, Host Digital reserves the right to identify, acquire and/or develop one or more alternative facilities in the ordinary course of its business development activities.

Acquisition of T-20 Mining LLC. In February 2026, Host Digital acquired T-20 Mining LLC (“T-20”), a Delaware limited liability company that held an Electric Service Agreement (“ESA”) with the applicable utility provider for the Project Facility’s location. The ESA provides Host Digital with a contractual right to a specified level of electrical power capacity at the Project Facility, a critical infrastructure asset for the Project Facility to be used as a data center by the Tenant. The sellers of T-20 were not related parties to Host Digital or its members. The acquisition of T-20 was undertaken specifically to secure power access at the Project Facility and is directly related to Host Digital’s intended use of the Project Facility.

Grocery Operations. Following the Merger, HCWC’s existing grocery retail operations will continue to operate as a division of the combined company. The parties do not currently intend to wind down, sell, or otherwise divest the grocery business as a condition to or result of the Merger.

Power Strategy

Host Digital’s power strategy emphasizes reliability, cost-competitiveness and responsible integration with regional electric grids. Across Host Digital’s identified development opportunities, we target a meaningful share of capacity to be supported by behind-the-meter power resources, with the balance served by contracted utility-supplied electricity. On Host Digital’s first asset, the power is supplied by Public Service Company of Oklahoma (PSO) under the executed Electric Service Agreements described above; the project contemplates behind-the-meter generation for potential future expansion.

Competition

The market for digital infrastructure serving HPC and AI workloads is competitive. Host Digital competes with data center REITs, independent data center developers and colocation providers, hyperscale cloud platforms (which also build their own data centers), infrastructure funds, AI cloud providers and, in certain cases, digital asset miners with energized infrastructure suitable for HPC use. Principal competitive factors include site and power availability, delivered power economics, speed to market, execution capability, access to capital and customer relationships. Many of Host Digital’s competitors have substantially greater financial, operational and technical resources than we do. See “Risk Factors.”

Regulation

Regulation in the industry is evolving and Host Digital is or may become subject to a variety of federal, state and local laws, rules regulations, and moratoria applicable to data center development, the supply and use of electricity, grid interconnection, environmental compliance, land use and zoning. Project is served by PSO, a regulated electric utility subsidiary of American Electric Power Company, Inc., operating within the Southwest Power Pool. Power supply, capacity and tariff arrangements at the Project Facility are subject to oversight by the Oklahoma Corporation Commission and, where applicable, the Federal Energy Regulatory Commission. To the extent we develop on-site generation or storage at any site, additional federal, state and local permitting, environmental and reliability requirements may apply. See “Risk Factors.”

Human Capital Resources

As of the date of this filing, Host Digital has two employees. Host Digital’s operations are conducted by Host Digital’s senior leadership team and a small number of additional employees and contractors. Day-to-day construction, commissioning and ongoing facility operations at the Project are performed by nationally recognized and highly experienced third-party partners under contractual arrangements. Host Digital expects to expand its internal capabilities across power, development, operations, finance and capital markets as its platform scales.

For information about Host Digital’s directors and executive officers, see “Directors and Executive Officers Following the Merger.”

56

Cybersecurity

Host Digital is in the process of designing a cybersecurity program covering Host Digital’s information systems and operational technology, including administrative, physical and technical controls and incident response procedures. Under the contemplated Lease, the Tenant is responsible for the deployment, configuration and information security of its compute hardware. Site-level monitoring of electrical and mechanical systems at the Project Facility is supported by Host Digital’s third-party operations partner.

Properties

Host Digital’s principal property is the Project Facility, described under “The Project Facility — Northeast Oklahoma” above. Host Digital leases its corporate headquarters.

Insurance

Host Digital maintains property and casualty insurance for the Project Facility consistent with industry practice for assets of this type, including replacement-cost all-risk property coverage, builder’s risk coverage during construction, general liability coverage and other customary lines, including cyber liability. Host Digital reviews coverage levels periodically and adjust them in consultation with Host Digital’s insurance advisors.

Environmental and Power Considerations

Host Digital’s approach to environmental and energy considerations is grounded in responsible infrastructure design, operational efficiency, and reliable integration with regional electric grids. The Company develops and operates digital infrastructure on existing industrial and energy sites, prioritizing reuse of legacy assets and minimizing incremental land disturbance.

Host Digital’s data center campuses are engineered to support high-density, mission-critical compute while emphasizing efficient power utilization, advanced cooling architectures, and resilient electrical design. These facilities are designed to operate with a range of long-duration power resources, including grid-supplied electricity and, where appropriate, on-site generation.

Host Digital’s environmental focus is centered on disciplined development, efficient operations, and long-term infrastructure stewardship rather than reliance on any single energy source or environmental attribute.

Corporate Information

Host Digital operates through Host Digital Infrastructure LLC and its subsidiaries. Following the consummation of the transactions contemplated by this proxy statement, we expect the combined entity to be listed on a U.S. national securities exchange under the ticker symbol “HOST.” Host Digital’s principal executive offices are located in New York, New York.

57

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HOST DIGITAL INFRASTRUCTURE LLC

The following discussion should be read together with the Company’s financial statements and the related notes included elsewhere in this filing. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions, including those described under “Risk Factors.” Actual results may differ materially. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Overview

The Company is a development-stage entity with no material revenue from operations. The Company was organized to develop, own and operate large-scale data center campuses in the United States serving high-performance computing and artificial intelligence workloads. The Company has no significant operating history.

The Company’s initial project is expected to be the development of an approximately 45+ megawatt data center campus in Northeast Oklahoma (the “Project Facility”), comprising 45+ megawatts of contracted power capacity, related electrical equipment, and an 80,000+ square foot building under an exercised acquisition option. In the event that the Company does not complete the acquisition of the Project Facility, the Company may instead pursue the lease or acquisition of one or more other facilities with similar power output and other characteristics to the Project Facility. The Company is in negotiations with a prospective anchor tenant for a long-term lease of the Project Facility for an AI/HPC use-case. As of the date of this filing, no tenant lease has been executed, and there can be no assurance that any lease will be executed on the terms currently contemplated, or at all. The Company will not commence material revenue-generating operations until, at the earliest, a lease has been executed, construction of the Project Facility or another similar facility has been completed and the tenant has occupied the property, none of which has occurred.

Plan of Operations

Because the Company has not commenced material revenue-generating operations, its principal activities for the foreseeable future will consist of: (i) completing negotiation and execution of a long-term lease with the prospective anchor tenant; (ii) closing the Contribution and the contemplated project financing described below; (iii) completing construction and commissioning of the Project Facility; (iv) achieving tenant occupancy and lease commencement at the Project Facility; and (v) advancing site control, utility arrangements, customer dialogue and design work across future developments. The timing and achievement of each of these milestones is subject to a number of risks and uncertainties, including construction risk, supply-chain availability for long-lead-time equipment, utility delivery risk, anchor tenant negotiation risk, the timing of the Contribution and the project financing, and capital markets conditions. See “Risk Factors.”

Results of Operations

We have not generated material revenue from operations during any period presented and do not expect to generate material revenue until, at the earliest, the prospective anchor tenant has executed a lease, occupied the Project Facility and commenced rent payments. The Company’s operating expenses to date have consisted principally of (i) general and administrative expenses, including legal, accounting, audit and tax-advisory fees, (ii) project pre-development costs (including engineering, environmental, surveying, permitting, power costs, and pre-construction expenses), (iii) compensation expense, and (iv) costs of pursuing the Contribution and the contemplated project financing. Certain pre-construction costs incurred in respect of the Project Facility have been capitalized to construction-in-progress to the extent permitted under U.S. generally accepted accounting principles.

58

Liquidity and Capital Resources

The Company’s activities to date have been funded principally through sponsor equity and related-party advances. We have not generated material cash from operations during any period presented. As of January 31, 2026, the Company had no cash and incurred a net loss of $518,705. In addition, the Company had net cash used in operations of $1,208,046 and a working capital deficit of $1,195,242 as of January 31, 2026.

The Company expect its principal future sources of liquidity to be (i) the net proceeds of a contemplated project financing the proceeds of which would fund the balance of the development and construction costs at the Project Facility, together with a debt service reserve and cost-overrun protection; (ii) continued sponsor or affiliate funding prior to closing of the Contribution; and (iii) following lease execution and tenant occupancy, contracted cash flows under any executed lease. The pricing and closing of the contemplated project financing is dependent on, among other things, execution of an anchor tenant lease, closing of the Contribution, and prevailing capital markets conditions. There can be no assurance that the financing will be completed on the contemplated terms, or at all.

Off-Balance Sheet Arrangements

As of the date of this filing, the Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on its financial condition, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

The preparation of the Company’s financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates, judgments and assumptions. The Company considers the following to be its critical accounting policies:

Business Combination Accounting

The Merger will be accounted for as a reverse acquisition under GAAP in accordance with Accounting Standards Codification Topic 805, Business Combinations. Host Digital has been identified as the accounting acquirer because its former members will hold a majority of the voting rights in the combined entity, designate a majority of the board of directors, and appoint senior management. HCWC is the accounting acquiree. Under the acquisition method of accounting, the assets and liabilities of HCWC will be recorded at their estimated fair values as of the acquisition date, and any excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill. The assets and liabilities of Host Digital will be carried over at their historical carrying values, as the combined entity is a continuation of Host Digital’s financial statements.

Asset Purchase Accounting

The Company accounts for acquisitions of assets or groups of assets that do not meet the definition of a business under ASC 805, Business Combinations, as asset acquisitions in accordance with ASC 805-50, Business Combinations — Related Issues.

Under the asset acquisition model, the total cost of the acquisition, including direct and incremental transaction costs (such as legal, valuation, and due diligence fees), is allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values. No goodwill is recognized in an asset acquisition. The cost of the acquisition is allocated to the individual assets and liabilities based on their relative fair values at the acquisition date.

Transaction costs directly attributable to the acquisition are capitalized as part of the cost of the assets acquired. The Company determines the fair value of acquired assets using appropriate valuation techniques, which may include income approaches (e.g., discounted cash flow models), market approaches, or cost approaches, depending on the nature of the assets.

Going Concern

The Company has evaluated its ability to continue as a going concern for at least twelve months from the issuance of its consolidated financial statements. The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

The future viability of the Company is dependent on its ability to raise additional capital to finance its operations, which is uncertain. The Company has concluded that there is substantial doubt about its ability to continue as a going concern for at least one year after the date that the consolidated financial statements are issued.

For further discussion on the Company’s ability to continue as a going concern, see Note 2 to the Company’s financial statements.

Recent Accounting Pronouncements

For a discussion of recently issued accounting pronouncements that may affect the Company, see Note 3 to the Company’s financial statements.

59

60

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Host Digital Infrastructure LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Host Digital Infrastructure LLC (formerly known as 10X Digital Infrastructure LLC) (the “Company”) as of January 31, 2026, and the related consolidated statements of operations, members’ deficit, and cash flows for the period from July 8, 2025 (inception) through January 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2026, and the results of its operations and its cash flows for the period from July 8, 2025 (inception) through January 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no cash, has a working capital deficit, and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Carr, Riggs & Ingram, L.L.C.

We have served as the Company’s auditor since 2026.

Palm Beach Gardens, Florida

May 29, 2026

F-1

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONSOLIDATED BALANCE SHEET

JANUARY 31, 2026

ASSETS
Current assets:
Deposit	$500,000
Total current assets	500,000
Right-of-use asset – operating lease	1,906,639
Security deposit	123,895
Total assets	$2,530,534

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Loan payable – related party	$1,372,067
Accrued expenses	300,929
Operating lease liability – current portion	22,246
Total current liabilities	1,695,242
Operating lease liability – long-term	1,353,997
Total liabilities	$3,049,239
Commitments and contingencies (Note 8)

MEMBERS’ DEFICIT
Accumulated deficit	$(518,705)
Total members’ deficit	(518,705)
Total liabilities and members’ deficit	$2,530,534

The accompanying notes are an integral part of these consolidated financial statements.

F-2

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 8, 2025 (INCEPTION) THROUGH JANUARY 31, 2026

Operating expenses
General and administrative expense	$346,371
Loss on disposal of equipment	164,021
Total operating expenses	(510,392)
Loss from operations	(510,392)
Interest expense	(8,313)
Net Loss	$(518,705)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONSOLIDATED STATEMENT OF MEMBERS’ DEFICIT

FOR THE PERIOD FROM JULY 8, 2025 (INCEPTION) THROUGH JANUARY 31, 2026

	Accumulated	Total Members’
	Deficit	Deficit

July 8, 2025 (inception)	$—	$—
Net loss	(518,705)	(518,705)
Balance January 31, 2026	$(518,705)	$(518,705)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 8, 2025 (INCEPTION) THROUGH JANUARY 31, 2026

2026

Cash flows from operating activities:
Net loss	$(518,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of equipment	164,021
Non-cash lease expense	45,185
Changes in operating assets and liabilities:
Prepaid-lease incentive	(80,000)
Accrued expenses	300,929
Deposit	(500,000)
Security deposit	(123,895)
Operating lease liability	(495,581)
Net cash (used in) operating activities	(1,208,046)

Cash flows from Investing activities:
Purchase of fixed assets	(164,021)
Cash (used in) investing activities	(164,021)

Cash flows from financing activities
Loan Payable – related party payable proceeds	1,372,067
Cash provided by financing activities	1,372,067

Change in cash during the period	-
Cash beginning of the period	-
Cash end of the period	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use asset obtained in exchange for lease liability	$1,853,995

The accompanying notes are an integral part of these consolidated financial statements.

F-5

HOST DIGITAL INFRASTRUCTURE LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Operations

Organization

Host Digital Infrastructure LLC, formerly known as 10X Digital Infrastructure LLC, is a U.S.-based infrastructure company focused on the development and operation of power-intensive data centers designed to support high-performance computing workloads, including artificial intelligence, data processing, and other compute-intensive applications. The Company’s strategy is centered on securing reliable, low-cost power and deploying scalable computing capacity in energy-efficient regions across the United States.

The Company was formed as a limited liability company (“LLC”) in the State of Delaware on July 8, 2025, and is based in Oklahoma. In accordance with the Company’s operating agreement, the Company shall continue to exist indefinitely unless dissolved earlier in accordance with the provisions of the operating agreement or by operation of law. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, a special purpose entity that leases and controls the building purchase option. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company is in the early stages of executing its business plan and has not yet commenced revenue-generating operations.

As of January 31, 2026, the Company’s activities have primarily consisted of organizational efforts, capital formation, and initial infrastructure development planning. The Company entered into a long-term lease agreement commencing January 1, 2026, for a facility intended to support its future data center operations.

Note 2 – Going Concern

The Company has evaluated its ability to continue as a going concern for at least twelve months from the issuance of these consolidated financial statements. As of January 31, 2026, the Company had no cash and incurred a net loss of $518,705. In addition, the Company had net cash used in operations of $1,208,046 and had a working capital deficit of $1,195,242 as of January 31, 2026.

The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

As of the issuance date of these annual consolidated financial statements, the Company expects its cash will not be sufficient to fund its operating expenses and capital expenditure requirements for a reasonable period of time from the date of issuance of these consolidated financial statements. The future viability of the Company is dependent on its ability to raise additional capital to finance its operations, which is uncertain. The Company has concluded that there is substantial doubt about its ability to continue as a going concern for at least one year after the date that the consolidated financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for financial information. The consolidated financial statements present the cumulative results of operations, cash flows and changes in members’ deficit since the Company’s inception on July 8, 2025.

Recent Accounting Pronouncements

On December 14, 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 amends ASC 740, Income Taxes to expand income tax disclosures and requires that we disclose (i) the income tax rate reconciliation using both percentages and reporting currency amounts; (ii) specific categories within the income tax rate reconciliation; (iii) additional information for reconciling items that meet a quantitative threshold; (iv) the composition of state and local income taxes by jurisdiction; and (v) the amount of income taxes paid disaggregated by jurisdiction. The Company is currently evaluating the impact of adopting ASU 2023-09 on its consolidated financial statement disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03 requires public business entities to disclose, in the notes to the financial statements, additional disaggregated information about certain expense captions presented on the face of the income statement, including amounts for specified categories such as purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion, as applicable. The amendments also require disclosure of selling expenses and, in annual reporting periods, the entity’s definition of selling expenses. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively or retrospectively. The Company is currently evaluating the impact of adopting ASU 2024-03 on its consolidated financial statement disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”). ASU 2025-11 amends Topic 270 to improve the navigability of interim reporting guidance, clarify the applicability of interim reporting requirements, and provide additional guidance regarding the form and content of interim financial statements and related notes. The amendments also add a disclosure principle requiring entities to disclose events and changes since the end of the most recent annual reporting period that have had a material impact on the entity. The amendments are not intended to change the fundamental nature of interim reporting or expand or reduce current interim disclosure requirements. For public business entities, ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively or retrospectively. The Company is currently evaluating the impact of adopting ASU 2025-11 on its interim consolidated financial statement disclosures.

Equipment

Equipment consists primarily of data center racking equipment and is stated at cost less accumulated depreciation. Costs include expenditures that are directly attributable to the acquisition and installation of the assets necessary to prepare them for their intended use.

Depreciation is computed using the straight-line method over the estimated useful life of the assets, which is seven years.

Expenditures for maintenance and repairs are expensed as incurred, while expenditures that improve or extend the useful life of the assets are capitalized.

Upon retirement or disposal of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the consolidated statement of operations.

The Company evaluates property and equipment for impairment in accordance with its policy for long-lived assets.

F-7

Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is assessed by comparing the carrying amount of the asset to the estimated undiscounted future cash flow expected to result from the use and eventual disposition of the asset. If the carrying amount exceeds those cash flows, an impairment loss is recognized in an amount equal to the excess of the carrying amount over the asset’s fair value.

Fair value is determined using appropriate valuation techniques, which may include discounted cash flow analyses or market-based approaches.

Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

During the period ended January 31, 2026, the Company determined that racking equipment with a carry value of $164,021 would not provide future economic benefit to the Company. Accordingly, the Company recorded a loss on disposal of equipment of $164,021, which is included in operating expenses in the consolidated statement of operations. As of January 31, 2026, the Company had no remaining book value related to the disposed equipment.

Income Taxes

The Company is treated as an LLC for legal purposes and generally is not subject to federal and state income taxes, as its taxable income or loss is passed through to its members. Accordingly, no provision for federal and state income taxes have been recorded in the accompanying consolidated financial statements.

The Company is subject to certain state and local taxes, including franchise and other similar taxes, which will be recorded as general and administrative expenses in the accompanying consolidated statement of operations.

The Company accounts for uncertainty in income taxes in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained upon examination by taxing authorities. The Company did not have any significant unrecognized tax benefits as of January 31, 2026.

The Company’s tax returns remain subject to examination by taxing authorities since inception.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.

As an early-stage company that has not yet generated revenue, the Company’s estimates are based on limited historical information and therefore involve a higher degree of judgment and uncertainty. Management is required to make assumptions regarding, among other things, the estimated useful lives of data center equipment and the recoverability of long-lived assets. In addition, estimates are required in evaluating the classification and measurement of the related party loan payable, as well as the recoverability of security deposits and other prepaid assets.

Management also evaluates the Company’s ability to continue as a going concern and to meet its obligations as they become due within one year from the date the consolidated financial statements are issued.

These estimates are based on management’s best judgment using currently available information and assumptions believed to be reasonable under the circumstances. However, due to the Company’s limited operating history and absence of revenues, actual results could differ materially from those estimates. Estimates are reviewed on an ongoing basis, and revisions are recognized in the period in which they become known.

F-8

Earnings Per Share

The Company is an LLC with no issued or outstanding shares of common stock. Accordingly, Accounting Standards Codification (“ASC”) 260, Earnings Per Share, does not apply, and the presentation of earnings per share is not provided.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company views its operations and manages its business in one segment.

Related Party Transactions

The Company identifies related-party transactions in accordance with ASC 850, Related Party Disclosures, which requires disclosure of the nature of the relationship, the terms of the transaction, and any outstanding balances. Transactions with members, including promissory notes, are evaluated to ensure terms approximate those of comparable market transactions (See Note 5).

Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases. The Company determines whether an arrangement is, or contains, a lease at inception. For leases with an initial term greater than 12 months, the Company recognizes a right-of-use (“ROU”) asset and a lease liability based on the present value of the future lease payments over the lease term. The Company uses an estimated incremental borrowing rate to discount future lease payments, as the rates implicit in the leases are not readily determinable. The Company has elected the practical expedient to not separate lease and non-lease components for its real estate leases. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

Note 4 – Leases

The Company leases operating facilities under non-cancelable operating lease agreements. Lease commencement occurs on the date the Company obtains control of the leased property. On November 25, 2025, the Company executed a lease agreement for a facility with a lease commencement date of January 1, 2026, and an initial non-cancelable lease term of four years. The lease agreement also includes one optional one-year renewal period, which management determined was reasonably certain to be exercised and, accordingly, was included in the determination of the lease term.

In connection with the lease agreement, an entity owned by a member of the Company paid $80,000 to the landlord on behalf of the Company for costs associated with the relocation of the prior tenant, as required under the lease agreement. The Company accounted for this payment as a lease incentive in accordance with ASC 842.

Upon lease commencement on January 1, 2026, the Company recognized an ROU asset and corresponding operating lease liability based on the present value of future lease payments over the lease term. The prepaid lease incentive reduced the initial measurement of the ROU asset.

As the lease does not provide a readily determinable implicit rate, the Company utilizes its estimated incremental borrowing rate, determined on a collateralized basis, to discount lease payments. Renewal options are included in determining lease payments when management determines such options are reasonably certain of exercise.

F-9

The lease agreement requires payment of certain variable costs, including common area maintenance, real estate taxes, insurance, and operating expenses, which are expensed as incurred and are not included in the measurement of lease liabilities. The lease agreement does not contain any material residual value guarantees or restrictive covenants.

	Balance Sheet Classification	January 31, 2026

Assets:

Operating lease	Right-of-use lease asset	$1,906,639

Liabilities:
Current:
Operating lease	Right-of-use lease liability	$22,246
Noncurrent:
Operating lease	Right-of-use lease liability	1,353,997

Total right-of-use lease liabilities		$1,376,243

Weighted average remaining term of operating leases, including option periods expected to renew		4.92 years

Discount rate		15.75%

The following table presents supplemental cash flow information for the period ended January 31, 2026:

2026
Cash paid for operating lease liability	$495,581

Aggregate future minimum lease payments under right-of-use operating lease are as follows:

Operating Leases
Twelve months ending:
January 31, 2027	$42,537
January 31, 2028	511,725
January 31, 2029	527,076
January 31, 2030	542,889
January 31, 2031	511,298
Total gross operating lease payments	2,135,525

Less: imputed interest	(759,282)
Present value of future minimum lease payments	1,376,243

Less current portion of right-of-use lease liability	22,246
Operating lease liability, net of current portion	$1,353,997

Note 5 – Related Party Transactions

The Company entered into a loan agreement dated December 31, 2025, with 10X LLC, an entity owned by a Member of the Company, pursuant to which the Company consolidated prior advances into a loan with an aggregate principal balance of $1,372,067.

The loan bears interest at a rate of 8% per annum and matures on January 31, 2027. Interest accrues on the outstanding principal balance and is payable at maturity.

F-10

The loan represents a senior unsecured obligation of the Company and ranks senior in right of payment to all other existing and future indebtedness of the Company, except for any indebtedness that is expressly designated as senior in right of payment and approved in writing by 10X LLC. The loan may be prepaid at any time without penalty.

Upon the occurrence of a change of control or transformation transaction, the entire outstanding principal balance of the loan, together with all accrued but unpaid interest, becomes immediately due and payable. A change of control is defined as any transaction or series of related transactions in which a person or group acquires more than fifty percent (50%) of the outstanding equity or voting power of the Company. A transformation transaction includes any merger, consolidation, equity exchange, contribution of substantially all assets to another entity, or similar reorganization in which the Company’s equity holders receive securities or ownership interests in another entity.

The loan represents the consolidation of prior advances made by the related party to fund the Company’s operations. The proceeds of the loan were used to fund substantially all of the Company’s assets as of January 31, 2026, including equipment, security deposits, lease-related costs, and land deposits, as well as general operating expenses.

As of January 31, 2026, the outstanding balance of the loan was $1,372,067, with accrued interest of $8,313.

Note 6 – Members’ Deficit

The Company is organized as a Delaware LLC and, as such, does not have authorized or issued shares of common or preferred stock. Ownership interests are represented by membership interests.

As of January 31, 2026, no members have made capital contributions to the Company, and no membership interests have been issued. The Company has been funded through loans and has incurred a net loss since inception, resulting in a member’s deficit as of January 31, 2026.

Note 7 – Segment Information

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following from the consolidated statement of operations:

For the Period from July 8, 2025 (inception) through January 31, 2026
General and administrative costs	$(346,371)
Loss on disposal of Equipment	$(164,021)
Interest expense	$(8,313)

Note 8 – Commitments and Contingencies

On January 12, 2026, the Company entered into a Limited Liability Company Interest Purchase Agreement with T20 Mining Group, LLC. The Company made an initial escrow deposit of $500,000 on January 13, 2026. Pursuant to the terms and conditions of the Limited Liability Company Interest Purchase Agreement, the transaction closing date was February 12, 2026 (See Note 9).

F-11

Note 9– Subsequent Events

We have evaluated subsequent events through May 29, 2026, the date these consolidated financial statements were issued.

The Company filed a Form 8832 with the IRS to elect to be treated as a corporation for United States federal income Tax purposes, which was effective as of February 12, 2026.

On February 13, 2026, the Company entered into and consummated a Unit Purchase Agreement (the “Agreement”) with Graham Macro Strategic Ltd. and Graham Credit Opportunities Ltd. (collectively, the “Purchasers”), pursuant to which the Purchasers purchased all of the Preferred Units for total consideration of $33,500,000 (the “Investment”). The proceeds from the Investment were used to fund the acquisition of T20 Mining Group, LLC (the “T20 Acquisition”).

Pursuant to the Agreement, the Company is contractually obligated to consummate a transaction (the “Contribution”) within a specified period, pursuant to which substantially all of the Company’s assets will be contributed to a publicly- traded company (“PubCo”) in exchange for equity securities of PubCo, subject to applicable regulatory approvals. Upon completion of the Contribution, the Purchasers will be entitled to receive 50% of the equity consideration issued by PubCo, which may consist of common stock or, at the election of the Purchasers, warrants or other equity-linked securities. If the Contribution is not completed within the required timeframe, the Purchasers have the right to require the Company to redeem all of the Preferred Units for cash at a price equal to 150% of the original Investment, senior to all other equity interests of the Company.

On February 13, 2026, the Company amended its Limited Liability Company Agreement to authorize a new class of Preferred Units, consisting of up to 1,000 units. The Preferred Units rank senior to Common Units with respect to distributions and payments upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company. They do not bear dividends but participate in distributions according to the distribution waterfall. Each Preferred Unit is convertible into one Common Unit solely for purposes of calculating as-converted entitlements, and such conversion does not confer voting rights or other ownership rights. Holders of Preferred Units are entitled to certain mandatory redemption rights if the Contribution is not consummated within the specified period, including a cash redemption at 150% of the purchase price, senior to all other equity interests. Until the earlier of the consummation of the Contribution or the redemption of all Preferred Units, the Company may not, without the prior written consent of the Purchasers, declare or pay dividends or make distributions (other than redemption of Preferred Units), incur indebtedness or preferred equity (other than project financing), issue or sell equity, make investments or acquisitions outside approved transactions, sell or transfer assets (other than in the ordinary course or as part of the Contribution), enter into affiliate transactions on non-arm’s-length terms, amend the Certificate of Formation or LLC Agreement, enter into or amend material contracts outside the ordinary course, dissolve or wind up the Company, or consummate the T20 Acquisition or Contribution on terms unacceptable to the Purchasers. Except as expressly provided in the LLC Agreement (including the consent rights described above), Preferred Units do not carry voting rights.

On March 26, 2026, a wholly owned subsidiary of the Company exercised a purchase option contained within its operating lease agreement for the Project Facility. The purchase option was included in the original lease agreement executed on November 25, 2025 and was exercised through delivery of a formal notice to the landlord pursuant to Section 54(f) of the lease agreement. The agreement provides the Company with the right to purchase the facility for $23,500,000, subject to certain contractual conditions and customary closing adjustments.

Management determined that exercise of the purchase option was not reasonably certain as of January 31, 2026, as the decision to exercise the option remained contingent upon operational developments occurring subsequent to year end, including completion of the T20 acquisition, securing the related power agreement, and obtaining visibility into prospective tenant arrangements. Accordingly, the purchase option was not included in the initial measurement of the Company’s operating lease right-of-use asset and lease liability as of January 31, 2026. The Company is currently evaluating the accounting implications of the exercised purchase option under ASC 842.

On May 27, 2026, the Company entered into a definitive Agreement and Plan of Merger with Healthy Choice Wellness Corp. and Healthy Choice Wellness II Corp.

F-12

Unaudited Interim Condensed Consolidated Financial Statements of Host Digital Infrastructure LLC

F-13

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30, 2026	January 31, 2026
	(Unaudited)
ASSETS
Current assets:
Deposit	$63,412	500,000
Total current assets	63,412	500,000
Right-of-use asset – operating lease	1,364,200	1,906,639
Right-of-use asset – finance lease	22,012,751	-
Security deposit	123,895	123,895
Intangible assets - electric service agreement	32,642,125	-
Total assets	$56,206,383	$2,530,534

LIABILITIES, PREFERRED RIGHTS AND MEMBERS’ DEFICIT
Current liabilities:
Loan payable – related party	$1,247,067	$1,372,067
Accrued expenses	775,218	300,929
Operating lease liability – current portion	76,215	22,246
Finance lease liability – current portion	21,987,641	-
Total current liabilities	24,086,141	1,695,242
Operating lease liability – long-term	1,318,353	1,353,997
Total liabilities	$25,404,494	$3,049,239
Commitments and contingencies (Note 10)
Redeemable Preferred Units (Temporary Equity)	33,500,000	-

MEMBERS’ DEFICIT
Common units (1,000 units and 0 units issued and outstanding as of April 30, 2026 and January 31, 2026, no par value; no capital contributions)	-	-
Members’ capital	(843,233)	-
Accumulated deficit	$(1,854,878)	$(518,705)
Total members’ deficit	(2,698,111)	(518,705)
Total liabilities, redeemable preferred units and members’ deficit	$56,206,383	$2,530,534

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-14

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended April 30, 2026
Sales, net	$-
Cost of sales	-
Gross profit	-
Operating expenses	824,357
Loss from operations	(824,357)
Interest expense	(347,174)
Net loss from continuing operations before income taxes	$(1,171,531)
Income tax benefit	-
Net loss from continuing operations	$(1,171,531)
Net loss from discontinued operations, net of tax	(164,642)
Net loss	$(1,336,173)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-15

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN REDEEMABLE PREFERRED UNITS (TEMPORARY EQUITY) AND MEMBERS’ DEFICIT

FOR THREE MONTHS ENDED APRIL 30, 2026

	Redeemable Preferred Units		Common Units		Accumulated	Members’	Total Members’
	Shares	Amount	Shares	Amount	Deficit	Capital	Deficit

Balance January 31, 2026	-	$-	-	$-	$(518,705)	$-	$(518,705)
Issuance of preferred units	1,000	33,500,000	-	-	-	-	-
Issuance of common units	-	-	1,000	-	-	-	-
Distribution to owners	-	-	-	-	-	(843,233)	(843,233)
Net loss	-	-	-	-	(1,336,173)	-	(1,336,173)
Balance April 30, 2026	1,000	$33,500,000	1,000	$-	$(1,854,878)	$(843,233)	$(2,698,111)

 The accompanying notes are an integral part of these condensed consolidated financial statements.

F-16

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THREE MONTHS ENDED APRIL 30, 2026

Cash flows from operating activities — continuing operations:
Net loss from continuing operations	$(1,171,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of right-of-use assets	178,946
Accrued expenses	324,289
Deposit	436,588
Operating lease liability	356,708
Net cash provided by operating activities — continuing operations	125,000

Cash flows from Investing activities — continuing operations
Cash paid for T20 Mining Group LLC asset acquisition	(33,500,000)
Cash (used in) investing activities — continuing operations	(33,500,000)

Cash flows from financing activities — continuing operations
Principal payment on related party loan	(500,000)
Proceeds from related party loan	375,000
Proceeds from issuance of preferred units	33,500,000
Net cash provided by financing activities — continuing operations	33,375,000

Cash flows from discontinued operations:
Net cash provided by (used in) operating activities (1)	-
Net cash provided by (used in) investing activities	-
Net cash provided by (used in) financing activities	-

Change in cash during the period	-
Cash beginning of the period	-
Cash end of the period	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for interest	$-
Cash paid for income taxes	$-
Right-of-use asset obtained in exchange for lease liability	$22,107,226
Non-cash transfer of net assets to a related entity under common control	$843,233
Capitalized transaction costs accrued but unpaid	$150,000

(1) Net cash provided by (used in) operating activities from discontinued operations is calculated as follows: Net loss from discontinued operations ($164,642) + Depreciation expense $11,696 + Impairment loss $82,946 + Loss on crypto asset remeasurement $70,000 = $0.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-17

HOST DIGITAL INFRASTRUCTURE LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Operations

Organization

Host Digital Infrastructure LLC (the “Company,” “Host Digital,” “we,” “us,” or “our”) was formed as a limited liability company under the laws of the State of Delaware on July 8, 2025. The Company’s principal executive offices are located at One World Trade Center, FL 85th Floor, New York, NY 10007. The Company was formerly known as 10X Digital Infrastructure LLC and changed its name to Host Digital Infrastructure LLC on May 18, 2026.

The Company operates through its wholly owned subsidiaries, 10X East Tulsa LLC, a Delaware limited liability company, and T20 Mining Group LLC (“T20”), an Oklahoma limited liability company. All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of Operations

Host Digital is a U.S.-based digital infrastructure platform focused on the development, ownership, and operation of institutional-quality data centers supporting artificial intelligence (AI) and high-performance computing (HPC) workloads. The Company’s strategy is to secure reliable, low-cost power and to provide scalable computing capacity on a long-term contracted basis. The Company entered into a long-term lease agreement commencing January 1, 2026, for a facility intended to support its future data center operations.

Note 2 – Going Concern

The accompanying condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has evaluated its ability to continue as a going concern for at least twelve months from the issuance of these condensed consolidated financial statements. As of April 30, 2026, the Company had no cash and incurred a net loss of approximately $1.3 million for the three months ended April 30, 2026. In addition, the Company had net cash provided by operating activities of $0.1 million and had a working capital deficit of approximately $24.0 million as of April 30, 2026. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these condensed consolidated financial statements are issued.

Management’s plans to address these conditions include the following:

●	On February 13, 2026, the Company issued 1,000 Preferred Units to Graham Macro Strategic Ltd. and Graham Credit Opportunities Ltd. for total cash consideration of $33,500,000, which was used to fund the T20 Mining Group LLC acquisition. The terms of the Preferred Units include a mandatory redemption feature if a planned contribution of substantially all of the Company’s assets to a publicly-traded company (“PubCo”) is not completed within a specified period (see Note 11 - Members’ Deficit)

●	On May 27, 2026, the Company entered into a definitive Agreement and Plan of Merger with Healthy Choice Wellness Corp. (“HCWC”) and a wholly owned subsidiary of HCWC (the “Merger Agreement”). Upon closing, Host Digital will become a wholly owned subsidiary of HCWC, and the former members of Host Digital will receive shares of HCWC common stock (or pre-funded warrants). The Merger is intended to provide access to public capital markets and is expected to close in the third quarter of 2026 , subject to HCWC stockholder approvals , listing requirements, and other customary closing conditions.

●	The Company continues to pursue project-level financing for its initial data center facility and is in negotiations with prospective tenants for a long-term lease.

There can be no assurance that the Merger will be completed, that the Contribution to PubCo will occur, or that additional financing will be available on acceptable terms, or at all. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-18

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the Accounting Standards Codification (“ASC”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for financial information. The accompanying unaudited condensed consolidated financial statements include the accounts of Host Digital Infrastructure LLC and its wholly owned subsidiaries, 10X East Tulsa LLC and T20 Mining Group LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

In the opinion of our management, the unaudited condensed consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s financial condition, results of operations and cash flows for the interim period presented. Such adjustments are of a normal, recurring nature. The results of operations and cash flows for the interim period  presented may not necessarily be indicative of full-year results. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended January 31, 2026.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. As an early-stage company that has limited operating history and limited revenue history, the Company’s estimates are based on limited historical information and therefore involve a higher degree of judgment and uncertainty.

Significant estimates include the fair value of net assets acquired in the T20 asset acquisition, including the Electric Service Agreement  (“ESA”), which was valued using a discounted cash flow model with an assumed discount rate of 11.9%; the fair value of crypto assets, which is based on quoted market prices; the classification and measurement of leases, including the determination of incremental borrowing rates and lease terms; the valuation allowance against deferred tax assets; the assessment of the Company’s ability to continue as a going concern; and the recoverability of long-lived assets.

These estimates are based on management’s best judgment using currently available information and assumptions believed to be reasonable under the circumstances. However, due to the Company’s limited operating history and limited revenues, actual results could differ materially from those estimates. Estimates are reviewed on an ongoing basis, and revisions are recognized in the period in which they become known.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company’s revenue is derived from cryptocurrency mining and hosting services provided to external customers. The Company determines whether it is the principal or agent in these arrangements by identifying the specified goods or services to be provided and assessing whether it controls those goods or services before they are transferred to the customer. The Company has concluded that it is the principal in its arrangements with external mining customers because it controls the mining services before they are transferred to the customer, is primarily responsible for fulfilling the service obligation, and bears credit and performance risk. Accordingly, revenue from external customers is recognized on a gross basis. (See Note 5 — Discontinued Operations for the presentation of mining revenue.)

T20 Mining Group LLC, a wholly owned subsidiary, incurs utility costs related to its mining operations and pays these costs directly to Public Service Company of Oklahoma (“PSO”). Although the electric service agreements are held by T20 Manufacturing LLC, another wholly owned subsidiary, T20 Mining Group LLC is responsible for the payment of the utility costs and is reimbursed by T20 Manufacturing LLC pursuant to an internal cost-reimbursement arrangement. In the stand-alone financial statements of T20 Mining Group LLC, reimbursements received from T20 Manufacturing LLC are recognized as revenue, while the related utility costs paid to PSO are recognized within cost of sales. As a result, the reimbursement activity increases both revenue and cost of sales by an equal amount, with no impact on gross profit. Upon consolidation, only the intercompany reimbursement revenue and corresponding reimbursement expense are eliminated.

In the Company’s condensed consolidated  financial statements, all intercompany revenues and expenses, including the reimbursement between subsidiaries, are eliminated in their entirety. As a result, the condensed consolidated  statement of operations only reflects revenue from external mining customers and the corresponding utility costs paid to external utility providers.

Revenue from external customers is recognized over time as the services are provided, consistent with the transfer of control to the customer. The Company does not have any significant financing components, variable consideration, or material rights in its contracts. Revenue from mining and hosting services provided to external customers is presented as part of discontinued operations (see Note 5 — Discontinued Operations).

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash and cash equivalents as of April 30, 2026 and January 31, 2026.

F-19

Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is assessed by comparing the carrying amount of the asset to the estimated undiscounted future cash flows  expected to result from the use and eventual disposition of the asset. If the carrying amount exceeds those cash flows, an impairment loss is recognized in an amount equal to the excess of the carrying amount over the asset’s fair value.

Fair value is determined using appropriate valuation techniques, which may include discounted cash flow analyses or market-based approaches.

Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Income Taxes

Prior to February 12, 2026, the Company was treated as a limited liability company (“LLC”)  for legal purposes and generally is not subject to federal and state income taxes, as its taxable income or loss is passed through to its members. Accordingly, no provision for federal and state income taxes has been recorded in the accompanying condensed consolidated financial statements.

On February 12, 2026, the Company filed an election on Internal Revenue Service (“IRS”)  Form 8832 to change its U.S. federal income tax classification to a C corporation, effective as of February 12, 2026. As a result, for all periods beginning on or after February 12, 2026, the Company is subject to federal and state corporate income taxes on its taxable income.

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company is subject to certain state and local taxes, including franchise and other similar taxes, which will be recorded as general and administrative expenses in the accompanying condensed consolidated statement of operations.

The Company accounts for uncertainty in income taxes in accordance with GAAP. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained upon examination by taxing authorities. The Company did not have any significant unrecognized tax benefits as of April 30, 2026.

The Company calculates its interim income tax provision in accordance with ASC 740-270, Income Taxes – Interim Reporting. At the end of each interim period, the Company estimates its annual effective tax rate and applies that rate to year-to-date ordinary income to determine the income tax expense (or benefit) for the period. Discrete items, such as changes in tax rates or valuation allowances, are recognized in the period in which they occur. As the Company incurred a loss for the three months ended April 30, 2026, and has recorded a full valuation allowance against its net deferred tax assets, no income tax expense or benefit has been recorded for the interim period.

The Company’s tax returns for periods beginning on or after February 12, 2026 remain subject to examination by federal and state taxing authorities. Prior to the change in tax status, the Company was a pass-through entity and generally not subject to entity-level income tax examinations.

F-20

Earnings Per Share

The Company is a limited liability company (“LLC”) with 1,000 Common Units issued and outstanding as of April 30, 2026. The Common Units are not traded in a public market, and the Company has not filed, nor is it in the process of filing, with any regulatory agency in preparation for the sale of its Common Units in a public market. Accordingly, the Company is not required to present earnings per share under ASC 260, Earnings Per Share (“ASC 260”), and no such presentation is provided.

As of April 30, 2026, the Company also had 1,000 Preferred Units outstanding. In accordance with ASC 260, if the Company were required to present EPS, dividends on Preferred Units would be deducted from net income to arrive at income available to common unitholders, and the Preferred Units may be considered participating securities requiring the application of the two-class method for the allocation of earnings.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company views its operations and manages its business in one segment.

Related Party Transactions

The Company identifies related-party transactions in accordance with ASC 850, Related Party Disclosures (“ASC 850”), which requires disclosure of the nature of the relationship, the terms of the transaction, and any outstanding balances. A related party is generally defined as (i) any person that holds 10% or more of the Company’s units and their immediate families, (ii) the Company’s management, (iii) any entity that directly or indirectly controls, is controlled by, or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Common types of related party transactions include, but are not limited to, sales, purchases, and transfers of real and personal property; services received or furnished; borrowings, lending, and guarantees; and use of property and equipment by lease or otherwise. The Company conducts business with its related parties in the ordinary course of business. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Transactions with related parties are subject to the disclosure requirements of ASC 850, even if they are not recognized in the financial statements. Related party transactions eliminated in the preparation of consolidated financial statements are not required to be disclosed. Transactions with members, including promissory notes and other arrangements, are evaluated to ensure terms approximate those of comparable market transactions (see Note 6 — Related Party Transactions).

Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases (“ASC 842”). The Company determines whether an arrangement is, or contains, a lease at inception. For leases with an initial term greater than 12 months, the Company recognizes a right-of-use (“ROU”) asset and a lease liability based on the present value of the future lease payments over the lease term. The Company uses an estimated incremental borrowing rate to discount future lease payments, as the rates implicit in the leases are not readily determinable. The Company has elected the practical expedient to not separate lease and non-lease components for its real estate leases. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

If the Company becomes reasonably certain to exercise a purchase option, the lease liability is remeasured to include the present value of the purchase option price, and the ROU asset is adjusted by the same amount. The lease is then reclassified as a finance lease from the date of remeasurement.

Recent Accounting Pronouncements

On December 14, 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 amends ASC 740, Income Taxes, to expand income tax disclosures and requires that we disclose (i) the income tax rate reconciliation using both percentages and reporting currency amounts; (ii) specific categories within the income tax rate reconciliation; (iii) additional information for reconciling items that meet a quantitative threshold; (iv) the composition of state and local income taxes by jurisdiction; and (v) the amount of income taxes paid disaggregated by jurisdiction. The Company adopted ASU 2023-09 effective February 12, 2026. The adoption of this guidance did not have a material impact on the Company’s condensed consolidated financial statements, as the Company has recorded a full valuation allowance against its deferred tax assets and has no material uncertain tax positions.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03 requires public business entities to disclose, in the notes to the financial statements, additional disaggregated information about certain expense captions presented on the face of the income statement, including amounts for specified categories such as purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion, as applicable. The amendments also require disclosure of selling expenses and, in annual reporting periods, the entity’s definition of selling expenses. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively or retrospectively. The Company is currently evaluating the impact of adopting ASU 2024-03 on its condensed consolidated financial statement disclosures.

F-21

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”). ASU 2025-11 amends Topic 270 to improve the navigability of interim reporting guidance, clarify the applicability of interim reporting requirements, and provide additional guidance regarding the form and content of interim financial statements and related notes. The amendments also add a disclosure principle requiring entities to disclose events and changes since the end of the most recent annual reporting period that have had a material impact on the entity. The amendments are not intended to change the fundamental nature of interim reporting or expand or reduce current interim disclosure requirements. For public business entities, ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively or retrospectively. The Company is currently evaluating the impact of adopting ASU 2025-11 on its interim condensed consolidated financial statement disclosures.

Note 4 – Asset Acquisition – T20 Mining Group LLC

On February 13, 2026, the Company acquired 100% of the equity interests of T20 Mining Group LLC for total consideration of approximately $33.5 million. The acquisition was funded by the proceeds from the issuance of Preferred Units (see Note 11 - Members’ Deficit). The Company accounted for the transaction as an asset acquisition under ASC 805-50 because the acquired assets and liabilities did not meet the definition of a business under ASC 805, Business Combinations. Management determined that the acquired set lacked substantive processes, including an organized workforce, active hosting arrangements, and integrated operational systems necessary to continue outputs on a stand-alone basis. The hosting arrangements that previously supported mining operations expired subsequent to the acquisition date and were not renewed by the Company.

Purchase Price Allocation

The total cost of the acquisition was $33,650,000, which consists of cash consideration paid to the sellers of $33,500,000 and capitalized transaction costs of $150,000. The following table presents the allocation of the total cost to the identifiable assets acquired based on their relative fair values:

Asset (Liability) Category	Fair Value	% of Total Purchase Price
Buildings	$285,315	0.85%
Tools, machinery, and equipment	438,327	1.30%
Intangible - electric service agreement	32,642,125	97.00%
Operating lease ROU asset	1,399,000	4.16%
Lease liability	(1,399,000)	-4.16%
Other non-essential net assets	284,233	0.85%
Total purchase price allocation	$33,650,000	100.00%

The $150,000 is added to the total fair value of the acquired assets and the allocated cost represents the capitalization of direct transaction costs (primarily legal fees) incurred in connection with the acquisition, in accordance with ASC 805-50.

Reconciliation of Acquisition Cost to Cost at Disposal

The following table reconciles the total acquisition cost of $33,650,000 to the assets transferred to DropCo and the assets retained by the Company:

Amount
Total acquisition cost	$33,650,000
Assets transferred to DropCo (see Note 5):
Buildings (after depreciation and impairment)	248,000
Tools, machinery, and equipment (after impairment)	381,000
Net non-essential net assets	214,233
Total non-essential net assets transferred to DropCo	$843,233
Less: Assets transferred to DropCo	(843,233)
Less: Q1 2026 activities (net loss from discontinued operations)	(164,642)
ESA Retained in Host Digital	$32,642,125

Intangible Asset – Electric Service Agreement (Indefinite Life)

The ESA is a long-term contract with a utility provider that secures power capacity for the Company’s planned data center operations. The fair value of the ESA was determined using an income approach (with-and-without method) and is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs. The significant unobservable input used in the valuation was a discount rate of 11.9%, which represents the Company’s weighted-average  cost of capital. The ESA has been determined to have an indefinite life because the contractual term is renewable without significant cost or modification, and the Company expects to renew it indefinitely. Accordingly, the ESA is not amortized. Instead, it will be tested for impairment annually (or more frequently if events or changes in circumstances indicate that its carrying amount may not be recoverable) in accordance with ASC 350, Intangibles — Goodwill and Other.

F-22

Fixed Assets

The fair value of the fixed assets acquired from T20 was determined using a cost approach. The valuation considered replacement cost less physical depreciation and obsolescence; the mining equipment was valued at its estimated salvage value. All fixed assets acquired from T20 (buildings, site improvements, and mining-related equipment) were held by the Company from the acquisition date (February 13, 2026) until February 26, 2026, when they were transferred to another legal entity under common ownership, 10X Digital DropCo LLC (“DropCo”).

During the holding period from February 13, 2026 through February 26, 2026, the Company recognized depreciation of $11,696 on these assets to record the decline in service potential over the 14-day period from acquisition to transfer.

Prior to the transfer, the Company concluded that the decision to dispose of the assets shortly after acquisition was an impairment indicator under ASC 360-10-35-21(f). Accordingly, the Company performed a recoverability test and determined that the carrying amount of the mining equipment was not recoverable. The building was written down to its estimated fair value of $248,000, resulting in an impairment loss of $25,619. The equipment was written down to its estimated fair value of $381,000, resulting in an impairment loss of $57,327. The total impairment loss of $82,946 is included in discontinued operations (see Note 5 — Discontinued Operations).

As the transfer was to a commonly controlled entity without consideration, it was accounted for as a non-reciprocal transfer. In accordance with ASC 805-50-30-5, the assets were transferred at their carrying amount (after impairment), and no gain or loss was recognized in the statement of operations (see Note 5 — Discontinued Operations).

Operating Lease – Parking Lot

As part of the T20 acquisition, the Company assumed an operating lease for a parking lot facility (Fourth Amendment to Lease dated May 19, 2025). The lease has no purchase option and continues through June 30, 2034. The right-of-use asset and corresponding lease liability were recorded at $1,399,000 as of February 13, 2026. The Company uses an incremental borrowing rate of 10.45% for this lease. See Note 8 – Leases for further information.

Other Non-Essential Net Assets

Other non-essential net assets of $284,233 consist of various working capital items and liabilities acquired as part of the T20 transaction that management has determined are not essential to the Company’s core data center infrastructure operations. These items are not directly related to the Company’s primary strategic focus on developing and operating institutional-quality data centers supporting AI and HPC workloads. The Company determined these items to be non-essential based on their nature as short-term working capital items and their lack of strategic importance to the Company’s long-term data center strategy. These items primarily consist of cash of $810,860, accounts receivable of $735,427, accrued revenue of $300,723, crypto wallet of $116,619, prepaid insurance of $795, electric security deposit of $1,039,355, accounts payable of $959,551, accrued expenses of $510,640, loan payable (electric deposit) of $1,039,355, and hosting deposit of $210,000.

Transaction Costs

Direct transaction costs (legal, valuation, and due diligence fees) incurred in connection with the acquisition were approximately $150,000. Under ASC 805-50, these costs were capitalized as part of the cost of the assets acquired. The total cost of the acquisition of $33,650,000 reflected in the purchase price allocation above consists of cash consideration to the sellers of $33,500,000 and capitalized transaction costs of $150,000.

F-23

Note 5 – Discontinued Operations

On February 13, 2026, the Company acquired 100% of the equity interests of T20 Mining Group LLC as part of an asset acquisition (see Note 4– Asset Acquisition – T20 Mining Group LLC). The acquisition included certain assets and liabilities related to cryptocurrency mining operations. Shortly thereafter, on February 26, 2026, the Company transferred the mining-related assets to 10X Digital DropCo LLC (“DropCo”), a legal entity under common ownership, through a non-reciprocal transfer without receipt of any consideration.

The transfer was made pursuant to an Intercompany Asset Transfer and Use Agreement and a Bill of Sale and Assignment and Assumption Agreement, effective as of February 26, 2026. Under these agreements, the Company transferred certain assets acquired from T20 to DropCo, and DropCo granted the Company a license to use certain assets owned or controlled by DropCo as are reasonably necessary for the Company to draw, receive, and utilize electrical power pursuant to its Electric Service Agreement and related arrangements. The transfer reflects management’s decision to separate non-essential mining-related assets from the Company’s core data center infrastructure operations.

The Company determined that the mining operations acquired from T20 constituted a component of the entity, as the operations and cash flows of the mining activity were clearly distinguishable from the Company’s core data center infrastructure operations. The Company further determined that the disposal of the mining component represented a strategic shift that has a major effect on the Company’s operations and financial results, as the mining activity accounted for substantially all of the Company’s revenue during the period and the Company is exiting the cryptocurrency mining business to focus on its core data center operations. Accordingly, the mining component is presented as a discontinued operation in accordance with ASC 205-20.

As disclosed in Note 4– Asset Acquisition – T20 Mining Group LLC, in a transfer of assets between entities under common control, the assets were transferred to DropCo at their carrying amount (after depreciation and impairment), and no gain or loss was recognized, in accordance with ASC 805-50-30-5, which requires that assets transferred between entities under common control be measured at their carrying amounts. ASC 845-10-30-10 further provides that nonmonetary assets distributed to owners in a spinoff are measured at their recorded amount (after reduction for impairment). Additionally, ASC 360-10-45-15 requires that long-lived assets to be distributed to owners in a spinoff continue to be classified as held and used until the distribution date, which supports the carrying amount measurement basis.

For the three months ended April 30, 2026, the loss from discontinued operations consisted of revenue from mining and hosting services of $487,819, cost of sales of $487,819, resulting in gross profit of $0, depreciation expense of $11,696, loss on crypto asset remeasurement of $70,000, and impairment loss on fixed assets of $82,946, resulting in a net loss from discontinued operations of $164,642. Revenue from the discontinued mining operation represents amounts earned from providing mining and hosting services to external customers. Cost of sales primarily represents utility costs incurred in connection with mining operations. During the holding period, the Company recognized depreciation of approximately $11,696 on these assets (see Note 4 — Asset Acquisition – T20 Mining Group LLC).

The net loss from discontinued operations of $164,642 is presented on the face of the statement of operations as a separate line item below “Net loss from continuing operations.” The cash flows from discontinued operations are disclosed separately in the statement of cash flows. For the three months ended April 30, 2026, the loss from discontinued operations consisted of the following major classes of line items:

Three Months Ended April 30, 2026
Revenue from mining and hosting services	$487,819
Cost of sales	(487,819)
Depreciation expense	(11,696)
Loss on crypto asset remeasurement	(70,000)
Impairment loss on fixed assets	(82,946)
Net loss from discontinued operations, net of tax	$(164,642)

Note 6 – Related Party Transactions

The Company has identified the following material related party relationships and transactions:

●	Loan Payable – 10X LLC - The Company has an outstanding loan from 10X LLC, an entity wholly owned by Hans Thomas, a member and Manager of the Company. The loan is evidenced by an Amended Loan Agreement dated April 30, 2026, which formalizes and consolidates all prior advances made by 10X LLC to the Company. The loan bears interest at 8% per annum and matures on January 31, 2027. During the three months ended April 30, 2026, the Company made a voluntary prepayment of $500,000 on February 13, 2026, and received a new advance of $375,000 on April 30, 2026 to fund a portion of the T20 asset acquisition deposit and related transaction costs. As of April 30, 2026, the outstanding principal balance was $1,247,067. The loan is classified as a current liability due to its maturity within one year. See Note 7 — Debt for further details.

F-24

●	Transfer of Net Assets to DropCo (Commonly Controlled Entity) - On February 26, 2026, the Company transferred net assets with a carrying amount of $843,233 to DropCo, a commonly controlled entity, without consideration. The transfer was accounted for as a distribution to owners with no gain or loss recognized. See Note 5 — Discontinued Operations for further details.

●	Lease Guarantee - The lease for the Company’s primary facility (see Note 8 - Leases) is guaranteed by 10X Capital Partners Fund, LP, an entity controlled by a key member of the Company. In accordance with ASC 850, Related Party Disclosures, this related-party transaction has been disclosed. As of April 30, 2026, management has determined that it is not probable that the Company will be required to make any payments under this guarantee. Consequently, no liability has been recorded. Had it been probable, a liability would have been recognized.

●	Conflicts of Interest - The Company’s management is aware of its responsibility to ensure that all related-party transactions are conducted on terms that are fair and reasonable to the Company. In accordance with its operating agreement, certain related-party transactions may require approval by disinterested members or the board of managers.

Note 7 – Debt

Related Party Loan – 10X LLC

The Company has an outstanding loan from 10X LLC, an entity that is a related party due to common ownership with a member of the Company. The loan is evidenced by an Amended Loan Agreement dated April 30, 2026 (the “Loan Agreement”), which formalizes and consolidates all prior advances made by 10X LLC to the Company.

The principal amount of the loan as of the Effective Date is $1,247,067. The loan bears interest at 8% per annum, calculated on a 365-day basis for the actual number of days elapsed. Interest is payable at maturity.

The loan matures on January 31, 2027. Because the maturity date is within twelve months of the balance sheet date (April 30, 2026), the outstanding principal and accrued interest are classified as a current liability on the condensed consolidated balance sheet.

Loan Activity During the Period

The outstanding balance of the related party loan at January 31, 2026 was $1,372,067. During the three months ended April 30, 2026, the Company made a voluntary prepayment of $500,000 on February 13, 2026, and received a new advance of $375,000 on April 30, 2026 from 10X LLC to fund a portion of the T20 operations. As a result, the outstanding balance at April 30, 2026 was $1,247,067.

Interest Expense for Related Party Loan

For the three months ended April 30, 2026, the Company recognized interest expense on this loan of approximately $19,000.

Note 8 – Leases

The Company leases operating facilities under non-cancelable operating lease agreements. Lease commencement occurs on the date the Company obtains control of the leased property.

F-25

Office Lease (Data Center Facility) – Finance Lease

Original Operating Lease

On November 25, 2025, the Company, through its wholly owned subsidiary 10X East Tulsa LLC, entered into a commercial real estate lease for a data center facility in Tulsa, Oklahoma (the “Office Lease”). The lease commenced on January 1, 2026, and originally had a five-year non-cancelable term (January 1, 2026 – December 31, 2030). The lease contained a purchase option allowing the tenant to acquire the building for $23,500,000, exercisable with six months’ advance notice and closing required by October 1, 2026.

At commencement, management determined that exercise of the purchase option was not reasonably certain because the decision remained contingent on future operational developments (e.g., completion of the T20 Mining Group LLC acquisition, securing the power agreement, and tenant leasing prospects). Accordingly, the Office Lease was initially classified as an operating lease under ASC 842.

Exercise of Purchase Option and Reclassification to Finance Lease

On March 26, 2026, the Company exercised a purchase option contained in the lease to acquire the facility for a fixed price of $23.5 million. In accordance with ASC 842, the exercise of the purchase option triggered a reassessment of the lease classification and a remeasurement of the lease liability. Since the purchase option is reasonably certain to be exercised, the lease was reclassified as a finance lease effective March 26, 2026.

At the remeasurement date, the lease liability was recalculated to include the present value of the $23.5 million purchase option, discounted at the Company’s incremental borrowing rate of 15.75%. The right-of-use (ROU) asset was increased by the same amount as the increase in the lease liability. The purchase of the facility is expected to close on or before October 1, 2026. As of April 30, 2026, the purchase had not yet closed; therefore, the building is not recorded as owned property and remains classified as a finance lease ROU asset on the condensed consolidated balance sheet. Upon closing, the building will be reclassified to property, plant and equipment.

Parking Lot Lease – Operating Lease (Acquired in T20 Transaction)

In connection with the T20 Mining Group LLC asset acquisition (see Note 4 - Asset Acquisition – T20 Mining Group LLC), the Company acquired a lease for a parking lot facility (Fourth Amendment to Lease dated May 19, 2025). The lease has no purchase option and no transfer of ownership. It is classified as an operating lease. The lease term runs through June 30, 2034, with monthly payments escalating annually as specified in the Fourth Amendment.

As of the acquisition date (February 13, 2026), the Company recorded an ROU asset and corresponding lease liability at the present value of remaining lease payments, which was determined to be $1,399,000. The discount rate used was 10.45% (the Company’s incremental borrowing rate for this lease). The lease is being amortized on a straight-line basis over the remaining lease term.

F-26

The following table summarizes the Company’s leases:

Balance Sheet Classification	April 30, 2026	January 31, 2026
Operating lease right-of-use assets	$1,364,200	$1,906,639
Finance lease right-of-use assets	22,012,751	-
Total right-of-use assets	$23,376,951	$1,906,639

Operating lease liability, current	$76,215	$22,246
Finance lease liability, current	21,987,641	-
Operating lease liability, net of current	1,318,353	1,353,997
Finance lease liability, net of current	-	-
Total lease liabilities	$23,382,209	$1,376,243

The amortization of the right-of-use assets of approximately $179,000 for the three months ended April 30, 2026 and was included in operating cash flows.

The following table provides a summary of other information related to the leases at April 30, 2026 and January 31, 2026:

Other Information	April 30, 2026	January 31, 2026
Weighted-average remaining lease term for operating leases	8.1 years	4.92 years
Weighted-average discount rate for operating leases	10.45%	15.75%
Weighted-average remaining lease term for finance leases	0.4 years	0 years
Weighted-average discount rate for finance leases	15.75%	-%

The components of lease expenses for the three months ended April 30, 2026 was as follows:

Three Months Ended April 30, 2026
Operating lease cost	$113,450
Finance lease cost - amortization of right-of-use assets	94,475
Finance lease cost - interest on lease liabilities	327,729
Total lease expense	$535,654

The following table reconciles undiscounted cash flows to the present value of lease liabilities as of April 30, 2026:

Maturity of Lease Liabilities by Fiscal Year	Operating Leases	Finance Leases
2026 (remaining nine months)	$161,989	$23,500,000
2027	224,662	-
2028	235,895	-
2029	247,690	-
2030	260,074	-
Thereafter	988,863	-
Total gross operating lease payments	$2,119,173	$23,500,000
Less: Imputed interest	(724,605)	(1,512,359)
Present value of future minimum lease payments	$1,394,568	$21,987,641

The following table reconciles undiscounted cash flows to the present value of lease liabilities as of January 31, 2026:

Operating Leases
Twelve months ending:
January 31, 2027	$42,537
January 31, 2028	511,725
January 31, 2029	527,076
January 31, 2030	542,889
January 31, 2031	511,298
Total gross operating lease payments	2,135,525

Less: imputed interest	(759,282)
Present value of future minimum lease payments	$1,376,243

The following table presents supplemental cash flow information for the three-month period ended April 30, 2026:

2026
Cash paid for operating lease liability	$(34,650)
Cash paid for finance lease liability	$-

F-27

Note 9 – Segment Information

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company operates in a single reportable segment: the development, ownership, and operation of institutional-quality data centers supporting AI and HPC workloads. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. The CODM evaluates the Company’s performance primarily based on the consolidated net loss, as reported in the condensed consolidated statement of operations, supplemented by certain significant expense details reflected in the table below.

There have been no changes in the determination of our single operating segment or the measurement of segment loss during the period.

The following table presents the Company’s segment information for the three months ended April 30, 2026, which is derived from the information regularly provided to the CODM:

For Three Months April 30, 2026
Operating expenses:
Legal fee	$490,486
Contractor and consulting fee	105,045
Occupancy expense	20,901
Lease amortization	113,450
Amortization expense — ROU asset	94,475
Total operating expenses	824,357
Interest expense	347,174
Net loss from continuing operations before income taxes	$1,171,531
Income tax benefit	-
Net loss from continuing operations	$1,171,531
Net loss from discontinued operations, net of tax	164,642
Net loss	$1,336,173

The Company’s segment assets are measured on the same basis as consolidated total assets. As of April 30, 2026, segment assets were $56,206,383.

The Company operates primarily in the United States and all of its long-lived assets are located in the United States. Revenue from external customers is derived primarily from customers located in the United States.

Note 10 – Commitments and Contingencies

Purchase Option Commitment

On November 25, 2025, the Company, through its wholly owned subsidiary 10X East Tulsa LLC, entered into a commercial real estate lease for a facility in Tulsa, Oklahoma. The lease contains a purchase option allowing the tenant to acquire the facility for a fixed price of $23,500,000. On March 26, 2026, the Company exercised the purchase option. The closing of the purchase is required to occur on or before October 1, 2026. As of April 30, 2026, the purchase had not yet closed. The Company expects to fund the purchase with a combination of cash on hand, proceeds from the Preferred Units issuance (see Note 11 - Members’ Deficit), and / or additional financing. The Company has a legally binding commitment to complete the purchase by the contractual deadline.

Lease Guarantee

The lease for the Company’s primary facility is guaranteed by 10X Capital Partners Fund, LP, an entity controlled by a key member of the Company. The guarantee is unconditional and covers all obligations of the tenant under the lease, including the payment of rent and other charges. As of April 30, 2026, management has determined that it is not probable that the Company will be required to make any payments under this guarantee. Accordingly, no liability has been recorded. If the guarantee were to be called, the maximum potential amount of future payments would be the remaining lease payments under the original lease term (which, however, will be superseded by the purchase option closing). The Company believes the likelihood of any material payment is remote.

Indemnification Obligations

In the ordinary course of business, the Company may enter into agreements that contain indemnification provisions, including indemnifications of directors, officers, and employees under the Company’s operating agreement. The Company may also indemnify counterparties in certain contracts, such as service providers or customers, for losses arising from the Company’s breach of contract, negligence, or intellectual property infringement. As of April 30, 2026, the Company is not aware of any pending or threatened claims that would require material payment under any indemnification provision, and no liability has been accrued.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings or claims arising in the ordinary course of business. As of April 30, 2026, there are no pending or threatened legal proceedings against the Company that management believes would have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Contractual Commitments for Power and Other Services

The Company has entered into an ESA with PSO to secure power capacity for its initial data center facility. The ESA requires the Company to pay minimum monthly utility charges regardless of actual usage. As of April 30, 2026, the remaining commitment under the ESA is approximately $2,000,000 (based on the minimum billing terms). The Company expects to pass through a substantial portion of these costs to its future tenants under long-term lease arrangements, but such pass-through is not guaranteed.

F-28

Note 11 – Members’ Deficit

Common Units

The Company’s authorized Common Units consist of 1,000 units, of which 1,000 were issued and outstanding as of April 30, 2026. Holders of Common Units are entitled to one vote per unit and participate in distributions as set forth in the Company’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”). As of April 30, 2026, the Common Units were held by Hans Thomas (45%), Harmol Samra (45%), and Alexander Monje (10%). No capital contributions have been made by the holders of Common Units.

Preferred Units

On February 13, 2026, the Company issued 1,000 Preferred Units to Graham Macro Strategic Ltd. and Graham Credit Opportunities Ltd. (collectively, the “Investors”) for total cash consideration of $33,500,000. The proceeds were used to fund the T20 Mining Group LLC asset acquisition (see Note 4 - Asset Acquisition – T20 Mining Group LLC). The Preferred Units have the following characteristics:

●	Liquidation Preference: The Preferred Units rank senior to Common Units with respect to distributions and payments upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company. The liquidation preference is equal to the greater of (i) the original investment amount ($33,500,000) and (ii) the amount the Investors would have received had the Preferred Units been converted into Common Units immediately prior to such liquidation.

●	Dividends: The Preferred Units do not bear a stated dividend rate nor any preferential dividends. However, they participate in any distributions declared on Common Units on an as-converted basis.

●	Conversion: The Preferred Units are not automatically convertible. A conversion ratio of 1:1 is used solely for purposes of calculating as-converted entitlements and does not confer voting rights.

●	Voting Rights: Except for certain consent rights described in the LLC Agreement (e.g., approval of mergers, asset sales, debt incurrence, and other major transactions), the Preferred Units carry no voting rights.

Mandatory Redemption Feature

Pursuant to the Unit Purchase Agreement, the Company is required to contribute substantially all of its assets to a publicly traded company (“Contribution”) within a specified period following the issuance of the Preferred Units (the “Contribution Period”), subject to extension for SEC and Nasdaq review delays. If the Contribution is not completed within the Contribution Period, each Investor has the right to require the Company to redeem all of its Preferred Units for cash at a price equal to 150% of its original capital contribution (i.e., $50,250,000 in the aggregate). The redemption obligation is senior to all other equity interests of the Company.

Temporary Equity Classification

Because the mandatory redemption feature is not solely within the Company’s control (the Contribution is subject to regulatory approvals and other conditions), the Preferred Units are required to be classified as temporary equity (mezzanine equity) under ASC 480, Distinguishing Liabilities from Equity and related SEC guidance. As of April 30, 2026, the Preferred Units are presented outside of permanent equity on the condensed consolidated balance sheet with a carrying amount of $33,500,000.

The Contribution must be completed within 90 days of February 13, 2026 (the issuance date of the Preferred Units), subject to a possible 60-day extension  for delays primarily attributable to SEC reviews. Management evaluates the probability of the Contribution’s completion at each reporting period. If it becomes probable that the Contribution will not be completed, the Preferred Units would be reclassified as a liability at their then-fair value (including the 150% redemption premium). As of April 30, 2026, no such reclassification has occurred.

Accumulated Deficit

The Company has incurred net losses since inception. As of April 30, 2026, accumulated deficit was approximately $1.9  million.

Note 12– Subsequent Events

Management has evaluated events and transactions occurring after April 30, 2026, through the date these financial statements were issued, and has identified the following material subsequent events requiring disclosure.

Agreement and Plan of Merger with Healthy Choice Wellness Corp.

On May 27, 2026, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with HCWC, a Delaware corporation whose Class A common stock is listed on the NYSE American, and Healthy Choice Wellness II Corp., a Delaware corporation and wholly owned subsidiary of HCWC (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub will merge with and into Host Digital, with Host Digital surviving as a wholly owned subsidiary of HCWC (the “Merger”). At the effective time of the Merger, all outstanding Common Units and Preferred Units of the Company will be converted into the right to receive shares of HCWC Class A common stock (or, at the election of the holder, pre-funded warrants to purchase such stock at an exercise price of $0.0001 per share). The Merger is intended to qualify as a transaction described in Section 351(a) of the Internal Revenue Code.

The completion of the Merger is subject to certain conditions, including:

●	Approval by HCWC’s stockholders of the issuance of shares of HCWC common stock in the Merger, an amendment to HCWC’s certificate of incorporation to increase authorized shares, and a name change;
●	Approval by the requisite holders of the Company’s Common Units and Preferred Units;
●	The continued listing of HCWC’s common stock on the NYSE American; and
●	Other customary closing conditions, including the receipt of certain tax opinions and the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.

The Merger is expected to close in the third quarter of 2026 . Because the Merger Agreement was executed after April 30, 2026, it represents a non-adjusting subsequent event under Accounting Standards Codification Topic 855, Subsequent Events. Accordingly, no adjustments have been made to the accompanying condensed consolidated financial statements. The Company will account for the Merger as a reverse acquisition under ASC 805-40, with Host Digital as the accounting acquirer, if and when the Merger closes.

Purchase and Sale Agreement for Project Facility

On June 23, 2026, 10X East Tulsa LLC, a wholly owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “PSA”) with 5555 Property Developers, LLC to acquire the Project Facility and the associated parking lot in Tulsa, Oklahoma (the “Property”). The purchase price under the PSA is $27,650,000, plus an amount equal to the aggregate of all payments that would otherwise become due and payable under the existing lease from and after the closing date through the expiration of its term. The closing is scheduled to occur on October 1, 2026, with the Purchaser having the right to extend the closing date for two successive 30-day periods.

Other Subsequent Events

There have been no other material subsequent events requiring adjustment to or disclosure in these condensed consolidated financial statements.

F-29

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial statements of Healthy Choice Wellness Corp. (“HCWC” or “Parent”) and Host Digital Infrastructure LLC (“Host Digital”) after giving effect to the merger (the “Merger”) described in the accompanying proxy statement. On May 27, 2026, HCWC, Healthy Choice Wellness II Corp., a Delaware corporation and a wholly owned subsidiary of HCWC (“Merger Sub”), and Host Digital entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Host Digital, with Host Digital surviving the Merger as a wholly owned subsidiary of HCWC (the “Surviving Entity”). As a result of the Merger, the separate corporate existence of Merger Sub will cease, and Host Digital will continue as a Delaware limited liability company and a wholly owned subsidiary of HCWC.

In connection with the Merger, all of the Common Units and Preferred Units of Host Digital (collectively, the “Company Units”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive (i) shares of Class A common stock, par value $0.001 per share, of HCWC (“HCWC Common Stock”) determined in accordance with the Exchange Ratio, or (ii) at the election of the holder, pre-funded warrants (“Pre-Funded Warrants”) to purchase HCWC Common Stock at an exercise price of $0.0001 per share, in lieu of such shares (collectively, the “Merger Consideration”). The Exchange Ratio is based on a Base Price of $425,000,000 (as set forth in the Merger Agreement) divided by the Applicable Share Price (subject to a collar), and then divided by 2,000 (the total number of Company Units outstanding). The Merger Consideration will be allocated among the holders of Company Units as set forth in the Allocation Certificate described in the Merger Agreement. The parties intend that the Merger qualify as a transaction described in Section 351(a) of the Code.

The Merger will be accounted for as a reverse acquisition under U.S. generally accepted accounting principles (“GAAP”) in accordance with Accounting Standards Codification Topic 805, Business Combinations. Host Digital has been identified as the accounting acquirer because its former members will hold a majority of the voting rights in the combined entity, designate a majority of the board of directors, and appoint senior management. HCWC is the accounting acquiree. Under the acquisition method of accounting, the assets and liabilities of HCWC will be recorded at their estimated fair values as of the acquisition date, and any excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill.

The consolidated financial statements of the combined company after the Merger represent a continuation of the financial statements of Host Digital (the accounting acquirer), except for its capital structure. Host Digital’s historical equity is eliminated and replaced with the legal capital structure of HCWC (the legal acquirer). The number of shares of HCWC Common Stock issued to Host Digital’s former members is used to restate Host Digital’s historical equity for all periods presented, with any difference between the par value of the new shares and the historical par value of Host Digital’s equity recorded as an adjustment to additional paid-in capital. This restatement is required under reverse acquisition accounting (ASC 805-40) and is not a standalone recapitalization. The assets and liabilities of Host Digital are carried over at their historical carrying values, as the combined entity is a continuation of Host Digital’s financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical balance sheet of HCWC as of that date with the historical balance sheet of Host Digital as of April 30, 2026 (the closest practicable date to align to March 31, 2026), as if the Merger had occurred on March 31, 2026.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 combine the historical results of HCWC and Host Digital for those periods as if the Merger had occurred on January 1, 2025. HCWC’s historical results for the year ended December 31, 2025 are derived from its audited consolidated financial statements incorporated by reference into this proxy statement. Host Digital’s historical results for the Period from July 8, 2025 (inception) through January 31, 2026 are derived from its audited financial statements and have been aligned to the twelve months ended December 31, 2025 using interim stub-period adjustments. The pro forma statement of operations for the three months ended March 31, 2026 reflects the combined results of HCWC and Host Digital for the period ended March 31, 2026, as required by Regulation S-X Rule 11-02(c)(2)(i). Although Host Digital’s balance sheet is as of April 30, 2026, the 30-day difference between the balance sheet date (April 30) and the income statement period end (March 31) is less than one fiscal quarter and is permitted under Rule 11-02(c)(3) . Host Digital’s historical results for the three months ended April 30, 2026 have been evaluated for materiality and are not considered material to the pro forma statement of operations for the three months ended March 31, 2026.

The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that HCWC and Host Digital believe are reasonable under the circumstances. The final allocation of the purchase price will be based on the fair value of assets acquired and liabilities assumed as of the closing date of the Merger. Accordingly, the final pro forma adjustments may differ materially from those presented herein. The pro forma information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or financial condition of the combined company would have been had the Merger occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial condition.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of HCWC and Host Digital, the notes thereto, and the other information contained in this proxy statement, including the sections entitled “The Merger,” “The Merger Agreement,” and “Risk Factors.”

61

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026

	HCWC Historical (Actual from 10-Q) (3/31/26)	Host Digital Historical (4/30/26)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,349,510	$-	$(1,673,613)	A	$675,897
Accounts receivable, net	283,064	-	-		283,064
Inventories	5,231,620	-	-		5,231,620
Prepaid expenses and vendor deposits	712,390	63,412	(316,873)	A	458,929
Due from related party	115,255	-	-		115,255
Other current assets	116,349	-	-		116,349
TOTAL CURRENT ASSETS	8,808,188	63,412	(1,990,486)		6,881,114

Property, plant, and equipment, net	1,737,660	-	22,012,751	B	23,750,411
Intangible assets - electric service agreement	-	32,642,125	-		32,642,125
Intangible assets, net	4,020,462	-	-		4,020,462
Goodwill	2,212,000	-	422,788,000	C	425,000,000
Right-of-use assets – operating lease	9,894,464	1,364,200	-		11,258,664
Right-of-use assets – finance lease	140,779	22,012,751	(22,012,751)	B	140,779
Investment in other entity - related party	2,260,652	-	-		2,260,652
Other assets	628,957	123,895	-		752,852
TOTAL ASSETS	$29,703,162	$56,206,383	$420,797,514		$506,707,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$8,448,555	$775,218	$(490,486)	A	$8,733,287
Contract liabilities	33,008	-	-		33,008
Current portion of loans payable	1,089,861	-	-		1,089,861
Operating lease liability, current	3,332,565	76,215	-		3,408,780
Finance lease liability, current	27,924	21,987,641	(21,987,641)	B	27,924
Due to related party	-	-	-		-
Loan Payable - Related Party	-	1,247,067	-		1,247,067
Other liabilities	14,567	-	21,987,641	B	22,002,208
TOTAL CURRENT LIABILITIES	12,946,480	24,086,141	(490,486)		36,542,135

Loans payable, net of current portion	5,174,854	-	-		5,174,854
Operating lease liability, net of current	6,665,310	1,318,353	-		7,983,663
Finance lease liability, net of current	115,274	-	-		115,274
Other long-term liabilities	60,136	-	-		60,136
TOTAL LIABILITIES	24,962,054	$25,404,494	(490,486)		49,876,062

COMMITMENTS AND CONTINGENCIES

Redeemable Preferred Units (Temporary Equity)	-	33,500,000	(33,500,000)	D	-

STOCKHOLDERS’ EQUITY
Common Stock, $0.001 par value per share, 560,000,000 shares authorized; 25,371,544 and 19,990,750 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively.	25,371	-	1,586,074	E	1,611,445
Series A convertible preferred stock, $0.001 par value per share, 40,000,000 shares authorized, 5,250 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively.	5	-	-		5
Common units (1,000 units and 0 units issued and outstanding as of April 30, 2026 and January 31, 2026, no par value; no capital contributions)	-	-	-	D	-
Additional paid-in capital/Members’ capital	13,059,644	(843,233)	455,913,926	A/F	457,074,425
Additional paid-in capital adjustment			(11,055,912)	A/G	-
Accumulated deficit	(8,343,912)	(1,854,878)	8,343,912	H	(1,854,878)
TOTAL STOCKHOLDERS’ EQUITY	4,741,108	(2,698,111)	454,788,000		456,830,997

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,703,162	$56,206,383	$420,797,514		$506,707,059

(A)	Transaction costs of $1,990,486 are reflected in the pro forma adjustment as a $316,783 elimination of prepaid expense, a $1,183,127 reduction in cash, a $490,486 reduction of accrued legal fees (already expensed by Host Digital), a $1,000,000 reduction to additional paid-in capital (offering-related costs deferred under SAB Topic 5.A), and a $500,000 increase to accumulated deficit (acquisition-related costs expensed under ASC 805-10-25-23). Refer to Note 4 — Transaction Costs for further detail.

(B)

Reflects the assumption of a lease agreement that includes an option to purchase the underlying property at a future date pursuant to the terms of the lease agreement. The purchase option was considered in management’s preliminary valuation assessment related to the transaction. Also reflects the removal of the operating lease liability and right-of-use asset as a result of the exercise of the purchase option.

(C)	The $422,788,000 of goodwill reflected in the pro forma condensed combined balance sheet consists of (i) the preliminary recording of the $425,000,000 Base Price as goodwill, reduced by (ii) the elimination of HCWC’s historical goodwill of $2,212,000, which is not carried forward under reverse acquisition accounting. Refer to Note 5 – Goodwill for further detail.

(D)	The adjustment eliminates Host Digital’s preferred units ($33,500,000, classified as mezzanine equity) and common units (no par value, no capital contributions), as all outstanding Company Units are converted into HCWC Common Stock in connection with the Merger. The elimination of the Preferred Units assumes the successful closing of the Merger. If the Merger does not close, the Preferred Units would remain outstanding as temporary equity, subject to the mandatory redemption feature described in Host Digital’s historical financial statements. The issuance of HCWC Common Stock is recorded in adjustment (D).

(E)	The adjustment reflects the aggregate par value of $1,586,074 (at $0.001 per share) for all new shares of HCWC Common Stock issued in connection with the Merger. This includes approximately 1,574,074,074 shares issued to Host Digital’s unitholders as Merger Consideration (based on a Base Price of $425,000,000 divided by the Applicable Share Price of $0.27) and 12,000,000 bonus shares issued to HCWC’s directors, officers and employees. The corresponding excess over par value is recorded in adjustment (E).

(F)	The adjustment of $455,913,926 to additional paid-in capital consists of (i) $422,413,926 representing the excess fair value over par value of new shares issued in the Merger (including shares to Host Digital’s unitholders and the 12,000,000 bonus shares), (ii) $33,500,000 representing the conversion of Host Digital’s preferred units into HCWC Common Stock, and (iii) a $1,000,000 reduction for deferred offering costs under SAB Topic 5.A.

(G)	The ($11,055,912) reflects the adjustment that eliminates HCWC’s historical additional paid-in capital as part of the reverse acquisition accounting. HCWC’s old equity structure is replaced by new equity issued to Host Digital’s members.

(H)	The $8,343,912 reflects the adjustment that eliminates HCWC’s accumulated deficit because the combined company will carry forward the retained earnings (or accumulated deficit) of the accounting acquirer, not HCWC’s.

62

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

	HCWC Historical (Actual from 10-Q)	Host Digital Historical (Three Months Ended April 30, 2026)	Pro Forma Adjustments	Notes	Pro Forma Combined
SALES, NET	$18,245,038	$-	$-		$18,245,038

COST OF SALES	11,311,193	-	-		11,311,193
		-
GROSS PROFIT	6,933,845	-	-		6,933,845

OPERATING EXPENSES	8,549,384	824,357	(235,000)	I	9,138,741

LOSS FROM OPERATIONS	(1,615,539)	(824,357)	235,000		(2,204,896)

OTHER INCOME (EXPENSE)					-
Loss on debt extinguishment	(176,806)	-	-		(176,806)
Other (expense) income, net	(2,874)	-			(2,874)
Interest expense, net	(192,555)	(347,174)	-		(539,729)
Loss from equity investment	(65,507)	-	-		(65,507)
Impairment loss on equity method investment	(1,623,922)	-	1,623,922	J	-
TOTAL OTHER INCOME (EXPENSE), NET	(2,061,664)	(347,174)	1,623,922		(784,916)

LOSS BEFORE TAXES	(3,677,203)	(1,171,531)	1,858,922		(2,989,812)

INCOME TAX BENEFIT	-				-

NET LOSS FROM CONTINUING OPERATIONS	$(3,677,203)	$(1,171,531)	$1,858,922		$(2,989,812)
NET LOSS FROM DISCONTINUED OPERATIONS	-	(164,642)	-		(164,642)
NET LOSS	$(3,677,203)	$(1,336,173)	$1,858,922		$(3,154,454)

NET LOSS PER SHARE-BASIC AND DILUTED
Continuing Operations	(0.17)	-	0.15		(0.09)
Discontinued Operations	-	-	-		(0.00)
TOTAL NET LOSS PER SHARE-BASIC AND DILUTED	$(0.17)	$-	$0.15		$(0.09)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES	21,431,118	-	12,000,000	K	33,431,118

(I)	The $(235,000) adjustment eliminates share-based compensation expense related to HCWC equity grants that accelerated vesting upon a change of control.

(J)	The $1,623,922 positive adjustment eliminates HCWC’s historical impairment loss on its investment in a related party (HCMC).

(K)	Reflects the issuance of bonus shares to HCWC’s officers, directors and employees upon a change of control.

63

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	HCWC Historical (Actual from 10-K)	Host Digital Historical (for period from July 8, 2025 (inception) through January 31, 2026)	Pro Forma Adjustments	Notes	Pro Forma Combined
SALES, NET	$78,205,678	$-	$-		$78,205,678

COST OF SALES	47,548,514	-	-		47,548,514
		-
GROSS PROFIT	30,657,164	-	-		30,657,164

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,141,280	518,705	502,185	L	34,162,170
RIGHT -OF-USE ASSETS AMORTIZATION	-	-	519,614	M	519,614
TOTAL OPERATING EXPENSES	33,141,280	518,705	1,021,799		34,681,784

LOSS FROM OPERATIONS	(2,484,116)	(518,705)	(1,021,799)		(4,024,620)

OTHER INCOME (EXPENSE)					-
Loss on debt extinguishment	(441,130)	-	-		(441,130)
Other income, net	2,315	-			2,315
Interest expense, net	(1,012,871)	(8,313)	1,917,300	N	896,116
TOTAL OTHER INCOME (EXPENSE), NET	(1,451,686)	(8,313)	1,917,300		457,301

LOSS BEFORE TAXES	(3,935,802)	(527,018)	895,501		(3,567,319)

INCOME TAX BENEFIT	-				-

NET LOSS	$(3,935,802)	$(527,018)	$895,501		$(3,567,319)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.24)	$-	$0.07		$(0.12)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES	16,571,397	-	12,000,000	O	28,571,397

(L)	The $502,185 adjustment consists of $500,000 of acquisition-related costs expensed under ASC 805-10-25-23 and $99,685 parking lot lease expense, partially offset by the elimination of $97,500 of historical share-based compensation expense.

(M)	The $519,614 adjustment reflects the amortization of right-of-use assets that would have been recorded by Host Digital for the year ended December 31, 2025, assuming the finance lease for the office facility had been in effect as of January 1, 2025.

(N)	The adjustment reflects $1,917,300 of additional interest expense on debt and the finance lease agreement that would have been recorded by Host Digital for the year ended December 31, 2025, assuming the related party loan and finance lease had been in effect as of January 1, 2025. This adjustment is included to reflect the pro forma assumption that the Merger occurred on January 1, 2025. No income tax benefit has been recognized due to a full valuation allowance against Host Digital’s deferred tax assets

(O)	Reflects the issuance of bonus shares to HCWC’s officers, directors and employees upon a change of control.

Selected Per Share Data (Unaudited)

The following tables present historical and pro forma earnings per share, book value per share, and dividends per share in accordance with Items 14(b)(9) and (b)(10) of Schedule 14A under the Securities Exchange Act of 1934.

	Year Ended December 31, 2025	Three Months Ended March 31, 2026
Earnings Per Share
Historical HCWC basic and diluted net loss per share	$(0.24)	$(0.17)
Pro forma combined basic and diluted net loss per share	$(0.12)	$(0.09)

	Year Ended December 31, 2025	Three Months Ended March 31, 2026
Book Value Per Share
Historical HCWC book value per share (as of period end)	$0.37	$0.19
Pro forma combined book value per share (as of March 31, 2026)	$-	$0.28

	Year Ended December 31, 2025	Three Months Ended March 31, 2026
Dividends Per Share
Historical HCWC dividends per share	$-	$-
Pro forma combined dividends per share	$-	$-

64

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Healthy Choice Wellness Corp. (“HCWC”) and the historical financial statements of Host Digital Infrastructure LLC (“Host Digital”) as adjusted to give effect to the transaction accounting adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) to reflect the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of May 27, 2026 (the “Merger Agreement”), by and among HCWC, Healthy Choice Wellness II Corp., a Delaware corporation and wholly owned subsidiary of HCWC (“Merger Sub”), and Host Digital.

The Merger is considered a reverse acquisition under GAAP because the former members of Host Digital will hold a majority of the voting rights in the combined entity, will designate a majority of the board of directors, and will appoint senior management. As a result, Host Digital is identified as the accounting acquirer and HCWC as the accounting acquiree. The accompanying unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and based on the historical financial information of HCWC and Host Digital, after giving effect to the Merger and the adjustments described herein. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the Merger and (ii) factually supportable. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, as permitted by such rules and regulations.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the Merger as if it had occurred on March 31, 2026, the end of the most recent period for which a balance sheet is required. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 give effect to the Merger as if it had occurred on January 1, 2025.

The pro forma adjustments are presented for informational purposes only and are described in the accompanying notes based on information and assumptions currently available at the time of the filing of this proxy statement. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the combined company’s results of operations or financial condition would have been had the Merger been completed on the dates indicated above. In addition, it is not necessarily indicative of the combined company’s future results of operations or financial condition and does not reflect all actions that have been or may be taken by the combined company following the Merger.

The accompanying unaudited pro forma condensed combined financial statements are based on HCWC’s audited consolidated financial statements for the year ended December 31, 2025 (incorporated by reference into this proxy statement), HCWC’s unaudited condensed consolidated financial statements for the three months ended March 31, 2026 (included elsewhere in this proxy statement), and Host Digital’s audited financial statements for the period ended July 8, 2025 (inception) through January 31, 2026 and its unaudited interim financial information for the periods ended April 30, 2026. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the Merger as if it had occurred on March 31, 2026. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 give effect to the Merger as if it had occurred on January 1, 2025.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 includes the historical results of Host Digital’s discontinued operations related to its cryptocurrency mining component. On February 13, 2026, Host Digital acquired T20 Mining Group LLC and subsequently, on February 26, 2026, transferred the mining-related assets to 10X Digital DropCo LLC, a commonly controlled entity, without consideration. Host Digital determined that the mining operations constituted a component of the entity and that the disposal represented a strategic shift that has a major effect on its operations and financial results. Accordingly, the mining component is presented as a discontinued operation in accordance with ASC 205-20.

The net loss from discontinued operations of $164,642 for the three months ended April 30, 2026, as reported in Host Digital’s historical financial statements, has been included in the pro forma combined results for the three months ended March 31, 2026. No pro forma adjustments have been made to this line item, as the disposal occurred prior to the assumed merger date of January 1, 2025, and the results are presented on the same basis as Host Digital’s historical financial statements. For the year ended December 31, 2025, Host Digital had no discontinued operations.

65

Note 2 – In-process Accounting Analysis

The Merger is presented in the unaudited pro forma condensed combined financial information; however, the Company’s accounting analysis for certain aspects of the Merger is incomplete as of the date of this filing. The unaudited pro forma combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Merger. The Company has discussed the implications of certain items where the accounting is incomplete, as follows:

●	Purchase price allocation (goodwill and intangible assets) – The preliminary allocation of the purchase price to HCWC’s identifiable assets and liabilities is based on estimated fair values. A final valuation of HCWC’s assets (including property, plant and equipment, intangible assets, and any contingent liabilities) has not yet been completed. The final allocation may differ materially from the preliminary adjustments presented. The Company expects to complete the purchase price allocation before the filing of its annual report on Form 10-K for the year ending December 31, 2026.
●	Fair value of Pre-Funded Warrants – The Pre-Funded Warrants are classified as equity, and for pro forma purposes their fair value is estimated as the Applicable Share Price minus the nominal exercise price of $0.0001 per share. The actual Applicable Share Price will not be determined until shortly before the Closing Date, as defined in the Merger Agreement, based on the volume weighted average price of HCWC Common Stock over a specified period, subject to a collar. The final fair value of the Pre-Funded Warrants may differ from the estimate used in these pro forma financial statements. The Company expects to determine the final fair value at the Closing Date.
●	Transaction costs – The Merger is expected to result in significant legal, advisory, accounting, filing, and other transaction costs. The actual amount of such costs may differ materially from the estimates used in these pro forma financial statements. The Company expects to determine the actual transaction costs incurred for the year ended December 31, 2026, before the filing of its annual report on Form 10-K for that year.
●	Common shares outstanding vs. EPS shares – The pro forma balance sheet reflects approximately 1.6 billion common shares issued in the Merger. The pro forma earnings per share calculation uses a different number of weighted average shares (approximately 33 million) because the EPS denominator is based on the legal capital structure of HCWC as of the periods presented, before giving effect to the full dilution of the Merger shares. The final number of shares to be used for post merger EPS will be determined after the closing of the Merger and will be reflected in future filings.

Because the accounting for these items remains incomplete, the final pro forma adjustments may differ materially from those presented in this proxy statement. The Company will update the pro forma financial information in subsequent filings as the analyses are completed.

Note 3 – Pro Forma Adjustments

Article 11 of Regulation S-X allows for the presentation of reasonably estimable synergies (or dis-synergies) and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The pro forma Transaction Accounting Adjustments for the Transaction, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)	Transaction costs of $1,990,486 are reflected in the pro forma adjustment as a $316,783 elimination of prepaid expense, a $1,183,127 reduction in cash, a $490,486 reduction of accrued legal fees (already expensed by Host Digital), a $1,000,000 reduction to additional paid-in capital (offering-related costs deferred under SAB Topic 5.A), and a $500,000 increase to accumulated deficit (acquisition-related costs expensed under ASC 805-10-25-23). Refer to Note 4 — Transaction Costs for further detail.
(B)	Reflects the assumption of a lease agreement that includes an option to purchase the underlying property at a future date pursuant to the terms of the lease agreement. The purchase option was considered in management’s preliminary valuation assessment related to the transaction. Also reflects the removal of the operating lease liability and right-of-use asset as a result of the exercise of the purchase option.
(C)	The $422,788,000 of goodwill reflected in the pro forma condensed combined balance sheet consists of (i) the preliminary recording of the $425,000,000 Base Price as goodwill, reduced by (ii) the elimination of HCWC’s historical goodwill of $2,212,000, which is not carried forward under reverse acquisition accounting. Refer to Note 5 – Goodwill for further detail.
(D)	The adjustment eliminates Host Digital’s preferred units ($33,500,000, classified as mezzanine equity) and common units (no par value, no capital contributions), as all outstanding Company Units are converted into HCWC Common Stock in connection with the Merger. The elimination of the Preferred Units assumes the successful closing of the Merger. If the Merger does not close, the Preferred Units would remain outstanding as temporary equity, subject to the mandatory redemption feature described in Host Digital’s historical financial statements. The issuance of HCWC Common Stock is recorded in adjustment (D).
(E)	The adjustment reflects the aggregate par value of $1,586,074 (at $0.001 per share) for all new shares of HCWC Common Stock issued in connection with the Merger. This includes approximately 1,574,074,074 shares issued to Host Digital’s unitholders as Merger Consideration (based on a Base Price of $425,000,000 divided by the Applicable Share Price of $0.27) and 12,000,000 bonus shares issued to HCWC’s directors, officers and employees. The corresponding excess over par value is recorded in adjustment (E).
(F)	The adjustment of $455,913,926 to additional paid-in capital consists of (i) $422,413,926 representing the excess fair value over par value of new shares issued in the Merger (including shares to Host Digital’s unitholders and the 12,000,000 bonus shares), (ii) $33,500,000 representing the conversion of Host Digital’s preferred units into HCWC Common Stock, and (iii) a $1,000,000 reduction for deferred offering costs under SAB Topic 5.A.
(G)	The ($11,055,912) reflects the adjustment that eliminates HCWC’s historical additional paid-in capital as part of the reverse acquisition accounting. HCWC’s old equity structure is replaced by new equity issued to Host Digital’s members.

a.	Transaction costs of $1,990,486 are reflected in the pro forma adjustment as a $316,783 elimination of prepaid expense, a $1,183,127 reduction in cash, a $490,486 reduction of accrued legal fees (already expensed by Host Digital), a $1,000,000 reduction to additional paid-in capital (offering-related costs deferred under SAB Topic 5.A), and a $500,000 increase to accumulated deficit (acquisition-related costs expensed under ASC 805-10-25-23). Refer to Note 4 — Transaction Costs for further detail.
b.	Elimination of HCWC’s accumulated deficit – $8,343,912 eliminates HCWC’s historical accumulated deficit because the combined company will carry forward the retained earnings (or accumulated deficit) of the accounting acquirer (Host Digital), not HCWC’s.
c.	Elimination of HCWC goodwill in the amount of $2,212,000, which is not carried over onto the newly combined company in a reverse merger.

(H)	The $8,343,912 reflects the adjustment that eliminates HCWC’s accumulated deficit because the combined company will carry forward the retained earnings (or accumulated deficit) of the accounting acquirer, not HCWC’s.
(I)	The $(235,000) adjustment eliminates share-based compensation expense related to HCWC equity grants that accelerated vesting upon a change of control.
(J)	The $1,623,922 positive adjustment eliminates HCWC’s historical impairment loss on its investment in a related party (HCMC).
(K)	Reflects the issuance of bonus shares to HCWC’s officers, directors and employees upon a change of control.
(L)	The $502,185 adjustment consists of $500,000 of acquisition-related costs expensed under ASC 805-10-25-23 and $99,685 parking lot lease expense, partially offset by the elimination of $97,500 of historical share-based compensation expense.
(M)	The $519,614 adjustment reflects the amortization of right-of-use assets that would have been recorded by Host Digital for the year ended December 31, 2025, assuming the finance lease for the office facility had been in effect as of January 1, 2025.
(N)	The adjustment reflects $1,917,300 of additional interest expense on debt and the finance lease agreement that would have been recorded by Host Digital for the year ended December 31, 2025, assuming the related party loan and finance lease had been in effect as of January 1, 2025. This adjustment is included to reflect the pro forma assumption that the Merger occurred on January 1, 2025. No income tax benefit has been recognized due to a full valuation allowance against Host Digital’s deferred tax assets.
(O)	Reflects the issuance of bonus shares to HCWC’s officers, directors and employees upon a change of control.

66

Note 4 – Transaction Costs

Under ASC 805-10-25-23, acquisition-related costs incurred by the acquirer to effect a business combination are generally expensed as incurred. However, costs incurred to issue debt or equity securities to effect a business combination are not subject to that requirement; instead, they are recognized under other applicable U.S. GAAP. For equity issuance costs, SAB Topic 5.A (codified in ASC 340-10-S99-1) states that specific incremental costs directly attributable to a proposed or actual offering of equity securities may be deferred and charged against the gross proceeds of the offering, typically as a reduction of additional paid-in capital. Because the Merger is accounted for as a reverse acquisition under ASC 805-40 and Host Digital is the accounting acquirer, the equity securities issued in connection with the Merger are considered securities of the accounting acquirer.

The Company estimates that direct and incremental transaction costs associated with the Merger will be approximately $1,990,486. These costs include legal, accounting, advisory, financial printing, and other regulatory filing expenses. Of this total, the Company has allocated $1,000,000 to offering-related costs, $500,000 to acquisition-related costs that will be expensed in the pro forma statement of operations, and $490,486 of acquisition-related legal fees that were already accrued and expensed by Host Digital in its historical financial statements as of April 30, 2026.

The $500,000 acquisition-related costs are recognized as an expense in the pro forma statement of operations for the year ended December 31, 2025, increasing net loss by $500,000. The $1,000,000 offering-related costs are deferred and recorded as a reduction of additional paid-in capital, with no effect on net income. The $490,486 of accrued legal fees was already expensed by Host Digital and is eliminated from accrued expenses upon payment at closing, with no additional pro forma income statement impact. In addition, the pro forma adjustments eliminate $316,873 of prepaid offering costs capitalized by HCWC as of March 31, 2026 and reflect a cash reduction of $1,183,127 for remaining transaction costs incurred after the balance sheet date.

Treatment of acquisition-related costs

ASC 805-10-25-23 requires that acquisition-related costs — including finder’s fees, advisory, legal, accounting, valuation and other professional or consulting fees, general administrative costs, and costs of maintaining an internal acquisitions department — be expensed in the periods in which the costs are incurred and the services are received. In a business combination, such costs are considered separate transactions for services received and are not part of the consideration transferred to the acquiree. Under SEC pro forma reporting requirements, the $500,000 acquisition-related costs are recognized as an expense in the pro forma statement of operations for the year ended December 31, 2025, increasing net loss and accumulated deficit by $500,000.

Treatment of offering-related costs

SAB Topic 5.A (codified in ASC 340-10-S99-1) states that specific incremental costs directly attributable to a proposed or actual offering of securities may be deferred and charged against the gross proceeds of the offering. Costs that may qualify for deferral include registration fees, filing fees, listing fees, specific legal and accounting costs, and transfer agent and registrar fees. The Company has allocated $1,000,000 to offering-related costs, consisting of SEC filing fees, NYSE American listing fees, transfer agent fees, specific legal and accounting costs for preparing offering documents, financial printing for the securities, and other direct costs of issuing the shares and pre-funded warrants. These costs are deferred and recorded as a reduction of additional paid-in capital, with no effect on net income.

Pro forma adjustments

In the unaudited pro forma condensed combined balance sheet, the following transaction-cost adjustments are presented in the “Pro Forma Adjustments” column:

●	Elimination of prepaid expense: ($316,873) — removes HCWC’s historical prepaid expense for offering costs capitalized as of March 31, 2026
●	Reduction of cash: ($1,183,127) — reflects additional transaction costs incurred after March 31, 2026 ($500,000 acquisition-related and $683,127 remaining offering-related costs)
●	Reduction of accrued expenses: ($490,486) — eliminates Host Digital’s accrued legal fees (already expensed by Host Digital; payable upon closing)
●	Reduction of additional paid-in capital (APIC): ($1,000,000) — defers offering-related costs (SAB Topic 5.A)
●	Increase to accumulated deficit (through net loss): ($500,000) — expensing of acquisition-related costs (ASC 805-10-25-23) in the pro forma income statement for the year ended December 31, 2025

In the pro forma income statement for the year ended December 31, 2025, the $500,000 acquisition-related costs are included within Selling, General and Administrative (SG&A) expenses, increasing net loss by $500,000. Under the pro forma assumption that the Merger occurred on January 1, 2025, the $500,000 acquisition-related expense is fully reflected in the year ended December 31, 2025 and is not repeated in the three months ended March 31, 2026. The offering-related costs have no effect on either pro forma income statement. The $490,486 of accrued legal fees was already expensed by Host Digital in its historical financial statements and requires no additional pro forma income statement adjustment. The $316,873 of capitalized legal fees was not previously expensed by HCWC and is eliminated in the balance sheet with no income statement impact.

The Company has elected not to present Management’s Adjustments under Article 11 of Regulation S-X; therefore, only Transaction Accounting Adjustments are included. The actual transaction costs may differ materially from the estimates used in the pro forma financial statements.

Note 5 – Goodwill

In connection with the reverse acquisition, HCWC’s historical goodwill of $2,212,000 has been eliminated in the pro forma condensed combined balance sheet. Under reverse acquisition accounting (ASC 805-40), Host Digital is the accounting acquirer and HCWC is the accounting acquiree. The consolidated financial statements are a continuation of Host Digital’s financial statements; therefore, HCWC’s pre-acquisition goodwill is not carried forward. ASC 805-30 requires that the acquiree’s historical goodwill be eliminated and replaced by newly measured goodwill.

The total consideration of $425,000,000 has been preliminarily recorded as goodwill because the purchase price allocation is not yet complete. This preliminary amount will be allocated to HCWC’s identifiable assets and liabilities based on their fair values as of the acquisition date. Any excess of the consideration over the fair value of net identifiable assets acquired will remain as goodwill. The final purchase price allocation, including the determination of any intangible assets and residual goodwill, will be completed after the closing of the Merger based on a third-party valuation and may differ materially from the preliminary presentation.

Note 6 – Earnings Per Share (EPS)

Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is the same as basic net loss per share for the periods presented because all potential common shares are anti-dilutive. See the “Selected Per Share Data” section for the presentation of historical and pro forma per-share amounts.

The Pre-Funded Warrants issued in connection with the Merger have a nominal exercise price of $0.0001 per share. Although the exercise price is de minimis, for pro forma purposes the Pre-Funded Warrants are not included in the weighted-average common shares outstanding used to calculate basic net loss per share because they represent a separate class of equity instruments. The pro forma weighted-average shares outstanding presented below consist solely of common shares, including the 12,000,000 bonus shares issued to HCWC directors and officers.

The Pre-Funded Warrants are considered participating securities because they are entitled to receive dividends or other distributions to the same extent as holders of common stock. Under the two-class method required by Accounting Standards Codification (ASC) 260, Earnings Per Share, in periods of net loss, no loss is allocated to the warrant holders because they do not have a contractual obligation to share in the Company’s losses. Consequently, the entire net loss is attributable to common stockholders.

For the three months ended March 31, 2026 and the year ended December 31, 2025, the pro forma weighted-average shares outstanding were 33,431,118 and 28,571,397, respectively.

Note 7 - Income Taxes

The unaudited pro forma condensed combined financial statements do not reflect any income tax adjustments related to the Merger other than the carryover of the historical tax bases of the assets and liabilities of Host Digital (the accounting acquirer) and HCWC (the accounting acquiree) under Section 351(a) of the Code. HCWC and Host Digital have each recorded full valuation allowances against their deferred tax assets, including NOL carryforwards, as it is more likely than not that such assets will not be realized. As a result, no income tax benefit has been recognized for the net losses of either entity in the pro forma statements of operations. The NOL carryforwards of both entities may be subject to annual limitations under Section 382 of the Code following the Merger, the amount of which has not yet been determined.

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BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of HCWC

The following table sets forth the number and percentage ownership of HCWC Common Stock as of May 26, 2026 by:

●	all persons known to HCWC to be the beneficial owner of more than 5% of HCWC Common Stock;
●	each of HCWC’s directors;
●	each of HCWC’s named executive officers; and
●	all of HCWC’s current executive officers and directors as a group.

Except as otherwise indicated in the footnotes to the table below: (i) each of the persons named has sole voting and investment power with respect to the shares of HCWC Common Stock shown, subject to applicable community property and similar laws; and (ii) the address for each director and named executive officer is c/o Healthy Choice Wellness Corp., 3800 N. 28th Way, #1, Hollywood, Florida. The information in the table is based solely on statements in filings with the SEC or other reliable information.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. These rules also treat as outstanding all shares of HCWC Common Stock that a person would receive upon exercise of stock options, warrants or Pre-Funded Warrants held by that person that are immediately exercisable or exercisable within 60 days of May 26, 2026. Shares of HCWC Common Stock subject to options, warrants or Pre-Funded Warrants that are presently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or Pre-Funded Warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (1)
Directors and Executive Officers:
Class A Common Stock	Jeffrey E. Holman (2)	1,377,598	5.2%
Class A Common Stock	Christopher Santi (3)	753,128	2.8%
Class A Common Stock	John Ollet (4)	551,817	2.1%
Class A Common Stock	Gary Bodzin (5)	62,500	0.2%
Class A Common Stock	Behnam Myers (6)	62,500	0.2%
Class A Common Stock	Michael Lerman (7)	62,500	0.2%
All directors and officers as a group (6 persons) (8)		2,870,043	10.7%

5% Stockholders:
Common Stock	Jeffrey E. Holman	1,377,598	5.2%

(1)	Beneficial Ownership. Applicable percentages are based on 26,536,378 shares of common stock outstanding as of May 26, 2026. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, convertible notes, preferred stock, or restricted stock awards that are currently exercisable or convertible, or that become exercisable or convertible within 60 days after May 26, 2026, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of common stock, options, warrants, convertible preferred stock, and restricted stock awards that are vested or vest within 60 days. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. The table does not include restricted stock awards that are not scheduled to vest within 60 days of May 26, 2026.

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(2)	Jeffrey Holman. Chairman and Chief Executive Officer. Includes (a) 1,377,598 shares of common stock held directly, (b) 600,000 unvested shares of restricted common stock granted on November 12, 2025, which is a time-based restricted stock award that vests in six quarterly installments of 100,000 shares with next vesting on August 12, 2026, and (c) 687,301 unvested shares of restricted common stock granted on February 25, 2026, which is a time-based restricted stock award that vests in eight equal quarterly installments of 98,186 shares with next vesting on August 25, 2026.

(3)	Christopher Santi. President and Chief Operating Officer. Includes (a) 753,128 shares of common stock held directly, (b) 300,000 unvested shares of restricted common stock granted on November 12, 2025, which is a time-based restricted stock award that vests in six quarterly installments of 50,000 shares with next vesting on August 12, 2026 and (c) 515,476 unvested shares of restricted common stock granted on February 25, 2026, which is a time-based restricted stock award that vests in eight equal quarterly installments of 73,640 shares with next vesting on August 25, 2026.

(4)	John Ollet. Chief Financial Officer. Includes (a) 551,817 shares of common stock held directly, (b) 300,000 unvested shares of restricted common stock granted on November 12, 2025, which is a time-based restricted stock award that vests in six quarterly installments of 50,000 shares with next vesting on August 12, 2026, and (c) 515,476 unvested shares of restricted common stock granted on February 25, 2026, which is a time-based restricted stock award that vests in eight equal quarterly installments of 73,640 shares with next vesting on August 25, 2026.

(5)	Gary Bodzin. Director. Includes (a) 62,500 shares of common stock held directly, (b) 150,000 unvested shares of restricted common stock granted on November 12, 2025, which is a time-based restricted stock award that vests in eight equal quarterly installments of 25,000 shares with next vesting on August 12, 2026, and (c) 87,500 unvested shares of restricted common stock granted on February 25, 2026, which is a time-based restricted stock award that vests in eight equal quarterly installments of 12,500 shares with next vesting on August 25, 2026.

(6)	Behnam Myers. Director. Includes (a) 62,500 shares of common stock held directly, (b) 150,000 unvested shares of restricted common stock granted on November 12, 2025, which is a time-based restricted stock award that vests in eight equal quarterly installments of 25,000 shares with next vesting on August 12, 2026, and (c) 87,500 unvested shares of restricted common stock granted on February 25, 2026, which is a time-based restricted stock award that vests in eight equal quarterly installments of 12,500 shares with next vesting on August 25, 2026.

(7)	Michael Lerman. Director. Includes (a) 62,500 shares of common stock held directly, (b) 150,000 unvested shares of restricted common stock granted on November 12, 2025, which is a time-based restricted stock award that vests in eight equal quarterly installments of 25,000 shares with next vesting on August 12, 2026, and (c) 87,500 unvested shares of restricted common stock granted on February 25, 2026, which is a time-based restricted stock award that vests in eight equal quarterly installments of 12,500 shares with next vesting on August 25, 2026.

(8)	All directors and officers as a group (6 persons). Includes the holdings described in footnotes (2) through (7) above. The group total includes shares held directly and all vested restricted stock awards as of May 26, 2026.

The information in the table above does not give effect to the Reverse Stock Split or the Merger.

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Security Ownership of Certain Beneficial Owners and Management of the Combined Company After the Merger

The following table and the related notes present certain information with respect to the beneficial ownership of the common stock of the combined company upon consummation of the Merger, by:

●	each director (or director nominee) and named executive officer of the combined company following the Merger;
●	all of the combined company’s directors and executive officers as a group; and
●	each person or group who is expected to be a beneficial owner of more than 5% of the common stock of the combined company following the consummation of the Merger.

The information in the table below does not give effect to the Reverse Stock Split and assumes that:

●	the closing of the Merger occurred on [●], 2026;
●	as of the closing of the Merger, HCWC has [●] shares of HCWC Common Stock outstanding on a fully diluted basis;
●	immediately following the Effective Time, based on the Exchange Ratio, HCWC has [●] shares of HCWC Common Stock outstanding on a fully diluted basis, with the HCWC stockholders immediately prior to the Effective Time owning [●] of such shares and the holders of Company Units immediately prior to the Effective Time owning [●] of such shares.

Except as otherwise indicated in the footnotes to the table below: (i) each of the persons named in the table has sole voting and investment power with respect to the shares indicated as being beneficially owned; and (ii) the address for each director and named executive officer of the combined company is c/o Host Digital Infrastructure LLC, One World Trade Center FL 85, New York, NY 10007. The information in the table is based solely on information available to HCWC and Host Digital.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
5% Stockholders:
Class A Common Stock	Hans Thomas	354,166,667	38.61%
Class A Common Stock	Graham Capital Management, L.P. (1)(2)	91,634,479	9.99%
Directors and Executive Officers:
Class A Common Stock	Robert Byrne	—	—%
Class A Common Stock	Omar Hussein	—	—%
Class A Common Stock	Guhan Kandasamy	—	—%
Class A Common Stock	Shawn Matthews	—	—%
Class A Common Stock	Alexander Monje	78,703,704	8.58%
Class A Common Stock	Harmol Samra	354,166,667	38.61%
Class A Common Stock	John Ollet (3)	3,151,817	0.35%
All directors and officers as a group (7 persons)		436,022,188	47.54%

(1)	Includes (a) 80,638,342 shares of common stock and Pre-Funded Warrants exercisable for up to 611,954,251 shares of common stock, subject to a 9.99% beneficial ownership limitation to be issued in the Merger to Graham Macro Strategic Ltd. and (b) 10,996,137 shares of common stock and Pre-Funded Warrants exercisable for up to 83,448,308 shares of common stock, subject to a 9.99% beneficial ownership limitation to be issued in the Merger to Graham Credit Opportunities Ltd.

(2)	Shares of HCWC Common Stock shown as beneficially owned by Graham Capital Management, L.P. (“GCM”) are held through Graham Macro Strategic Ltd. and Graham Credit Opportunities Ltd. The general partner of GCM is KGT GP LLC, a Delaware limited liability company, of which Kenneth G. Tropin is the President and ultimate sole owner and KGT, Inc., a Delaware corporation, is the manager. Mr. Tropin is also the President and ultimate sole owner of KGT, Inc. Mr. Tropin exercises voting and dispositive powers over such shares on behalf of GCM.

(3)	Includes (a) 2,600,000 shares of common stock to be issued to Mr. Ollet in connection with the Merger, (b) 551,817 shares of common stock held directly, (c) 300,000 unvested shares of restricted common stock granted on November 12, 2025, which is a time-based restricted stock award that vests in six quarterly installments of 50,000 shares with next vesting on August 12, 2026, and (d) 515,476 unvested shares of restricted common stock granted on February 25, 2026, which is a time-based restricted stock award that vests in eight equal quarterly installments of 73,640 shares with next vesting on August 25, 2026.

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WHERE YOU CAN FIND MORE INFORMATION

HCWC files and furnishes annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. HCWC also maintains a website at www.hcwc.com. Information contained on HCWC’s website is not a part of or incorporated by reference into this proxy statement, and the inclusion of HCWC’s website address in this proxy statement is an inactive textual reference only.

In addition, the SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below.

We incorporate by reference into this proxy statement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026;
●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026;
●	our Current Reports on Form 8-K filed with the SEC on January 30, 2026 and February 17, 2026; and
●	the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed with the SEC on September 11, 2024, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of this proxy statement. Any statement in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded to the extent a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference in this proxy statement modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this proxy statement.

We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this proxy statement but not delivered with this proxy statement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this proxy statement). Any such request should be addressed to us at:

Healthy Choice Wellness Corp.

Attention: Corporate Secretary

3800 N. 28th Way, #1

Hollywood, Florida

(305) 600-5004

You may also access the documents incorporated by reference in this proxy statement through HCWC’s website at www.hcwc.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this proxy statement.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Hollywood, Florida

May 29, 2026

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Annex A

Merger Agreement

AGREEMENT AND PLAN OF MERGER

among:

HEALTHY CHOICE WELLNESS CORP.

a Delaware corporation;

HEALTHY CHOICE WELLNESS II CORP.

a Delaware corporation; and

HOST DIGITAL INFRASTRUCTURE LLC

a Delaware limited liability company

Dated as of May 27, 2026

A-1

i

3.8	Absence of Changes	22
3.9	Absence of Undisclosed Liabilities	22
3.10	Title to Assets	23
3.11	Real Property; Leasehold	23
3.12	Intellectual Property.	23
3.13	Agreements, Contracts and Commitments.	27
3.14	Compliance; Permits.	28
3.15	Legal Proceedings; Orders.	29
3.16	Tax Matters	30
3.17	Employee and Labor Matters; Benefit Plans.	32
3.18	Environmental Matters	35
3.19	Insurance	36
3.20	No Financial Advisors	36
3.21	Transactions with Affiliates	36
3.22	Valid Issuance	36
3.23	Disclaimer of Other Representations or Warranties	36

Section 4.	CERTAIN COVENANTS OF THE PARTIES	37

4.1	Operation of Parent’s Business.	37
4.2	Operation of the Company’s Business.	39
4.3	Access and Investigation	41
4.4	Parent Non-Solicitation.	42
4.5	Company Non-Solicitation.	43
4.6	Notification of Certain Matters	44

Section 5.	ADDITIONAL AGREEMENTS OF THE PARTIES	44

5.1	Private Placement; Proxy Statement.	44
5.2	Company Member Written Consent.	45
5.3	Parent Stockholder Meeting.	46
5.4	Regulatory Approvals	47
5.5	Employee Benefits; Post-Closing Parent Employees	48
5.6	Indemnification of Officers and Directors.	48
5.7	Additional Agreements	50
5.8	Disclosure	50
5.9	Listing	51
5.10	Tax Matters.	51
5.11	Directors and Officers	52
5.12	Section 16 Matters	53
5.13	Legends	53
5.14	Cooperation	53
5.15	Allocation Certificate	53
5.16	Additional Company Financial Statements	53
5.17	Takeover Statutes	54
5.18	Amendment and Restatement of Company Operating Agreement	54
5.19	Compliance with Tax Matters Agreement	54
5.20	Registration Statement	54

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Section 6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY	54

6.1	HSR Clearance	54
6.2	No Restraints	54
6.3	Stockholder/Member Approval	54
6.4	Listing	55
6.5	Merger Tax Opinion	55
6.6	Spin-Off Tax Opinion	55
6.7	Tax Matters Agreement	55
6.8	Form S-3.	55

Section 7.	ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB	55

7.1	Accuracy of Representations	55
7.2	Performance of Covenants	56
7.3	Documents	56
7.4	No Company Material Adverse Effect	56
7.5	Parent Employee Grants	56

Section 8.	ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY	56

8.1	Accuracy of Representations	56
8.2	Performance of Covenants	57
8.3	Documents	57
8.4	No Parent Material Adverse Effect	57

Section 9.	TERMINATION	57

9.1	Termination	57
9.2	Effect of Termination	59
9.3	Reverse Termination Fee.	59

Section 10.	MISCELLANEOUS PROVISIONS	60

10.1	Non-Survival of Representations and Warranties	60
10.2	Amendment	60
10.3	Waiver.	60
10.4	Entire Agreement; Counterparts; Exchanges by Electronic Transmission	61
10.5	Applicable Law; Jurisdiction	61
10.6	Attorneys’ Fees	61
10.7	Assignability	61
10.8	Notices	61
10.9	Cooperation	62
10.10	Severability	62
10.11	Other Remedies; Specific Performance	63
10.12	No Third Party Beneficiaries	63
10.13	Construction.	63
10.14	Expenses	66

Exhibit A	Definitions
Exhibit B	List of Signatories to Voting and Restriction Agreements
Exhibit C	Directors and Officers

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 27, 2026, by and among HEALTHY CHOICE WELLNESS CORP., a Delaware corporation (“Parent”), HEALTHY CHOICE WELLNESS II CORP., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and HOST DIGITAL INFRASTRUCTURE LLC, a Delaware limited liability company (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Parent and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement, the DGCL, and the DLLCA. Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Parent.

B. The Parties intend that the Merger constitute a transaction described in Section 351(a) of the Code.

C. As a condition and an inducement for the Company to enter into this Agreement, Parent has delivered to the Company voting or lockup agreements, duly executed by each stockholder, director or officer of Parent listed on Exhibit B hereto (the “Voting and Restriction Agreements”).

D. The Parent Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Parent Common Stock to the members of the Company pursuant to the terms of this Agreement and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve the issuance of shares of Parent Common Stock to the members of the Company pursuant to the terms of this Agreement.

E. The Merger Sub Board has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions.

F. The Company Manager has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its members, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the beneficial holders of Company Units approve, and vote their beneficial interests in the Company Units in favor of, the Contemplated Transactions.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

Section 1. DESCRIPTION OF TRANSACTION

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the DGCL and the DLLCA, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of the Merger Sub shall cease. The Company will continue as the surviving limited liability company in the Merger (the “Surviving Entity”).

1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and in the applicable provisions of the DGCL and the DLLCA. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent.

1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Sections 6, 7 and 8, the consummation of the Merger (the “Closing”) shall take place remotely as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6, 7 and 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Parent and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, satisfying the applicable requirements of the DGCL and the DLLCA and in a form reasonably acceptable to Parent and the Company (the “Certificate of Merger”) and shall make all other filings, recordings or publications, and deliver or cause to be delivered, as applicable, any Taxes and fees required under the DGCL and the DLLCA in connection with the Merger. The Merger shall become effective at the time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the Parties in writing prior to the filing of the Certificate of Merger and specified in such Certificate of Merger in accordance with the DGCL and the DLLCA (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4 Certificate of Formation; Directors and Officers. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any member of the Company or stockholder of Parent:

(a) the certificate of formation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Law;

(b) the Company Operating Agreement as in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving Entity, until thereafter amended in accordance with Section 5.18 and applicable Law;

2

(c) the certificate of incorporation of Parent shall be identical to the certificate of incorporation of Parent immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and applicable Law; provided, however, that prior to or concurrently with the filing of the Certificate of Merger, but to be effective shortly after the close of trading on NYSE American on the Closing Date and prior to the Effective Time, Parent shall file an amendment to its certificate of incorporation to make any such changes as are part of the Contemplated Transactions and mutually agreeable to Parent and the Company; and

(d) the directors and officers of Parent, each to hold office in accordance with the certificate of incorporation and bylaws of Parent, shall be designated by the Company in the manner provided in Section 5.11.

1.5 Conversion of Shares and Company Units.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any member of the Company or stockholder of Parent, all Company Units outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive (i) a number of shares of Parent Common Stock determined in accordance with the Exchange Ratio, or (ii) a number of Pre-Funded Warrants in lieu of such Parent Common Stock (collectively, the “Merger Consideration”), with such Merger Consideration to be allocated among the holders of Company Units as of immediately prior to the Effective Time as set forth in the Allocation Certificate.

(b) Parent shall deliver to the Company, no earlier than one (1) Business Day prior to the Closing Date, a certificate of the Chief Financial Officer of Parent (the “Capitalization Certificate”) setting forth in reasonable detail the calculation of the Parent Fully Diluted Number, the Exchange Ratio, and the total Merger Consideration, which Capitalization Certificate shall be in form and substance reasonably satisfactory to the Company. In the event of any dispute regarding the Capitalization Certificate, the Parties shall negotiate in good faith to resolve such dispute prior to the Closing; provided, that the Closing shall not occur until such dispute is resolved to the reasonable satisfaction of the Company.

(c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Units who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share, be entitled to receive one whole share of Parent Common Stock in respect of such fractional share.

(d) Notwithstanding any other provision of this Agreement to the contrary, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Parent shall occur as a result of any reclassification, stock split (including a reverse stock split), recapitalization, slit-up, combination, exchange of shares, readjustment, stock dividend or distribution (including any dividend or distribution of securities convertible into capital stock), or any similar transaction, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted to reflect such change and to provide to the holders of the Parent Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 1.5(d) shall be construed to permit or authorize any party hereto to effect any such change that is not otherwise authorized or permitted to undertake pursuant to this Agreement.

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(e) All shares of common stock, $0.00 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for 100% of the membership interests of the Surviving Entity.

1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all Company Units outstanding immediately prior to the Effective Time shall be treated in accordance with Section 1.5 and the Allocation Certificate and all holders of Company Units outstanding immediately prior to the Effective Time shall cease to have any rights as equity holders or members of the Company; and (b) the transfer books of the Company shall be closed with respect to all Company Units outstanding immediately prior to the Effective Time. No further transfer of any such Company Units shall be made on such transfer books after the Effective Time. If, after the Effective Time, a valid certificate (if any) previously representing any Company Units outstanding immediately prior to the Effective Time is presented to the Surviving Entity, such certificate shall be canceled and shall be exchanged as provided in Section 1.5 and the Allocation Certificate.

1.7 Issuance of Merger Consideration.

(a) Promptly after the Effective Time, the Parties shall cause the holders of all Company Units outstanding immediately prior to the Effective Time to deliver to Parent a duly completed and executed letter of transmittal, which shall be in such form and shall have such customary provisions as Parent and the Company may reasonably agree prior to the Closing Date, and IRS Form W-9 (or the appropriate IRS Form W-8). Upon delivery to Parent of the foregoing and such other documents as may reasonably be requested by Parent, the holder of such Company Units shall be entitled to receive (i) a stock certificate or evidence of book-entry issuance representing the shares of Parent Common Stock that such holder is entitled to receive in the Merger in accordance with the Allocation Certificate, (ii) the Pre-Funded Warrants that such holder is entitled to receive in the Merger in accordance with the Allocation Certificate, and (iii) one whole share of Parent Common Stock in respect of any fractional share in accordance with Section 1.5, and until such documents are delivered, each Company Unit shall be deemed, from and after the Effective Time, to represent only the right to receive, upon exchange as contemplated by this Section 1.7, the Merger Consideration (and cash in lieu of any fractional share of Parent Common Stock) to which the holder of the Company Unit is entitled to receive in the Merger.

(b) No Party shall be liable to any holder of any Company Units or to any other Person with respect to any shares of Parent Common Stock, Pre-Funded Warrants (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Law.

1.8 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Entity to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Entity shall be fully authorized, and shall use their and its commercially reasonable efforts (in the name of the Company, in the name of Merger Sub, in the name of the Surviving Entity and otherwise) to take such action.

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1.9 Withholding. The Parties shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as such Party is required to deduct and withhold under the Code or any other Law with respect to the making of such payment and shall be entitled to request any reasonably appropriate Tax forms, including an IRS Form W-9 or the appropriate IRS Form W-8, as applicable, from any recipient of payments hereunder. The payor shall provide commercially reasonable notice to the payee upon becoming aware of any such withholding obligation, and the Parties shall cooperate with each other to the extent reasonable to obtain reduction of or relief from such withholding. To the extent that amounts are so deducted and withheld and paid to the appropriate Person, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 10.13(i), except as set forth in the disclosure schedule delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:

2.1 Due Organization; Subsidiaries.

(a) The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(b) The Company is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not result in a Company Material Adverse Effect.

(c) Except as set forth on Schedule 2.1(c) of the Company Disclosure Schedule, the Company has no Subsidiaries, and does not own any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or control directly or indirectly, any other Entity.

2.2 Organizational Documents. The Company has made available to Parent accurate and complete copies of all of the Company’s Organizational Documents in effect as of the date of this Agreement. The Company is not in breach or violation of any of its Organizational Documents.

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2.3 Authority; Binding Nature of Agreement. The Company has all necessary power and authority as a limited liability company to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. Hans Thomas is the sole manager of the Company. The Company Manager has (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its members, (b) approved and declared advisable this Agreement and the Contemplated Transactions, and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the beneficial holders of the Company Units approve, and vote their beneficial interests in the Company Units in favor of, the Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.4 Vote Required. The affirmative vote (or written consent) of (a) the Company Manager, (b) the beneficial holders of a majority of the Common Company Units (as defined in the Company Operating Agreement), and (c) the Investors (as defined in the Company Operating Agreement) (the “Required Company Member Vote”) are the only votes (or written consents) necessary under applicable Law and the Company’s Organizational Documents to adopt and approve this Agreement and approve the Contemplated Transactions. No member of the Company or any holder of Company Units is entitled to exercise appraisal rights with respect to its Company Units or membership interest in the Company pursuant to any Contract or otherwise.

2.5 Non-Contravention; Consents. Subject to obtaining the Required Company Member Vote and the filing of the Certificate of Merger required by the DGCL and the DLLCA, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the Company’s Organizational Documents;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject, except as would not result in a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger;

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(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company, except as would not result in a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Company Material Contract; (ii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iii) accelerate the maturity or performance of any Company Material Contract; or (iv) cancel, terminate or modify any term of any Company Material Contract, except as would not result in a Company Material Adverse Effect; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for Permitted Encumbrances), except as would not result in a Company Material Adverse Effect.

Except for (i) any Consent set forth on Section 2.5 of the Company Disclosure Schedule under any Company Contract, (ii) the Required Company Member Vote, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA, (iv) filings and notifications required under the HSR Act, and (v) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws, the Company is not nor will it be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions, which if individually or in the aggregate were not made, given or obtained, would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Contemplated Transactions.

2.6 Capitalization.

(a) The authorized Company Units are set forth in Section 2.6(a) of the Company Disclosure Schedule, which sets forth the number, class, and holder of all Company Units outstanding as of the date of this Agreement.

(b) All of the outstanding Company Units have been validly issued and are fully paid and nonassessable. None of the Company Units are, or have ever been, represented by a certificate or other physical instrument. Except as contemplated herein, there is no Company Contract as of the date of this Agreement relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Company Units. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Company Units.

(c) Except as set forth in Section 2.6(c) of the Company Disclosure Schedule, the Company does not have any equity option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person (a “Company Plan”).

(d) Except as set forth on Section 2.6(d) of the Company Disclosure Schedule, there are no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Company Units or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for Company Units or any other securities of the Company; (iii) condition or circumstance that is reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any Company Units or any other securities of the Company; or (iv) outstanding or authorized equity appreciation, phantom equity, profit participation or other similar rights with respect to the Company.

(e) All outstanding Company Units have been issued and granted in material compliance with (i) all applicable securities Laws and other applicable Law, and (ii) the Company’s Organizational Documents.

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2.7 Absence of Changes. Except as set forth on Section 2.7 of the Company Disclosure Schedule, between December 31, 2025 and the date of this Agreement, the Company has conducted its business only in the Ordinary Course of Business (except (x) actions or inactions taken in connection with or in furtherance of the Project, or (y) for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Company Material Adverse Effect or (b) action, event or occurrence that would have required the consent of Parent pursuant to Section 4.2(b) had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.8 Absence of Undisclosed Liabilities. The Company does not have any liability, indebtedness, obligation or expense of any kind, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), individually or in the aggregate, except for: (a) Liabilities disclosed, reflected or reserved against in the Company balance sheet; (b) normal and recurring current Liabilities that have been incurred by the Company since December 31, 2025 in the Ordinary Course of Business and which are not in excess of $100,000 in the aggregate; (c) Liabilities for performance of obligations of the Company under Company Contracts (other than for breach thereof); (d) Liabilities incurred in connection with the Contemplated Transactions; (e) Liabilities which would not, individually or in the aggregate, reasonably be expected to be material to the Company; and (f) Liabilities listed in Section 2.8 of the Company Disclosure Schedule.

2.9 Title to Assets. The Company owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: all assets reflected in the books and records of the Company as being owned by the Company. All such assets are owned or, in the case of leased assets, leased by the Company free and clear of any Encumbrances, other than Permitted Encumbrances.

2.10 Real Property; Leasehold. The Company does not own nor has ever owned any real property. The Company has made available to Parent (a) an accurate and complete list of all real properties with respect to which the Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by the Company, and (b) copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder. The Company’s use and operation of each such leased property conforms to all applicable Laws in all material respects, and the Company has exclusive possession of each such leased property and has not granted any occupancy rights to tenants or licensees with respect to such leased property. In addition, each such leased property is free and clear of all Encumbrances other than Permitted Encumbrances. The Company has not received written notice from its landlords or any Governmental Body that: (i) relates to violations of building, zoning, safety or fire ordinances or regulations; (ii) claims any defect or deficiency with respect to any of such properties; or (iii) requests the performance of any repairs, alterations or other work to such properties.

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2.11 Intellectual Property.

(a) Except as set forth on Section 2.11(a) of the Company Disclosure Schedule, the Company does not own or hold any material Intellectual Property. The Company owns, or has the legal and valid right to use all Company IP Rights (if any), and with respect to Company IP Rights that are owned by the Company, has the right to bring actions for the infringement of such Company IP Rights.

(b) Section 2.11(b) of the Company Disclosure Schedule sets forth an accurate, true and complete listing of all Company IP Rights (if any) that are owned by the Company that are registered, filed or issued under the authority of, with or by any Governmental Body, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and all applications for any of the foregoing.

(c) Section 2.11(c) of the Company Disclosure Schedule accurately identifies all material Company Contracts pursuant to which Company IP Rights are licensed to the Company (other than any non-customized software licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license, Intellectual Property licensed ancillary to the purchase or use of equipment or other materials, and confidential information provided under confidentiality agreements).

(d) Section 2.11(d) of the Company Disclosure Schedule accurately identifies each material Company Contract pursuant to which the Company has granted any license under, or any right or interest in, any Company IP Rights to any Person (other than any Company IP Rights non-exclusively licensed to suppliers or service providers for the sole purpose of enabling such suppliers or service providers to provide services for the Company’s benefit).

(e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, the Company is not bound by, and no Company IP Rights are subject to, any Company Contract or any order, judgment, award, order, decree, injunction, settlement or stipulation, that in any way limits or restricts the ability of the Company to use, exploit, assert, enforce, sell, transfer or dispose of any such Company IP Rights anywhere in the world, in each case, in a manner that would materially limit the business of the Company as currently conducted or planned to be conducted.

(f) Except as identified in Section 2.11(f) of the Company Disclosure Schedule, the Company is the sole and unrestricted legal and beneficial owner of all right, title, and interest to and in Company IP Rights (other than Company IP Rights licensed to the Company as identified in Section 2.11(c) of the Company Disclosure Schedule and any non-customized software or Intellectual Property licensed ancillary to the purchase or use of equipment or other materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). No current or former member, officer, director, or independent contractor of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Company IP Rights purported to be owned by the Company.

(g) To the Knowledge of the Company, the conduct of the Company’s business as currently conducted does not infringe or misappropriate any Intellectual Property right of any third party. The Company has not been sued in any action, suit or proceeding, or received any written communications alleging that any Company IP Rights or product or past activity has violated or would violate any Company IP Rights of any third party and to the Knowledge of the Company, no valid claim for such action, suit or proceeding does not exist.

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(h) To the Knowledge of the Company, no third party is infringing upon any Company IP Rights or violating any license or agreement between the Company and such third party.

(i) There is no current or pending Legal Proceeding (including, but not limited to, opposition, interference, inter partes review, or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Rights or products or technologies, nor has the Company received any written notice asserting or suggesting that any such Company IP Rights, or the Company’s right to use, sell, license or dispose of any such Company IP Rights or products or technologies conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person.

(j) Except as set forth in the Contracts listed on Section 2.11(j) of the Company Disclosure Schedule and except for Company Contracts entered into in the Ordinary Course of Business, (i) the Company is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, in each case, that would reasonably be expected to be material to the Company or its business, and (ii) the Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility is material and remains in force as of the date of this Agreement.

2.12 Agreements, Contracts and Commitments.

(a) Section 2.12(a) of the Company Disclosure Schedule identifies the following Company Contracts in effect as of the date of this Agreement: (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):

(i) each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(ii) each Company Contract containing (A) any covenant limiting the freedom of the Company or the Surviving Entity to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision;

(iii) each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $100,000 pursuant to its express terms and not cancelable without penalty;

(iv) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(v) each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of the Company or any loans or debt obligations with officers or directors of the Company;

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(vi) each Company Contract requiring payment by or to the Company after the date of this Agreement in excess of $100,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products of the Company; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company; or (D) any Contract to license any third party to manufacture or produce any product, service or technology of the Company or any Contract to sell, distribute or commercialize any products or service of the Company, in each case, except for Company Contracts entered into in the Ordinary Course of Business;

(vii) each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Contemplated Transactions;

(viii) each Company Real Estate Lease;

(ix) each Company Contract with any Governmental Body;

(x) each Company IP Rights Agreement required to be listed in Section 2.11(c) or Section 2.11(d) of the Company Disclosure Schedule;

(xi) each Company Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of the Company;

(xii) each Company Contract relating to any retention, change in control or transaction bonus or severance or other termination obligation to any Company Associate;

(xiii) each Company Contract relating to any agreement or plan, including any Benefit Plans, any benefits of which will be increased, or the vesting or payment of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

(xiv) each Company Contract requiring payments by the Company after the date of this Agreement in excess of $100,000 pursuant to its express terms with any Company Associate, other than any such Company Contract that is terminable “at will” or upon not less than 60 days’ notice without any obligation on the part of the Company to make any severance, termination, change in control or similar payment or to provide any benefit; or

(xv) any other Company Contract that is not terminable at will (with no penalty or payment) by the Company, and (A) which involves payment or receipt by the Company after the date of this Agreement of more than $100,000 in the aggregate, or obligations after the date of this Agreement of more than $100,000 in the aggregate, or (B) that is material to the business or operations of the Company.

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(b) The Company has made available to Parent accurate and complete copies of all Company Material Contracts, including all amendments thereto. Except as set forth in Section 2.12(b) of the Company Disclosure Schedule, there are no Company Material Contracts that are not in written form. The Company has not, nor to the Company’s Knowledge, as of the date of this Agreement has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any Person to cancel or terminate any such Company Material Contract, or would permit any Person to seek damages which would result in a Company Material Adverse Effect. As to the Company, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract, to terminate or change any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

2.13 Compliance; Permits; Restrictions. The Company holds all required Governmental Authorizations which are material to the operation of the business of the Company as currently conducted (the “Company Permits”). Section 2.13 of the Company Disclosure Schedule identifies each Company Permit (if any). The Company is in material compliance with the terms of the Company Permits (if any). No Legal Proceeding is pending or, to the Knowledge of the Company, threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permit (if any) will be available to the Surviving Entity or its Subsidiaries, as applicable, immediately after the Effective Time on terms substantially identical to those enjoyed by the Company as of the date of this Agreement and immediately prior to the Effective Time.

2.14 Legal Proceedings; Orders.

(a) As of the date of this Agreement, there is no Legal Proceeding pending or threatened in writing and, to the Knowledge of the Company, no Person has otherwise threatened to commence any Legal Proceeding: (i) that involves (A) the Company, (B) any Company Associate (in his or her capacity as such) or (C) any of the material assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions. To the Knowledge of the Company, no event has occurred or is occurring, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise or serve as a basis for the commencement of any Legal Proceeding of the type described in the foregoing clauses (i) and (ii) of this section.

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(b) Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, since the date of the Company’s formation, there has been no Legal Proceeding pending against the Company that has resulted in or, if adversely determined, would result in, a material liability to the Company or a Company Material Adverse Effect.

(c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the material assets owned or used by the Company, is subject. To the Knowledge of the Company, no manager, officer or other Key Employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such individual from engaging in or continuing any conduct, activity or practice relating to the business of the Company or to any material assets owned or used by the Company.

2.15 Tax Matters. Except as set forth on Section 2.15 of the Company Disclosure Schedule:

(a) The Company has timely filed (taking into account any valid extension of time within which to file) all income Tax Returns and other material Tax Returns that it was required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in material compliance with all applicable Law.

(b) All income and other material Taxes due and owing by the Company on or before the date hereof (whether or not shown on any Tax Return) have been fully and timely paid. Since December 31, 2025, the Company has not incurred any material Liability for Taxes outside the Ordinary Course of Business.

(c) No deficiencies for income or other material Taxes with respect to the Company or its Subsidiaries have been claimed, proposed or assessed by any Governmental Body in writing, other than a deficiency that has been resolved. There are no pending or ongoing, and to the Knowledge of the Company or any of its Subsidiaries, threatened audits, assessments or other Legal Proceedings for or relating to any Liability in respect of a material amount of Taxes of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries or predecessors has waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency, which waiver is still in effect.

(d) There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the assets of the Company.

(e) No deficiencies for income or other material Taxes with respect to the Company have been claimed, proposed or assessed by any Governmental Body in writing, other than a deficiency that has been resolved. There are no pending or ongoing, and to the Knowledge of the Company, threatened audits, assessments or other Legal Proceedings for or relating to any Liability in respect of a material amount of Taxes of the Company. The Company has not waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency which waiver is still in effect.

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(f) The Company is not a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar Contract or arrangement, other than customary commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

(g) The Company has not participated in or been a party to a transaction that constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder (or any similar provisions of state, local or foreign Law).

(h) None of the Company or its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vii) election under Section 108(i) (or any similar provision of state, local or foreign Law).

(h) The Company has not taken or agreed to take any action and has no Knowledge of any fact or circumstance that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

(i) The Company has filed IRS Form 8832 to elect to be treated as a corporation for United States federal income Tax purposes effective as of February 12, 2026.

2.16 Employee and Labor Matters; Benefit Plans.

(a) The Company does not maintain, sponsor, contribute to, or have any obligation to contribute to, and has never maintained, sponsored, contributed to, or had any obligation to contribute to, any Benefit Plans. For purposes of this Agreement, “Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA and (ii) other pension (including any multiemployer plan as defined in Section 3(37) of ERISA), retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment, consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any current or former employee, director, officer or independent contractor of the Company or under which the Company or Company Affiliate has any actual or contingent liability, including, for the avoidance of doubt, any employee benefit plan, program or policy that is sponsored or maintained by a professional employer organization that serves as a co-employer to any current or former employees of the Company or any Company Affiliate.

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(b) The Company does not have, and has never had, any employees. The Company does not provide, and has no obligation to provide, any death, medical, dental, vision, life insurance or other welfare benefits to any current or former directors, officers or independent contractors, except for group health plan continuation coverage required under Code Section 4980B(f), Part 6 of Subtitle B of Title I of ERISA or similar state continuation coverage laws.

(c) Neither the execution of, nor the performance of the transactions contemplated by, this Agreement will either alone or in connection with any other event(s) result in any payment or benefit becoming due to any current or former director, officer, or independent contractor of the Company.

(d) Neither the execution of, nor the consummation of the transactions contemplated by this Agreement (either alone or when combined with the occurrence of any other event, including without limitation, a termination of employment) will result in the receipt or retention by any person of any payment or benefit that is or would reasonably be expected to be characterized as an excess “parachute payment” (within the meaning of Code Section 280G).

(e) The Company has no outstanding stock options or other equity-based compensation arrangements.

(f) No current or former employee, officer, director or independent contractor of the Company has any “gross up” agreements or other assurance of reimbursement for any Taxes imposed under Code Section 409A or Code Section 4999.

(g) The Company is not and never has been a party to, bound by, nor has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union, labor organization, or similar Person, and there is no labor union, labor organization, or similar Person representing or, to the Knowledge of the Company, purporting to represent or seeking to represent any service providers of the Company.

(h) To the extent the Company engages independent contractors or other service providers, the Company is, and since the date of its formation has been, in material compliance with all applicable Laws respecting the engagement and compensation of such Persons, including worker classification and tax withholding requirements. The Company has accurately classified each individual who renders or has rendered services to the Company as an independent contractor or other non-employee service provider under all applicable Laws, and the Company does not have any material liability with respect to any misclassification of any Person as an independent contractor rather than as an employee.

(i) There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company, threatened against the Company relating to, the engagement of service providers, labor, employment practices, or terms and conditions of service.

(j) As of the date hereof, no Key Employee has submitted his or her resignation or, to the Knowledge of the Company, intends to resign.

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2.17 Environmental Matters. The Company is in compliance with, and since the date of its formation has complied with, all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to be material to the Company or its business. The Company has not received any written notice or other communication (in writing or otherwise), whether from a Governmental Body or other Person, that alleges that the Company is not in compliance with or has liability pursuant to any Environmental Law and, to the Knowledge of the Company, there are no circumstances that would reasonably be expected to prevent or interfere with the Company’s compliance in any material respects with any Environmental Law, except where such failure to comply would not reasonably be expected to be material to the Company or its business. No current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company has had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of the Company pursuant to Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions. Prior to the date hereof, the Company has provided or otherwise made available to Parent true and correct copies of all material environmental reports, assessments, studies and audits in the possession or control of the Company with respect to any property leased or controlled by the Company or any business operated by it.

2.18 Insurance. The Company has made available to Parent accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company. Each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, the Company has not received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; or (b) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending against the Company for which the Company has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company of its intent to do so.

2.19 No Financial Advisors. Except as set forth on Section 2.19 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company.

2.20 Transactions with Affiliates.

(a) Except as described in Section 2.20(a) of the Company Disclosure Schedule, no event or transaction has occurred since the date of the Company’s formation, and there is no currently proposed transaction, that would be required to be reported by the Company as a transaction with a related person, promoter or control person pursuant to Item 404 of Regulation S-K, if the Company were required to report such information in periodic reports pursuant to the Exchange Act.

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(b) Except for the Company Operating Agreement, the Company is not party to any member agreement, voting agreement, registration rights agreement, co-sale agreement or other similar Contract between the Company and any holders of Company Units, including any such Contract granting any Person investor rights, rights of first refusal, rights of first offer, registration rights, director or manager designation rights or similar rights.

2.21 Disclaimer of Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither Parent nor any of its Subsidiaries nor any other Person on behalf of Parent or its Subsidiaries makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or with respect to any other information provided or made available to the Company or any of its members or Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of Parent and Merger Sub set forth in Section 3 (as qualified and limited by the Parent Disclosure Schedule)) none of the Company nor any of its Representatives or members has relied on any such information (including the accuracy or completeness thereof).

Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to Section 10.13(i), except (i) as set forth in the disclosure schedule delivered by Parent to the Company concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Schedule”) or (ii) as disclosed in the Parent SEC Documents (including exhibits to such Parent SEC Documents) filed with the SEC and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (A) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof, and (B) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other Section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), and provided, that in the event of any inconsistency between any disclosure in the Parent Disclosure Schedule and in the Parent SEC Documents, the inconsistent disclosure in the Parent SEC Documents shall be ignored (it being understood that the omission of a disclosure in the Parent Disclosure Schedule shall not be deemed to be an inconsistency), Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization; Subsidiaries.

(a) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used. Since the date of its incorporation, Merger Sub has not engaged in any activities other than activities incident to its formation or in connection with or as contemplated by this Agreement.

(b) Parent and each of its Subsidiaries is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not result in a Parent Material Adverse Effect.

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(c) All of the Subsidiaries of Parent and their respective jurisdictions of incorporation, organization or formation are set forth on Section 3.1(c)(i) of the Parent Disclosure Schedule. Except as set forth on Section 3.1(c)(ii) of the Parent Disclosure Schedule, and except for the equity interests of its Subsidiaries, Parent does not own, directly or indirectly, any equity in any Person, or any interest convertible into, exercisable or exchangeable for any such equity interest. Each of Parent’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate or other power and authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used, except where the failure to have such power or authority would not result in a Parent Material Adverse Effect.

3.2 Organizational Documents. Parent has made available to the Company accurate and complete copies of Parent’s and each of its Subsidiaries’ Organizational Documents in effect as of the date of this Agreement. Neither Parent nor any of its Subsidiaries is in breach or violation of its respective Organizational Documents.

3.3 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Parent Board (at meetings duly called and held) has: (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders; (b) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Parent Common Stock to the members of the Company pursuant to the terms of this Agreement; and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve this Agreement and the Contemplated Transactions, including the issuance of shares of Parent Common Stock to the members of the Company pursuant to the terms of this Agreement. The Merger Sub Board (by unanimous written consent) has: (x) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder; (y) deemed advisable and approved this Agreement and the Contemplated Transactions; and (z) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

3.4 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the Parent Stockholder Matters (the “Required Parent Stockholder Vote”).

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3.5 Non-Contravention; Consents. Subject to obtaining the Required Parent Stockholder Vote, the filing of the Certificate of Merger required by the DGCL and the DLLCA, and the approval by NYSE American before the Effective Time, neither (x) the execution, delivery or performance of this Agreement by Parent or Merger Sub, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of Parent or any of its Subsidiaries;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Parent, Merger Sub, or any of Parent’s Subsidiaries or any of the assets owned or used by Parent or any of its Subsidiaries, is subject, except, in each case, as would not individually or in the aggregate, result in a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or any of its Subsidiaries, except as would not individually or in the aggregate, result in a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Parent Material Contract; (ii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract; (iii) accelerate the maturity or performance of any Parent Material Contract; or (iv) cancel, terminate or modify any term of any Parent Material Contract, except in the case of any non-material violation, breach, default, penalty or modification; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any material asset owned or used by Parent or any of its Subsidiaries (except for Permitted Encumbrances).

Except for (i) any Consent set forth on Section 3.5 of the Parent Disclosure Schedule under any Parent Contract, (ii) the Required Parent Stockholder Vote, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA, (iv) the approval by NYSE American before the Effective Time, (v) filings and notifications required under the HSR Act, and (vi) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws, neither Parent nor any of its Subsidiaries is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions, which if individually or in the aggregate were not made, given or obtained, would reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Contemplated Transactions. The Parent Board and the Merger Sub Board have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Contemplated Transactions. No other state Takeover Statute or similar Law applies or purports to apply to the Merger, this Agreement or any of the other Contemplated Transactions.

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3.6 Capitalization.

(a) The authorized capital stock of Parent consists of 560,000,000 shares of Parent common stock, par value $0.001 per share, of which 500,000,000 are designated Class A Common Stock, 60,000,000 are designated Class B Common Stock, and 40,000,000 shares of preferred stock, par authorized value $0.001 per share (the “Preferred Shares”). 26,590,544 shares of Class A Common Stock are issued and were outstanding as of May 22, 2026 (the “Capitalization Date”) and 0 shares of Class B Common Stock are issued and were outstanding as of the Capitalization Date. As of the Capitalization Date, 5,250 shares of Preferred Share are designated Series A Convertible Preferred Stock, of which 5,250 were issued and outstanding. As of the Capitalization Date, 0 shares of Parent Common Stock were issuable upon settlement of outstanding Parent RSUs.

(b) All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Parent Common Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of Parent. Except as contemplated herein, there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. Parent is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other securities.

(c) Except for the Parent’s 2024 Equity Incentives Plan (the “Parent Stock Plans”), neither Parent nor any of its Subsidiaries has any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the Capitalization Date, 0 shares of Parent Common Stock are reserved for issuance upon exercise of outstanding Parent Options.

(d) There is no: (i) outstanding Parent Option, Parent RSU, outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or any of its Subsidiaries, including any shares of Parent Common Stock; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any of its Subsidiaries; or (iii) condition or circumstance that is reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Parent or any of its Subsidiaries.

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(e) All outstanding shares of Parent Common Stock and other securities of Parent have been issued and granted in material compliance with (i) all applicable securities Laws and other applicable Law, and (ii) all requirements set forth in applicable Contracts.

3.7 SEC Filings; Financial Statements.

(a) All material registration statements, proxy statements, reports, schedules, forms and other documents required to have been filed by Parent or, to the Knowledge of Parent, its officers and directors, with the SEC since January 1, 2025 have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 3.7, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or any information is filed, furnished, supplied or otherwise made available to the SEC. Parent is not currently and has never been an issuer identified in Rule 144(i) of the Securities Act. Parent has made available to the Company all comment letters and all material correspondence between the SEC and Parent or any of its Subsidiaries since January 1, 2025, to the extent such comment letters and material correspondence is not otherwise available on the SEC’s website.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments none of which are reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of Parent and its Subsidiaries as of the respective dates thereof and the results of operations and cash flows of Parent and its Subsidiaries for the periods covered thereby. Other than as expressly disclosed in the Parent SEC Documents filed prior to the date hereof, there has been no material change in Parent’s or its Subsidiaries’ accounting methods or principles that would be required to be disclosed in Parent’s financial statements in accordance with GAAP. The books of account and other financial records of Parent and each of its Subsidiaries are true and complete in all material respects.

(c) Parent is in compliance in all material respects with the applicable current listing and governance rules and regulations of NYSE American and has not received any written notice that it is not in compliance with all current listing and governance rules and regulations of NYSE American. Parent has made available to the Company all material correspondence between NYSE American and Parent or any of its Subsidiaries since January 1, 2025.

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(d) Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are made only in accordance with authorizations of management and the Parent Board and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s or its Subsidiaries’ assets that would reasonably be expected to have a material effect on Parent’s or its Subsidiaries’ financial statements. Parent has evaluated the effectiveness of Parent’s and its Subsidiaries’ internal control over financial reporting as of January 1, 2025, and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Parent has disclosed, based on its most recent evaluation of internal control over financial reporting, to Parent’s auditors and audit committee (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s or its Subsidiaries’ ability to record, process, summarize and report financial information and (B) any known fraud that involves management or other employees who have a significant role in Parent’s or its Subsidiaries’ internal control over financial reporting. Parent has not identified, based on its most recent evaluation of internal control over financial reporting, or has not otherwise been made aware of by Parent’s independent public accounting firm, any material weaknesses or significant deficiencies in the design or operation of Parent’s or its Subsidiaries’ internal control over financial reporting.

(e) Parent maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by Parent in the periodic reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the required time periods specified in the SEC’s rules and forms, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

3.8 Absence of Changes. Between the Parent Balance Sheet Date and the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Parent Material Adverse Effect or (b) action, event or occurrence that would have required the consent of the Company pursuant to Section 4.1(b) had such action, event or occurrence taken place after the execution and delivery of this Agreement.

3.9 Absence of Undisclosed Liabilities. As of the date hereof, neither Parent nor any of its Subsidiaries has any Liability, individually or in the aggregate, of a type required to be recorded or reflected on a balance sheet or disclosed in the footnotes thereto under GAAP except for: (a) Liabilities disclosed, reflected or reserved against in the Parent Balance Sheet; (b) Liabilities that have been incurred by Parent or its Subsidiaries since the Parent Balance Sheet Date in the Ordinary Course of Business and which are not in excess of $100,000 in the aggregate; (c) Liabilities for performance of obligations of Parent or its Subsidiaries under Parent Contracts; (d) Liabilities incurred by Parent or any of its Subsidiaries in connection with the Contemplated Transactions; and (e) Liabilities which would not, individually or in the aggregate, reasonably be expected to be material to Parent or its Subsidiaries, taken as a whole.

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3.10 Title to Assets. Parent and its Subsidiaries own, and have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in their respective businesses or operations or purported to be owned by them that are material to Parent and its Subsidiaries or their respective businesses, including: (a) all assets reflected on the Parent Balance Sheet; and (b) all other assets reflected in the books and records of Parent and its Subsidiaries as being owned by Parent or any of its Subsidiaries. All of such assets are owned or, in the case of leased assets, leased by Parent and each of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

3.11 Real Property; Leasehold. Neither Parent nor any of its Subsidiaries owns any real property. Parent has made available to the Company (a) an accurate and complete list of all real properties with respect to which Parent or any of its Subsidiaries directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by Parent or any of its Subsidiaries, and (b) copies of all leases under which any such real property is possessed (the “Parent Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder. Parent’s and its Subsidiaries’ use and operation of each such leased property conforms to all applicable Laws in all material respects, and, except as set forth in Section 3.11 of the Parent Disclosure Schedule, Parent and its Subsidiaries have exclusive possession of each such leased property and have not granted any occupancy rights to tenants or licensees with respect to such leased property. In addition, each such leased property is free and clear of all Encumbrances other than Permitted Encumbrances. Neither the Parent nor any of its Subsidiaries has received written notice from their landlords or any Governmental Body that: (i) relates to violations of building, zoning, safety or fire ordinances or regulations; (ii) claims any defect or deficiency with respect to any of such properties; or (iii) requests the performance of any repairs, alterations or other work to such properties.

3.12 Intellectual Property.

(a) Except as set forth on Section 3.12(a) of the Parent Disclosure Schedule, each of Parent and its Subsidiaries owns, or has the legal and valid right to use, as currently being used by Parent and its Subsidiaries, all Parent IP Rights, and with respect to Parent IP Rights that are owned by Parent or any of its Subsidiaries, has the right to bring actions for the infringement of such Parent IP Rights, in each case except subject to the terms of the license agreements set forth on Section 3.12(a) of the Parent Disclosure Schedule for any failure to own, have such rights to use, or have such rights to bring actions for infringement.

(b) Section 3.12(b) of the Parent Disclosure Schedule sets forth an accurate, true and complete listing of (i) all Parent IP Rights that are owned by Parent or any of its Subsidiaries that are registered, filed or issued under the authority of, with or by any Governmental Body, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and all applications for any of the foregoing, (ii) to the Knowledge of Parent , all Parent IP Rights that are exclusively licensed to Parent or any of its Subsidiaries that are registered, filed or issued under the authority of, with or by any Governmental Body, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and (iii) all applications for any of the foregoing, and specifying as to each such item, as applicable, the owner(s) of record (and, in the case of domain names, the registrar), jurisdiction of application and/or registration, the application and/or registration number, the date of application and/or registration, and the status of application and/or registration. To the Knowledge of Parent, each item of Parent IP Rights that is Parent Registered IP is and at all times has been filed and maintained in compliance with all applicable Law and all filings, payments, and other actions required to be made or taken to maintain such item of Parent Registered IP in full force and effect have been made by the applicable deadline.

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(c) Section 3.12(c) of Parent Disclosure Schedule accurately identifies (i) all material Parent Contracts pursuant to which Parent IP Rights are licensed to Parent or any of its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Parent’s Products, (B) any Intellectual Property licensed ancillary to the purchase or use of equipment or other materials and (C) any confidential information provided under confidentiality agreements), and (ii) whether the license or licenses granted to Parent or any of its Subsidiaries are exclusive or non-exclusive. For purposes of greater certainty, the term “license” in this Section 3.12(c) and in Section 3.12(d) includes any license, sublicense, covenant, non-assert, consent, release or waiver.

(d) Section 3.12(d) of the Parent Disclosure Schedule accurately identifies each material Parent Contract pursuant to which Parent or any of its Subsidiaries have granted any license under, or any right (whether or not currently exercisable) or interest in, any Parent IP Rights to any Person (other than any Parent IP Rights non-exclusively licensed to suppliers or service providers for the sole purpose of enabling such suppliers or service providers to provide services for Parent or any of its Subsidiaries’ benefit).

(e) Except as set forth in Section 3.12(e) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries are bound by, and no Parent IP Rights are subject to, any Parent Contract containing any covenant or other provision, or any judicial, administrative or arbitral order, judgment, award, order, decree, injunction, settlement or stipulation, that in any way limits or restricts the ability of Parent or its Subsidiaries to use, exploit, assert, enforce, sell, transfer or dispose of any such Parent IP Rights anywhere in the world, in each case, in a manner that would materially limit the business of Parent as currently conducted or planned to be conducted.

(f) Except as identified in Section 3.12(f) of the Parent Disclosure Schedule, Parent and its Subsidiaries are the sole and unrestricted legal and beneficial owners of all right, title, and interest to and in Parent IP Rights (other than (i) Parent IP Rights exclusively and non-exclusively licensed to Parent or one of its Subsidiaries, as identified in Section 3.12(c) of the Parent Disclosure Schedule, (ii) any non-customized software that (A) is licensed to Parent or any of its Subsidiaries solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Parent’s or any of its Subsidiaries’ products or services and (iii) any Intellectual Property licensed ancillary to the purchase or use of equipment or other materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing:

(i) Each Person who is or was an employee or contractor of Parent or any of its Subsidiaries and who is or was involved in the creation or development of any Parent IP Rights has signed a valid, enforceable agreement containing an assignment of such Intellectual Property to Parent or any of its Subsidiaries and confidentiality provisions protecting confidential information of Parent or any of its Subsidiaries and Parent and its Subsidiaries have no reason to believe that any such Person is unwilling to provide Parent or any of its Subsidiaries with cooperation as may reasonably be required to complete or prosecute all Parent IP Rights.

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(ii) No current or former member, officer, director, or employee of Parent or any of its Subsidiaries have any claim, right (whether or not currently exercisable), or interest to or in any Parent IP Rights purported to be owned by Parent or any of its Subsidiaries. To the Knowledge of Parent, no employee of Parent or any of its Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Parent or any of its Subsidiaries or (b) in breach of any Contract with any former employer or other Person concerning Parent IP Rights purported to be owned by Parent or any of its Subsidiaries or confidentiality provisions protecting Trade Secrets and confidential information comprising Parent IP Rights purported to be owned by Parent or any of its Subsidiaries.

(iii) Except as identified in Section 3.12(f)(iii) of the Parent Disclosure Schedule, no Parent IP Rights were developed, in whole or in part (A) pursuant to or in connection with the development of any professional, technical or industry standard, (B) under contract with or using the resources of any Governmental Body, academic institution or other entity that would subject any Parent IP Rights to the rights of any Governmental Body, academic institution or other entity or (C) under any grants or other funding arrangements with third parties.

(iv) Each of Parent and its Subsidiaries has taken all commercially reasonable and appropriate steps to protect and maintain the Parent IP Rights, including to preserve the confidentiality of all proprietary information that Parent and its Subsidiaries hold, or purport to hold, as a material Trade Secret. Any disclosure by Parent or any of its Subsidiaries of Trade Secrets to any third party has been pursuant to the terms of a written agreement with such Person or is otherwise lawful. Parent and its Subsidiaries have implemented and maintained a reasonable security plan consistent with industry practices of companies offering similar products or services. Parent and its Subsidiaries have not experienced any breach of security or otherwise unauthorized access by third parties to the confidential information in Parent’s and its Subsidiaries’ possession, custody or control.

(v) Neither Parent nor any of its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Parent IP Rights owned or purported to be owned by or exclusively licensed to Parent or any of its Subsidiaries to any other Person. As of the date of this Agreement, except as set forth in Section 3.12(f)(v)) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has sold or otherwise transferred (other than standard licenses or rights to use granted to customers, suppliers or service providers in the Ordinary Course of Business) any of the Parent IP Rights to any third party, and there exists no obligation by Parent and its Subsidiaries to assign or otherwise transfer any of the Parent IP Rights to any third party.

(vi) To the Knowledge of Parent and its Subsidiaries, (i) the Parent IP Rights are valid and enforceable and (ii) constitute all Intellectual Property necessary for Parent and its Subsidiaries to conduct their respective businesses as currently conducted and planned to be conducted. Parent and its Subsidiaries have not misrepresented, or failed to disclose, any facts or circumstances in any application for any Parent IP Rights that would constitute fraud with respect to such application.

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(g) To the Knowledge of Parent, the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Parent and its Subsidiaries does not violate any license or agreement between Parent or its Subsidiaries and any third party, and does not infringe or misappropriate any Intellectual Property right of any third party. Neither Parent nor any of its Subsidiaries has been sued in any action, suit or proceeding, or received any written communications alleging that any Parent IP Rights or product or past activity has violated or would violate any Parent IP Rights of any third party and to the Knowledge of Parent a valid claim for such action, suit or proceeding does not exist. No Parent IP Rights are subject to any proceeding, order, judgment, settlement agreement, stipulation or right that restricts in any manner the use, transfer, or licensing thereof by Parent and its Subsidiaries, or which may affect the validity, use or enforceability of any such Parent IP Rights.

(h) To the Knowledge of Parent, no third party is infringing upon any Parent IP Rights or violating any license or agreement between Parent or any of its Subsidiaries and such third party, and neither Parent nor any of its Subsidiaries have sent any written communication to or asserted or threatened in writing any action or claim against any Person involving or relating to any Parent IP Rights.

(i) There is no current or pending Legal Proceeding (including, but not limited to, opposition, interference, inter partes review, or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, license or dispose of any Parent IP Rights or products or technologies, nor has Parent or any of its Subsidiaries received any written notice asserting or suggesting that any such Parent IP Rights, or Parent’s and its Subsidiaries’ right to use, sell, license or dispose of any such Parent IP Rights or products or technologies conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person.

(j) Except as set forth in the Contracts listed on Section 3.12(j) of the Parent Disclosure Schedule and except for Parent Contracts entered into in the Ordinary Course of Business, (i) neither Parent nor any of its Subsidiaries are bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, in each case, that would reasonably be expected to be material to Parent and its Subsidiaries or their respective businesses, and (ii) neither Parent nor any of its Subsidiaries has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility is material and remains in force as of the date of this Agreement.

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3.13 Agreements, Contracts and Commitments.

(a) Section 3.13(a) of the Parent Disclosure Schedule lists the following Parent Contracts in effect as of the date of this Agreement (other than any Parent Benefit Plan) (collectively, the “Parent Material Contracts”):

(i) each material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act;

(ii) each Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(iii) each Contract containing (A) any covenant limiting the Parent or any of its Subsidiaries from engaging in any line of business or competing with any Person, (B) any most-favored pricing arrangement applicable to Parent or any of its Subsidiaries, (C) any exclusivity provision applicable to Parent or any of its Subsidiaries, or (D) any non-solicitation provision applicable to Parent or any of its Subsidiaries;

(iv) each Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $10,000 pursuant to its express terms and not cancelable without penalty;

(v) each Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(vi) each Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of Parent or any of its Subsidiaries or any loans or debt obligations with officers or directors of Parent or any of its Subsidiaries;

(vii) each Contract requiring payment by or to Parent or any of its Subsidiaries after the date of this Agreement in excess of $100,000 on an annual basis pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products of Parent or any of its Subsidiaries; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which Parent or any of its Subsidiaries have continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Parent or any of its Subsidiaries have continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by Parent or any of its Subsidiaries; or (D) any Contract to license any third party to manufacture or produce any product, service or technology of Parent or any of its Subsidiaries or any Contract to sell, distribute or commercialize any products or service of Parent or any of its Subsidiaries, in each case, except for Contracts entered into in the Ordinary Course of Business;

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(viii) each Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Parent or any of its Subsidiaries in connection with the Contemplated Transactions;

(ix) each Parent Real Estate Lease;

(x) each Contract with any Governmental Body;

(xi) each Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of Parent or any of its Subsidiaries; or

(xii) any other Contract that is not terminable at will or upon not less than 60 days’ notice (with no penalty or payment) by Parent or any of its Subsidiaries and (A) which involves payment or receipt by Parent or any of its Subsidiaries after the date of this Agreement of more than $25,000 in the aggregate, or obligations after the date of this Agreement of more than $10,000 in the aggregate, or (B) that is material to the business or operations of Parent or any of its Subsidiaries.

(b) Parent has made available to the Company accurate and complete copies of all Parent Material Contracts. There are no Parent Material Contracts that are not in written form. Neither Parent nor any of its Subsidiaries have, nor to Parent’s and its Subsidiaries’ Knowledge, as of the date of this Agreement, have any other party to a Parent Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Parent Material Contract in such manner as would permit any other party to cancel or terminate any such Parent Material Contract, or would permit any other party to seek damages which would result in a Parent Material Adverse Effect. As to Parent and its Subsidiaries, as of the date of this Agreement, each Parent Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to change, any material amount paid or payable to Parent or any of its Subsidiaries under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

3.14 Compliance; Permits.

(a) Parent and each of its Subsidiaries are, and since January 1, 2025 have been, in compliance in all material respects with all applicable Laws, except for any noncompliance, either individually or in the aggregate, which would not result in a Parent Material Adverse Effect. To the Knowledge of the Parent, no investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or threatened against Parent or any of its Subsidiaries. There is no agreement, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its Subsidiaries, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on Parent’s or any of its Subsidiaries’ ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

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(b) Each of Parent and its Subsidiaries holds all required Governmental Authorizations which are material to the operation of the business of Parent and its Subsidiaries as currently conducted (the “Parent Permits”). Parent and its Subsidiaries are in material compliance with the terms of the Parent Permits. No Legal Proceeding is pending or, to the Knowledge of Parent and its Subsidiaries, threatened, which seeks to revoke, limit, suspend, or materially modify any Parent Permit.

(c) There are no proceedings pending or, to the Knowledge of Parent, threatened with respect to an alleged material violation by Parent or any of its Subsidiaries of any Law applicable to the operation of its business.

(d) Parent and each of its Subsidiaries holds all required Governmental Authorizations necessary or material to the conduct of the business of Parent or such Subsidiary as currently conducted, and, as applicable, the development, manufacturing, marketing and distribution of its products and services (collectively, the “Parent Products”) (collectively, the “Parent Regulatory Permits”) and no such Parent Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner. Parent and each of its Subsidiaries is in compliance in all material respects with the Parent Regulatory Permits and has not received any written notice or other written communication, or to the Knowledge of Parent and each of its Subsidiaries, any other communication from any regulatory agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Parent Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Parent Regulatory Permit.

(e) Neither Parent nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of Parent, threatened investigation in respect of its business or products. To the Knowledge of Parent, since January 1, 2025, neither Parent nor any of its Subsidiaries has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate any Laws applicable to its business.

3.15 Legal Proceedings; Orders.

(a) Except as set forth on Section 3.15(a) of the Parent Disclosure Schedules, as of the date of this Agreement, there is no material pending Legal Proceeding and, to the Knowledge of Parent, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves (A) Parent or any of its Subsidiaries, (B) any Parent Associate (in his or her capacity as such) or (C) any of the material assets owned or used by Parent or any of its Subsidiaries; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) Except as set forth in Section 3.15(b) of the Parent Disclosure Schedule, since January 1, 2025, no Legal Proceeding has been pending against Parent or any of its Subsidiaries that resulted in material liability to Parent or any of its Subsidiaries.

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(c) There is no order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries, or any of the material assets owned or used by Parent or any of its Subsidiaries, is subject. To the Knowledge of Parent and its Subsidiaries, no officer or other Key Employee of Parent or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent or any of its Subsidiaries or to any material assets owned or used by Parent or any of its Subsidiaries.

3.16 Tax Matters. Except as set forth on Section 3.16 of the Parent Disclosure Schedule:

(a) Parent and each of its Subsidiaries has timely filed (taking into account any valid extension of time within which to file) all income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. No written claim has ever been made by any Governmental Body in any jurisdiction where Parent or any of its Subsidiaries does not file a particular Tax Return or pay a particular Tax that Parent or any such Subsidiary is subject to taxation by that jurisdiction, or is required to file such Tax Returns or pay such type of Taxes in such jurisdiction.

(b) All income and other material Taxes due and owing by Parent and its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been fully and timely paid. Since the Parent Balance Sheet Date, none of Parent or its Subsidiaries has incurred any material Liability for Taxes outside the Ordinary Course of Business.

(c) All Taxes that Parent and each of its Subsidiaries is or was required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors, stockholders, or other third parties and, have been timely paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.

(d) There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the assets of Parent or its Subsidiaries.

(e) No deficiencies for income or other material Taxes with respect to Parent or its Subsidiaries have been claimed, proposed or assessed by any Governmental Body in writing, other than a deficiency that has been resolved. There are no pending or ongoing, and to the Knowledge of Parent or any of its Subsidiaries, threatened audits, assessments or other Legal Proceedings for or relating to any Liability in respect of a material amount of Taxes of Parent or its Subsidiaries. Neither Parent nor any of its Subsidiaries or predecessors has waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency, which waiver is still in effect.

(f) Neither Parent nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) None of Parent or its Subsidiaries is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar Contract or arrangement, other than the Tax Matters Agreement and any customary commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

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(h) None of Parent or its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vii) election under Section 108(i) (or any similar provision of state, local or foreign Law).

(i) Other than Parent’s inclusion in the consolidated group of Distributing, none of Parent or its Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is Parent). Parent or its Subsidiaries have no Liability for any Taxes of any Person (other than Parent and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, or by Contract (other than customary commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes).

(j) Except for the Distribution (as defined in the Tax Matters Agreement), none of Parent or its Subsidiaries has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any similar provisions of state, local or foreign Law).

(k) The Tax Matters Agreement is in full force and effect and has not been amended, modified or waived in any respect, except for the Consent Agreement. Parent and its Subsidiaries are, and have always been, in compliance with the Tax Matters Agreement in all material respects, taking into account the Consent Agreement. There are no pending or threatened claims against Parent or its Subsidiaries under the Tax Matters Agreement, and none of Parent or its Subsidiaries is aware of any fact or circumstance that would reasonably be expected to constitute a breach or give rise to any indemnification claim against Parent or its Subsidiaries under the Tax Matters Agreement, taking into account the Consent Agreement.

(l) To the Knowledge of Parent and its Subsidiaries, (i) Distributing is, and has always been, in compliance with the Tax Matters Agreement in all material respects, and (ii) no Person has requested or received a ruling (or similar determination) from a Governmental Body regarding the Separation Transactions (as defined in the Tax Matters Agreement).

(m) To the Knowledge of Parent and its Subsidiaries, the Tax Opinion (as defined in the Tax Matters Agreement) has not been revoked, modified or withdrawn, and all statements of fact in the Tax Matters Agreement were true, correct, and complete in all material respects when made. All of the representations in the Original Spin-Off Representation Letter (i) with respect to Parent and its Subsidiaries, were, and (ii) with respect to Distributing, were, to the Knowledge of Parent and its Subsidiaries, in each case, true and correct as of the date thereof in all material respects.

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(n) The Spin-Off Tax Opinion, a copy of which has been provided to the Company prior to the execution of this Agreement, has not been revoked, modified or withdrawn. All of the representations in the representation letter delivered by Parent to Cozen O’ Connor in connection with the Spin-Off Tax Opinion are true, correct and complete in all respects.

(o) Parent, each of its Subsidiaries, and Merger Sub (i) are, and since formation have been, domestic corporations for United States federal income Tax purposes, and (ii) have never had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a jurisdiction outside of the United States.

(p) None of Parent or its Subsidiaries has participated in or been a party to a transaction that constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder (or any similar provisions of state, local or foreign Law).

(q) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or has Knowledge of any fact or circumstance that would reasonably be expected to prevent or impede the Tax-Free Status (as defined in the Tax Matters Agreement) or the Merger from qualifying for the Intended Tax Treatment.

For purposes of this Section 3.16, each reference to Parent or its Subsidiary shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, Parent or its Subsidiary other than the Company.

3.17 Employee and Labor Matters; Benefit Plans.

(a) Section 3.17(a) of the Parent Disclosure Schedule is a list of all material Parent Benefit Plans, including, without limitation, each Parent Benefit Plan that provides for retirement, change in control, deferred compensation, incentive compensation, severance or retiree medical or life insurance benefits. “Parent Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA (including any multiemployer plan as defined in Section 3(37) of ERISA) and (ii) other pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment, consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by Parent, any Parent Affiliate or any of Parent’s Subsidiaries for the benefit of any current or former employee, director, officer or independent contractor of Parent or any of its Subsidiaries or under which Parent, any Parent Affiliate or any of Parent’s Subsidiaries has any actual or contingent liability.

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(b) As applicable with respect to each material Parent Benefit Plan, Parent has made available to the Company, true and complete copies of (i) each material Parent Benefit Plan, including all amendments thereto, and in the case of an unwritten material Parent Benefit Plan, a written description thereof, (ii) all current trust documents, investment management contracts, custodial agreements, administrative services agreements and insurance and annuity contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recently filed annual reports with any Governmental Body (e.g., Form 5500 and all schedules thereto), (v) the most recent IRS determination, opinion or advisory letter, (vi) the most recent summary annual reports, nondiscrimination testing reports, actuarial reports, financial statements and trustee reports, and (vii) since January 1, 2023, all records, notices and filings concerning IRS or Department of Labor or other Governmental Body audits or investigations.

(c) Each Parent Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and applicable Law, including the applicable provisions of ERISA and the Code.

(d) Each Parent Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to meet the qualification requirements of Section 401(a) of the Code has received a determination letter or opinion letter from the IRS to the effect that such plan is qualified under Section 401(a) of the Code and the related trust is exempt from federal income Taxes under Section 501(a) of the Code, respectively, and nothing has occurred that would reasonably be expected to materially adversely affect the qualification of such Parent Benefit Plan or the tax exempt status of the related trust.

(e) None of Parent, any Parent Affiliate or any of Parent’s Subsidiaries maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, (i) any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section 413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(f) There are no pending audits or investigations by any Governmental Body involving any Parent Benefit Plan, and no pending or, to the Knowledge of Parent, threatened claims (except for individual claims for benefits payable in the normal operation of the Parent Benefit Plans), suits or proceedings involving any Parent Benefit Plan, any fiduciary thereof or service provider thereto, in any case except as would not be reasonably expected to result in material liability to Parent or any of its Subsidiaries.

(g) Neither Parent nor any Parent Affiliate, nor to the Knowledge of Parent, any fiduciary, trustee or administrator of any Parent Benefit Plan, has engaged in, or in connection with the transactions contemplated by this Agreement will engage in, any transaction with respect to any Parent Benefit Plan which would subject any such Parent Benefit Plan, Parent or any of its Subsidiaries or Parent Affiliates to a material Tax, material penalty or material liability for a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(h) No Parent Benefit Plan provides death, medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement, other than group health plan continuation coverage required under Code Section 4980B(f), Part 6 of Subtitle B of Title I of ERISA or similar state continuation coverage laws and for which the covered individual pays the full costs of coverage. Section 3.17(h) of the Parent Disclosure Schedule sets forth all outstanding severance obligations to existing and previously terminated employees and service providers of Parent and its Subsidiaries, listing for each individual recipient (i) name, (ii) applicable plan or agreement, (iii) description of the severance, including terms of payment and (iv) amount.

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(i) Neither the execution of, nor the performance of the transactions contemplated by, this Agreement will either alone or in connection with any other event(s) (i) result in any payment or benefit becoming due to any current or former employee, director, officer, or independent contractor of Parent or any of its Subsidiaries, (ii) increase any amount of compensation or benefits otherwise payable under any Parent Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Parent Benefit Plan, (iv) require any contribution or payment to fund any obligation under any Parent Benefit Plan or (v) limit the right to merge, amend or terminate any Parent Benefit Plan.

(j) Neither the execution of, nor the consummation of the transactions contemplated by this Agreement (either alone or when combined with the occurrence of any other event, including without limitation, a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Code Section 280G) of any payment or benefit that is or would reasonably be expected to be characterized as an “excess parachute payment” (within the meaning of Code Section 280G), determined without regard to the application of Code Section 280G(b)(5).

(k) There are no outstanding Parent Options, and Parent has not granted any options, warrants or other rights to acquire Parent Common Stock.

(l) No current or former employee, officer, director or independent contractor of Parent or any of its Subsidiaries has any “gross up” agreements or other assurance of reimbursement for any Taxes imposed under Code Section 409A or Code Section 4999.

(m) Neither Parent nor any of its Subsidiaries is a party to, bound by, nor has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union, labor organization, or similar Person representing any of its employees, and there is no labor union, labor organization, or similar Person representing or, to the Knowledge of Parent, purporting to represent or seeking to represent any employees of Parent or any of its Subsidiaries, including through the filing of a petition for representation election.

(n) Parent and each of its Subsidiaries are, and since January 1, 2023 have been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, tax withholding, prohibited discrimination and retaliation, equal employment opportunities, harassment, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. Except as would not be reasonably likely to result in a material liability to Parent or any of its Subsidiaries, with respect to employees of Parent or any of its Subsidiaries, Parent and each of its Subsidiaries, since January 1, 2023: (i) have withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) other than accrued on the Parent Balance Sheet, are not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, disability, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business).

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(o) Except as would not be reasonably likely to result in a material liability to Parent or any of its Subsidiaries, with respect to each individual who currently renders services to Parent or any of its Subsidiaries, Parent and each of its Subsidiaries have accurately classified each such individual as an employee, independent contractor, or otherwise under all applicable Laws and, for each individual classified as an employee, Parent and each of its Subsidiaries have accurately classified him or her as overtime eligible or overtime ineligible under all applicable Laws. Neither Parent nor any of its Subsidiaries has any material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

(p) Except as set forth on Section 3.17(p) of the Parent Disclosure Schedule, there is no Legal Proceeding, claim, unfair labor practice charge or complaint, labor dispute or grievance pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries relating to labor, employment, employment practices, or terms and conditions of employment.

(q) As of the date hereof, no Key Employee has submitted his or her resignation or, to the Knowledge of Parent, intends to resign.

3.18 Environmental Matters. Since January 1, 2025, Parent and each of its Subsidiaries have complied with, and Parent and each of its Subsidiaries are, as of the date of this Agreement in compliance with, all applicable Environmental Laws, which compliance includes the possession by Parent and its Subsidiaries of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to be material to Parent, its Subsidiaries or their respective businesses. Neither Parent nor any of its Subsidiaries has received since January 1, 2025 (or prior to that time, which is pending and unresolved), any written notice or, to the Knowledge of Parent, other communication (in writing or otherwise), whether from a Governmental Body or other Person, that alleges that Parent or any of its Subsidiaries is not in compliance with, or has liability pursuant to any Environmental Law and, to the Knowledge of Parent, there are no circumstances that would reasonably be expected to prevent or interfere with compliance by Parent and its Subsidiaries in any material respects with any Environmental Law, except where such failure to comply would not reasonably be expected to be material to Parent, its Subsidiaries or their respective businesses. To the Knowledge of Parent, no current or, during the time a prior property was leased or controlled by Parent or any of its Subsidiaries, prior property leased or controlled by Parent or any of its Subsidiaries has had a release of or exposure to Hazardous Materials in material violation of, or as would reasonably be expected to result in any material liability of Parent or any of its Subsidiaries pursuant to, any Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of Contemplated Transactions. Prior to the date hereof, Parent has provided or otherwise made available to the Company true and correct copies of all material environmental reports, assessments, studies and audits in the possession or control of Parent or any of its Subsidiaries with respect to any property leased or controlled by Parent or any of its Subsidiaries or any business operated by them.

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3.19 Insurance. Parent has made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Parent and each of its Subsidiaries. Each of such insurance policies is in full force and effect and Parent and each of its Subsidiaries are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2025, neither Parent nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Parent and each of its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding that is currently pending against Parent or any of its Subsidiaries for which Parent or such Subsidiary has insurance coverage, and no such carrier issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Parent or any of its Subsidiaries of its intent to do so.

3.20 No Financial Advisors. Except as set forth on Section 3.20 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

3.21 Transactions with Affiliates. Except as set forth in the Parent SEC Documents, since the date of Parent’s last proxy statement filed with the SEC, no event involving Parent or any of its Subsidiaries has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K.

3.22 Valid Issuance. The Parent Common Stock to be issued in the Merger has been duly authorized and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

3.23 Disclaimer of Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Company nor any Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or any of its stockholders or Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of the Company set forth in Section 2 (as qualified and limited by the Company Disclosure Schedule)) none of Parent or any of its Representatives or stockholders has relied on any such information (including the accuracy or completeness thereof).

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Section 4. CERTAIN COVENANTS OF THE PARTIES

4.1 Operation of Parent’s Business.

(a) Except (i) as set forth on Section 4.1(a) of the Parent Disclosure Schedule, (ii) as expressly contemplated or permitted by this Agreement, (iii) as required by applicable Law, and (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 9 and the Effective Time (the “Pre-Closing Period”), Parent shall conduct its business and operations in (A) the Ordinary Course of Business and (B) in material compliance with all applicable Laws and with the requirements of all Parent Material Contracts.

(b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 4.1(b) of the Parent Disclosure Schedule, (iii) as required by applicable Law, or (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, Parent shall not, and Parent shall cause its Subsidiaries to not:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except in connection with the payment of the exercise price and/or withholding Taxes incurred upon the exercise, settlement or vesting of any award granted under the Parent Stock Plans);

(ii) sell, issue, grant, pledge or otherwise dispose of or encumber, or authorize any of the foregoing with respect to: (A) any capital stock or other security of Parent (except for Parent Common Stock issued upon the valid exercise of Parent Options outstanding as of the date of this Agreement, upon the settlement of Parent RSUs outstanding as of the date of this Agreement, or upon the conversion of the Preferred Shares outstanding as of the date of this Agreement); (B) any option, warrant or right to acquire any capital stock or any other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security of Parent;

(iii) amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except as advisable or necessary in connection with the consummation of the Contemplated Transactions;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(v) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, (C) guarantee any debt securities of others, or (D) make any capital expenditure or commitment;

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(vi) other than as required by applicable Law or the terms of any Parent Benefit Plan as in effect on the date of this Agreement (including any severance or retention arrangement entered into prior to the date of this Agreement and disclosed in Section 3.15(a) of the Parent Disclosure Schedule): (A) adopt, terminate, establish or enter into any Parent Benefit Plan; (B) cause or permit any Parent Benefit Plan to be amended in any material respect; (C) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable to, any of its directors, officers or employees; (D) increase the severance or change of control benefits offered to any current employees, directors or consultants or (E) hire any officer or employee with an annual salary in excess of $75,000;

(vii) recognize any labor union, labor organization, or similar Person;

(viii) enter into any material transaction other than in the Ordinary Course of Business;

(ix) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets or properties, or grant any Encumbrance with respect to such assets or properties, except consistent with this Agreement;

(x) sell, assign, transfer, license, sublicense, or otherwise dispose of any material Parent IP Rights (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(xi) make, change or revoke any Tax election, file any material Tax Return inconsistent with applicable past practice, fail to pay any income or other material Tax as such Tax becomes due and payable, file any amendment making any material change to any Tax Return, settle or compromise any income or other material Tax liability or refund, enter into any closing agreement, Tax allocation, sharing, indemnification or other similar agreement or arrangement, request any ruling or similar guidance with respect to a material Tax, request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than in connection with any extension of time to file any Tax Return), adopt or change any accounting method in respect of Taxes, or amend, terminate or waive any right under the Tax Matters Agreement or take (or agree to take) any action that would reasonably be expected to constitute a breach or give rise to an indemnification claim under the Tax Matters Agreement;

(xii) subject to Section 4.1(d), enter into, materially amend or terminate any Parent Material Contract;

(xiii) make any expenditures, incur any Liabilities or discharge or satisfy any Liabilities, in each case, other than in the Ordinary Course of Business;

(xiv) other than as required by Law or GAAP, take any action to change accounting policies or procedures; or

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(xv) agree, resolve or commit to do any of the foregoing.

(c) Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

(d) Notwithstanding anything in Section 4.1(b) to the contrary, in the event that Parent wishes to obtain the Company’s written consent to enter into or materially amend any Parent Material Contract as contemplated by Section 4.1(b)(xii), Parent shall provide notice thereof to the Company in accordance with Section 10.8 and include with such notice a copy of the proposed Parent Material Contract or the proposed amendment to a Parent Material Contract, as applicable. The Company’s consent to any proposed Parent Material Contract or proposed amendment to a Parent Material Contract shall not be unreasonably withheld, conditioned or delayed.

4.2 Operation of the Company’s Business.

(a) Except (i) as set forth on Section 4.2(a) of the Company Disclosure Schedule, (ii) as expressly contemplated or permitted by this Agreement, (iii) as required by applicable Law, and (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period the Company shall conduct its business and operations in the Ordinary Course of Business and in material compliance with all applicable Laws and with the requirements of all Company Material Contracts.

(b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 4.2(b) of the Company Disclosure Schedule, (iii) as required by applicable Law (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), or (v) in connection with or in furtherance of the Project, at all times during the Pre-Closing Period, the Company shall not do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Company Units; or repurchase, redeem or otherwise reacquire any Company Units (except for Company Units from terminated employees, managers or consultants of the Company);

(ii) sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing with respect to: (A) any security of the Company; (B) any option, warrant or right to acquire any security, other than option grants to employees and service providers of the Company in the Ordinary Course of Business; or (C) any instrument convertible into or exchangeable for any security of the Company;

(iii) amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, Company Unit exchange, business combination, recapitalization, reclassification of Company Units, stock split, reverse stock split or similar transaction except as advisable or necessary in connection with the consummation of the Contemplated Transactions;

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(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(v) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, or (C) guarantee any debt securities of others (including entering into any “keep well” or similar agreement to maintain the financial condition of any other Person);

(vi) other than as required by applicable Law or the terms of any Benefit Plan as in effect on the date of this Agreement: (A) adopt, terminate, establish or enter into any Benefit Plan; (B) cause or permit any Benefit Plan to be amended in any material respect; (C) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable to, any of its managers, officers or employees, other than increases in base salary and annual cash bonus opportunities and payments made in the Ordinary Course of Business consistent with past practice; (D) increase the severance or change of control benefits offered to any current or new employees, managers or consultants or (E) hire any officer or employee.

(vii) recognize any labor union, labor organization, or similar Person;

(viii) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business and pursuant to this Agreement;

(ix) sell, assign, transfer, license, sublicense or otherwise dispose of any material Company IP Rights (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(x) make, change or revoke any Tax election, file any material Tax Return inconsistent with applicable past practice, fail to pay any income or other material Tax as such Tax becomes due and payable, file any amendment making any material change to any Tax Return, settle or compromise any income or other material Tax liability or refund, enter into any closing agreement, Tax allocation, sharing, indemnification or other similar agreement or arrangement, request any ruling or similar guidance with respect to a material Tax, request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than pursuant to an extension of time to file any Tax Return granted in the Ordinary Course of Business of not more than six (6) months), or adopt or change any material accounting method in respect of Taxes;

(xi) (A) terminate any Company Material Contract or (B) subject to Section 4.2(d), enter into or materially amend any Company Material Contract if such proposed Company Material Contract or amendment (x) is not in the Ordinary Course of Business and payments by the Company thereunder are expected to exceed $100,000, or (y) is in the Ordinary Course of Business but payments thereunder are expected to exceed $300,000;

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(xii) discharge, settle, compromise, satisfy or consent to any entry of any judgment with respect to any Legal Proceeding (pending or threatened) or commence any material Legal Proceeding;

(xiii) other than as required by Law or GAAP, take any action to change accounting policies or procedures; or

(xiv) agree, resolve or commit to do any of the foregoing.

(c) Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

(d) Notwithstanding anything in Section 4.2(b) to the contrary, in the event that the Company wishes to obtain Parent’s written consent to enter into or materially amend any Company Material Contract as contemplated by Section 4.2(b)(xi) above, the Company shall provide notice thereof to Parent in accordance with Section 10.8 and include with such notice a copy of the proposed Company Material Contract or the proposed amendment to a Company Material Contract, as applicable. Parent’s consent to any proposed Company Material Contract or proposed amendment to a Company Material Contract shall not be unreasonably withheld.

4.3 Access and Investigation. Subject to the terms of the Confidentiality Agreement, which the Parties agree will continue in full force following the date of this Agreement, during the Pre-Closing Period, upon reasonable notice, Parent, on the one hand, and the Company, on the other hand, shall and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel, property and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party; (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party, and with such additional financial, operating and other data and information regarding such Party as the other Party may reasonably request; (c) make available to the other Party the appropriate individuals (including officers, employees, accountants, attorneys and other advisors), during normal business hours, for discussion of the Party’s business, assets and personnel, including its financial statements and internal controls, as the other Party may reasonably request; and (d) without limiting the generality of the foregoing, make available to the other Party copies of unaudited financial statements, material operating and financial reports prepared for senior management or the board of directors or managers of such Party, and any material notice, report or other document filed with or sent to or received from any Governmental Body in connection with the Contemplated Transactions. Any investigation conducted by either Parent or the Company pursuant to this Section 4.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party.

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Notwithstanding the foregoing, any Party may restrict the foregoing access (i) to the extent that (a) any Law applicable to such Party requires such Party to restrict or prohibit access to any such properties or information or (b) such access would breach such Party’s confidentiality obligations to a third party (provided that upon the other Party’s reasonable request such Party shall use its reasonable efforts to obtain such third party’s consent to permit such other Party such access, subject to appropriate confidentiality protections), or (ii) as may be necessary to preserve the attorney-client privilege between such Party and its counsel with respect to the requested information under any circumstances in which such privilege may be jeopardized by such disclosure or access.

4.4 Parent Non-Solicitation.

(a) Parent agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of its Representatives to, directly or indirectly: (i) solicit, initiate, discuss, negotiate or knowingly encourage, induce or facilitate (A) the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry or (B) any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes an Acquisition Proposal or Acquisition Inquiry (including furnishing any non-public information regarding Parent or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry); (iii) engage in, continue or otherwise participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry or make available or furnish or provide access to its properties, employees, officers, assets, books, Contracts and records or any confidential information or data to any Person in connection with, or for the purpose of encouraging, an Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.3(c)); (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (vi) resolve, agree, or publicly propose to do any of the foregoing. Without limiting the generality of the foregoing, Parent acknowledges and agrees that, in the event any Representative of Parent or its Subsidiaries (whether or not such Representative is purporting to act on behalf of Parent or its Subsidiaries) takes any action that, if taken by Parent, would constitute a breach of this Section 4.4, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.4 by Parent for purposes of this Agreement.

(b) If Parent or any Representative of Parent receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then Parent shall promptly (and in no event later than twenty-four (24) hours after Parent becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the Company orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, the material terms thereof, and copies of any draft agreements, term sheets, indications of interest or other materials received from such Person or group of Persons or its or their Representatives). Parent shall not enter into any confidentiality agreement with any Person after the date of this Agreement that prohibits it or its Subsidiaries from complying with any of the provisions of this Agreement. Parent shall keep the Company reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto, including providing the Company with (i) copies of (A) all correspondence related thereto and (B) all drafts, outlines or summaries of any documents (including drafts) relating to thereto and (ii) written notice of any non-public information requests relating to such Acquisition Proposal or Acquisition Inquiry.

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(c) Parent shall immediately cease and cause to be terminated any existing solicitations, discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and request the destruction or return of any nonpublic information of Parent or any of its Subsidiaries provided to such Person.

4.5 Company Non-Solicitation.

(a) The Company agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of its Representatives to, directly or indirectly: (i) solicit, initiate, discuss, negotiate or knowingly encourage, induce, or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.2); (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (vi) publicly propose to do any of the foregoing. Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any Representative of the Company (whether or not such Representative is purporting to act on behalf of the Company) takes any action that, if taken by the Company, would constitute a breach of this Section 4.5, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by the Company for purposes of this Agreement.

(b) If the Company or any Representative of the Company receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than one Business Day after the Company becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the material terms thereof). The Company shall keep Parent reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto.

(c) The Company shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and request the destruction or return of any nonpublic information of the Company provided to such Person.

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4.6 Notification of Certain Matters. (a) During the Pre-Closing Period, the Company shall promptly notify Parent (and, if in writing, furnish copies of) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting the Company is commenced, or, to the Knowledge of the Company, threatened against the Company or, to the Knowledge of the Company, any manager, officer or Key Employee of the Company; (iii) the Company becomes aware of any inaccuracy in any representation or warranty made by it in this Agreement; or (iv) the failure of the Company to comply with any covenant or obligation of the Company in this Agreement; in each case that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Sections 6, 7 and 8, as applicable, impossible or materially less likely. No notification given to Parent pursuant to this Section 4.6 shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or the Company Disclosure Schedule for purposes of Sections 6, 7 and 8, as applicable.

(b) During the Pre-Closing Period, Parent shall promptly notify the Company (and, if in writing, furnish copies of) if any of the following occurs: (i) any notice or other communication is received from any Person (other than a stockholder of Parent) alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting Parent or its Subsidiaries is commenced, or, to the Knowledge of Parent, threatened against Parent or its Subsidiaries or, to the Knowledge of Parent, any director, officer or Key Employee of Parent or its Subsidiaries; (iii) Parent becomes aware of any inaccuracy in any representation or warranty made by it in this Agreement; or (iv) the failure of Parent to comply with any covenant or obligation of Parent in this Agreement; in each case that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Sections 6, 7 and 8, as applicable, impossible or materially less likely. No notification given to the Company pursuant to this Section 4.6 shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent or any of its Subsidiaries contained in this Agreement or the Parent Disclosure Schedule for purposes of Sections 6, 7 and 8, as applicable.

Section 5. ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Private Placement; Proxy Statement.

(a) The shares of Parent Common Stock to be issued to holders of Company Units in the Merger shall be issued in a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. As promptly as practicable after the date of this Agreement, the Parties shall prepare, and Parent shall, subject to the full and prompt assistance of the Company, cause to be prepared and distributed to Parent’s stockholders, the Proxy Statement. Parent represents, covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will not, at any Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, to the extent related to the Company’s operations, business, managers, officers, Subsidiaries or members or based on information provided by the Company or any of its Representatives specifically for inclusion therein. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Proxy Statement (including any preliminary Proxy Statement) prior to its filing with the SEC or the distribution thereof, as applicable. Parent shall use commercially reasonable efforts (i) to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and (ii) to distribute the Proxy Statement to Parent’s stockholders as promptly as practicable after the date hereof. Each Party shall use commercially reasonable efforts to promptly furnish to the other Party all information concerning such Party and such Party’s Affiliates and such Party’s stockholders or members that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If at any time before the Effective Time Parent, Merger Sub or the Company becomes aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in distributing such amendment or supplement to Parent stockholders.

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(b) The Company shall reasonably cooperate with Parent and provide, and require its Representatives to provide, Parent and its Representatives, with all true, correct and complete information regarding the Company that is required by Law to be included in the Proxy Statement or reasonably requested by Parent to be included in the Proxy Statement.

5.2 Company Member Written Consent.

(a) Within thirty (30) days of the date hereof, and in any event, no later than three Business Days before the Anticipated Closing Date, the Company shall take all action necessary under applicable Law and its Organizational Documents to obtain the Required Company Member Vote in lieu of a meeting pursuant to Section 18-302 of the DLLCA and the Company’s Organizational Documents. Under no circumstances shall the Company assert that any other approval or consent is necessary by its members to approve this Agreement or the Contemplated Transactions.

(b) The Company agrees that: (i) the Company Manager shall recommend that the beneficial holders of the Company Units approve this Agreement and the Contemplated Transactions, and shall use best efforts to solicit such approval within the time set forth in Section 5.2(a) (the recommendation of the Company Manager that such beneficial holders approve this Agreement and the Contemplated Transactions being referred to as the “Company Manager Recommendation”); and (ii) the Company Manager Recommendation shall not be withheld, amended, withdrawn or modified (and the Company Manager shall not publicly propose to withhold, amend, withdraw or modify the Company Manager Recommendation) in a manner adverse to Parent, and no resolution by the Company Manager or any committee thereof to withhold, amend, withdraw or modify the Company Manager Recommendation in a manner adverse to Parent or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (ii), collectively, a “Company Manager Adverse Recommendation Change”).

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5.3 Parent Stockholder Meeting.

(a) Parent shall use its best efforts to take all action necessary under applicable Law and its Organizational Documents to call, give notice of, convene and hold a meeting of holders of Parent Common Stock (the “Parent Stockholder Meeting”) to vote on (i) the issuance of the shares of Parent Common Stock to the members of the Company pursuant to the terms of this Agreement, (ii) an amendment of the certificate of incorporation of Parent to authorize 2,000,000,000 shares of Parent Common Stock, in the aggregate, to, among other things, issue shares of Parent Common Stock to the members of the Company pursuant to the terms of this Agreement, (iii) an amendment of the certificate of incorporation of Parent to change the name of Parent to a name selected by the Company, in its sole discretion, (iv) the approval to issue additional shares of Parent Common Stock in an amount exceeding 20% of outstanding shares for purposes of complying with NYSE American Rule 713, and (v) such other matters as the Company and Parent shall mutually agree should be approved by Parent’s stockholders (the matters set forth in clauses (i) and (v),the “Parent Stockholder Matters”). Parent shall use its best efforts to hold the Parent Stockholder Meeting as promptly as practicable after the date hereof, to solicit from its stockholders proxies in favor of the Parent Stockholder Matters, and to obtain the Required Parent Stockholder Vote, including engaging a nationally recognized proxy solicitation firm reasonably acceptable to the Company to assist in such solicitation.

(b) Parent agrees that, subject to Section 5.3(c): (i) the Parent Board shall recommend that the holders of Parent Common Stock vote in favor of the Parent Stockholder Matters at the Parent Stockholder Meeting, (ii) the Proxy Statement shall include a statement to the effect that the Parent Board recommends that Parent’s stockholders approve the Parent Stockholder Matters (the recommendation of the Parent Board being referred to as the “Parent Board Recommendation”); and (iii) the Parent Board Recommendation shall not be withheld, amended, withdrawn or modified (and the Parent Board shall not publicly propose to withhold, amend, withdraw or modify the Parent Board Recommendation) in a manner adverse to the Company (the actions set forth in the foregoing clause (iii), collectively, a “Parent Board Adverse Recommendation Change”).

(c) Nothing contained in this Agreement shall prohibit Parent or the Parent Board from (i) complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, (ii) issuing a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act or (iii) otherwise making any disclosure to Parent’s stockholders; provided however, that in the case of the foregoing clause (iii) the Parent Board determines in good faith, after consultation with its outside legal counsel, that failure to make such disclosure would reasonably likely be inconsistent with applicable Law, including its fiduciary duties under applicable Law; provided, further, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a change of the Parent Board Recommendation unless the Parent Board expressly publicly reaffirms the Parent Board Recommendation (i) in such communication or (ii) within three Business Days after being requested in writing to do so by the Company.

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5.4 Regulatory Approvals.

(a) To the extent the Contemplated Transactions require the filing of a notification and report form pursuant to the HSR Act, each of Parent and the Company shall, as promptly as practicable (and in no event later than ten (10) Business Days after the date of this Agreement), file or cause to be filed with the United States Federal Trade Commission and the United States Department of Justice (collectively, the “Antitrust Authorities”) the notification and report form required under the HSR Act with respect to the Contemplated Transactions. Each Party shall be responsible for its own filing fees and expenses in connection with such filings; provided, that Parent shall pay one-half (1/2) of the applicable HSR Act filing fee.

(b) Each of Parent and the Company shall (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information and assistance that may be reasonably required in order to effectuate any filings or submissions, (iii) supply any additional information that may be reasonably requested by the Antitrust Authorities, and (iv) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the expiration or termination of the applicable waiting period under the HSR Act as promptly as practicable after the date of this Agreement, including by requesting early termination of the waiting period.

(c) Each of Parent and the Company shall promptly inform the other of (and, if in writing, furnish the other with copies of) any material communication from any Antitrust Authority regarding the Contemplated Transactions. Neither Parent nor the Company shall independently participate in any substantive meeting or discussion with any Antitrust Authority in respect of any filing, investigation or inquiry concerning this Agreement or the Contemplated Transactions without giving the other Party prior notice of such meeting or discussion and, to the extent permitted by the applicable Antitrust Authority, the opportunity to attend and participate therein. The Parties shall consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the HSR Act.

(d) Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its Affiliates shall be required to (i) propose, negotiate, commit to or effect, by consent decree, hold-separate order, trust or otherwise, the sale, divestiture, license or other disposition of any assets, properties or businesses of Parent, the Company or their respective Affiliates, (ii) otherwise take or commit to take any action that would limit the freedom of Parent, the Surviving Entity or any of their respective Affiliates to own, operate, retain, control or dispose of any of their respective assets, properties or businesses, or (iii) contest, defend or appeal any Legal Proceeding brought by any Antitrust Authority challenging or seeking to enjoin the Contemplated Transactions.

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5.5 Employee Benefits; Post-Closing Parent Employees.

(a) For purposes of vesting, eligibility to participate, and level of benefits under the benefit plans, programs, contracts or arrangements of Parent or any of its Subsidiaries (including, following the Closing, the Surviving Entity) providing benefits to any Continuing Employee after the Closing (the “Post-Closing Plans”), each employee who continues to be employed by Parent, the Surviving Entity or any of their respective Subsidiaries immediately following the Closing (“Continuing Employees”) shall be credited with his or her years of service with Parent, the Company or any of their respective Subsidiaries and their respective predecessors; provided that the foregoing shall not apply for benefit accrual purposes under any defined benefit plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, for purposes of each Post-Closing Plan providing medical, dental, pharmaceutical and/or vision benefits to a Continuing Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such Post-Closing Plan to be waived for such Continuing Employee and his or her covered dependents except to the extent such conditions would not have been waived or satisfied under the employee benefit plan whose coverage is being replaced under the Post-Closing Plan.

(b) Notwithstanding anything to the contrary in this Agreement, no provision of this Section 5.5 is intended to, or shall, (i) confer upon any current or former employee, director, officer, independent contractor or other service provider of Parent, the Company or any of their respective Affiliates (including any Continuing Employee), or any other Person, any rights or remedies under or by reason of this Agreement, (ii) constitute an amendment to, or modification of, any Benefit Plan, Parent Benefit Plan or other compensatory or benefit arrangement, or (iii) create any obligation on the part of Parent, the Surviving Entity or any of their respective Affiliates to continue the employment or engagement of any Person for any period following the Closing.

5.6 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Parent and the Surviving Entity shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, manager, officer, fiduciary or agent of Parent or the Company (collectively, the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director, manager, officer, fiduciary or agent of Parent or of the Company, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under applicable Law (a “Covered Matter”). Each D&O Indemnified Party will be entitled to advancement of reasonable expenses incurred in the defense of any Covered Matter from each of Parent and the Surviving Entity, jointly and severally, upon receipt by Parent or the Surviving Entity from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Parent and the Surviving Entity to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Notwithstanding anything to the contrary in this Section 5.6, neither Parent nor the Surviving Entity shall be obligated to provide any indemnification, or advance any expenses, to, or hold harmless, any D&O Indemnified Party in connection with any Covered Matter: (i) for which payment has actually been made to or on behalf of such D&O Indemnified Party under any insurance policy or other indemnity provision, except with respect to any excess beyond the aggregate amount paid under any such insurance policy or other indemnity provision; (ii) for an accounting of profits made from the “purchase and sale” (or “sale and purchase”) by such D&O Indemnified Party of securities of Parent or the Company (within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law); or (iii) in connection with any Covered Matter (or any part of any Covered Matter) initiated by such D&O Indemnified Party, including any Covered Matter (or any part of any Covered Matter) initiated (including by means of cross-claim or counterclaim) by such D&O Indemnified Party against Parent or the Surviving Entity or its directors, officers, employees or other indemnitees, unless the board of directors of Parent or the Surviving Entity, as the case may be, authorized such Covered Matter (or any part of any Covered Matter) prior to its initiation.

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(b) Except as may be required by applicable Law, the provisions of the certificate of incorporation and bylaws of Parent with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Parent that are presently set forth in the certificate of incorporation and bylaws of Parent shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Parent. The certificate of incorporation and bylaws of the Surviving Entity shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Entity to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of Parent.

(c) From and after the Effective Time, (i) the Surviving Entity shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties and any other party with respect to which the Company has obligations as of immediately prior to the Closing pursuant to any indemnification provisions under the Company’s Organizational Documents and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties or Preferred Investors, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) Parent shall fulfill and honor in all respects the obligations of Parent to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Parent’s Organizational Documents and pursuant to any indemnification agreements between Parent and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

(d) From and after the Effective Time, Parent shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Parent.

(e) Prior to the Effective Time, Parent shall purchase a six-year prepaid “tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of Parent’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Parent by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Contemplated Transactions) (the “Tail Policy”).

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(f) From and after the Effective Time, Parent shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the current or former officers or directors of Parent or the Company referred to in this Section 5.6 in connection with their enforcement of the rights provided to such persons in this Section 5.6 against Parent in this Section 5.6, unless a court of competent jurisdiction determines that each of the material assertions made by such person as a basis for such purported enforcement were not made in good faith or were frivolous.

(g) The provisions of this Section 5.6 are intended to be in addition to the rights otherwise available to the current or former officers or directors of Parent or the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(h) In the event Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, shall succeed to the obligations set forth in this Section 5.6. Parent shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 5.6.

5.7 Additional Agreements. Subject to Section 9, the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions reasonably necessary to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, each Party: (a) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (b) shall use commercially reasonable efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Contemplated Transactions or for such Contract to remain in full force and effect; (c) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; (d) shall use commercially reasonable efforts to satisfy the conditions precedent to effecting the Merger and consummating the other Contemplated Transactions set forth in Section 6, Section 7 and Section 8; and (e) shall cooperate to make and pursue any filings required under the HSR Act in accordance with Section 5.4.

5.8 Disclosure. Without limiting any Party’s obligations under the Confidentiality Agreement, no Party shall, and no Party shall permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Contemplated Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing, such approval not to be unreasonably conditioned, withheld or delayed; or (b) such disclosure is requested by a Governmental Body or such Party shall have determined in good faith that such disclosure is required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service and, to the extent practicable, before such press release or disclosure is issued or made, such Party shall have used commercially reasonable efforts to advise the other Party of, and consult with the other Party regarding, the text of such press release or disclosure; provided, however, that Parent may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Parent in compliance with this Section 5.8.

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5.9 Listing. At all times prior to Closing, Parent shall use its best efforts to maintain the listing of the Parent Common Stock on NYSE American. Parent shall, to the extent required by the rules and regulations of NYSE American, to (a) prepare and submit to NYSE American an additional listing application for the listing of the shares of Parent Common Stock to be issued in connection with the Contemplated Transactions, and to obtain approval for listing of such shares on or before the Closing Date (subject to official notice of issuance); and (b) prepare, with the assistance of the Company, and submit to NYSE American an initial listing application to obtain approval of such initial listing application on or before the Closing Date (any listing application submitted to NYSE American, the “NYSE American Listing Application”). The Parties will use commercially reasonable efforts to coordinate with respect to compliance with applicable NYSE American rules and regulations applicable to the Contemplated Transactions. The Company agrees to pay all NYSE American fees associated with the NYSE American Listing Application if such fees are (i) required by the NYSE American to be paid prior to Closing, (ii) reasonably incurred in connection with the reverse merger listing, and (iii) documented. The Company will cooperate with Parent as reasonably requested by Parent with respect to the NYSE American Listing Application and promptly furnish to Parent all information concerning the Company, the Company Manager, and the Company’s members that may be required or reasonably requested in connection with any action contemplated by this Section 5.9.

5.10 Tax Matters.

(a) For United States federal income Tax purposes, the Parties intend that the Merger constitutes a transaction described in Section 351(a) of the Code (the “Intended Tax Treatment”). The Parties shall, and shall cause their respective Affiliates to, treat and shall not take any tax reporting position inconsistent with the Intended Tax Treatment, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b) The Parties shall, and shall cause their respective Affiliates to, use their respective best efforts to cause the Merger to qualify and will not take any action (or refrain from taking any action) or cause any action to be taken (or refrain from causing any action to be taken) that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

(c) Prior to the Closing, Parent, Merger Sub and the Company shall use their respective reasonable best efforts to execute and deliver to a nationally recognized tax advisor reasonably acceptable to Parent and the Company (it being understood that each of Cozen O’Connor, Paul, Weiss, Rifkind, Wharton & Garrison LLP and Sidley Austin LLP are mutually agreed by the Parties to be reasonably acceptable counsel) (“Tax Counsel”), the applicable officer’s certificates and other deliverables (including such other information as reasonably requested by such tax advisor for purposes of rendering any such opinion or other written advice), reasonably required to allow Tax Counsel to deliver the Merger Tax Opinion (the “Tax Representation Letters”). The Parties shall not be required to provide any representation as to legal conclusions. Following the delivery of the Tax Representation Letters, Parent, Merger Sub and the Company shall use their respective reasonable best efforts to cause Tax Counsel to deliver to Parent and the Company, an opinion at a “will” level of confidence with respect to the Intended Tax Treatment, upon which the Company is entitled to rely, that is reasonably satisfactory to the Company (the “Merger Tax Opinion”). In rendering its opinion, Tax Counsel may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants, including the applicable Tax Representation Letters. Each of Parent and the Company shall use its reasonable best efforts not to, and not permit any of its affiliates to, take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants in the Tax Representation Letters made to Tax Counsel in connection with the Merger Tax Opinion.

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(d) The Company shall provide a certificate, executed by the Company under penalties of perjury, stating that the Company is not (and has not been for the relevant period set forth in Section 897(c)(1)(A)(ii) of the Code) a United States real property holding corporation, dated as of the Closing Date, and a notice to be mailed (together with a copy of the certificate) to the Internal Revenue Service in accordance with Treasury Regulations Section 1.897-2(h)(2).

(e) Parent shall use reasonable best efforts to cause Cozen O’Connor to deliver an updated copy of the Spin-Off Tax Opinion to Parent and the Company confirming that the Spin-Off Tax Opinion remains accurate as of the Effective Time. Each Party shall use reasonable best efforts to execute updated Spin-Off Representation Letters in the form previously delivered bringing down to the Effective Time the information in such Spin-Off Representation Letters.

(f) Each of Parent and the Company shall use reasonable best efforts to notify the other party promptly after becoming aware of any fact or circumstance that would reasonably be expected to prevent or impede the Tax-Free Status (as defined in the Tax Matters Agreement) or the Merger from qualifying for the Intended Tax Treatment (it being agreed that any fact related to the Merger shall not constitute a fact that prevents or impedes the Tax-Free Status). Parent shall use reasonable best efforts to keep the Company reasonably apprised regarding any significant developments, discussions or communications (whether written or otherwise) related to the Separation Transactions (as defined in the Tax Matters Agreement) in connection with or as part of any audit, examination or other Legal Proceeding with respect to Taxes.

5.11 Directors and Officers. The Parties shall take all necessary action so that immediately after the Effective Time, (a) the Parent Board is comprised of the individuals set forth on Exhibit C, and (b) such individuals are elected or appointed, as applicable, to the positions of officers of Parent, as set forth on Exhibit C, to serve in such positions effective as of the Effective Time until successors are duly appointed and qualified in accordance with applicable Law and the Organizational Documents of Parent then in effect. If any Person so designated is unable or unwilling to serve as a director or officer of Parent, as set forth on Exhibit C, as of the Effective Time, the Company shall designate a different individual to serve in such capacity who shall be reasonably acceptable to Parent. Notwithstanding anything to contrary in this Agreement, the Parties agree that (i) the Parent Board immediately after the Effective Time will be comprised of a majority of independent directors as required by NYSE American, (ii) at least two of the members of the Parent Board immediately after the Effective Time shall be an Eligible Audit Committee Member, such Eligible Audit Committee Members must have indicated in writing to the Company their ability and willingness to serve on the Parent Board’s audit committee as of the Effective Time and such Eligible Audit Committee Members must be appointed to the Parent Board’s audit committee as of the Effective Time, and (iii) at least one of the Eligible Audit Committee Members must be “financially sophisticated”.

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5.12 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Laws) to cause any acquisitions of Parent Common Stock, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act. At least five (5) days prior to the Anticipated Closing Date, the Company shall furnish the following information to Parent for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: the number of shares of Parent Common Stock expected to be issued to such individual pursuant to the Merger.

5.13 Legends. Parent shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Common Stock to be received in the Merger by equity holders of the Company who may be considered “affiliates” of Parent for purposes of Rule 144 under the Securities Act reflecting the restrictions set forth in Rules 144 and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock.

5.14 Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the combined entity to continue to meet its obligations following the Effective Time.

5.15 Allocation Certificate. The Company will prepare and deliver to Parent at least three (3) days prior to the Anticipated Closing Date a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company in form and substance reasonably acceptable to Parent setting forth (as of immediately prior to the Effective Time): (a) each holder of Company Units; (b) such holder’s name and address; (c) the number and type of Company Units held; and (d) the Merger Consideration to be issued to such holder pursuant to this Agreement in respect of the Company Units held by such holder as of immediately prior to the Effective Time (the “Allocation Certificate”).

5.16 Additional Company Financial Statements. To the extent that financial statements of the Company are required to be included in any report or other document Parent is required to file under the Securities Act or the Exchange Act prior to the Closing, the Company shall use its commercially reasonable efforts to furnish to Parent such financial statements for inclusion in such filings in a timely manner, and with a view to enable Parent to make such filings on or prior to their respective due dates. The Company represents and warrants that any such financial statements furnished to Parent will (a) be prepared in accordance with GAAP as applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and (b) will present fairly, in all material respects, the financial position and the results of operations, changes in members’ equity, and cash flows of the Company as of the dates of and for the periods referred to in such financial statements, as the case may be.

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5.17 Takeover Statutes. If any Takeover Statute is or may become applicable to the Contemplated Transactions, each of the Company, the Company Manager, Parent and the Parent Board, as applicable, shall grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Contemplated Transactions.

5.18 Amendment and Restatement of Company Operating Agreement. The Company shall cause the Company Operating Agreement to be amended and restated contemporaneously with the Effective Time, reflecting the Surviving Entity as a wholly-owned, member-managed, Subsidiary of Parent.

5.19 Compliance with Tax Matters Agreement. Prior to the second (2nd) anniversary of the Distribution (as defined in the Tax Matters Agreement), Parent shall not, and shall cause its Subsidiaries not to, take any action (or refrain from taking any action) that would conflict with, or cause a breach or default under, the Tax Matters Agreement, without the prior written consent of the Company. Each of Parent and its Subsidiaries shall cooperate with the Company as reasonably requested to ensure compliance with the Tax Matters Agreement.

5.20 Registration Statement. From the date of this Agreement, Parent shall not take any action, or fail to take any action, which action or failure would reasonably be expected to cause Parent to be ineligible to file a Registration Statement on Form S-3 promulgated under the Securities Act (or any successor form), including without limitation failing to timely file any required material or reports with the SEC.

Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

6.1 HSR Clearance. To the extent a filing under the HSR Act is required in connection with the Contemplated Transactions, the applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been earlier terminated.

6.2 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

6.3 Stockholder/Member Approval. (a) Parent shall have obtained the Required Parent Stockholder Vote on each of the Parent Stockholder Matters, and (b) the Company shall have obtained the Required Company Member Vote.

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6.4 Listing. The shares of Parent Common Stock shall continue to be traded on the NYSE American until the Effective Time, the Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on the NYSE American as of the Effective Time, and the NYSE American Listing Application shall have been approved such that the Parent Common Stock will continue to trade on NYSE American following the Effective Time.

6.5 Merger Tax Opinion. The Merger Tax Opinion delivered pursuant to Section 5.10(c) shall be delivered by Tax Counsel to Parent and the Company confirming that the Merger Tax Opinion remains accurate as of the Effective Time. With respect to the closing condition in this Section 6.5, both the Company and Parent shall execute updated Tax Representation Letters in the form previously delivered under Section 5.10(c) bringing down to the Effective Time the information in such Tax Representation Letters.

6.6 Spin-Off Tax Opinion. The Spin-Off Tax Opinion shall be delivered by Cozen O’Connor to Parent and the Company confirming that the Spin-Off Tax Opinion remains accurate as of the Effective Time. With respect to the closing condition in this Section 6.6, both the Company and Parent shall execute updated Spin-Off Representation Letters in the form previously delivered bringing down to the Effective Time the information in such Spin-Off Representation Letters.

6.7 Tax Matters Agreement. The Consent Agreement is in full force and effect and has not been amended, modified or waived in any respect.

6.8 Form S-3. Parent shall, as of the Closing Date, meet the requirements for use of Form S-3 (including General Instruction I.A) for a primary offering of Parent Common Stock under the Securities Act.

Section 7. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Parent, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations. The Company Fundamental Representations shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date). The representations and warranties of the Company contained in this Agreement (other than the Company Fundamental Representations) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except (a) where the failure to be so true and correct would not result in a Company Material Adverse Effect (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

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7.2 Performance of Covenants. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

7.3 Documents. Parent shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company certifying (i) that the conditions set forth in Sections 7.1, 7.2, 7.4, and 7.5 have been duly satisfied and (ii) that the information set forth in the Allocation Certificate delivered by the Company in accordance with Section 5.15 and the Allocation Certificate remains true and accurate in all respects as of the Closing Date.

7.4 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

7.5 Parent Employee Grants. Parent shall have entered into award agreements to issue to its employees and officers incentive awards to acquire up to 12,000,000 shares of Parent Common Stock in the amounts set forth in Section 7.5 of the Parent Disclosure Schedule, with the effectiveness of such grant to be as of Closing.

Section 8. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by the Company, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations. The Parent Fundamental Representations shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date). The representations and warranties of Parent and Merger Sub contained in this Agreement (other than the Parent Fundamental Representations) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except (a) where the failure to be so true and correct would not result in a Parent Material Adverse Effect (without giving effect to any references therein to any Parent Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

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8.2 Performance of Covenants. Parent and Merger Sub shall have performed or complied with in all material respects all of their agreements and covenants required to be performed or complied with by each of them under this Agreement at or prior to the Effective Time.

8.3 Documents. The Company shall have received the following documents, each of which shall be in full force and effect:

(a) a certificate executed by the Chief Executive Officer or Chief Financial Officer of Parent confirming that the conditions set forth in Sections 8.1, 8.2, and 8.4 have been duly satisfied;

(b) a written resignation, in a form reasonably satisfactory to the Company, dated as of the Closing Date and effective as of the Effective Time, executed by each of the officers and directors of Parent who are not to continue as officers or directors of Parent after the Effective Time pursuant to Section 5.11;

(c) a Registration Rights Agreement, duly executed by Parent;

(d) that certain Series A Waiver Agreement, duly executed by Parent and the holders of the Parent’s Series A Convertible Preferred Stock, in form and substance satisfactory to the Company, in its sole discretion;

(e) duly executed copies of the Voting and Restriction Agreements; and

(f) the Capitalization Certificate, executed by the Chief Financial Officer of Parent in accordance with Section 1.5(b), in form and substance satisfactory (including as to the calculations set forth therein) to the Company, in its sole discretion.

8.4 No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect.

Section 9. TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company’s members and whether before or after approval of the Parent Stockholder Matters by Parent’s stockholders, unless otherwise specified below):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated on or before August 25, 2026 (subject to possible extension as provided in this Section 9.1(b), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to the Company, on the one hand, or to Parent, on the other hand, if such Party’s action or failure to act has been a principal cause of the failure of the Merger to be consummated on or before the End Date and such action or failure to act constitutes a breach of this Agreement; provided, further, however, that if, as of the End Date, the failure of the Merger to be consummated is primarily attributable to delays outside the control of the Parties, including (i) review, comment, inquiry, approval or other action by the SEC, NYSE American, the Antitrust Authorities or any other Governmental Body, (ii) the expiration or termination of any waiting period under the HSR Act, or (iii) convening, holding, adjourning, postponing or reconvening the Parent Stockholder Meeting, then the Company shall be entitled to extend the End Date for an additional sixty (60) days by written notice to Parent;

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(c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or any other material Contemplated Transaction;

(d) by Parent if the Required Company Member Vote shall not have been obtained in accordance with Section 5.2(a); provided, however, that once the Required Company Member Vote has been obtained, Parent may not terminate this Agreement pursuant to this Section 9.1(d);

(e) by either Parent or the Company if the Required Parent Stockholder Vote shall not have been obtained at the Parent Stockholder Meeting (including any adjournment or postponement thereof);

(f) by the Company if at any time prior to the approval of the Parent Stockholder Matters by the Required Parent Stockholder Vote a Parent Triggering Event shall have occurred;

(g) by Parent, if at any time prior to obtaining the Required Company Member Vote a Company Triggering Event shall have occurred;

(h) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Parent or Merger Sub or if any representation or warranty of Parent or Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that the Company is not then in material breach of any representation, warranty, covenant or agreement in this Agreement; provided, further, that if such inaccuracy in Parent’s or Merger Sub’s representations and warranties or breach by Parent or Merger Sub is curable by the End Date by Parent or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy until the expiration of a 10-day period commencing upon delivery of written notice from the Company to Parent or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy if such breach by Parent or Merger Sub is cured prior to such termination becoming effective); provided, further that no termination may be made pursuant to this Section 9.1(h) solely as a result of the failure of Parent to obtain the Required Parent Stockholder Vote (in which case such termination must be made pursuant to Section 9.1(e)); or

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(i) by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company or if any representation or warranty of the Company shall have become inaccurate, in either case, such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that Parent is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the End Date by the Company then this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy until the expiration of a 10-day period commencing upon delivery of written notice from Parent to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective).

The Party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 9.2, Section 5.8, Section 9.3, Section 10 and Exhibit A shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement and the provisions of Section 9.3 and Section 10.14 shall not relieve any Party of any liability for fraud or for any willful breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement (except as otherwise set forth in Section 9.3). For purposes of this Agreement, a “willful breach” means an action or omission that constitutes a material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and that such party knew would be a material breach of this Agreement. For purposes of this Agreement, the failure to consummate the Closing pursuant to, and when required by, the terms of this Agreement shall constitute a willful breach hereunder.

9.3 Reverse Termination Fee.

(a) In the event that this Agreement is terminated by the Company pursuant to Section 9.1(h) due to a breach by Parent of Sections 4.4, 5.3 or 5.9, then Parent shall pay, or cause to be paid, to the Company (or its designee) an amount in cash equal to the Reverse Termination Fee by wire transfer of immediately available funds within five (5) Business Days after the date of such termination.

(b) Notwithstanding anything to the contrary in this Agreement, in the event that the Reverse Termination Fee is paid to the Company in accordance with this Section 9.3, the payment of the Reverse Termination Fee shall be the sole and exclusive remedy of the Company and its Affiliates against Parent, Merger Sub, and their respective former, current, or future directors, officers, employees, stockholders, members, managers, partners, agents, and Representatives for any and all losses and damages suffered or incurred as a result of such breach, and upon payment of such amount, none of Parent, Merger Sub or any of their respective former, current or future directors, officers, employees, stockholders, members, managers, partners, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions; provided, however, that this Section 9.3(b) shall not relieve any Party from liability for fraud (as defined in Section 9.2).

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(c) Each of the Parties acknowledges that (i) the agreements contained in this Section 9.3(c) are an integral part of the Contemplated Transactions, (ii) the Reverse Termination Fee is not a penalty but rather is liquidated damages in a reasonable amount that will compensate the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Contemplated Transactions, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the Parties would not enter into this Agreement. Each of the Parties acknowledges that the Reverse Termination Fee, if payable, represents the Parties’ good faith estimate of damages and does not constitute a penalty.

Section 10. MISCELLANEOUS PROVISIONS

10.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants or agreements contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by their terms survive the Effective Time and this Section 10 shall survive the Effective Time.

10.2 Amendment. This Agreement may be amended with the approval the Parent Board, the Merger Sub Board and the Company Manager at any time (whether before or after the adoption and approval of this Agreement by the Company’s members or before or after obtaining the Required Parent Stockholder Vote); provided, however, that after any such approval of this Agreement by a Party’s members or stockholders, no amendment shall be made which by Law requires further approval of such members or stockholders without the further approval of such members or stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, Merger Sub and Parent.

10.3 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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10.4 Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. A signature page to this Agreement (or any counterpart) may be executed by electronic signature (including any electronic signature complying with the ESIGN Act of 2000) and/or delivered by electronic transmission (including by facsimile or email), and when so executed or delivered shall have been duly and validly executed or delivered, and be valid and effective, for all purposes and shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.5; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.8; and (f) irrevocably and unconditionally waives the right to trial by jury.

10.6 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties, the prevailing Party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to recover its reasonable out-of-pocket attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Parties’ prior written consent shall be void and of no effect ab initio.

10.8 Notices. All notices, consents, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) upon delivery in the case of delivery by hand or sent by overnight courier (providing proof of delivery), or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of transmission) prior to 5:00 p.m. local time in the place of receipt, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

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if to Parent or Merger Sub:

3800 North 28th Way

Hollywood, FL 33020

Attn: John Ollet

E-mail: jollet@hcwc.com

With a copy to (which shall not constitute notice):

Cozen O’Connor

200 S. Biscayne Boulevard, 30th Floor

Miami, FL 33131

Attn: Martin T. Schrier

e-mail: mschrier@cozen.com

if to the Company:

Host Digital Infrastructure LLC

One World Trade Center FL 85

New York, NY 10007

E-mail: Harmol Samra

Attn: harmol@10xcapital.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP

830 Brickell Plaza

Miami, FL 33131

E-mail: j.david.stewart@sidley.com; gvaldes@sidley.com

Attn: J. David Stewart; Gabriel L. Valdes

Any Party may change its address or email address by written notice to each other Party in accordance with this Section 10.8.

10.9 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

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10.11 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

10.12 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and, to the extent of their respective rights pursuant to Section 5.6 and Section 10.14, the D&O Indemnified Parties and the Preferred Investors, respectively) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.13 Construction.

(a) References to “cash,” “dollars” or “$” are to U.S. dollars.

(b) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(c) The Parties have participated jointly in the negotiating and drafting of this Agreement and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

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(d) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(e) The use of the word “or” shall not be exclusive.

(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(g) Any reference to legislation or to any provision of any legislation shall include any modification, amendment, reenactment thereof, any legislative provision substituted therefor and all rules, regulations, and statutory instruments issued or related to such legislations.

(h) The bold-faced headings and table of contents contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(i) The Parties agree that each of the Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in Sections and subsections corresponding to the numbered and lettered Sections and subsections contained in this Agreement. The disclosures in any Section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule shall qualify other Sections and subsections of Section 2 and Section 3, respectively, of this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other Sections and subsections.

(j) The term “made available” means, with respect to any documentation, that prior to 11:59 p.m. (Houston time) on the date that is two calendar days prior to the date of this Agreement (i) a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party or (ii) such material is disclosed in the Parent SEC Documents publicly made available on the SEC’s Electronic Data Gathering Analysis and Retrieval system.

(k) Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, NY are authorized or obligated by Law to be closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

(l) Reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity.

(m) The terms “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof.

(n) Reference to any agreement, document or instrument (including this Agreement or any other agreement entered into in connection herewith) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof.

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(o) Reference to the “material breach” of any Contract, including this Agreement, means (A) any material breach of, or material inaccuracy in, any representation or warranty made therein, (B) any material breach or failure to perform of any covenant, agreement or obligation therein, or any material default thereunder (including any designated “event of default”), or (C) any one or more other events the existence of which, individually or together, whether unconditionally or with the passing of time or the giving of notice, or both, would (1) constitute a material breach, failure or default referred to in immediately preceding clause (B), (2) result in the acceleration of, or permit any Person to accelerate, any monetary obligation, (3) constitute a breach, failure or default referred to in immediately preceding clause (B) that causes the abridgement, modification, acceleration, termination, revocation, rescission, redemption, cancellation or vesting of, or permits any Person to abridge, modify, accelerate, delay, condition, terminate, revoke, rescind, redeem or cancel, any material right, license, liability, benefit, debt, power, authority, privilege or obligation, or (4) requires, or permit any Person to require, the payment of a material monetary penalty or liquidated damages, and any reference to “breach” of any Contract shall have the same meaning without any of the materiality qualifiers.

(p) References to documents, certificates, instruments, leases, or agreements or other Contracts (including this Agreement) shall be deemed to refer as well to all addenda, exhibits, schedules, restatements, supplements, modifications or amendments thereto or thereof.

(q) With respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

(r) The term “electronic transmission” means email and any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof.

(s) A “writing” shall include an electronic transmission.

(t) The term “termination” when used with respect to a period or agreement, shall include the expiration thereof.

(u) Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule or Parent Disclosure Schedule is intended to vary the definition of “Company Material Adverse Effect” or “Parent Material Adverse Effect”, or to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Schedule or Parent Disclosure Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule or Parent Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Schedule or Parent Disclosure Schedule is or is not in the ordinary course of business for purposes of this Agreement.

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(v) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner; however, in interpreting the representations and warranties of this Agreement, the principle that the specific governs and controls the general shall apply (accordingly, by way of example but not by way of limitation, if there is a specific representation and warranty on the absence of infringement by the Company of the intellectual property rights of third parties that is qualified to the Knowledge of the Company, then there will be no breach of a general representation on the absence of undisclosed liabilities if the Company has infringed the intellectual property rights of a third party that was not to the Knowledge of the Company).

(w) The measure of a period of months or years for purposes of this Agreement shall be the date of the applicable following month or year corresponding to the starting date; provided that if no corresponding date exists, then the end date of such period shall be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18, one (1) month following March 31 is May 1, and one (1) year following February 29 is March 1 of the following year).

10.14 Expenses. Except as set forth in Section 5.6(f) and Section 5.9, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Contemplated Transactions are consummated; provided, that, if Closing occurs, Parent shall pay (a) all reasonable and documented out-of-pocket expenses of the Company, and (b) all reasonable and documented out-of-pocket expenses of the Preferred Investors, in each case, incurred in connection with any contemplated merger transactions and related activity related to the Company (whether or not consummated), including this Agreement and the Contemplated Transactions (including legal, accounting, financial advisory and other professional fees and expenses). Such reimbursement shall be made within thirty (30) days following the Closing.

(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

HEALTHY CHOICE WELLNESS CORP.

By:
Name:
Title:

HEALTHY CHOICE WELLNESS II CORP.

By:
Name:
Title:

HOST DIGITAL INFRASTRUCTURE LLC

By:
Name:
Title:

Signature Page to Agreement and Plan of Merger

Exhibit A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Parent, on the other hand, to the other Party) that would reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of Parent or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of related transactions, involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anticipated Closing Date” means the anticipated Closing Date (as mutually agreed in good faith by Parent and the Company).

“Applicable Share Price” means $0.27 per share of Parent Common Stock.

Exh. A-1

“Applicable Time” means, with respect to the Proxy Statement, (i) the date the Proxy Statement, or any amendment or supplement thereto, is first mailed to the stockholders of Parent, and (ii) the date of the Parent Stockholder Meeting.

“Base Price” means $425,000,000.

“Base Stock Consideration” means such number of shares of Parent Common Stock equal to the quotient obtained by dividing (a) the Base Price by (b) the Applicable Share Price.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or obligated by Law to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Affiliate” means any Person that is (or at any relevant time was) under common control or treated as a single employer with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Company Associate” means any current or former employee, independent contractor, officer, director or manager of the Company.

“Company Contract” means any Contract: (a) to which the Company is a party; (b) by which the Company or any Company IP Rights or any other asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 2.1 (Due Organization; Subsidiaries), 2.3 (Authority; Binding Nature of Agreement), 2.4 (Vote Required), 2.6(a) and 2.6(c) (Capitalization), and 2.19 (No Financial Advisors).

“Company IP Rights” means all Intellectual Property owned by, licensed to, or controlled by the Company that is necessary for or used in the business of the Company as presently conducted.

“Company IP Rights Agreement” means any Contract governing, related to or pertaining to any Company IP Rights.

Exh. A-2

“Company Manager” means the sole manager of the Company, being Hans Thomas.

“Company Material Adverse Effect” means any Effect that individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) general business or economic conditions affecting the industry in which the Company operates; (b) national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; (c) financial, banking or securities markets (including any disruption thereof, or any decline in the price of securities generally or any market or index); (d) changes in GAAP or other applicable accounting standards or the interpretation thereof; (e) changes in Laws or other binding directives or policies issued by any Governmental Body or the interpretation thereof; (f) pandemics, epidemics, disease outbreaks, earthquakes, hurricanes, floods or other natural disasters, weather conditions, force majeure events, or other comparable events; (g) the announcement of this Agreement or the pendency of the Contemplated Transactions; (h) the taking of any action required by this Agreement or taken with the prior written consent of Parent; or (i) any failure by the Company to meet any internal or external projections, forecasts, revenue or earnings predictions, or estimates for any period (provided that the underlying causes of any such failure may be considered in determining whether a Company Material Adverse Effect has occurred, unless such causes are otherwise excepted from this definition); except, in each case with respect to clauses (a) through (f), to the extent disproportionately affecting the Company relative to other similarly situated companies in the industries in which the Company operates.

“Company Member Written Consent” means the written consent of the beneficial owners of the Company Units, approving the Contemplated Transactions and any other matters requiring the approval of such holders in connection therewith.

“Company Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated effective as of February 13, 2026.

“Company Reverse Merger” means any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction involving the Company, on the one hand, and a company with securities registered under the Exchange Act, on the other hand, which (a) would be accounted for under GAAP as a reverse acquisition of such company by the Company, with the Company being treated as the accounting acquirer, and/or (b) would result in the direct or indirect beneficial owners of Company Units directly or indirectly acquiring beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of such company.

Exh. A-3

“Company Triggering Event” shall be deemed to have occurred if: (a) the Company shall have made a Company Manager Adverse Recommendation Change; (b) the Company Manager or any committee thereof shall have publicly approved, endorsed or recommended any Acquisition Proposal; or (c) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.5).

“Company Units” means, collectively, the Common Units and the Preferred Units of the Company (in each case, as defined in the Company Operating Agreement).

“Confidentiality Agreement” means the Confidentiality Agreement by and between the Company and Parent.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Consent Agreement” means the consent letter agreement entered into as of the date hereof by and among Parent and Distributing.

“Contemplated Transactions” means the Merger and the other transactions between the Parties contemplated by this Agreement.

“Contract” means, with respect to any Person, any agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, sublicense or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“DGCL” means the General Corporation Law of the State of Delaware.

“Distributing” means Healthier Choices Management Corp.

“DLLCA” means the Limited Liability Company Act of the State of Delaware.

“Effect” means any effect, change, event, circumstance, or development.

“Eligible Audit Committee Member” means an individual who (a) satisfies the independence standards specified in Section 803A and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, (or is exempt therefrom), (b) is able to read and understand fundamental financial statements, a company’s balance sheet, income statement, and cash flow statement (c) has not participated in the preparation of the financial statements of Parent or the Company, or any current subsidiary thereof, within the past three years.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Exh. A-4

“Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient obtained by dividing (a) the Base Stock Consideration by (b) 2,000, representing the total number of Company Units outstanding as of immediately prior to the Effective Time.

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority); or (d) self-regulatory organization (including NYSE American).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

Exh. A-5

“HSR” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means any and all intellectual and industrial property rights and other similar proprietary rights, in any jurisdiction throughout the world, whether registered or unregistered, including all rights pertaining to or deriving from: (a) patents and patent applications, (including any and all provisionals, continuations, continuations-in-part, continued prosecution, divisionals and patents of addition; requests for, and grants of, continued examination, extensions, supplemental protection certificates, reexaminations, post-grant confirmations or amendments, counterparts claiming priority from, or reissues of, any of the foregoing; and any patents or patent applications that claim priority to or from any of the foregoing) and all rights to claim priority arising from or related to any of the foregoing (collectively, “Patents”); (b) inventions, invention disclosures, discoveries and improvements, whether or not patentable; (c) copyrights and works of authorship, whether or not copyrightable (“Copyrights”); (d) computer software and firmware, including data files, source code, object code and software-related specifications and documentation; (e) trademarks, trade names, service marks, certification marks, service names, brands, trade dress and logos, applications therefore, and the goodwill associated therewith (collectively, “Trademarks”); (f) trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory Law and common law), non-public information, and confidential information, know-how, business and technical information, and rights to limit the use or disclosure thereof by any Person (collectively “Trade Secrets”); (g) mask works; (h) domain names; (i) proprietary databases and data compilations and all documentation relating to the foregoing; and, including in each case any and all (1) rights under which an employee, inventor, author or other person is obligated to assign ownership any of the foregoing; (2) registrations of, applications to register, and renewals of, any of the foregoing with or by any Governmental Body in any jurisdiction throughout the world, (3) rights of action arising from the foregoing, including all claims for damages by reason of present, past and future infringement, misappropriation, violation misuse or breach of contract in respect of the foregoing, and present, past and future rights to sue and collect damages or seek injunctive relief for any such infringement, misappropriation, violation, misuse or breach; and (4) income, royalties and any other payments now and hereafter due and/or payable in respect of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Key Employee” means, with respect to the Company or Parent or any of Parent’s Subsidiaries, an executive officer of such Person or any employee of such Person that reports directly to the board of directors or the managers of such Person or to the Chief Executive Officer or Chief Operating Officer of such Party.

“Knowledge” with respect to a particular fact or other matter means, with respect to an individual, that such individual is actually aware of the relevant fact or other matter or such individual would reasonably be expected to know such fact or other matter in the ordinary course of the performance of such individual’s employment or other service responsibilities. Any Person that is an Entity shall have Knowledge if any officer or director (or manager, in the case of a limited liability company) of such Person as of the date such knowledge is imputed has Knowledge of such fact or other matter, provided, however, that (a) with respect to Parent and each of its Subsidiaries, Parent shall have Knowledge if any officer or director of Parent or any of its Subsidiaries as of the date such knowledge is imputed has Knowledge of such fact or other matter, and (b) with respect to the Company, the Company shall have Knowledge if any officer or Company Manager as of the date such knowledge is imputed has Knowledge of such fact or other matter.

Exh. A-6

“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of NYSE American or the Financial Industry Regulatory Authority).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Merger Sub Board” means the board of directors of Merger Sub.

“NYSE American” means NYSE American LLC (formerly known as the NYSE MKT LLC and the American Stock Exchange).

“Ordinary Course of Business” means, with respect to the Company, such actions taken in the ordinary course of its normal operations and consistent with its past practices, and, with respect to Parent, means such actions taken in the ordinary course of its normal operations and consistent with its past practices.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Original Spin-Off Representation Letters” means the “Representation Letters” as defined in the Tax Matters Agreement.

“Parent Affiliate” means any Person that is (or at any relevant time was) under common control or treated as a single employer with Parent within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Parent Associate” means any current or former employee, director, independent contractor, officer or manager of Parent or any of its Subsidiaries.

Exh. A-7

“Parent Balance Sheet” means the unaudited consolidated interim balance sheet of Parent as of December 31, 2025 (the “Parent Balance Sheet Date”).

“Parent Board” means the board of directors of Parent.

“Parent Closing Price” means the volume weighted average closing trading price of a share of Parent Common Stock on NYSE American for the five consecutive trading days ending five trading days immediately prior to the date upon which the Effective Time occurs.

“Parent Common Stock” means the Class A common stock, $0.001 par value per share, of Parent.

“Parent Contract” means any Contract: (a) to which Parent or any of its Subsidiaries is a party; (b) by which Parent or any of its Subsidiaries or any Parent IP Rights or any other asset of Parent or any of its Subsidiaries is or may become bound or under which Parent or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which Parent or any of its Subsidiaries has or may acquire any right or interest.

“Parent Fully Diluted Number” means the total number of shares of Parent Common Stock that would be outstanding immediately after the Effective Time (after giving effect to the issuance of the Merger Consideration), calculated on a fully diluted basis assuming (without limitation or duplication) (a) the exercise in full of all Parent Options outstanding as of immediately prior to the Effective Time (excluding Parent Options with an exercise price equal to or greater than the Parent Closing Price), (b) the settlement of all Parent RSUs on a net settlement basis, (c) the conversion in full of all Preferred Shares based on their conversion price at such time, and (d) the issuance of all shares of Parent Common Stock issuable upon exercise, conversion or exchange of all other outstanding options, warrants, convertible securities or exchangeable securities of Parent (but excluding shares reserved for issuance under any Parent Stock Plan that are not subject to outstanding awards).

“Parent Fundamental Representations” means the representations and warranties of Parent and Merger Sub set forth in Sections 3.1(a) (Due Organization; Subsidiaries), 3.3 (Authority; Binding Nature of Agreement), 3.4 (Vote Required),  3.5 (Non-Contravention; Consents); 3.6(a) and 3.6(c) (Capitalization), 3.16(k) (Taxes), 3.20 (No Financial Advisors), 3.21 (Transactions with Affiliates), and 3.22 (Valid Issuance).

“Parent IP Rights” means all Intellectual Property owned by, licensed to, or controlled by Parent or any of its Subsidiaries that is necessary for or used in the business of Parent or any of its Subsidiaries as presently conducted.

Exh. A-8

“Parent Material Adverse Effect” means any Effect that (i) individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent and its Subsidiaries taken as a whole or (ii) would, or would reasonably be expected to, prevent, materially delay or materially impair the timely consummation by Parent of the Contemplated Transactions in accordance with the terms hereof; provided, however, that, solely in the case of clause (ii), none of the following and no Effects arising or resulting from the following shall be taken into account in determining whether there has been a Parent Material Adverse Effect: (a) general business or economic conditions affecting the industry in which Parent operates; (b) national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; (c) financial, banking or securities markets (including any disruption thereof, or any decline in the price of securities generally or any market or index); (d) changes in GAAP or other applicable accounting standards or the interpretation thereof; (e) changes in Laws or other binding directives or policies issued by any Governmental Body or the interpretation thereof; (f) pandemics, epidemics, disease outbreaks, earthquakes, hurricanes, floods or other natural disasters, weather conditions, force majeure events, or other comparable events; (g) the announcement of this Agreement or the pendency of the Contemplated Transactions; (h) the taking of any action required by this Agreement or taken with the prior written consent of the Company; (i) any change in the stock price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Parent Common Stock may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition); or (j) any failure by Parent to meet any internal or external projections, forecasts, revenue or earnings predictions, or estimates for any period (provided that the underlying causes of any such failure may be considered in determining whether a Parent Material Adverse Effect has occurred, unless such causes are otherwise excepted from this definition); except, in each case with respect to clauses (a) through (f), to the extent disproportionately affecting Parent relative to other similarly situated companies in the industries in which Parent operates.

“Parent Options” means options or other rights to purchase shares of Parent Common Stock issued by Parent.

“Parent Registered IP” means all Parent IP Rights that are owned by or exclusively licensed to Parent or any of its Subsidiaries that are registered, filed or issued under the authority of, with or by any Governmental Body, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and all applications for any of the foregoing.

“Parent RSUs” means restricted stock units issued by Parent.

“Parent SEC Documents” means the registration statements, proxy statements, reports, schedules, forms and other documents filed or furnished by Parent or any of its Subsidiaries with the SEC since January 1, 2025, together with all exhibits, schedules, financial statements, notes and other information filed or furnished therewith or incorporated by reference therein.

“Parent Triggering Event” shall be deemed to have occurred if: (a) Parent shall have failed to include in the Proxy Statement the Parent Board Recommendation or shall have made a Parent Board Adverse Recommendation Change; (b) the Parent Board or any committee thereof shall have publicly approved, endorsed or recommended any Acquisition Proposal; or (c) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.4).

“Party” or “Parties” means the Company, Merger Sub and Parent.

Exh. A-9

“Permitted Encumbrance” means: (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company balance sheet or the Parent Balance Sheet, as applicable; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or Parent or any of its Subsidiaries, as applicable; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property granted by the Company or Parent or any of its Subsidiaries, as applicable, in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the Intellectual Property subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

“Person” means any individual, Entity or Governmental Body.

“Pre-Funded Warrants” means warrants to purchase shares of Parent Common Stock at an exercise price of $0.0001 per share (or such other nominal exercise price as determined by the Parties prior to the Effective Time), which warrants shall be in form and substance reasonably satisfactory to the Parties.

“Preferred Investors” means, collectively, the holders of Preferred Units of the Company.

“Project” means, collectively, (a) that certain lease agreement for property in and around Oklahoma and any amendments, renewals, extensions, replacements or supplements thereto, (b) the exercise of any purchase option, right of first refusal, right of first offer or other acquisition right with respect to such property (whether pursuant to such lease agreement or otherwise), (c) any subsequent lease, sublease, license or other occupancy agreement for such property or any adjacent, contiguous or related property, (d) the obtaining of any financing (including any debt, equity, equipment or project financing), credit facility, grant, incentive or subsidy in connection with the acquisition, development, construction, equipping or operation of a data center on such property, (e) the acquisition, development, construction, equipping, commissioning, testing, operation and maintenance of a data center on such property, including the procurement and installation of all equipment, infrastructure, utilities, connectivity and related improvements, (f) the obtaining of all Governmental Authorizations, permits, licenses, easements, rights-of-way and other approvals necessary or desirable in connection with any of the foregoing, and (g) any and all other transactions, agreements, arrangements and activities that are related to, in furtherance of, or reasonably necessary or desirable for, any of the foregoing, in each case, as deemed necessary or advisable by the Company.

“Proxy Statement” means the proxy and solicitation materials communicated to Parent stockholders in connection with the Merger or relating to the Parent Stockholder Meeting or the Company Member Written Consent, including letters to stockholders, notices of meeting and forms of proxy.

Exh. A-10

“Registration Rights Agreement” means a registration rights agreement, in form and substance reasonably satisfactory to the Parties, pursuant to which Parent agrees to register for resale the shares of Parent Common Stock (i) issued to holders of Company Units in the Merger and (ii) issued or issuable pursuant to the incentive awards required to be issued pursuant to Section 7.5.

“Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Reverse Merger Acquisition Proposal” means, with respect to the Company, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of Parent or any of its Affiliates) contemplating or otherwise relating to a Company Reverse Merger.

“Reverse Termination Fee” means an amount equal to the lesser of (a) $2,000,000, and (b) the Company’s documented out-of-pocket fees and expenses incurred in connection with this Agreement and the Contemplated Transactions.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

An entity shall be deemed to be a “Subsidiary” of a Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Spin-Off Representation Letters” means the Controlled Officer’s Certificate, the Distributing Officer’s Certificate and the 10X Officer’s Certificate contemplated by the Spin-Off Tax Opinion.

“Spin-Off Tax Opinion” means the Unqualified Tax Opinion (as defined in the Tax Matters Agreement), dated as of the date hereof, delivered by Cozen O’Connor with respect to the Separation Transactions (as defined in the Tax Matters Agreement) and the transactions contemplated by this Agreement.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover Law.

“Tax” means (i) any federal, state, local, foreign or other tax, including any income, capital gain, gross receipts, capital stock, profits, transfer, estimated, registration, stamp, premium, customs duty, ad valorem, occupancy, occupation, alternative, add-on, windfall profits, value added, severance, property, business, production, sales, use, license, excise, franchise, employment, payroll, social security, disability, unemployment, workers’ compensation, national health insurance, withholding or other taxes, duties, fees, assessments or governmental charges, surtaxes or deficiencies thereof of any kind whatsoever, however denominated, and including any fine, penalty, addition to tax or interest imposed by a Governmental Body with respect thereto, and (ii) any Liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated, unitary or similar basis, as a result of any obligation under any Contract (other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes), or as a result of being a transferee or successor.

Exh. A-11

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of December 11, 2023, by and between Parent and Distributing.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Allocation Certificate	Section 5.15
Antitrust Authorities	Section 5.4(a)
Benefit Plan	2.16(a)
Capitalization Certificate	1.5(b)
Capitalization Date	3.6(a)
Certificate of Merger	1.3
Certifications	3.7(a)
Closing	1.3
Closing Date	1.3
Company	Preamble
Company Disclosure Schedule	Section 2
Company Manager Adverse Recommendation Change	5.2(b)
Company Manager Recommendation	5.2(b)
Company Material Contract	2.12(a)
Company Permits	2.13
Company Plan	2.6(c)
Company Real Estate Leases	2.10
Continuing Employees	5.5
Costs	5.6(a)
Covered Matter	5.6(a)
D&O Indemnified Parties	5.6(a)
Effective Time	1.3

Exh. A-12

Term	Section
End Date	9.1(b)
Intended Tax Treatment	5.10(a)
Liability	2.8
Merger	Recitals
Merger Consideration	1.5(a)
Merger Tax Opinion	5.10(c)
Merger Sub	Preamble
NYSE American Listing Application	5.9
Parent	Preamble
Parent Benefit Plan	3.17(a)
Parent Board Adverse Recommendation Change	5.3(b)
Parent Board Recommendation	5.3(b)
Parent Disclosure Schedule	Section 3
Parent Material Contracts	3.13(a)
Parent Permits	3.14(b)
Parent Products	3.14(d)
Parent Real Estate Leases	3.11
Parent Regulatory Permits	3.14(d)
Parent Stock Plans	3.6(c)
Parent Stockholder Matters	5.3(a)
Parent Stockholder Meeting	5.3(a)
Post-Closing Plans	5.5(a)
Pre-Closing Period	4.1(a)
Preferred Shares	3.6(a)
Required Company Member Vote	2.4
Required Parent Stockholder Vote	3.4
Surviving Entity	1.1
Tail Policy	5.6(e)
Tax Counsel	5.10(c)
Tax Representation Letters	5.10(c)
Voting and Restriction Agreements	Recitals

Exh. A-13

Exhibit B

list of signatories to voting and restriction agreements

Voting Agreements:

1.	Jeffrey E. Holman
2.	John A. Ollet
3.	Gary A. Bodzin
4.	Behnam J. Myers
5.	Michael Lerman
6.	Christopher Santi
7.	Hal Mintz

Lockup Agreements:

1.	Jeffrey E. Holman
2.	John A. Ollet
3.	Gary A. Bodzin
4.	Behnam J. Myers
5.	Michael Lerman
6.	Christopher Santi

Exh. B-1

Exhibit C

Directors and officers

Directors:

1.	Shawn Matthews
2.	Omar Hussein
3.	Robert Byrne
4.	Guhan Kandasamy
5.	Alexander Monje

Officers:

1.	Chief Executive Officer – Harmol Samra
2.	Chief Financial Officer – John Ollet

Exh. C-1

Annex B

Authorized Shares Amendment

CERTIFICATE OF AMENDMENT TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
HEALTHY CHOICE WELLNESS CORP.

Healthy Choice Wellness Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. This Certificate of Amendment amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”).

2. The first sentence of Article IV of the Second Amended and Restated Certificate of Incorporation is hereby deleted and amended and restated in its entirety as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 2,000,000,000 shares, consisting of: (1) 1,960,000,000 shares of common stock, having a par value of $0.001 per share, including (a) 1,900,000,000 shares of Class A common stock (the “Class A Common Stock”) and (b) 60,000,000 shares of Class B common stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”); and (2) 40,000,000 shares of preferred stock, having a par value of $0.001 per share (the “Preferred Stock”), including 13,250 shares of the authorized preferred stock which has been designated ‘Series A Convertible Preferred Stock.’”

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.

5. The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on [  ].

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be executed by [  ] its [  ], this [  ][st][th] day of [  ], 2026.

HEALTHY CHOICE WELLNESS CORP.

By:
Name:	[ ]
Title:	[ ]

B-1

Annex C

Name Change Amendment

CERTIFICATE OF AMENDMENT TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
HEALTHY CHOICE WELLNESS CORP.

Healthy Choice Wellness Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. This Certificate of Amendment amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”).

2. Article I of the Second Amended and Restated Certificate of Incorporation is hereby deleted and amended and restated in its entirety as follows:

“The name of the Corporation is “[  ]” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 26, 2022 (the “Original Certificate”). The Original Certificate was amended and restated on September 8, 2023 pursuant to the Amended and Restated Certificate of Incorporation (the “Amended Certificate”). The Existing Certificate was amended and restated on February 13, 2024 pursuant to the Second Amended and Restated Certificate of Incorporation (the “Existing Certificate”).

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.

5. The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on [  ].

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be executed by [  ] its [  ], this [  ][st][th] day of [  ], 2026.

HEALTHY CHOICE WELLNESS CORP.

By:
Name:	[ ]
Title:	[ ]

C-1

Annex D

Written Consent Amendment

CERTIFICATE OF AMENDMENT TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
HEALTHY CHOICE WELLNESS CORP.

Healthy Choice Wellness Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. This Certificate of Amendment amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”).

2. Article VII, Sections A and B of the Second Amended and Restated Certificate of Incorporation are hereby deleted and amended and restated in their entirety as follows:

“A. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, Chief Executive Officer of the Corporation, or the Board of Directors pursuant to a resolution adopted by a majority of the Board of the Directors, and, except to the extent otherwise provided in the Bylaws, the ability of any other person or persons, including the stockholders, to call a special meeting is hereby specifically denied.

B. Notwithstanding the foregoing, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation in accordance with Section 228 of the DGCL. For the avoidance of doubt, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.”

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.

5. The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on [  ].

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be executed by [  ] its [  ], this [  ][st][th] day of [  ], 2026.

HEALTHY CHOICE WELLNESS CORP.

By:
Name:	[ ]
Title:	[ ]

D-1

Annex E

Reverse Stock Split

CERTIFICATE OF AMENDMENT TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
HEALTHY CHOICE WELLNESS CORP.

Healthy Choice Wellness Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. This Certificate of Amendment amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”).

2. Article IV of the Second Amended and Restated Certificate of Incorporation is hereby deleted and amended and restated in its entirety as follows:

“A. The total number of shares of capital stock that the Corporation shall have authority to issue is [600,000,000] shares, consisting of: (1) [560,000,000] shares of common stock, having a par value of $0.001 per share, including (a) [500,000,000] shares of Class A common stock (the “Class A Common Stock”) and (b) [60,000,000] shares of Class B common stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”); and (2) [40,000,000] shares of preferred stock, having a par value of $0.001 per share (the “Preferred Stock”), including 13,250 shares of the authorized preferred stock which has been designated “Series A Convertible Preferred Stock.”

B. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, each [  ] shares of Class A Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class A Common Stock (the “Reverse Stock Split”).

C. No fractional shares shall be issued in connection with the Reverse Stock Split. Instead, stockholders who would be entitled to receive fractional shares of Class A Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of Class A Common Stock to round up to the next whole post-Reverse Stock Split share of Class A Common Stock. No stockholders will receive cash in lieu of fractional shares.

D. At the Effective Time, each share of common stock of the Corporation issued and outstanding immediately prior to the Effective Time will for all purposes be reclassified as, and deemed to be, one issued and outstanding, fully paid and non-assessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders thereof. Any stock certificate that, immediately prior to the Effective Time, represented shares of common stock of the Corporation held by a holder of the common stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Class A Common Stock. All newly issued shares of Class A Common Stock of the Corporation shall be fully paid and non-assessable shares of Class A Common Stock.”

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.

5. The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on [  ].

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be executed by [  ] its [  ], this [  ][st][th] day of [  ], 2026.

HEALTHY CHOICE WELLNESS CORP.

By:
Name:	[ ]
Title:	[ ]

E-1